     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 9, 1998
                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            STORAGE DIMENSIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                    3572                                   77-0324887
     (STATE OR OTHER JURISDICTION OF            (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)              CLASSIFICATION CODE NUMBER)                 IDENTIFICATION NUMBER)

                            1656 MCCARTHY BOULEVARD
                               MILPITAS, CA 95035
                                 (408) 945-0710
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                  DAVID A. EEG
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            STORAGE DIMENSIONS, INC.
                            1656 MCCARTHY BOULEVARD
                               MILPITAS, CA 95035
                                 (408) 945-0710
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

               KENNETH M. SIEGEL, ESQ.                                   THOMAS A. COLL, ESQ.
            CHRISTOPHER K. SADEGHIAN, ESQ.                              CARL R. SANCHEZ, ESQ.
                 VICTOR H. SIM, ESQ.                                     JANE K. ADAMS, ESQ.
           WILSON SONSINI GOODRICH & ROSATI                               COOLEY GODWARD LLP
               PROFESSIONAL CORPORATION                            4365 EXECUTIVE DRIVE, SUITE 1100
                  650 PAGE MILL ROAD                                     SAN DIEGO, CA 92121
                 PALO ALTO, CA 94304                                        (619) 550-6000
                    (415) 493-9300

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

    As soon as practicable following the effectiveness of this Registration Statement and the effective time of the proposed merger of Storage Acquisition Corp. with and into Artecon, Inc., as described in the Agreement and Plan of Merger and Reorganization, dated as of December 22, 1997, attached as Annex A to the Joint Proxy Statement/Prospectus forming a part of this Registration Statement.

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If the form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                               PROPOSED MAXIMUM         PROPOSED MAXIMUM
TITLE OF EACH CLASS OF                  AMOUNT TO BE          OFFERING PRICE PER       AGGREGATE OFFERING
SECURITIES TO BE REGISTERED              REGISTERED                SHARE(2)                 PRICE(2)
------------------------------------------------------------------------------------------------------------
Common Stock, $0.005 par value...   13,982,776 shares(1)              (2)                      (2)
------------------------------------------------------------------------------------------------------------
Preferred Stock, $0.005 par
  value..........................     2,494,159 shares                (2)                      (2)
------------------------------------------------------------------------------------------------------------
                                                                                              Total
============================================================================================================


-----------------------------------------------------------

TITLE OF EACH CLASS OF                    AMOUNT OF
SECURITIES TO BE REGISTERED           REGISTRATION FEE
-----------------------------------------------------------------------------------
Common Stock, $0.005 par value...            (2)
-----------------------------------------------------------------------------------------------------------
Preferred Stock, $0.005 par
  value..........................            (2)
------------------------------------------------------------------------------------------------------------
                                          $1,882(3)
============================================================================================================

(1) Represents an estimate of the maximum number of shares of the Common Stock of the Registrant which may be issued to former holders of shares of Common Stock and Preferred Stock of Artecon, Inc. ("Artecon") pursuant to the Merger described herein and a maximum of 831,386 shares of Common Stock of the Registrant which may become issuable upon conversion of Registrant's Preferred Stock being registered hereby.

(2) Pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the book value of the securities of Artecon, Inc. ("Artecon"), calculated to be $6,376,594 in the aggregate as of January 16, 1998, being transferred to the Registrant in the merger of Storage Acquisition Corp. with and into Artecon pursuant to the Agreement and Plan of Merger and Reorganization dated as of December 22, 1997 among the Registrant, Storage Acquisition Corp. and Artecon.

(3) Pursuant to Rule 457(b) under the Securities Act, the registration fee was paid on January 23, 1998 by the Registrant in connection with the filing of preliminary proxy materials of the Registrant and Artecon included herein.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                            STORAGE DIMENSIONS, INC.

Dear Stockholder:

     You are cordially invited to attend a Special Meeting of the Stockholders of Storage Dimensions, Inc. ("Storage Dimensions"), which will be held at 9:00 a.m. on March 31, 1998 (the "Storage Dimensions Special Meeting"), at the corporate offices of Storage Dimensions at 1656 McCarthy Boulevard, Milpitas, CA 95035.

     At the Storage Dimensions Special Meeting, you will be asked to consider and vote upon proposals to (i) combine the business and operations of Storage Dimensions with those of Artecon, Inc. (the "Business Combination"); (ii) amend Storage Dimensions' Certificate of Incorporation to provide for a classified Board of Directors; (iii) amend Storage Dimensions' Certificate of Incorporation to provide that a director may not be removed from office without cause except, until the third annual meeting of Storage Dimensions following the Merger, by the affirmative vote of at least 80% of the outstanding voting stock of Storage Dimensions and by the affirmative vote of at least 66 2/3% of the outstanding voting stock of Storage Dimensions thereafter; (iv) increase the number of shares authorized for issuance pursuant to Storage Dimensions' 1996 Stock Option Plan by 2,000,000 shares; and (v) increase the number of shares authorized for issuance pursuant to Storage Dimensions' 1996 Employee Stock Purchase Plan by 200,000 shares (the amendments referred to in clauses (ii) and (iii) above are hereinafter collectively referred to as the "Certificate of Incorporation Amendments" and the amendments referred to in clauses (iv) and (v) above are hereinafter collectively referred to as the "Stock Plan Amendments"). Each of these proposals is described more fully in the accompanying Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus. In the Business Combination, Storage Dimensions will issue an aggregate of approximately 13,120,000 shares of Storage Dimensions Common Stock to the holders of Artecon Common Stock. Such shares would have a value of approximately $52,480,000, based upon the closing price of Storage Dimensions Common Stock as reported on the Nasdaq National Market on February 23, 1998. In addition, Storage Dimensions will issue an aggregate of 2,494,159 shares of Storage Dimensions Series A Preferred Stock (convertible into a maximum of approximately 831,000 shares of Storage Dimensions Common Stock) to certain Artecon shareholders, which shares will not be publicly traded. Immediately following the Business Combination, the former holders of Artecon capital stock will hold approximately 62.5% of the outstanding capital stock of Storage Dimensions and current holders of Storage Dimensions Common Stock will hold approximately 37.5% of the outstanding capital stock of Storage Dimensions.

     While the percentage of outstanding capital stock of Storage Dimensions to be held by former holders of Artecon Common Stock and current holders of Storage Dimensions Common Stock following the Business Combination is fixed, the exact number of shares of Storage Dimensions Common Stock issuable to the former Artecon shareholders (but not shares of Storage Dimensions Preferred Stock) is subject to modest change based upon changes in the number of outstanding shares of Storage Dimensions Common Stock and Artecon Common Stock prior to the Business Combination. Based upon the number of shares of each company outstanding on February 23, 1998, approximately 2.16 shares of Storage Dimensions Common Stock would be issued for each share of Artecon Common Stock in the Business Combination (the "Exchange Ratio"). While dollar fluctuations in the market price of Storage Dimensions Common Stock will not affect the Exchange Ratio, they would change the aggregate value of shares of Storage Dimensions Common Stock issued in the Business Combination.

     In addition, in connection with the Business Combination, Storage Dimensions will change its name to "Artecon, Inc." and the Storage Dimensions Common Stock will be traded on the Nasdaq National Market under the symbol "ARTE."

     If the requisite approvals of the stockholders of Storage Dimensions and the shareholders of Artecon, Inc. are received and all other conditions to closing are satisfied or waived, the Merger is anticipated to close by March 31, 1998. Storage Dimensions stockholders do not have dissenters' or appraisal rights under Delaware law as a result of the Merger.

     YOUR BOARD OF DIRECTORS HAS CAREFULLY REVIEWED AND CONSIDERED THE TERMS AND CONDITIONS OF THE BUSINESS COMBINATION AND THE CERTIFICATE OF INCORPORATION AMENDMENTS HAS DETERMINED THAT THE BUSINESS COMBINATION AND THE CERTIFICATE OF INCORPORATION AMENDMENTS ARE FAIR TO STORAGE DIMENSIONS AND IN THE BEST INTERESTS OF STORAGE DIMENSIONS STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS OF STORAGE DIMENSIONS HAS UNANIMOUSLY APPROVED THE BUSINESS COMBINATION AND THE CERTIFICATE OF INCORPORATION AMENDMENTS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE BUSINESS COMBINATION AND THE CERTIFICATE OF INCORPORATION AMENDMENTS.

     YOUR BOARD OF DIRECTORS HAS ALSO CAREFULLY CONSIDERED THE STOCK PLAN AMENDMENTS AND BELIEVES THAT SUCH AMENDMENTS WILL BE NECESSARY TO ENABLE THE COMBINED BUSINESS TO ATTRACT AND RETAIN THE HIGHLY QUALIFIED PERSONNEL THAT WILL BE NECESSARY IN ORDER FOR THE COMBINED BUSINESS TO SUCCEED IN THE FUTURE. ACCORDINGLY, THE BOARD HAS UNANIMOUSLY APPROVED THE STOCK PLAN AMENDMENTS AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF SUCH AMENDMENTS.

     Your vote is important regardless of how many shares you own. Please take a few minutes now to review the Joint Proxy Statement/Prospectus and to sign and date your proxy and return it in the envelope provided. You may attend the meeting and vote in person even if you have previously returned your proxy.

                                          Sincerely,

                                          LOGO
                                          David A. Eeg
                                          President, Chief Executive Officer and
                                          Director

March 9, 1998

                            STORAGE DIMENSIONS, INC.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Storage Dimensions, Inc., a Delaware corporation ("Storage Dimensions"), will be held at 9:00 a.m. on March 31, 1998 (the "Storage Dimensions Special Meeting"), at the corporate offices of Storage Dimensions at 1656 McCarthy Boulevard, Milpitas, CA 95035.

     The meeting is called for the purpose of considering and voting upon:

          Proposal 1. A proposal (the "Business Combination Proposal") to approve (i) the Agreement and Plan of Merger and Reorganization dated as of December 22, 1997 (the "Reorganization Agreement"), among Storage Dimensions, Storage Acquisition Corp., a newly formed, a wholly-owned subsidiary of Storage Dimensions ("Merger Sub"), and Artecon, Inc., a California corporation ("Artecon"), and the Merger of Merger Sub with and into Artecon, whereby Merger Sub will cease to exist and Artecon will become a wholly-owned subsidiary of Storage Dimensions (the "Merger") and
     (ii) proposed amendments to Storage Dimensions' Certificate of Incorporation to change its name to "Artecon, Inc." following the Merger and to designate a new class of Series A Preferred Stock.

          As a result of the Merger, each outstanding share of Artecon Common Stock (other than Dissenting Shares, as defined herein) will be converted into the right to receive approximately 2.16 shares of Storage Dimensions Common Stock (the "Exchange Ratio") and each outstanding share of Artecon Preferred and Preferred B Stock (collectively, the "Artecon Preferred Stock")(other than Dissenting Shares) will be converted into the right to receive one share of newly designated Storage Dimensions Series A Preferred Stock. The Storage Dimensions Common Stock to be issued to the holders of Artecon Common Stock and the Storage Dimensions Series A Preferred Stock to be issued to the holders of Artecon Preferred Stock in the Merger are collectively referred to herein as the "Merger Consideration." Following the Merger, the former holders of Artecon Common Stock will hold in the aggregate approximately 13,120,000 shares of Storage Dimensions Common Stock, based upon the number of shares of Storage Dimensions Common Stock outstanding on February 23, 1998. Such shares would have a value of approximately $52,480,000, based upon the closing price of Storage Dimensions Common Stock as reported on the Nasdaq National Market on February 23, 1998. In addition, Storage Dimensions will issue an aggregate of 2,494,159 shares of Storage Dimensions Series A Preferred Stock (convertible into a maximum of approximately 831,000 shares of Storage Dimensions Common Stock) to certain Artecon shareholders. Immediately following the Business Combination, the former holders of Artecon capital stock will hold approximately 62.5% of the outstanding capital stock of Storage Dimensions and current holders of Storage Dimensions Common Stock will hold approximately 37.5% of the outstanding capital stock of Storage Dimensions.

          While the percentage of outstanding capital stock of Storage Dimensions to be held by former holders of Artecon Common Stock and current holders of Storage Dimensions Common Stock following the Business Combination is fixed, the exact number of shares of Storage Dimensions Common Stock issuable to the former Artecon shareholders (but not shares of Storage Dimensions Preferred Stock) is subject to modest change based upon changes in the number of outstanding shares of Storage Dimensions Common Stock and Artecon Common Stock prior to the Business Combination. Based upon the number of shares of each company outstanding on February 23, 1998, approximately 2.16 shares of Storage Dimensions Common Stock would be issued for each share of Artecon Common Stock in the Business Combination (the "Exchange Ratio"). While dollar fluctuations in the market price of Storage Dimensions Common Stock will not affect the Exchange Ratio, they would change the aggregate value of shares of Storage Dimensions Common Stock issued in the Business Combination. A copy of the Reorganization Agreement is attached as Annex A to the Joint Proxy Statement/Prospectus. A copy of the proposed amendment to the Storage Dimensions Certificate of Incorporation (the "Certificate of Amendment") is attached as Annex B to this Joint Proxy Statement/Prospectus.

          If the requisite approval of the stockholders of Storage Dimensions and Artecon is received and all other conditions to the Merger are satisfied or waived, the Merger is anticipated to close by March 31, 1998.

          Proposal 2. A proposal to approve an amendment to Storage Dimensions' Certificate of Incorporation to provide for a classified Board of Directors whereby the directors will be separated into three classes with members of each class serving for a three year term;

          Proposal 3. A proposal to approve an amendment to Storage Dimensions' Certificate of Incorporation to provide that a director may not be removed from office without cause except, until the third annual meeting of Storage Dimensions following the Merger, by the affirmative vote of at least 80% of the outstanding voting stock of Storage Dimensions and by the affirmative vote of at least 66 2/3% of the outstanding voting stock of Storage Dimensions thereafter;

          Proposal 4. A proposal to approve an amendment to Storage Dimensions' 1996 Stock Option Plan to increase the number of shares that may be issued thereunder from 1,000,000 to 3,000,000 (the "1996 Option Plan Amendment");

          Proposal 5. A proposal to approve an amendment to Storage Dimensions' 1996 Employee Stock Purchase Plan to increase the number of shares that may be issued thereunder from 200,000 to 400,000 (the "Purchase Plan Amendment"); and

          Such other business as may properly come before the Storage Dimensions Special Meeting or any adjournments or postponements thereof.

     Proposals 2 and 3 above are collectively referred to herein as the "Certificate of Incorporation Amendments." Proposals 4 and 5 are collectively referred to herein as the "Stock Plan Amendments."

     The effectiveness of the Certificate of Incorporation Amendments is subject to the approval of the Business Combination Proposal. Notwithstanding any indication to the contrary on a proxy card, a vote against the Business Combination Proposal will constitute a vote against the Certificate of Incorporation Amendments. In addition, Proposals 2 and 3 are mutually dependent. That is, a vote against Proposal 2 will constitute a vote against Proposal 3, and a vote against Proposal 3 will constitute a vote against Proposal 2.

     The Business Combination Proposal, Certificate of Incorporation Amendments, Stock Plan Amendments and other related matters are more fully described in the attached Joint Proxy Statement/Prospectus and the Annexes thereto.

     The Board of Directors has fixed the close of business on February 23, 1998 as the record date for the determination of the stockholders entitled to notice of and to vote at the Storage Dimensions Special Meeting and any adjournments or postponements thereof. Only holders of record of Storage Dimensions Common Stock on the record date are entitled to vote at the Storage Dimensions Special Meeting.

     If you would like to attend the Storage Dimensions Special Meeting and your shares are held by a broker, bank or other nominee, you must bring to the meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the Storage Dimensions Special Meeting, you must obtain from the nominee a proxy issued in your name.

     You can ensure that your shares are voted at the Storage Dimensions Special Meeting by signing and dating the enclosed proxy and returning it in the envelope provided. Sending in a signed proxy will not affect your right to attend the meeting and vote in person. You may revoke your proxy at any time before it is voted by giving written notice to the Secretary of Storage Dimensions at Storage Dimensions' headquarters, 1656 McCarthy Boulevard, Milpitas, CA 95035, by signing and returning a later dated proxy or by voting in person at the Storage Dimensions Special Meeting.

     WHETHER OR NOT YOU EXPECT TO ATTEND, WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                                          By Order of the Board of Directors,

                                          LOGO
                                          Robert E. Bylin, Secretary
Milpitas, California
March 9, 1998

                                 ARTECON, INC.

                                 MARCH 9, 1998

Dear Shareholder:

     You are cordially invited to attend a Special Meeting of the Shareholders of Artecon, Inc., a California corporation ("Artecon"), which will be held at 9:00 a.m. on March 31, 1998 (the "Artecon Special Meeting"), at the corporate offices of Artecon at 6305 El Camino Real, Carlsbad, California 92009.

     At the Artecon Special Meeting, you will be asked to consider and vote upon a proposal (the "Merger Proposal") to approve the Agreement and Plan of Merger and Reorganization dated as of December 22, 1997 (the "Reorganization Agreement"), among Artecon, Storage Dimensions, Inc., a Delaware corporation ("Storage Dimensions"), and Storage Acquisition Corp., a newly formed California corporation and wholly-owned subsidiary of Storage Dimensions ("Merger Sub"), and the merger of Merger Sub with and into Artecon, whereby Merger Sub will cease to exist and Artecon will become a wholly-owned subsidiary of Storage Dimensions (the "Merger"). As a result of the Merger, each outstanding share of Artecon Common Stock (other than Dissenting Shares, as defined herein) will be converted into the right to receive approximately 2.16 shares of Storage Dimensions Common Stock (the "Exchange Ratio") and each outstanding share of Artecon Preferred Stock and Artecon Preferred B stock (other than Dissenting Shares) will be converted into the right to receive one share of newly designated Storage Dimensions Series A Preferred Stock. Following the Merger, the former holders of Artecon Common Stock will hold in the aggregate approximately 13,120,000 shares of Storage Dimensions Common Stock, based upon the number of shares of Storage Dimensions Common Stock outstanding on February 23, 1998. Such shares would have a value of approximately $52,480,000, based upon the closing price of Storage Dimensions Common Stock as reported on the Nasdaq National Market on February 23, 1998. In addition, Storage Dimensions will issue an aggregate of 2,494,159 shares of Storage Dimensions Series A Preferred Stock (convertible into a maximum of approximately 831,000 shares of Storage Dimensions Common Stock) to the holders of Artecon Preferred Stock and Artecon Preferred B Stock. Immediately following the Merger, the former holders of Artecon capital stock will hold approximately 62.5% of the outstanding capital stock of Storage Dimensions and current holders of Storage Dimensions Common Stock will hold approximately 37.5% of the outstanding capital stock of Storage Dimensions.

     While the percentage of outstanding capital stock of Storage Dimensions to be held by former holders of Artecon Common Stock and current holders of Storage Dimensions Common Stock following the Merger is fixed, the exact number of shares of Storage Dimensions Common Stock issuable to the former Artecon shareholders (but not shares of Storage Dimensions Preferred Stock) is subject to modest change based upon changes in the number of outstanding shares of Storage Dimensions Common Stock and Artecon Common Stock prior to the Merger. Based upon the number of shares of each company outstanding on February 23, 1998, approximately 2.16 shares of Storage Dimensions Common Stock would be issued for each share of Artecon Common Stock in the Merger. While dollar fluctuations in the market price of Storage Dimensions Common Stock will not affect the Exchange Ratio, they would change the aggregate value of shares of Storage Dimensions Common Stock issued in the Merger.

     In connection with the Merger, Storage Dimensions will amend its Certificate of Incorporation to (i) change its name to "Artecon, Inc."; and (ii) designate a new Series A Preferred Stock, consisting of 2,494,159 shares. In addition, the Storage Dimensions stockholders will also vote on proposals to provide for a classified Board of Directors whereby the directors will be separated into three classes with members of each class serving for a three year term, and to provide that a director may not be removed from office without cause except, until the third annual meeting of Storage Dimensions following the Merger, by the affirmative vote of at least 80% of the outstanding voting stock of Storage Dimensions and by the affirmative vote of at least 66 2/3% of the outstanding voting stock of Storage Dimensions thereafter.

     Upon consummation of the Merger, the name of Storage Dimensions will be changed to "Artecon, Inc." and the Storage Dimensions Common Stock will be traded on the Nasdaq National Market under the symbol "ARTE." The Artecon shareholders will hold shares of a publicly-traded Delaware corporation that is subject to on-going disclosure obligations under the Securities Exchange Act of 1934, as amended, including the filing of quarterly and annual reports, current reports and proxy statements. As stockholders of a Delaware corporation following the Merger, the rights of the Artecon shareholders will differ from their current rights as holders of shares of a California corporation.

     The Merger Proposal is described more fully in the accompanying Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus.

     If the requisite approvals of the stockholders of Storage Dimensions and the shareholders of Artecon are received and all other conditions to closing are satisfied or waived, the Merger is anticipated to close by March 31, 1998.

     Holders of Artecon Common Stock and/or Artecon Preferred Stock may, by complying with Chapter 13 of the California General Corporation Law, be entitled to dissenters' rights and the receipt of a cash payment for their shares as set forth therein.

     THE BOARD OF DIRECTORS OF ARTECON HAS DETERMINED THAT THE MERGER IS FAIR TO ARTECON AND IN THE BEST INTERESTS OF ARTECON SHAREHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS OF ARTECON HAS UNANIMOUSLY APPROVED THE REORGANIZATION AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THESE ITEMS.

     Your vote is important regardless of how many shares you own. Please take a few minutes now to review the Joint Proxy Statement/Prospectus and to sign and date your proxy and return it in the envelope provided. You may attend the meeting and vote in person even if you have previously returned your proxy.

                                          Sincerely,

                                          /s/ JAMES L. LAMBERT
                                          James L. Lambert
                                          President and Chief Executive Officer

                                 ARTECON, INC.

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Artecon, Inc., a California corporation ("Artecon"), will be held at 9:00 a.m. on March 31, 1998 (the "Artecon Special Meeting"), at the corporate offices of Artecon at 6305 El Camino Real, Carlsbad, California 92009.

     The meeting is called for the purpose of considering and voting upon a proposal (the "Merger Proposal") to approve (i) the Agreement and Plan of Merger and Reorganization dated as of December 22, 1997 (the "Reorganization Agreement"), among Artecon, Storage Dimensions, Inc., a Delaware corporation ("Storage Dimensions"), and Storage Acquisition Corp., a newly formed California corporation and wholly-owned subsidiary of Storage Dimensions ("Merger Sub"), and the merger of Merger Sub with and into Artecon, whereby Merger Sub will cease to exist and Artecon will become a wholly-owned subsidiary of Storage Dimensions (the "Merger").

     As a result of the Merger, each outstanding share of Artecon Common Stock (other than Dissenting Shares, as defined herein) will be converted into the right to receive approximately 2.16 shares of Storage Dimensions Common Stock (the "Exchange Ratio"), and each outstanding share of Artecon Preferred and Preferred B stock (collectively, the "Artecon Preferred Stock") (other than Dissenting Shares) will be converted into the right to receive one share of newly designated Storage Dimensions Series A Preferred Stock. The Storage Dimensions Common Stock to be issued to the holders of Artecon Common Stock and the Storage Dimensions Series A Preferred Stock to be issued to the holders of Artecon Preferred Stock in the Merger are collectively referred to herein as the "Merger Consideration." Following the Merger, the former holders of Artecon Common Stock will hold in the aggregate approximately 13,120,000 shares of Storage Dimensions Common Stock, based upon the number of shares of Storage Dimensions Common Stock outstanding on February 23, 1998. Such shares would have a value of approximately $52,480,000, based upon the closing price of Storage Dimensions Common Stock as reported on the Nasdaq National Market on February 23, 1998. In addition, Storage Dimensions will issue an aggregate of 2,494,159 shares of Storage Dimensions Series A Preferred Stock (convertible into a maximum of approximately 831,000 shares of Storage Dimensions Common Stock) to certain Artecon shareholders. Immediately following the Merger, the former holders of Artecon capital stock will hold approximately 62.5% of the outstanding capital stock of Storage Dimensions, and current holders of Storage Dimensions Common Stock will hold approximately 37.5% of the outstanding capital stock of Storage Dimensions, in each case, giving effect to the conversion of the Storage Dimensions Series A Preferred Stock being issued in the Merger and the exercise of outstanding Storage Dimensions stock options with an exercise price of less than $3.96875 per share.

     In connection with the Merger, Storage Dimensions will amend its Certificate of Incorporation to (i) change its name to "Artecon, Inc.", and (ii) designate a new Series A Preferred Stock consisting of 2,494,159 shares. In addition, Storage Dimensions stockholders will vote upon proposals to provide
(i) for a classified Board of Directors whereby the directors will be separated into three classes with members of each class serving for a three year term, and
(ii) that a director may not be removed from office without cause except, until the third annual meeting of Storage Dimensions following the Merger, by the affirmative vote of at least 80% of the outstanding voting stock of Storage Dimensions and by the affirmative vote of at least 66 2/3% of the outstanding voting stock of Storage Dimensions thereafter.

     Upon consummation of the Merger, the name of Storage Dimensions will be changed to "Artecon, Inc." and the Storage Dimensions Common Stock will be traded on the Nasdaq National Market under the symbol "ARTE." The Storage Dimensions Series A Preferred Stock will not be publicly traded. The Artecon shareholders will hold shares of a publicly-traded Delaware corporation that is subject to on-going disclosure obligations under the Securities Exchange Act of 1934, as amended, including the filing of quarterly and annual reports, current reports and proxy statements. As stockholders of a Delaware corporation following the Merger, the rights of the Artecon shareholders will differ from their current rights as shareholders of a California corporation. A copy of the Reorganization Agreement is attached as Annex A to the Joint Proxy Statement/Prospectus. A copy of the proposed amendment to the Storage Dimensions Certificate of Incorporation is attached as Annex B to this Joint Proxy Statement/Prospectus.

     If the requisite approvals of the stockholders of Storage Dimensions and the shareholders of Artecon are received and all other conditions to the Merger are satisfied or waived, the Merger is anticipated to close by March 31, 1998.

     The Merger Proposal and other related matters are more fully described in the attached Joint Proxy Statement/Prospectus and the Annexes thereto.

     The Board of Directors has fixed the close of business on February 23, 1998 as the record date for the determination of the shareholders entitled to notice of and to vote at the Artecon Special Meeting and any adjournments or postponements thereof. Only holders of record of Artecon Common Stock and Artecon Preferred Stock on the record date are entitled to vote at the Artecon Special Meeting.

     Holders of Artecon Common Stock and/or Artecon Preferred Stock may, by complying with Chapter 13 of the California General Corporation Law (the "CGCL"), be entitled to dissenters' rights and the receipt of a cash payment for their shares as set forth therein, and the shares of Artecon Common Stock and/or Artecon Preferred Stock held by such persons will be deemed to be "Dissenting Shares." A copy of Chapter 13 of the CGCL is attached as Annex D to this Joint Proxy Statement/Prospectus.

     If you would like to attend the Artecon Special Meeting and your shares are held by a broker, bank or other nominee, you must bring to the meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the Artecon Special Meeting, you must obtain from the nominee a proxy issued in your name.

     You can ensure that your shares are voted at the meeting by signing and dating the enclosed proxy and returning it in the envelope provided. Sending in a signed proxy will not affect your right to attend the meeting and vote in person. You may revoke your proxy at any time before it is voted by giving written notice to the Secretary of Artecon at Artecon's headquarters, at 6305 El Camino Real, Carlsbad, California 92009, by signing and returning a later dated proxy or by voting in person at the Artecon Special Meeting.

     WHETHER OR NOT YOU EXPECT TO ATTEND, WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                                          By Order of the Board of Directors,

                                          /s/ PAMELA LAMBERT
                                          Pamela Lambert, Secretary

Carlsbad, California
March 9, 1998

PROSPECTUS

                            STORAGE DIMENSIONS, INC.
                                      AND
                                 ARTECON, INC.

                             JOINT PROXY STATEMENT
     FOR THE SPECIAL MEETING OF STORAGE DIMENSIONS STOCKHOLDERS TO BE HELD
            ON MARCH 31, 1998 AND FOR THE SPECIAL MEETING OF ARTECON
                   SHAREHOLDERS TO BE HELD ON MARCH 31, 1998

                            ------------------------

                            STORAGE DIMENSIONS, INC.

                                   PROSPECTUS
                            ------------------------

     This Joint Proxy Statement and Prospectus (the "Joint Proxy Statement/Prospectus") is being furnished to the stockholders of Storage Dimensions in connection with the solicitation of proxies by the Board of Directors of Storage Dimensions (the "Storage Dimensions Board") for use at a Special Meeting of Stockholders of Storage Dimensions to be held at the corporate offices of Storage Dimensions at 1656 McCarthy Blvd., Milpitas, California 95035 on March 31, 1998 at 9:00 a.m., local time, and at any and all adjournments or postponements thereof (the "Storage Dimensions Special Meeting"). This Joint Proxy Statement/Prospectus also constitutes the Prospectus of Storage Dimensions with respect to the issuance of shares of Storage Dimensions Common Stock and shares of Storage Dimensions Series A Preferred Stock to be issued to shareholders of Artecon. Storage Dimensions Common Stock is traded on the Nasdaq Stock Market's National Market (the "Nasdaq National Market") under the symbol "STDM." Upon consummation of the Merger, the name of Storage Dimensions will be changed to "Artecon, Inc." and the Storage Dimensions Common Stock will be traded on the Nasdaq National Market under the symbol "ARTE." On March 6, 1998, the last reported sale price per share of Storage Dimensions Common Stock on the Nasdaq National Market was $3.75.

     This Joint Proxy Statement/Prospectus is also being furnished to the holders of shares of Artecon Common Stock, no par value (the "Artecon Common Stock"), holders of shares of Artecon Preferred Stock, no par value, and holders of shares of Artecon Preferred B Stock, no par value (the Artecon Preferred Stock and Artecon Preferred B Stock are collectively referred to herein as the "Artecon Preferred Stock"), in connection with the solicitation of proxies by the Board of Directors of Artecon (the "Artecon Board") for use at a Special Meeting of Shareholders of Artecon to be held at the corporate offices of Artecon at 6305 El Camino Real, Carlsbad, California 92009 on March 31, 1998 at 9:00 a.m., local time, and at any and all adjournments or postponements thereof (the "Artecon Special Meeting").

     Upon consummation of the Merger (i) each issued and outstanding share of Artecon Common Stock (other than Dissenting Shares, as defined herein) will be converted into the right to receive approximately 2.16 shares (the "Exchange Ratio") of Storage Dimensions Common Stock, $.005 par value (the "Storage Dimensions Common Stock"), (ii) each issued and outstanding share of Artecon Preferred Stock (other than Dissenting Shares) will be converted into the right to receive one share of Storage Dimensions Series A Preferred Stock, $.005 par value (the "Storage Dimensions Preferred Stock"), (iii) each outstanding option, warrant or other right to purchase Artecon Common Stock, if any, will become an equivalent right with respect to Storage Dimensions Common Stock, on the same terms as the original option, warrant or other right, as adjusted by the Exchange Ratio, (iv) all shares of Artecon Common Stock and Artecon Preferred Stock will cease to be outstanding and will be canceled and retired and will cease to exist, and each holder of a certificate formerly representing shares of Artecon Common Stock and Artecon Preferred Stock will thereafter cease to have any rights with respect thereto, except the right to receive certificates representing the shares of Storage Dimensions Common Stock and Storage Dimensions Preferred Stock, respectively, and (v) Artecon will become a wholly-owned subsidiary of Storage Dimensions. In connection with the Merger, Storage Dimensions will amend its Certificate of Incorporation to: (i) change its name to "Artecon, Inc."; (ii) subject to approval of Proposal 2 below, provide for a classified Board of Directors whereby the directors will be separated into three classes with members of each class serving for a three year term; (iii) subject to approval of Proposal 3 below, provide that a director may not be removed from office without cause except, until the third annual meeting of the stockholders of Storage Dimensions following the Merger, by the affirmative vote of at least 80% of the outstanding voting stock of Storage Dimensions and by the affirmative vote of at least 66 2/3% of the outstanding voting stock of Storage Dimensions thereafter; and (iv) designate a new Series A Preferred Stock, consisting of 2,494,159 shares. In the Business Combination, Storage Dimensions will issue an aggregate of approximately 13,120,000 shares of Storage Dimensions Common Stock to the Artecon shareholders, based upon the number of shares of Storage Dimensions Common Stock outstanding on February 23, 1998. Such shares would have a value of approximately $52,480,000, based upon the closing price of Storage Dimensions Common Stock as reported on the Nasdaq National Market on February 23, 1998. In addition, Storage Dimensions will issue an aggregate of 2,494,159 shares of Storage Dimensions Preferred Stock (convertible into a maximum of approximately 831,000 shares of Storage Dimensions Common Stock) to certain Artecon shareholders, which shares of Storage Dimensions Preferred Stock will not be publicly traded. Immediately following the Merger, the former holders of Artecon capital stock will hold approximately 62.5% of the outstanding capital stock of Storage Dimensions and current holders of Storage Dimensions Common Stock will hold approximately 37.5% of the outstanding capital stock of Storage Dimensions, in each case giving effect to the conversion of the Storage Dimensions Series A Preferred Stock being issued in the Merger and the exercise of outstanding Storage Dimensions stock options with an exercise price of less than $3.96875 per share.

     While the percentage of outstanding capital stock of Storage Dimensions to be held by former holders of Artecon Common Stock and the current holders of Storage Dimensions Common Stock following the Business Combination is fixed, the exact number of shares of Storage Dimensions Common Stock issuable to the former Artecon shareholders (but not shares of Storage Dimensions Preferred Stock) is subject to modest change based upon changes in the number of outstanding shares of Storage Dimensions Common Stock and Artecon Common Stock prior to the Business Combination. Based upon the number of shares of each company outstanding on February 23, 1998, approximately 2.16 shares of Storage Dimensions Common Stock would be issued for each share of Artecon Common Stock in the Business Combination. While dollar fluctuations in the market price of Storage Dimensions Common Stock will not affect the Exchange Ratio, they would change the aggregate value of shares of Storage Dimensions Common Stock issued in the Business Combination.

     Consummation of the Merger is subject to various conditions, including the approval and adoption of the Reorganization Agreement and approval of the Merger by holders of a majority of the outstanding shares of Artecon Common Stock and Artecon Preferred Stock, each voting as a separate class, at the Artecon Special Meeting and the approval of the Business Combination Proposal and the Certificate of Incorporation Amendments at the Storage Dimensions Special Meeting by the affirmative vote of a majority of the outstanding shares of Storage Dimensions Common Stock. Certain holders of Artecon capital stock, who together hold approximately 66.6% and 99.2% of the outstanding Artecon Common Stock and Artecon Preferred Stock, respectively, have agreed to vote such shares in favor of the Reorganization Agreement and the Merger and have granted Storage Dimensions an irrevocable proxy to vote their shares of Artecon Common Stock and Artecon Preferred Stock in favor of the Reorganization Agreement and the Merger. In addition, certain holders of Storage Dimensions Common Stock, who together hold approximately 56.7% of the outstanding Storage Dimensions Common Stock, have agreed to vote such shares of Storage Dimension Common Stock in favor of the Business Combination Proposal and have granted Artecon an irrevocable proxy to vote their shares of Storage Dimensions Common Stock in favor of the Business Combination Proposal. See "OTHER AGREEMENTS -- Artecon Voting Agreements" and "-- Storage Dimensions Voting Agreements."

     Holders of Artecon Common Stock and/or Artecon Preferred Stock may, by complying with Chapter 13 of the CGCL, be entitled to dissenters' rights and the receipt of a cash payment for their shares as set forth therein, and the shares of Artecon Common Stock and Artecon Preferred Stock held by such persons will be deemed to be "Dissenting Shares." Storage Dimensions stockholders do not have dissenters' or appraisal rights under Delaware law as a result of the Merger.

                            ------------------------

     THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THE PROPOSED MERGER IS A COMPLEX TRANSACTION. SEE "RISK FACTORS" COMMENCING ON PAGE 23 FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY HOLDERS OF STORAGE DIMENSIONS COMMON STOCK AND ARTECON CAPITAL STOCK IN CONNECTION WITH THEIR CONSIDERATION OF THE MATTERS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECT.

     THE SHARES OF STORAGE DIMENSIONS COMMON STOCK AND STORAGE DIMENSIONS SERIES A PREFERRED STOCK TO BE ISSUED IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     All information contained in this Joint Proxy Statement/Prospectus regarding Storage Dimensions and Merger Sub has been provided by Storage Dimensions. All information contained in this Joint Proxy Statement/Prospectus regarding Artecon has been provided by Artecon.

     A stockholder who has given a proxy may revoke it at any time prior to its exercise. See "STORAGE DIMENSIONS SPECIAL MEETING -- Record Date," "-- Voting Rights; Proxies," "ARTECON SPECIAL MEETING -- Record Date," and "-- Voting Rights; Proxies."

                            ------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY STORAGE DIMENSIONS OR ARTECON. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER, OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR THE ISSUANCE OR SALE OF ANY SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE HEREOF.

     THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE ACCOMPANYING FORMS OF PROXY ARE FIRST BEING MAILED TO HOLDERS OF STORAGE DIMENSIONS COMMON STOCK AND ARTECON CAPITAL STOCK ON OR ABOUT MARCH 11, 1998.

      THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS MARCH 9, 1998.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
FORWARD LOOKING STATEMENTS..................................     1
AVAILABLE INFORMATION.......................................     1
SUMMARY.....................................................     3
  The Parties...............................................     3
     Storage Dimensions, Inc................................     3
     Artecon, Inc...........................................     3
     Storage Acquisition Corp...............................     4
  The Meetings..............................................     4
     Time, Place and Date...................................     4
     Purpose of the Meetings................................     4
     Votes Required; Record Date............................     5
  Recommendations of the Boards of Directors................     6
  The Merger................................................     6
     General................................................     6
     Merger Consideration...................................     6
     Amendment to Storage Dimensions Certificate of
      Incorporation.........................................     7
     Effect on Artecon Stock Options, Warrants or Rights....     7
     Effect on Storage Dimensions Stock Options.............     8
     Conditions to the Merger; Termination; Fees............     8
     Exchange of Artecon Stock Certificates.................     8
     No Solicitation........................................     8
     Dissenters' and Appraisal Rights.......................     9
     Accounting Treatment...................................     9
     Stock Ownership Following the Merger...................     9
     Risk Factors...........................................     9
     Opinion of Financial Advisor...........................     9
     Interests of Certain Persons in the Merger.............    10
     Governmental Approvals.................................    10
     Certain Federal Income Tax Consequences................    10
     Additional Matters for Consideration by Storage
      Dimensions Stockholders...............................    11
     Comparative Rights of Stockholders.....................    11
MARKET PRICE INFORMATION....................................    12
SELECTED HISTORICAL FINANCIAL INFORMATION...................    13
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS...........    16
COMPARATIVE PER SHARE DATA..................................    22
RISK FACTORS................................................    23
  Risks Relating to the Merger..............................    23
  Risks Related to the Businesses of Storage Dimensions and
     Artecon................................................    26
INTRODUCTION................................................    33

                                                              PAGE
                                                              ----
STORAGE DIMENSIONS SPECIAL MEETING..........................    33
  Record Date...............................................    33
  Quorum....................................................    33
  Required Votes............................................    33
  Voting Rights; Proxies....................................    34
  Solicitation of Proxies...................................    34
ARTECON SPECIAL MEETING.....................................    36
  Record Date...............................................    36
  Quorum....................................................    36
  Required Votes............................................    36
  Voting Rights; Proxies....................................    36
  Solicitation of Proxies...................................    37
THE MERGER..................................................    38
  General...................................................    38
  Effective Time............................................    39
  Conversion of Shares; Procedures for Exchange of Artecon
     Certificates...........................................    39
  Background of the Merger..................................    40
  Recommendation of the Storage Dimensions Board; Storage
     Dimensions
     Reasons for the Merger.................................    42
  Recommendation of the Artecon Board; Artecon Reasons for
     the Merger.............................................    44
  Opinion of Financial Advisor to Storage Dimensions........    45
  Interests of Certain Persons in the Merger................    50
  Certain Federal Income Tax Consequences...................    51
  Accounting Treatment......................................    53
  Effect on Artecon Options, Warrants and Rights............    53
  Effect on Storage Dimensions Options......................    53
  Regulatory Matters........................................    53
  Federal Securities Law Consequences.......................    53
  Stock Listing.............................................    54
  Appraisal and Dissenters' Rights..........................    54
  Merger Expenses and Fees and Other Costs..................    56
THE REORGANIZATION AGREEMENT................................    56
  Terms of the Merger.......................................    56
  Exchange of Certificates..................................    58
  Representations and Warranties............................    59
  Conduct of Business Pending the Merger....................    59
  Additional Covenants......................................    62
  Indemnification of Officers and Directors.................    62
  No Solicitation...........................................    62
  Conditions to the Merger..................................    63
  Termination of the Reorganization Agreement...............    64
  Termination Fees..........................................    66
  Other Fees and Expenses...................................    66
  Amendment; Waiver.........................................    66

                                                              PAGE
                                                              ----
OTHER AGREEMENTS............................................    66
  Artecon Voting Agreements.................................    66
  Storage Dimensions Voting Agreements......................    67
  Affiliate Agreements......................................    67
  Standstill Agreement......................................    68
  Amendment to Storage Dimensions Certificate of
     Incorporation..........................................    68
STORAGE DIMENSIONS MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF OPERATIONS.............    70
STORAGE DIMENSIONS BUSINESS.................................    76
STORAGE DIMENSIONS EXECUTIVE COMPENSATION...................    88
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF STORAGE
  DIMENSIONS................................................    90
ARTECON MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS.......................    92
CHANGE IN ACCOUNTANTS OF ARTECON............................    96
ARTECON BUSINESS............................................    98
ARTECON EXECUTIVE COMPENSATION..............................   110
BENEFICIAL SECURITY OWNERSHIP OF CERTAIN OWNERS AND
  MANAGEMENT OF STORAGE DIMENSIONS..........................   113
BENEFICIAL SECURITY OWNERSHIP OF CERTAIN OWNERS AND
  MANAGEMENT OF ARTECON.....................................   115
MANAGEMENT OF STORAGE DIMENSIONS AFTER THE MERGER...........   117
STOCK OWNERSHIP OF STORAGE DIMENSIONS FOLLOWING THE
  MERGER....................................................   120
DESCRIPTION OF CAPITAL STOCK................................   122
  Description of Storage Dimensions Capital Stock...........   122
  Description of Artecon Capital Stock......................   123
COMPARISON OF RIGHTS OF STORAGE DIMENSIONS STOCKHOLDERS AND
  ARTECON SHAREHOLDERS......................................   125
ADDITIONAL MATTERS FOR CONSIDERATION BY STORAGE DIMENSIONS
  STOCKHOLDERS..............................................   133
LEGAL MATTERS...............................................   140
REPRESENTATIVES OF INDEPENDENT ACCOUNTANTS..................   140
STOCKHOLDER PROPOSALS.......................................   140
EXPERTS.....................................................   140
INDEX TO FINANCIAL STATEMENTS...............................   F-1

Annex A -- Agreement and Plan of Merger and Reorganization
Annex B -- Certificate of Amendment of Storage Dimensions Certificate of Incorporation
Annex C -- Opinion of Salomon Smith Barney
Annex D -- California General Corporation Law Sections 1300-1312
Annex E -- Form of Storage Dimensions Voting Agreement
Annex F -- Form of Artecon Voting Agreement

                           FORWARD LOOKING STATEMENTS

     Certain statements in this Joint Proxy Statement/Prospectus constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21B of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The reasons for the Merger discussed under the caption "THE MERGER," statements about the expected impact of the Merger on Storage Dimensions' and Artecon's businesses, financial performance and condition, accounting and tax treatment and the extent of the charges to be incurred by Storage Dimensions related to the Merger are forward-looking statements. Further, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "projects," "believes," "anticipates," "plans," "expects," "intends" and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of the combined company to differ materially from those indicated by such forward-looking statements, including, but not limited to, (i) factors related to the Merger, including the risk that anticipated synergies will not be realized, the significant transaction charges and the potential dilutive effect to holders of Storage Dimensions Common Stock and Artecon capital stock which will result from the Merger, the effect of the Merger on customers and partners of Storage Dimensions and Artecon and (ii) factors related to Storage Dimensions' and Artecon's businesses including history of operating losses and uncertain profitability, significant fluctuations in operating results, the dependence on the server market in general and storage systems in particular, the ability to develop and ship planned products incorporating technological advancements, the ability to recruit, train and retain qualified sales and other personnel, product liability and insurance, as well as those additional factors set forth in this Joint Proxy Statement/Prospectus under the caption "RISK FACTORS." Neither Storage Dimensions nor Artecon undertakes any obligation to update any forward-looking statements.

                             AVAILABLE INFORMATION

     Storage Dimensions is subject to the informational requirements of the Exchange Act, and file reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). This information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and may be available at the following Regional Offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Storage Dimensions makes filings pursuant to the Exchange Act with the Commission electronically, and such materials may be inspected and copied at the Commission's Web site (http://www.sec.gov). Material filed by Storage Dimensions can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, DC 20006.

     Artecon is not subject to the informational requirements of the Exchange Act and, as a result, does not file reports, proxy or information statements or other information with the Commission.

     Under the rules and regulations of the Commission, the solicitation of proxies from the shareholders of Artecon to approve the Merger Proposal constitutes an offering of the Storage Dimensions Common Stock and the Storage Dimensions Preferred Stock to be issued in connection with the Merger. Accordingly, Storage Dimensions will file with the Commission a Registration Statement on Form S-4 under the Securities Act with respect to such offering (as amended from time to time, the "Registration Statement"). This Joint Proxy Statement/Prospectus constitutes the prospectus of Storage Dimensions that will be filed as part of the Registration Statement. Other parts of the Registration Statement are excluded from this Joint Proxy Statement/Prospectus pursuant to the rules and regulations of the Commission. Reference is made to the Registration Statement for further information with respect to Storage Dimensions, Artecon and the Storage Dimensions Common Stock and the Storage Dimensions Preferred Stock offered hereby. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission or attached as an Annex hereto.

     This Joint Proxy Statement/Prospectus contains trademarks of Storage Dimensions, Artecon and other companies.

                                    SUMMARY

     The following is a brief summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus and the Annexes hereto. This summary does not contain a complete statement of all material information relating to the Reorganization Agreement or the Merger and is subject to, and is qualified in its entirety by, the more detailed information and financial statements contained in this Joint Proxy Statement/Prospectus. Holders of Storage Dimensions and Artecon capital stock should read this Joint Proxy Statement/Prospectus carefully in its entirety. Certain capitalized terms used in this summary are defined elsewhere in this Joint Proxy Statement/Prospectus.

THE PARTIES

  Storage Dimensions, Inc.

     Storage Dimensions designs, manufactures, markets and supports high-performance data storage systems for open systems network applications. Storage Dimensions focuses on the Intel-based local area network market (the "PC-LAN market") by developing and marketing a broad family of disk and tape storage systems that are designed to satisfy the high-performance, fault-tolerance and high-availability (minimum downtime) requirements of its customers while at the same time reducing life-cycle cost of ownership. In line with its open systems strategy, Storage Dimensions also develops and supports selected products for the UNIX market. Storage Dimensions products are sold through its own field sales force in combination with multi-tiered distribution channels. Storage Dimensions currently expects its revenues for the fiscal quarter ending March 31, 1998 to be significantly less than its results of operations for the fourth quarter of 1997 and for the first quarter of 1997. Storage Dimensions attributes the decline to a combination of uncertainty in the marketplace resulting from Storage Dimensions' announcement of the Merger in late 1997 and continued sales force productivity issues.

     Storage Dimensions was incorporated in the State of Delaware in November 1992. In an acquisition effected on December 26, 1992 (the "Storage Acquisition"), Storage Dimensions acquired the assets and assumed the liabilities of the "Storage Dimensions" subsidiary of Maxtor Corporation ("Maxtor") for an aggregate purchase price of $21.4 million. The Storage Acquisition was financed through equity investments in Storage Dimensions made by Capital Partners, Inc. ("Capital Partners") and certain of its affiliates (collectively, the "Capital Partners Group"), by certain members of Storage Dimensions' management and by Maxtor. In March 1997, Storage Dimensions completed its initial public offering. Storage Dimensions' address is 1656 McCarthy Boulevard, Milpitas, California 95035 and its telephone number is (408) 954-0710.

  Artecon, Inc.

     Artecon designs, manufactures, markets and supports a broad range of scalable, fully integrated data storage products for the open-systems computing environment. Artecon has established itself as a leader in the design, manufacture and sale of third-party mass storage and enhancement products in the Sun Microsystems ("Sun") and UNIX markets, offering both host-attached and network-attached storage solutions for a broad range of customers. Artecon's enterprise storage product line includes scalable RAID systems which allow users to grow modularly from a single mass storage device to over ten terabytes (10TB) of rack-mounted, fault-tolerant mass storage, thereby meeting the capacity and performance needs of a wide range of customers while protecting and maintaining customer investment. Artecon's telecommunications infrastructure storage products represent what Artecon believes is the industry's only fully NEBS-certified, multi-terabyte solution for high-end, application-specific needs of telecommunications and government customers using commercial off-the-shelf ("COTS") workstation technology. Artecon also markets rackmount solutions for COTS workstations and servers and provides systems integration and a variety of other service and support programs. Artecon currently expects its revenues for the fiscal quarter ending March 31, 1998 to be significantly less than its results of operations for the quarter ended December 31, 1997. Artecon attributes the decline primarily to post-holiday seasonal sales declines and uncertainty in the marketplace resulting from the announcement of the Merger in late 1997.

     In August 1997, Artecon acquired substantially all of the assets and liabilities of Falcon Systems, Inc. ("Falcon"), a network-attached storage server integrator and storage peripherals reseller, in a transaction accounted for as a purchase. The Falcon acquisition enabled Artecon to achieve several important strategic objectives, including the acquisition of Artecon's AerREAL(TM) real-time specialized file server software and other complementary products to better serve Artecon's existing customers, the expansion of Artecon's customer base in the UNIX, Windows NT and Windows 95 markets and a significant expansion of Artecon's revenue base.

     The principal executive offices of Artecon are located at 6305 El Camino Real, Carlsbad, California 92009 and its telephone number is (760) 931-5500.

  Storage Acquisition Corp.

     Merger Sub is a California corporation recently organized for the sole purpose of effecting the Merger. Merger Sub is a wholly-owned subsidiary of Storage Dimensions, has no material assets and has not engaged in any activities except in connection with the Merger.

     The principal executive offices of Merger Sub are located at 1656 McCarthy Boulevard, Milpitas, California 95035 and its telephone number is (408) 954-0710.

THE MEETINGS

  Time, Place and Date

     The Storage Dimensions Special Meeting will be held at the corporate offices of Storage Dimensions located at 1656 McCarthy Boulevard, Milpitas, CA 95035 on March 31, 1998, at 9:00 a.m., local time.

     The Artecon Special Meeting will be held at the corporate offices of Artecon located at 6305 El Camino Real, Carlsbad, California 92009 on March 31, 1998, at 9:00 a.m., local time.

  Purpose of the Meetings

     Storage Dimensions Special Meeting. At the Storage Dimensions Special Meeting, holders of Storage Dimensions Common Stock will consider and vote upon:
(a) the Business Combination Proposal; (b) the Certificate of Incorporation Amendments; (c) the Stock Plan Amendments; and (d) such other matters as may properly come before the Storage Dimensions Special Meeting or any postponements or adjournments thereof.

     THE STORAGE DIMENSIONS BOARD HAS UNANIMOUSLY APPROVED THE BUSINESS COMBINATION PROPOSAL, THE CERTIFICATE OF INCORPORATION AMENDMENTS AND THE STOCK PLAN AMENDMENTS AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF STORAGE DIMENSIONS VOTE FOR THE APPROVAL OF SUCH PROPOSALS. SEE "THE
MERGER -- RECOMMENDATION OF THE STORAGE DIMENSIONS BOARD; STORAGE DIMENSIONS REASONS FOR THE MERGER" AND "-- INTERESTS OF CERTAIN PERSONS IN THE MERGER" AND "ADDITIONAL MATTERS FOR CONSIDERATION BY STORAGE DIMENSIONS STOCKHOLDERS."

     Artecon Special Meeting. At the Artecon Special Meeting, holders of Artecon Common Stock and Artecon Preferred Stock, each voting as a separate class, will consider and vote upon the Merger Proposal.

     THE ARTECON BOARD HAS UNANIMOUSLY APPROVED THE MERGER PROPOSAL AND UNANIMOUSLY RECOMMENDS THAT THE ARTECON SHAREHOLDERS VOTE FOR THE MERGER PROPOSAL. SEE "THE MERGER -- RECOMMENDATION OF THE ARTECON BOARD; ARTECON REASONS FOR THE MERGER" AND "-- INTERESTS OF CERTAIN PERSONS IN THE MERGER."

  Votes Required; Record Date

     Storage Dimensions.

     Approval of the Business Combination Proposal and the Certificate of Incorporation Amendments will require the affirmative vote of the holders of a majority of the outstanding shares of Storage Dimensions Common Stock. The effectiveness of the Certificate of Incorporation Amendments is subject to the approval of the Business Combination Proposal. Notwithstanding any indication to the contrary, a vote against the Business Combination Proposal will constitute a vote against the Certificate of Incorporation Amendments. In addition, Proposals 2 and 3 are mutually dependent. That is, a vote against Proposal 2 will constitute a vote against Proposal 3, and a vote against Proposal 3 will constitute a vote against Proposal 2. Approval of the Stock Plan Amendments will require the affirmative vote of the holders of a majority of the shares of Storage Dimensions Common Stock present in person or represented by proxy at the Storage Dimensions Special Meeting and voting on the Stock Plan Amendments. Holders of Storage Dimensions Common Stock are entitled to one vote per share. Only holders of Storage Dimensions Common Stock at the close of business on February 23, 1998 (the "Storage Dimensions Record Date") will be entitled to notice of and to vote at the Storage Dimensions Special Meeting. See "STORAGE DIMENSIONS SPECIAL MEETING." On the Storage Dimensions Record Date, there were 8,022,430 shares of Storage Dimensions Common Stock outstanding.

     Certain holders of Storage Dimensions Common Stock, who together hold approximately 56.1% of the Storage Dimensions Common Stock outstanding as of the Storage Dimensions Record Date, have entered into voting agreements with Artecon (the "Storage Dimensions Voting Agreements") pursuant to which such holders have agreed to vote in favor of the Business Combination Proposal and the Certificate of Incorporation Amendments and have granted Artecon an irrevocable proxy to vote their shares of Storage Dimensions Common Stock in favor of the Business Combination Proposal and the Certificate of Incorporation Amendments. See "OTHER AGREEMENTS -- Storage Dimensions Voting Agreements." A copy of the form of the Storage Dimensions Voting Agreement is attached hereto as Annex E.

     Other than the Storage Dimensions stockholders who have signed the Storage Dimensions Voting Agreements, Storage Dimensions stockholders who have executed a proxy may revoke the proxy at any time prior to its exercise at the Storage Dimensions Special Meeting by giving written notice to the Secretary of Storage Dimensions at Storage Dimensions' corporate offices, 1656 McCarthy Boulevard, Milpitas, CA 95035, by signing and returning a later dated proxy or by voting in person at the Storage Dimensions Special Meeting. ACCORDINGLY, STORAGE DIMENSIONS STOCKHOLDERS WHO HAVE EXECUTED AND RETURNED PROXY CARDS IN ADVANCE OF THE STORAGE DIMENSIONS SPECIAL MEETING MAY CHANGE THEIR VOTE AT ANY TIME PRIOR TO OR AT THE STORAGE DIMENSIONS SPECIAL MEETING.

     Artecon.

     Approval of the Merger Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Artecon Common Stock and Artecon Preferred Stock, each voting as a separate class. Holders of Artecon Common Stock and Artecon Preferred Stock are entitled to one vote per share. Only holders of Artecon Common Stock and Artecon Preferred Stock at the close of business on February 23, 1998 (the "Artecon Record Date") will be entitled to notice of and to vote at the Artecon Special Meeting. On the Artecon Record Date, there were 6,043,990 shares of Artecon Common Stock and 2,517,159 shares of Artecon Preferred Stock outstanding. See "ARTECON SPECIAL MEETING."

     Certain holders of Artecon capital stock, who, as of the Artecon Record Date, together own approximately 66.6% of the outstanding Artecon Common Stock and approximately 99.2% of the outstanding Artecon Preferred Stock, have entered into voting agreements with Storage Dimensions (the "Artecon Voting Agreements") pursuant to which such holders have agreed to vote in favor of the Merger and have granted Storage Dimensions an irrevocable proxy to vote their shares of Artecon capital stock in favor of the Merger Proposal. See "OTHER
AGREEMENTS -- Artecon Voting Agreements." A copy of the form of the Artecon Voting Agreement is attached hereto as Annex F.

     Other than the Artecon shareholders who have signed the Artecon Voting Agreements, Artecon shareholders who have executed a proxy may revoke the proxy at any time prior to its exercise at the Artecon Special Meeting by giving written notice to the Secretary of Artecon at Artecon's corporate offices, 6305 El Camino Real, Carlsbad, California 92009, by signing and returning a later dated proxy or by voting in person at the Artecon Special Meeting. ACCORDINGLY, ARTECON SHAREHOLDERS WHO HAVE EXECUTED AND RETURNED PROXY CARDS IN ADVANCE OF THE ARTECON SPECIAL MEETING MAY CHANGE THEIR VOTE AT ANY TIME PRIOR TO OR AT THE ARTECON SPECIAL MEETING.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

     The Storage Dimensions Board. The Storage Dimensions Board has unanimously approved the Business Combination Proposal and the Certificate of Incorporation Amendments and has determined that the Merger is in the best interests of Storage Dimensions and its stockholders and recommends approval of the Business Combination Proposal and the Certificate of Incorporation Amendments by the stockholders of Storage Dimensions. The primary factors considered and relied upon by the Storage Dimensions Board in reaching its recommendation are described below under "THE MERGER -- Recommendation of the Storage Dimensions Board; Storage Dimensions Reasons for the Merger." The Storage Dimensions Board has also unanimously approved the Stock Plan Amendments and recommends approval thereof.

     The Artecon Board. The Artecon Board has unanimously approved the Merger Proposal and has determined that the Merger is in the best interests of Artecon and its shareholders and recommends approval of the Merger Proposal by the shareholders of Artecon. The primary factors considered and relied upon by the Artecon Board in reaching its recommendation are described below under "THE MERGER -- Recommendation of the Artecon Board; Artecon Reasons for the Merger."

THE MERGER

  General

     Pursuant to the Reorganization Agreement, Merger Sub will be merged with and into Artecon, whereby Merger Sub will cease to exist and Artecon will become a wholly owned subsidiary of Storage Dimensions. The Merger will occur on the date of filing and acceptance of a certificate of merger with the Secretary of State of the State of California (the "Effective Date"), which is anticipated to occur on or about March 31, 1998. See "THE MERGER -- Effective Time."

  Merger Consideration

     In the Merger, Storage Dimensions will issue an aggregate of approximately 13,120,000 million shares of Storage Dimensions Common Stock to the Artecon shareholders. Such shares would have a value of approximately $52,480,000, based upon the closing price of Storage Dimensions Common Stock as reported on the Nasdaq National Market on February 23, 1998. In addition, Storage Dimensions will issue an aggregate of 2,494,159 shares of Storage Dimensions Series A Preferred Stock to certain Artecon shareholders, which shares will not be publicly traded. Immediately following the Business Combination, the former holders of Artecon capital stock will hold approximately 62.5% of the outstanding capital stock of Storage Dimensions and the current holders of Storage Dimensions Common Stock will hold approximately 37.5% of the outstanding capital stock of Storage Dimensions, in each case, giving effect to the conversion of the Storage Dimensions Series A Preferred Stock being issued in the Merger and the exercise of outstanding Storage Dimensions stock options with an exercise price of less than $3.96875 per share. While the percentage of outstanding capital stock of Storage Dimensions to be held by former holders of Artecon Common Stock and current holders of Storage Dimensions Common Stock following the Merger is fixed, the exact number of shares of Storage Dimensions Common Stock issuable to the former Artecon shareholders (but not shares of Storage Dimensions Preferred Stock) is subject to modest change based upon changes in the number of outstanding shares of Storage Dimensions Common Stock and Artecon Common Stock prior to the Merger. Based upon the number of shares of each company outstanding on February 23, 1998, approximately

2.16 shares of Storage Dimensions Common Stock would be issued for each share of Artecon Common Stock in the Merger. While dollar fluctuations in the market price of Storage Dimensions Common Stock will not affect the Exchange Ratio, they would change the aggregate value of shares of Storage Dimensions Common Stock issued in the Merger.

     More specifically, the exact number of shares of Storage Dimensions Common Stock into which each share of Artecon Common Stock will be converted will be determined as of the Effective Time as follows: the Exchange Ratio will be a fraction the numerator of which is the number of Merger Shares (as defined below) and the denominator of which is the number of Artecon Shares (as defined below). "Merger Shares" shall mean the shares of Storage Dimensions Common Stock to be issued to holders of Artecon Common Stock in the Merger and shall be equal to the product of (A) 1.5641 (the "Applicable Multiple") times (B) the sum of
(x) the number of shares of Storage Dimensions Common Stock outstanding immediately prior to the Effective Time plus (y) the maximum number of shares of Storage Dimensions Common Stock issuable upon exercise of any options to purchase Storage Dimensions Common Stock (without regard to vesting) with option exercise prices of less than $3.96875. "Artecon Shares" shall mean the sum of
(A) the number of shares of Artecon Common Stock outstanding immediately prior to the Effective Time plus (B) the maximum number of shares of Artecon Common Stock underlying any instruments convertible into or exchangeable for Artecon Common Stock (without regard to vesting) outstanding immediately prior to the Effective Time, including shares of Artecon Preferred Stock other than the 2,494,159 shares of Artecon Preferred Stock held by W.R. Sauey and certain affiliates of W.R. Sauey. Such shares of Artecon Preferred Stock held by W.R. Sauey and such affiliates (the "Sauey Preferred") will be converted into 2,494,159 shares of Storage Dimensions Preferred Stock pursuant to the Merger, as described below. Although the Applicable Multiple is fixed, the Exchange Ratio is subject to modest change based upon changes in the number of shares of Storage Dimensions Common Stock and Artecon Common Stock outstanding immediately prior to the Effective Time.

     The Sauey Preferred will constitute all of the shares of Artecon Preferred Stock outstanding as of the Effective Time. Each share of Sauey Preferred outstanding as of the Effective Time shall be converted into the right to receive one share of Storage Dimensions Preferred Stock. All current holders of Artecon Preferred Stock, other than the Sauey Preferred, have agreed to convert such Artecon Preferred Stock into shares of Artecon Common Stock prior to the Effective Time pursuant to their rights under Artecon's Articles of Incorporation, which shares will then be converted into Storage Dimensions Common Stock pursuant to the Merger. Former Artecon shareholders will receive cash in lieu of any fractional shares of Storage Dimensions Common Stock to which such Artecon shareholders would otherwise have been entitled. See "THE REORGANIZATION AGREEMENT -- Terms of the Merger."

  Amendments to Storage Dimensions Certificate of Incorporation

     Approval of the Business Combination Proposal by Storage Dimensions stockholders will also constitute approval of an amendment to the Storage Dimensions Certificate of Incorporation to (i) change its name to "Artecon, Inc."; and (ii) designate a new Series A Preferred Stock, consisting of 2,494,159 shares. In addition, subject to the approval of the Certificate of Incorporation Amendments by Storage Dimensions stockholders, Storage Dimensions will amend its Certificate of Incorporation to provide for a classified Board of Directors whereby the directors will be separated into three classes with members of each class serving for a three year term and to provide that a director may not be removed from office without cause except, until the third annual meeting of stockholders of Storage Dimensions following the Merger, by the affirmative vote of at least 80% of the outstanding voting stock of Storage Dimensions and by the affirmative vote of at least 66 2/3% of the outstanding voting stock of Storage Dimensions thereafter.

  Effect on Artecon Stock Options, Warrants or Rights

     At the Effective Time, each outstanding option, warrant and right to purchase Artecon Common Stock, if any, will be assumed by Storage Dimensions and each such option, warrant or right will be deemed to constitute an option, warrant or other right to acquire, on the same terms and conditions as were applicable to such Artecon option, warrant or right as of the Effective Time, the number (rounded down to the nearest whole number) of shares of Storage Dimensions Common Stock that the holder of such option, warrant or right would have been entitled to receive pursuant to the Merger had such holder exercised the Artecon option, warrant or right in full immediately prior to the Effective Time (not taking into account whether or not such option was in fact exercisable), at a price per share equal to the exercise price under such Artecon option, warrant or right divided by the Exchange Ratio (rounded up to the nearest whole cent). See "THE MERGER -- Effect on Artecon Options, Warrants and Rights" and "THE REORGANIZATION AGREEMENT -- Terms of the Merger -- Artecon Options, Warrants and Rights."

  Effect on Storage Dimensions Stock Options

     At the Effective Time, all Storage Dimensions stock options, other than those granted after December 22, 1997, will become fully vested and exercisable as a result of the Merger. Such options will remain outstanding for the remainder of their original term (subject to earlier termination in the event that an optionee's service relationship with Storage Dimensions is terminated). The number of shares subject to outstanding Storage Dimensions options and the exercise price thereof will remain unchanged.

  Conditions to the Merger; Termination; Fees

     The consummation of the Merger is subject to various conditions, including:
(i) approval by the stockholders of Storage Dimensions and the shareholders of Artecon; (ii) the absence of any legal restraints or prohibitions preventing the consummation of the Merger, including compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) receipt of opinions of legal counsel as to the tax treatment of the Merger; (iv) the listing on the Nasdaq National Market of the Storage Dimensions Common Stock to be issued in the Merger; and (v) the filing of the Certificate of Amendment in the form attached to the Reorganization Agreement, which includes the Certification of Incorporation Amendments. See "THE MERGER -- Stock Listing" and "THE REORGANIZATION AGREEMENT -- Conditions to the Merger."

     The Reorganization Agreement may be terminated under certain circumstances but may not be terminated by either Storage Dimensions or Artecon as a result of fluctuations in the market price per share of Storage Dimensions Common Stock. In addition, Storage Dimensions and Artecon have agreed that, if the Reorganization Agreement is terminated under certain circumstances, the terminating party will be obligated to pay the other party a sum of $1.5 million, together with out-of-pocket costs. See "THE REORGANIZATION
AGREEMENT -- Termination of the Reorganization Agreement" and "-- Termination Fees."

  Exchange of Artecon Stock Certificates

     At or as soon as practicable after the Effective Time, holders of Artecon Common Stock and Artecon Preferred Stock will surrender their certificates representing such Artecon capital stock in exchange for certificates representing Storage Dimensions Common Stock or Storage Dimensions Preferred Stock, as the case may be. Holders of Artecon capital stock will receive a cash payment in lieu of fractional shares, if any. See "THE REORGANIZATION
AGREEMENT -- Exchange of Certificates."

  No Solicitation

     Pursuant to the Reorganization Agreement, except under certain limited circumstances, each of Storage Dimensions and Artecon has agreed not to (i) solicit, initiate, encourage or induce the making, submission or announcement of any alternate acquisition proposal, (ii) furnish any information regarding itself or any of its subsidiaries to any other party in connection with any alternate acquisition proposal, (iii) participate in any discussions or negotiations with any other parties with respect to an alternate acquisition proposal, or (iv) enter into any letter of intent or similar document or any other contract relating to an alternate acquisition proposal. See "THE REORGANIZATION AGREEMENT -- No Solicitation."

  Dissenters' and Appraisal Rights

     If the Merger is approved by the required vote of Artecon shareholders and Storage Dimensions stockholders and is not abandoned or terminated, holders of Artecon capital stock who did not vote in favor of the Merger Proposal may, by complying with Sections 1300 through 1312 of the CGCL, be entitled to dissenters' rights and to cash payments for their shares as described therein. A copy of Chapter 13 of the CGCL is attached hereto as Annex D. Under the Delaware General Corporation Law (the "DGCL"), Storage Dimensions stockholders are not entitled to dissenters' rights or appraisal rights with respect to the proposed Merger.

     Under Delaware law, Storage Dimensions stockholders are not entitled to appraisal rights. After the Merger, such stockholders would continue to hold the same number of shares of Storage Dimensions Common Stock as they held before the Merger. See "THE MERGER -- Appraisal and Dissenters' Rights."

  Accounting Treatment

     For accounting purposes, the Merger will be treated as a purchase of Storage Dimensions by Artecon since the holders of Artecon capital stock would hold and have voting power with respect to approximately 62.5% of the total issued and outstanding voting capital stock of Storage Dimensions immediately following the Merger. See "THE MERGER -- Accounting Treatment."

  Stock Ownership Following the Merger

     Based upon the capitalization of Storage Dimensions as of the close of business on the Storage Dimensions Record Date, an aggregate of approximately 13,120,000 shares of Storage Dimensions Common Stock will be issued to holders of Artecon Common Stock in the Merger. In addition, in the Merger, Storage Dimensions will issue an aggregate of 2,494,159 shares of Storage Dimensions Preferred Stock to certain holders of Artecon Preferred Stock. Such Storage Dimensions Preferred Stock will be convertible into a maximum of approximately 831,000 shares of Storage Dimensions Common Stock at any time after January 1, 1999. Based upon (i) the number of shares of Storage Dimensions Common Stock issued and outstanding as of the Storage Dimensions Record Date, (ii) the issuance of Storage Dimensions Common Stock in the Merger, (iii) the conversion of the Storage Dimensions Preferred Stock issued in the Merger into Storage Dimensions Common Stock, and (iv) the exercise of Storage Dimensions stock options with an exercise price of less than $3.96875 per share, the former holders of Artecon capital stock and the current holders of Storage Dimensions Common Stock would hold, and would have voting power with respect to, approximately 62.5% and 37.5%, respectively, of Storage Dimensions' outstanding capital stock. The foregoing number of shares of Storage Dimensions capital stock to be issued in the Merger is subject to adjustment to reflect any changes in the capitalization of Storage Dimensions subsequent to the Storage Dimensions Record Date. See "STOCK OWNERSHIP OF STORAGE DIMENSIONS FOLLOWING THE MERGER."

  Risk Factors

     See "RISK FACTORS" for a discussion of certain risk factors pertaining to the Merger and the businesses of Storage Dimensions and Artecon.

  Opinion of Financial Advisor

     Smith Barney Inc. (now associated with Salomon Brothers Inc and collectively with Salomon Brothers Inc, doing business as, and referred to herein as, "Salomon Smith Barney") has acted as financial advisor to Storage Dimensions in connection with the Merger and has delivered to the Storage Dimensions Board a written opinion dated December 22, 1997 to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Merger Consideration was fair, from a financial point of view, to Storage Dimensions. The full text of the written opinion of Salomon Smith Barney dated December 22, 1997, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex C to this Joint Proxy Statement/Prospectus and should be read carefully in its entirety. THE OPINION OF SALOMON SMITH BARNEY IS DIRECTED TO THE STORAGE DIMENSIONS BOARD AND RELATES ONLY TO THE

FAIRNESS OF THE MERGER CONSIDERATION FROM A FINANCIAL POINT OF VIEW TO STORAGE DIMENSIONS, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR RELATED TRANSACTIONS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE STORAGE DIMENSIONS SPECIAL MEETING. See "THE MERGER -- Opinion of Financial Advisor." Salomon Smith Barney's opinion does not address the fairness of the Merger Consideration from a financial point of view to the stockholders of Storage Dimensions since the stockholders of Storage Dimensions will not be asked to convert their shares of Storage Dimensions Common Stock in the Merger.

     Artecon elected not to retain a financial advisor or obtain a fairness opinion in connection with the Merger. The Artecon Board believed that it had considered all material factors which were relevant to its approval of the Merger and did not believe that the economic cost of retaining a financial advisor and obtaining a fairness opinion was justified under the circumstances.

  Interests of Certain Persons in the Merger

     In considering the respective recommendations of the Artecon Board and Storage Dimensions Board with respect to the Merger, the Artecon shareholders and Storage Dimensions stockholders should be aware that certain members of the Artecon Board and the Storage Dimensions Board and the executive officers of each company have certain interests in the Merger that are in addition to the interests of the shareholders generally.

     In particular, pursuant to the Reorganization Agreement, James Lambert, Jason Sauey and W.R. Sauey, current directors of Artecon, will become members of the Storage Dimensions Board at the Effective Time. Current Storage Dimensions directors Chong Sup Park and Brian Fitzgerald will remain on the Board. In addition, James Lambert, Tesfaye Hailemichael and Dana Kammersgard, currently President and Chief Executive Officer, Chief Financial Officer and a director, respectively, of Artecon, will serve as President and Chief Executive Officer, Chief Financial Officer and Secretary, respectively, of Storage Dimensions following the Merger.

     In addition, in connection with the Merger, Storage Dimensions and each of David Eeg and Robert Bylin, the President and Chief Executive Officer and the Chief Financial Officer of Storage Dimensions, respectively, amended the employment agreements of such persons to provide certain severance benefits upon termination of their relationship with Storage Dimensions. Moreover, as a result of the Merger, stock options held by all Storage Dimensions employees, including executive officers (but excluding options granted after December 22, 1997), will become fully vested and exercisable. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF STORAGE DIMENSIONS" and "THE MERGER -- Effect on Storage Dimensions Options."

     W.R. Sauey, a director of Artecon, and certain entities affiliated with Mr. Sauey, are the owners of 2,494,159 shares of Artecon Preferred Stock and will receive all of the Storage Dimensions Preferred Stock being issued in the Merger.

  Governmental Approvals

     The consummation of the Merger is subject to the expiration or termination of the relevant waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Storage Dimensions and Mr. W.R. Sauey, a principal shareholder of Artecon, have filed notification and report forms under the HSR Act. Effective February 13, 1998, the waiting period under the HSR Act was terminated. See "OTHER MATTERS -- Regulatory Approvals Required."

  Certain Federal Income Tax Consequences

     It is expected that the Merger will constitute a tax-free reorganization for federal income tax purposes and, accordingly, that no gain or loss will be recognized for federal income tax purposes by the Artecon shareholders upon the conversion of Artecon Common Stock into Storage Dimensions Common Stock or upon the conversion of Artecon Preferred Stock into Storage Dimensions Preferred Stock in the Merger (except with respect to any cash received in lieu of any fractional share interest of Storage Dimensions

Common Stock or for Dissenting Shares). The obligations of Storage Dimensions and Artecon to consummate the Merger are conditioned on the receipt by Storage Dimensions of an opinion from Wilson Sonsini Goodrich & Rosati, P.C. and the receipt by Artecon of an opinion from Cooley Godward LLP, that the Merger constitutes a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). See "THE MERGER -- Certain Federal Income Tax Consequences." ARTECON SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM RESULTING FROM THE MERGER.

  Additional Matters for Consideration by Storage Dimensions Stockholders

     At the Storage Dimensions Special Meeting, Storage Dimensions stockholders will also be asked to consider and vote upon (i) the Certificate of Incorporation Amnendments, (ii) an amendment to the Storage Dimensions 1996 Stock Option Plan to increase the number of shares issuable thereunder from 1,000,000 to 3,000,000 and (iii) an amendment to the Storage Dimensions 1996 Employee Stock Purchase Plan to increase the number of shares issuable thereunder from 200,000 to 400,000.

  Comparative Rights of Stockholders

     For a discussion of various differences between the rights of the Artecon shareholders and the rights of the Storage Dimensions stockholders, see "DESCRIPTION OF CAPITAL STOCK -- Description of Storage Dimensions Capital Stock" and "-- Description of Artecon Capital Stock" and "COMPARISON OF RIGHTS OF HOLDERS OF STORAGE DIMENSIONS CAPITAL STOCK AND ARTECON CAPITAL STOCK."

                            MARKET PRICE INFORMATION

     Storage Dimensions Common Stock is listed on the Nasdaq National Market under the symbol "STDM." There are currently no outstanding shares of Storage Dimensions Preferred Stock. Upon consummation of the Merger, the name of Storage Dimensions will be changed to "Artecon, Inc." and the Storage Dimensions Common Stock will be traded on the Nasdaq National Market under the symbol "ARTE." Following the Merger, the Storage Dimensions Preferred Stock will not be publicly traded.

     The table below sets forth, for the fiscal quarters indicated, the reported high and low closing sales prices of Storage Dimensions Common Stock on the Nasdaq National Market.

                PRICE RANGE OF COMMON STOCK                    HIGH     LOW
                ---------------------------                   ------   -----
FISCAL YEAR ENDED DECEMBER 31, 1997
First Quarter (from March 11, 1997).........................  $ 7.25   $6.50
Second Quarter..............................................  $14.50   $5.38
Third Quarter...............................................  $ 8.38   $4.50
Fourth Quarter..............................................  $ 6.38   $3.50

FISCAL YEAR ENDED DECEMBER 31, 1998
First Quarter (to March 6, 1998)............................  $ 3.97   $3.75

     There is no public market for Artecon's capital stock. On December 31, 1997, the last reported sale price reported on the Nasdaq National Market for the Storage Dimensions Common Stock was $3.75 per share. See "RISK
FACTORS -- Volatility of Stock Prices, Absence of Public Market for Preferred Stock."

     On December 19, 1997, the last full trading day prior to the execution and delivery of the Reorganization Agreement and the public announcement thereof, the last reported sales price of Storage Dimensions Common Stock was $4.00 per share. On March 6, 1998, the last reported sales price of Storage Dimensions Common Stock the Nasdaq National Market was $3.75 per share. Based on an Exchange Ratio of approximately 2.16 shares of Storage Dimensions Common Stock for each share of Artecon Common Stock, the pro forma equivalent market value of Artecon Common Stock on March 6, 1998 was $8.10 per share.

     Because the market price of Storage Dimensions Common Stock is subject to fluctuation, the market value of the shares of Storage Dimensions Common Stock that holders of Artecon Common Stock will receive in the Merger may increase or decrease prior to the Merger (provided, however, that the number of shares of Storage Dimensions Common Stock issuable in the Merger will not be affected by any changes in the market price of Storage Dimensions Common Stock).

     HOLDERS OF ARTECON CAPITAL STOCK ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR STORAGE DIMENSIONS COMMON STOCK.

     Neither Storage Dimensions nor Artecon has paid any cash dividends in the past, and each currently intends to retain future earnings, if any, to fund the development and growth of its business and not to pay any cash dividends in the foreseeable future.

                   SELECTED HISTORICAL FINANCIAL INFORMATION

     The following selected historical consolidated financial information of Storage Dimensions and Artecon has been derived from their respective historical consolidated financial statements, and should be read in conjunction with such consolidated financial statements and the notes thereto, which are included in this Joint Proxy Statement/Prospectus.

     STORAGE DIMENSIONS SELECTED HISTORICAL FINANCIAL INFORMATION. The selected historical financial information of Storage Dimensions as of and for the years ended December 31, 1995, 1996 and 1997 has been derived from the consolidated financial statements audited by Price Waterhouse LLP, independent accountants, included elsewhere in this Joint Proxy Statement/Prospectus. The selected historical financial information of Storage Dimensions as of and for the years ended December 31, 1993 and 1994 has been derived from the consolidated financial statements audited by Price Waterhouse LLP, independent accountants, not included elsewhere in this Joint Proxy Statement/Prospectus.

     ARTECON SELECTED HISTORICAL FINANCIAL INFORMATION. The selected historical financial information set forth below with respect to Artecon's statement of operations for the nine months ended December 31, 1996, and with respect to its balance sheet at March 31, 1996, is derived from the unaudited consolidated financial statements of Artecon. The selected historical financial information set forth below with respect to Artecon's statements of operations for the year ended March 31, 1997, and the nine months ended December 31, 1997, and with respect to Artecon's balance sheet at March 31, 1997, are derived from the consolidated financial statements of Artecon, which have been audited by Deloitte & Touche LLP, independent accountants, included elsewhere in this Joint Proxy Statement/Prospectus. The selected historical financial information set forth below with respect to Artecon's statement of income for each of the two years ended March 31, 1996 and 1995 and with respect to Artecon's balance sheets at March 31, 1996 and 1995 (except earnings per share data), are derived from the consolidated financial statements of Artecon, which have been audited by Ernst & Young LLP, independent auditors, included elsewhere in this Joint Proxy Statement/Prospectus. The selected historical financial information set forth below with respect to Artecon's statement of income for each of the two years ended March 31, 1994 and 1993 and with respect to Artecon's balance sheets at March 31, 1994 and 1993, are derived from the audited financial statements of Artecon which are not included in this Joint Proxy Statement/Prospectus.

     In the opinion of Artecon's management, the unaudited financial statements include all adjustments, consisting only of normal recurring accruals, that Artecon considers necessary for a fair presentation of the results of operations and financial position for each of the periods presented. Operating results for Artecon for the nine months ended December 31, 1997 are not necessarily indicative of the results that may be expected for the year ending March 31, 1998.

     The financial statement data set forth should be read in conjunction with, and are qualified in its entirety by reference to, the financial statements and notes related thereto included elsewhere in this Joint Proxy Statement/Prospectus, "STORAGE DIMENSIONS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and "ARTECON MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
                               STORAGE DIMENSIONS
                     (In thousands, except per share data)

                                                                     YEAR ENDED DECEMBER 31,
                                                       ---------------------------------------------------
                                                        1993      1994      1995      1996        1997
                                                       -------   -------   -------   -------   -----------
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Net sales:
  Enterprise and OEM................................   $22,706   $40,088   $52,475   $69,873     $70,966
  Desktop...........................................    42,662    21,136     7,683     2,437         366
                                                       -------   -------   -------   -------     -------
         Total net sales............................    65,368    61,224    60,158    72,310      71,332
Cost of sales.......................................    48,240    41,998    37,170    45,327      45,723
                                                       -------   -------   -------   -------     -------
Gross profit........................................    17,128    19,226    22,988    26,983      25,609
                                                       -------   -------   -------   -------     -------
Operating expenses:
  Sales and marketing...............................    10,108    10,662    13,344    14,081      17,491
  Research and development..........................     3,623     4,339     5,377     5,872       6,250
  General and administrative........................     6,986     3,293     3,390     3,819       4,231
  Advisory fee(1)...................................       340       362       360       729          --
                                                       -------   -------   -------   -------     -------
         Total operating expenses...................    21,057    18,656    22,471    24,501      27,972
                                                       -------   -------   -------   -------     -------
Income (loss) from operations.......................    (3,929)      570       517     2,482      (2,363)
Other expense, net..................................      (997)     (983)   (1,123)   (1,155)        (68)
                                                       -------   -------   -------   -------     -------
Income (loss) before provision for income taxes.....    (4,926)     (413)     (606)    1,327      (2,431)
Provision for income taxes..........................       601        24        30       132         130
                                                       -------   -------   -------   -------     -------
Net income (loss)...................................   $(5,527)  $  (437)  $  (636)  $ 1,195     $(2,561)
                                                       =======   =======   =======   =======     =======
Basic net income (loss) per share(2)................   $ (3.45)  $  (.27)  $  (.40)  $  0.73     $ (0.39)
                                                       =======   =======   =======   =======     =======
Weighted average shares used to calculate basic net
  income (loss) per share...........................     1,600     1,600     1,604     1,641       6,651
                                                       =======   =======   =======   =======     =======
Diluted net income (loss) per share(2)..............   $ (3.45)  $  (.27)  $  (.40)  $  0.22     $ (0.39)
                                                       =======   =======   =======   =======     =======
Weighted average shares used to calculate diluted
  net income (loss) per share.......................     1,600     1,600     1,604     5,529       6,651
                                                       =======   =======   =======   =======     =======

                                                                          DECEMBER 31,
                                                       ---------------------------------------------------
                                                        1993      1994      1995      1996        1997
                                                       -------   -------   -------   -------   -----------
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents...........................   $   502   $   470   $   363   $ 1,682     $ 7,094
Working capital.....................................     1,952     2,680       543     2,513      17,297
Total assets........................................    18,332    18,001    19,751    22,898      27,432
Short-term borrowings...............................     5,103     4,858     7,837     9,629          86
Long-term debt, less current portion................     2,667     2,800        --        --          --
Total stockholders' equity..........................     3,580     3,331     2,862     4,628      19,119

---------------

(1) Represents an advisory fee paid to Capital Partners pursuant to an advisory agreement. The advisory agreement was terminated in December 1996. The 1996 amount includes a one-time termination payment of $360,000. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF STORAGE DIMENSIONS."

(2) See Note 1 of Notes to Consolidated Financial Statements of Storage Dimensions for an explanation of shares used in computing basic and diluted net income (loss) per share.

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
                                    ARTECON
                     (in thousands, except per share data)

                                                                                       NINE MONTHS
                                           YEAR ENDED MARCH 31,                    ENDED DECEMBER 31,
                              -----------------------------------------------   -------------------------
                               1993      1994      1995      1996      1997        1996          1997
                              -------   -------   -------   -------   -------   -----------   -----------
CONSOLIDATED STATEMENTS OF
  INCOME DATA:
Net revenues................  $25,200   $39,472   $47,883   $47,172   $55,317     $42,438       $52,601
Gross margin................    6,053     8,621     9,586    12,455    12,535       9,185        14,943
Operating expenses
  Selling, general and
     administrative.........    4,385     6,253     7,887     8,924     8,990       6,866        10,366
  Research and
     development............      505       949     1,134     1,405     2,317       1,539         2,337
  Acquired in-process
     research and
     development............                                                                      3,700
Operating income (loss).....    1,163     1,418       565     2,248     1,228         780        (1,460)
Net income (loss)...........      954     1,225       453     1,590       641         499        (1,614)
Basic net income (loss) per
  share.....................  $  0.18   $  0.23   $  0.09   $  0.30   $  0.12     $  0.10       $ (0.29)
Weighted average shares used
  to calculate basic net
  income (loss) per share...    5,205     5,225     5,225     5,218     5,202       5,203         5,619
Diluted net income (loss)
  per share.................  $  0.11   $  0.14   $  0.05   $  0.19   $  0.08     $  0.06       $ (0.29)
Weighted average shares used
  to calculate diluted net
  income (loss) per share...    8,688     8,708     8,645     8,532     8,410       8,411         5,619

                                                 MARCH 31,                            DECEMBER 31,
                              -----------------------------------------------   -------------------------
                               1993      1994      1995      1996      1997        1996          1997
                              -------   -------   -------   -------   -------   -----------   -----------
CONSOLIDATED BALANCE SHEET
  DATA:
Cash and cash equivalents...  $   794   $    39   $   299   $   793   $   746     $ 1,110       $    --
Working capital.............    3,771     4,393     4,935     6,772     6,810      10,113        13,315
Total assets................    8,217    11,086    13,984    14,382    15,194      21,930        29,343
Total long-term debt........    2,149     2,408     2,500     2,941     2,921       5,533        12,948
Total shareholders'
  equity....................    2,127     3,302     3,553     4,720     5,097       5,102         4,330

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated, nor is it necessarily indicative of future operating results or financial position. The unaudited pro forma combined financial statements have been derived from the historical consolidated financial statements of Artecon and Storage Dimensions and give effect to (i) the Merger as a reverse acquisition and a purchase of Storage Dimensions by Artecon for accounting purposes, and (ii) costs associated with the consummation of the Merger. The unaudited pro forma combined balance sheet gives effect to the combination as if it had occurred on December 31, 1997 using Artecon's and Storage Dimensions' December 31, 1997 consolidated financial statements. The unaudited pro forma combined statements of operations give effect to the combination as if it had occurred (i) on April 1, 1997, the beginning of the earliest period presented and (ii) at the beginning of the last full fiscal year for each company. The pro forma adjustments are based on preliminary estimates, available information and certain assumptions that management deems appropriate. The pro forma financial information does not purport to represent what the combined company's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates or to project the combined company's financial position or results of operations for any future period. The unaudited pro forma combined financial statements should be read in conjunction with Artecon's and Storage Dimensions' consolidated financial statements and the notes thereto included elsewhere herein.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 (in thousands)

                                                                STORAGE               PRO FORMA
                                                ARTECON        DIMENSIONS     --------------------------
                                             DECEMBER 31,     DECEMBER 31,    ACQUISITION
                                                 1997             1997        ADJUSTMENTS      COMBINED
                                             -------------    ------------    ------------     ---------
ASSETS
Current Assets:
  Cash and cash equivalents................     $    --          $ 7,094             --         $ 7,094
  Accounts receivable, net.................      12,490           12,178             --          24,668
  Inventories, net.........................      10,832            5,606             --          16,438
  Other current assets.....................       1,998              732             --           2,730
                                                -------          -------                        -------
    Total current assets...................      25,320           25,610             --          50,930
Property and equipment, net................       2,327            1,822             --           4,149
Other assets...............................       1,142               --             --           1,142
Other intangible assets, net...............         433               --          2,900(6)(7)     3,333
Goodwill, net..............................         121               --            303(7)          424
                                                -------          -------        -------         -------
    Total assets...........................     $29,343          $27,432        $ 3,203         $59,978
                                                =======          =======        =======         =======

             PRO FORMA COMBINED CONDENSED BALANCE SHEET (UNAUDITED)
                     (in thousands, except per share data)

                                                                 STORAGE                PRO FORMA
                                                  ARTECON       DIMENSIONS     ---------------------------
                                               DECEMBER 31,    DECEMBER 31,    ACQUISITION
                                                   1997            1997        ADJUSTMENTS        COMBINED
                                               -------------   ------------    ------------       --------
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current Liabilities:
  Accounts payable............................    $ 7,959         $ 4,016        $    --          $11,975
  Accrued liabilities.........................      3,303           4,211          5,100(1)        12,614
  Short-term borrowings.......................         --              86             --               86
  Current portion of long-term debt...........        743              --             --              743
                                                  -------         -------        -------          -------
    Total current liabilities.................     12,005           8,313          5,100           25,418
                                                  -------         -------        -------          -------
Long-term liabilities:
  Borrowings under lines of credit............     10,170              --             --           10,170
  Long-term debt..............................      2,778              --             --            2,778
  Minority interest...........................         60              --             --               60
                                                  -------         -------        -------          -------
    Total long-term liabilities...............     13,008              --             --           13,008
                                                  -------         -------        -------          -------
Stockholders' equity:
  Preferred stock.............................      4,904              --         (4,892)(2)           12
  Common stock................................      1,418              40         (1,353)(2)          105
  Additional paid-in capital..................         --          27,396         10,531(2)(3)     37,927
  Deferred compensation.......................         --            (351)           351(5)             0
  Foreign currency translation adjustment.....       (175)             --             --             (175)
  Accumulated deficit.........................     (1,817)         (7,966)        (6,534)(4)(6)   (16,317)
                                                  -------         -------        -------          -------
    Total stockholders' equity................      4,330          19,119         (1,897)          21,552
                                                  -------         -------        -------          -------
    Total liabilities and stockholders'
      equity..................................    $29,343         $27,432        $ 3,203          $59,978
                                                  =======         =======        =======          =======

---------------

(1) Adjustment to record the estimate of transaction costs related to the Merger.

(2) Adjustment to reflect the issuance of Storage Dimensions Common Stock and Storage Dimensions Preferred Stock in exchange for Artecon Common Stock and Artecon Preferred Stock.

(3) Adjustment to properly state the combined additional paid-in capital balance.

(4) Adjustment to eliminate the accumulated deficit account balance of Storage Dimensions.

(5) Vesting on underlying options is automatically accelerated upon consummation of the Merger.

(6) Adjustment to expense the acquired in-process research and development amounting to $14,500, based on management assumptions of the product line technology that has not yet reached technological feasibility.

(7) The fair market value of Storage Dimensions was based on the outstanding shares of Storage Dimensions at the average bid and ask price of $3.96875 on December 18, 1997. The unaudited estimated fair value of assets acquired and liabilities assumed is summarized as follows:

Fair market value of stock on December 18, 1997.............  $31,722
Fair value of liabilities assumed...........................    8,313
Other acquisition costs.....................................    5,100
Fair value of tangible and identifiable assets acquired.....  (27,432)
Acquired in-process research and development................  (14,500)
Other intangible assets.....................................   (2,400)
Acquired product line technology............................     (500)
                                                              -------
Excess of cost over identifiable assets acquired
  (goodwill)................................................  $   303
                                                              =======

        PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)
                     (in thousands, except per share data)

                                                  STORAGE                            NINE MONTHS ENDED
                                  ARTECON        DIMENSIONS        FALCON            DECEMBER 31, 1997
                                    NINE            NINE       APRIL 1, 1997    ---------------------------
                                MONTHS ENDED    MONTHS ENDED        THRU                 PRO FORMA
                                DECEMBER 31,    DECEMBER 31,     AUGUST 20,     ---------------------------
                                    1997          1997(1)         1997(2)        ADJUSTMENTS      COMBINED
                               --------------   ------------   --------------   -------------    ----------
Net revenues.................     $52,601         $ 50,451        $15,218          $    --        $118,270
Cost of sales................      37,658           32,445         11,782               --          81,885
                                  -------         --------        -------          -------        --------
  Gross profit...............      14,943           18,006          3,436               --          36,385
Selling, general and
  administrative expenses....      10,366           16,919          4,768               --          32,053
Research and development.....       2,337            4,759             --               --           7,096
Acquired in-process research
  and development............       3,700               --             --               --(8)        3,700
Amortization.................          --               --             --              794(3)           --
                                                                       --               32(4)          826
                                  -------         --------        -------          -------        --------
Loss from operations.........      (1,460)          (3,672)        (1,332)            (826)         (7,290)
Other income (expense):
  Interest income (expense),
     net.....................        (465)             175           (257)             (57)(5)        (604)
Loss on foreign currency
  transactions, net                  (185)              --             --               --            (185)
  Other......................         (77)              --             --               --             (77)
                                  -------         --------        -------          -------        --------
Loss before provision for
  income taxes...............      (2,187)          (3,497)        (1,589)            (883)         (8,156)
Benefit for income
  taxes(6)...................        (573)            (168)            --               --            (741)
                                  -------         --------        -------          -------        --------
Net loss.....................     $(1,614)        $ (3,329)       $(1,589)         $  (883)       $ (7,415)
                                  =======         ========        =======          =======        ========
                               HISTORICAL       HISTORICAL                                       PRO FORMA
                                  -------         --------                                        --------
Basic and diluted net loss
  per share..................     $ (0.29)        $  (0.42)                                       $  (0.37)
                                  =======         ========                                        ========
Weighted average shares used
  to calculate basic and
  diluted net loss per
  share(7)...................       5,619            7,883                                          20,082
                                  =======         ========                                        ========

---------------

(1) Storage Dimensions' results for the nine months ended December 31, 1997 are calculated based on the audited consolidated financial information for the year ended December 31, 1997 included elsewhere herein less the unaudited consolidated financial information for the quarter ended March 31, 1997 not included elsewhere herein. Storage Dimensions results for the quarter ended March 31, 1997 are not included in the pro forma presentation.

(2) Falcon's results for the period April 1, 1997 through August 20, 1997 are based on the audited financial information for the period January 1, 1997 through August 20, 1997 included elsewhere herein less the unaudited financial information for the quarter ended March 31, 1997 not included elsewhere herein. Falcon's results for the quarter ended March 31, 1997 are not included in the pro forma presentation.

(3) Adjustment to recognize amortization of other intangible assets and developed technology arising from the Merger over two to four years.

(4) Adjustment to recognize amortization of goodwill arising from the Merger over seven years.

(5) Adjustment to recognize additional interest expense related to the promissory notes issued to Falcon's previous shareholders.

(6) Prior to its acquisition by Artecon, Falcon was an S corporation. Provision (benefit) for income taxes was not considered material for the period from April 1-August 20, 1997.

(7) Preferred shares are excluded from the computation of diluted net loss per share due to their antidilutive nature.

(8) Excluded from the above is the adjustment to expense the $14,500 of acquired in-process research and development associated with the Merger based on management assumptions of the product line technology that has not yet reached technological feasibility. This amount has been included as an increase to accumulated deficit in the pro forma combined condensed balance sheet at December 31, 1997.

        PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)
                    (in thousands, except per share amounts)

                                                STORAGE
                                  ARTECON      DIMENSIONS       FALCON
                                 YEAR ENDED    YEAR ENDED     YEAR ENDED             PRO FORMA
                                 MARCH 31,    DECEMBER 31,   DECEMBER 31,   ---------------------------
                                    1997          1996           1996       ADJUSTMENTS       COMBINED
                                 ----------   ------------   ------------   ------------      ---------
Net revenues...................   $55,317       $72,310        $55,671       $       --       $183,298
Cost of sales..................    42,782        45,327         45,229                         133,338
                                  -------       -------        -------       ----------       --------
  Gross profit.................    12,535        26,983         10,442                          49,960
Selling, general and
  administrative expenses......     8,990        17,900          9,877                          36,767
Research and development.......     2,317         5,872             --               --          8,189
Amortization...................        --            --             --            1,058(3)
                                                                                     43(4)       1,101
Advisory fee payable to related
  party(2).....................        --           729             --               --            729
                                  -------       -------        -------       ----------       --------
Income from operations.........     1,228         2,482            565           (1,101)         3,174
Other income (expense):
  Interest expense, net........      (282)         (686)          (448)            (137)(5)     (1,553)
  Gain on foreign currency
     transactions, net.........        45            --             --               --             45
  Related party interest
     expense...................        --          (469)            --               --           (469)
  Other........................       (10)           --             --               --            (10)
                                  -------       -------        -------       ----------       --------
Income before provision for
  income taxes.................       981         1,327            117           (1,238)         1,187
Provision (benefit) for income
  taxes(1).....................       340           132             --             (220)(7)        252
                                  -------       -------        -------       ----------       --------
Net income.....................   $   641       $ 1,195        $   117       $   (1,018)(6)   $    935
                                  =======       =======        =======       ==========       ========
                                 HISTORICAL   HISTORICAL                                      PRO FORMA
                                  -------       -------                                       --------
Basic net income (loss)
  per share....................   $  0.12       $  0.73                                       $   0.07
                                  =======       =======                                       ========
Weighted average shares used to
  calculate basic net income
  per share....................     5,202         1,641                                         13,074
                                  =======       =======                                       ========
Diluted net income per share...   $  0.08       $  0.22                                       $   0.05
                                  =======       =======                                       ========
Weighted average shares used to
  calculate diluted net income
  per share....................     8,410         5,529                                         17,793
                                  =======       =======                                       ========

---------------

(1) Prior to its acquisition by Artecon, Falcon was an S Corporation. Provision (benefit) for income tax was not considered material for the year ended December 31, 1996.

(2) Represents an advisory fee paid to Capital Partners pursuant to the advisory agreement. The advisory agreement was terminated in December 1996. The 1996 amount includes a one-time termination payment of $360,000. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF STORAGE DIMENSIONS."

(3) Adjustment to recognize amortization of other intangible assets and developed technology arising from the Merger over two to four years.

(4) Adjustment to recognize amortization of goodwill arising from the Merger over seven years.

(5) Adjustment to recognize additional interest expense related to the promissory notes issued to Falcon's previous shareholder.

(6) Excluded from the above is the adjustment to expense the $14,500 of acquired in-process research and development associated with the Merger based on management assumptions of the product line technology that has not yet reached technological feasibility. This amount has been included as an increase to accumulated deficit in the pro forma combined condensed balance sheet at December 31, 1997.

(7) Adjustment to record the tax benefit of the pro forma adjustments at the assumed effective tax rate.

                           COMPARATIVE PER SHARE DATA

     The following table sets forth certain historical per share data of Storage Dimensions and Artecon and combined per share data on an unaudited pro forma basis after giving effect to the Merger as a purchase of Storage Dimensions by Artecon assuming the Merger had been effected during the periods presented. This data should be read in conjunction with the selected financial data, the unaudited pro forma combined financial information and the separate historical financial statements of Storage Dimensions and Artecon, and notes thereto, included elsewhere in this Joint Proxy Statement/Prospectus. The pro forma combined financial data is not necessarily indicative of the operating results that would have been achieved had the Merger been consummated as of the beginning of the periods indicated nor is such data necessarily indicative of future financial condition or results of operations. For purposes of the comparative per share data, Storage Dimensions' financial data at December 31, 1996 has been combined with Artecon's financial data at March 31, 1997.

                                            ARTECON                               STORAGE DIMENSIONS
                             --------------------------------------    ----------------------------------------
                              NINE MONTHS ENDED       YEAR ENDED        NINE MONTHS ENDED        YEAR ENDED
                                DECEMBER 31,          MARCH 31,           DECEMBER 31,          DECEMBER 31,
                                    1997                 1997                 1997                  1996
                             -------------------   ----------------    -------------------   ------------------
PER SHARE DATA:
  Basic net income (loss)
     per share.............        $(0.29)              $ 0.12               $(0.42)               $ 0.73
  Diluted net income (loss)
     per share.............        $(0.29)              $ 0.08               $(0.42)               $ 0.22

                                       PRO FORMA COMBINED                         PRO FORMA COMBINED
                                    INCOME (LOSS) PER SHARE                    INCOME (LOSS) PER SHARE
                              NINE MONTHS ENDED DECEMBER 31, 1997             YEAR ENDED MARCH 31, 1997
                             --------------------------------------    ----------------------------------------
                                 PER ARTECON         PER STORAGE           PER ARTECON          PER STORAGE
                             EQUIVALENT SHARE(3)   DIMENSIONS SHARE    EQUIVALENT SHARE(3)    DIMENSIONS SHARE
                             -------------------   ----------------    -------------------   ------------------
  Basic net income (loss)
     per share.............        $(0.80)              $(0.37)              $ 0.15                $ 0.07
  Diluted net income (loss)
     per share(4)..........        $(0.80)              $(0.37)              $ 0.11                $ 0.05

                                                                   DECEMBER 31, 1997
                                                              ----------------------------
                                                              ARTECON   STORAGE DIMENSIONS
                                                              -------   ------------------
BOOK VALUE DATA:
  Book value per common share(1)............................  $ 0.47          $ 2.41
  Pro forma combined book value per common share(2).........  $ 2.21          $ 1.02

---------------

(1) The historical book value per share is computed by dividing stockholders' equity by the number of shares of Common Stock (and all shares of Preferred Stock on an as-if-converted basis).

(2) The Pro Forma Combined Book Value Per Share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of Storage Dimensions Common Stock or Artecon Common Stock (including all shares of Preferred Stock on an as-if-converted basis) outstanding at the end of each period.

(3) The Artecon Equivalent Pro Forma Combined Per Share amounts are calculated by multiplying the Artecon combined pro forma per share amounts by an assumed Exchange Ratio of 2.16 per share of Artecon Common Stock.

(4) Preferred shares are excluded from the pro forma net loss per share computations due to their anti-dilutive nature.

                                  RISK FACTORS

     Storage Dimensions Stockholders and Artecon Shareholders should carefully consider the following matters in conjunction with the other information included in this Joint Proxy Statement/Prospectus in determining how to vote.

     The discussion in this Joint Proxy Statement/Prospectus contains forward-looking statements that involve risks and uncertainties. Storage Dimensions', Artecon's and the combined company's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and in the sections entitled "Storage Dimensions Management's Discussion and Analysis of Financial Condition and Results of Operations," "Storage Dimensions Business," "Artecon Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Artecon Business," as well as those discussed elsewhere in this Joint Proxy Statement/Prospectus.

RISKS RELATING TO THE MERGER

     EXCHANGE RATIO NOT DEPENDENT UPON CHANGES IN STORAGE DIMENSIONS STOCK PRICE. While the Exchange Ratio is subject to change based on changes in the number of shares of Storage Dimensions Common Stock and Artecon Common Stock prior to the Effective Time, the Applicable Multiple and the one-for-one exchange of Storage Dimensions Preferred Stock for Artecon Preferred Stock are fixed and will not be adjusted in the event of any increase or decrease in the market price of Storage Dimensions Common Stock. While dollar fluctuations in the market price of Storage Dimensions Common Stock will not affect the Exchange Ratio, they would change the aggregate value of the shares of Storage Dimensions Common Stock issued in the Merger. The market price of Storage Dimensions Common Stock at the Effective Time may vary from its price on the date of this Joint Proxy Statement/Prospectus and on the date of the Storage Dimensions Special Meeting and the Artecon Special Meeting. Such variations may be the result of changes in the business, operations or prospects of Storage Dimensions, market assessments of the likelihood that the Merger will be consummated, the timing thereof and the prospects of the Merger and post-Merger operations, regulatory considerations, general market and economic conditions and other factors. In the event that the market price of Storage Dimensions Common Stock decreases or increases prior to the Effective Time, the value at the Effective Time of Artecon capital stock would correspondingly decrease or increase. Because the Effective Time may occur at a date later than the Storage Dimensions Special Meeting or the Artecon Special Meeting, there can be no assurance that the market price of Storage Dimensions Common Stock on the date of such meetings will be indicative of its price at the Effective Time. The Reorganization Agreement provides that the Effective Time will occur as soon as practicable following the later to occur of the date when Storage Dimensions stockholder approval and Artecon shareholder approval are obtained and the satisfaction or waiver of the other conditions set forth in the Reorganization Agreement. Stockholders of Storage Dimensions and shareholders of Artecon are urged to obtain current market quotations for Storage Dimensions Common Stock. See "MARKET PRICE INFORMATION" and "THE REORGANIZATION AGREEMENT -- Terms of the Merger."

     NONREALIZATION OF SYNERGIES. The Merger involves the integration of two companies that have previously operated independently and will require substantial effort from each company, including the coordination of their research and development and sales and marketing efforts and integration of their product lines and personnel. There can be no assurance that Storage Dimensions and Artecon will be able to integrate their operations without encountering difficulties or experiencing the loss of key Storage Dimensions or Artecon personnel or that the benefits expected from such integration will be realized. In addition, the diversion of the attention of management and any difficulties encountered in the transition process (including the interruption of, or a loss of momentum in, the combined company's activities, problems associated with integration of management information and reporting systems, and delays in implementation of consolidation plans) could also have an adverse impact on the combined company's ability to realize anticipated synergies from the Merger. See "-- Recommendation of the Storage Dimensions Board; Storage Dimensions Reasons for the Merger" and "-- Recommendation of the Artecon Board; Artecon Reasons for the Merger."

     INCURRENCE OF SIGNIFICANT TRANSACTION CHARGES; DILUTIVE EFFECT TO STOCKHOLDERS. The parties expect to incur costs estimated to be an aggregate of approximately $5.1 million primarily for investment banking, legal and accounting fees incurred in connection with the Merger and other costs associated with combining the operations of the two companies, including restructuring costs. These costs will be recorded by Artecon as part of the purchase price at the time the Merger is consummated. Additional unanticipated expenses may be incurred relating to the integration of the businesses of Storage Dimensions and Artecon. There can be no assurance that combining the businesses of Storage Dimensions and Artecon, even if achieved in an efficient and effective manner, will result in combined results of operations and financial condition superior to what would have been achieved by either company independently. In accordance with purchase accounting rules, the historical book values of the assets and liabilities of Storage Dimensions will be adjusted to their fair values. The costs incurred to complete the Merger plus the excess of the fair value of the consideration paid over the adjusted fair values of the assets and liabilities of Storage Dimensions acquired will be recorded by Artecon as goodwill which will be amortized over approximately 7 years. In addition, the issuance of Storage Dimensions Common Stock in connection with the Merger could reduce the market price of Storage Dimensions' Common Stock unless revenue growth or cost savings and other business synergies sufficient to offset the effect of such issuance can be achieved. Finally, as a result of the Merger, any given Storage Dimensions stockholder's percentage ownership of Storage Dimensions capital stock prior to the Merger will decrease substantially and the percentage ownership of all pre-Merger Storage Dimensions stockholders will decrease from 100% of the outstanding capital stock of Storage Dimensions immediately prior to the Merger to approximately 37.5% of the outstanding capital stock of Storage Dimensions immediately following the Merger.

     EFFECT OF MERGER ON CUSTOMERS AND PARTNERS. Certain of Storage Dimensions' and Artecon's existing customers or strategic partners may view themselves as competitors of the other. As a consequence, each company's relationship with these customers or strategic partners could be adversely affected during the pendency of the Merger and after its completion.

     VOLATILITY OF STOCK PRICES, ABSENCE OF PUBLIC MARKET FOR PREFERRED
STOCK. The market price of the Storage Dimensions Common Stock has been, and is expected to continue to be, volatile. This volatility may result from a number of factors, including fluctuations in the combined company's quarterly revenues and net income, announcements of products by the combined company or its competitors, and conditions in the network storage system market. In addition, in the event that the Merger is not consummated, Storage Dimensions' stock price may be adversely affected. Also, the stock market has experienced and continues to experience extreme price and volume fluctuations which have affected the market prices of securities, particularly those of technology companies, and which often have been unrelated to the operating performance of the companies. These broad market fluctuations, as well as general economic and political conditions, may adversely affect the market price of the combined company's Common Stock in future periods. In addition, following the Merger, Storage Dimensions' Preferred Stock will not be publicly traded. As a result, there will be no market for such stock and it is not expected that an active trading market will ever develop for such shares.

     CERTAIN TERMS OF THE REORGANIZATION AGREEMENT. The Reorganization Agreement does not provide that the representations and warranties of either party must be true and correct as of the closing of the Merger. As a result, neither party has the right to terminate the Reorganization Agreement if, before closing, the other party experiences a material adverse change in its business, financial condition or results of operations.

     EFFECT OF CERTAIN TERMS OF CHARTER DOCUMENTS AND DELAWARE ANTI-TAKEOVER LAW. Certain provisions of Storage Dimensions' Certificate of Incorporation, as amended, and Bylaws, as amended, the DGCL and Storage Dimensions' indemnification agreements with certain officers and directors of Storage Dimensions may be deemed to have an anti-takeover effect. Such provisions may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider to be in that stockholder's best interests, including attempts that might result in a premium over the market price for the shares held by such stockholder.

     The Storage Dimensions Board may issue additional shares of Storage Dimensions Common Stock or establish one or more classes or series of Storage Dimensions Preferred Stock, having the number of shares

(up to 10,000,000), designations, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations as determined by the Storage Dimensions Board without stockholder approval. Storage Dimensions' Certificate of Incorporation, as amended, and Bylaws, as amended, contain a number of provisions that could impede a takeover or change in control of Storage Dimensions, including but not limited to the elimination of stockholders' ability to take action by written consent and a fair price requirement. In addition, upon approval of the Certificate of Amendment by the Storage Dimensions stockholders, the Storage Dimensions Certificate of Incorporation (i) will provide for a classified Board of Directors, (ii) will eliminate the ability of stockholders to remove a director from office without cause except, until the third annual meeting of the stockholders of Storage Dimensions following the Merger, by the affirmative vote of at least 80% of the outstanding voting stock of Storage Dimensions and by the affirmative vote of at least 66 2/3% of the outstanding voting stock of Storage Dimensions thereafter,
(iii) will designate a new Series A Preferred Stock (the "Series A Stock") consisting of 2,494,159 shares and (iv) will change the name of Storage Dimensions to "Artecon, Inc."

     At the Effective Time of the Merger, all of such shares of Storage Dimensions Preferred Stock will be issued to holders of the Sauey Preferred in exchange for the 2,494,159 shares of Sauey Preferred held by such persons. Each share of Storage Dimensions Preferred Stock will be convertible, at the option of the holder, at any time after January 1, 1999 into such number of shares of Storage Dimensions Common Stock as is determined in accordance with the conversion ratio prescribed in the Certificate of Amendment. Each share of Storage Dimensions Preferred Stock will be converted automatically into shares of Storage Dimensions Common Stock, as prescribed in the Certificate of Amendment, on the earlier of the close of business on the day on which the Storage Dimensions Board approves such conversion or when the 20-day average closing price of Storage Dimensions Common Stock equals or exceeds $9.00 per share. The maximum number of shares of Storage Dimensions Common Stock issuable upon conversion of the Storage Dimensions Preferred Stock being issued in the Merger is approximately 831,000. In the event of any liquidation, dissolution or winding up of Storage Dimensions, the holders of the Storage Dimensions Preferred Stock are entitled to a liquidation preference of $2.00 per share plus all accrued, accumulated or declared but unpaid dividends on each share of Storage Dimensions Preferred Stock held by such holders. The shares of Storage Dimensions Preferred Stock will be voted together with the Storage Dimensions Common Stock as a single class, and the holders of each share of Storage Dimensions Preferred Stock will be entitled to the number of votes equal to the number of shares of Storage Dimensions Common Stock into which such shares of Storage Dimensions Preferred Stock could be converted on the record date for the vote. Assuming the conversion of the Storage Dimensions Preferred Stock into the maximum number of shares of Storage Dimensions Common Stock, holders of the Sauey Preferred will hold approximately 27% of the outstanding voting stock of Storage Dimensions immediately following the Merger (which percentage includes all shares of Storage Dimensions Common Stock held by such holders), giving effect to the conversion of the Storage Dimensions Preferred Stock being issued in the Merger and the exercise of outstanding Storage Dimensions stock options with an exercise price of less than $3.96875 per share.

     In addition, Storage Dimensions is subject to the anti-takeover provisions of Section 203 of the DGCL. In general, the statute prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder.

     Each of the foregoing provisions gives the Storage Dimensions Board, acting without stockholder approval, the ability to prevent, or render more difficult or costly, the completion of a takeover transaction that stockholders might view as being in their best interests. See "DESCRIPTION OF CAPITAL STOCK -- Description of Storage Dimensions Capital Stock -- Effect of Certain Terms of Charter Documents and Delaware Anti-Takeover Law" and "COMPARISON OF RIGHTS OF STORAGE DIMENSIONS STOCKHOLDERS AND ARTECON SHAREHOLDERS -- Stockholder Approval of Certain Business Combinations."

RISKS RELATED TO THE BUSINESSES OF STORAGE DIMENSIONS AND ARTECON

     HISTORY OF OPERATING LOSSES; POTENTIAL FLUCTUATIONS IN QUARTERLY
RESULTS. While Storage Dimensions generated net income in 1996, it incurred losses in 1993, 1994, 1995 and 1997. Artecon has similarly incurred losses in prior periods. Storage Dimensions currently expects its revenues for the fiscal quarter ending March 31, 1998 to be significantly less than its results of operations for the fourth quarter of 1997 and for the first quarter of 1997. Storage Dimensions attributes the decline to a combination of uncertainty in the marketplace resulting from Storage Dimensions' announcement of the Merger in late 1997 and continued sales force productivity issues. Artecon currently expects its revenues for the fiscal quarter ending March 31, 1998 to be significantly less than its results of operations for the quarter ended December 31, 1997. Artecon attributes the decline primarily to post-holiday seasonal sales declines and uncertainty in the marketplace resulting from the announcement of the Merger in late 1997. There can be no assurance that the combined company will be profitable on a quarterly or annual basis.

     Storage Dimensions' and Artecon's quarterly operating results have in the past varied and may in the future vary significantly depending on a number of factors, including: the level of competition; the size, timing, cancellation or rescheduling of significant orders; product configuration and mix; market acceptance of new products and product enhancements; new product announcements or introductions by competitors; deferrals of customer orders in anticipation of new products or product enhancements; changes in pricing by the combined company or its competitors; the impact of price protection measures and return privileges granted by the combined company to its distributors and VARs; the ability of the combined company to develop, introduce and market new products and product enhancements on a timely basis; hardware component costs and availability, particularly with respect to hardware components obtained from sole sources; hardware supply constraints; the combined company's success in expanding its sales and marketing programs; technological changes in the network storage system market, in particular the PC-LAN and UNIX storage system markets; the mix of sales among the combined company's sales channels; levels of expenditures on research and development; changes in the combined company's strategy; personnel changes; and general economic trends and other factors.

     Sales for any future quarter are not predictable with any significant degree of certainty. Storage Dimensions and Artecon generally operate with limited order backlog because their products typically are shipped shortly after orders are received. As a result, sales in any quarter are generally dependent on orders booked and shipped in that quarter. Sales are also difficult to forecast because the PC-LAN and UNIX storage system markets are rapidly evolving and Storage Dimensions' and Artecon's sales cycles vary substantially from customer to customer. Each company's customers generally have the right to cancel orders at any time and a limited right to return products for a refund. The cancellation of orders already placed and the return of products could have a material adverse effect on operating results in any quarter. Due to the typical timing of customer orders, each company often ships products representing a significant portion of its net sales for a quarter during the last month of that quarter. Any significant deferral of these sales could have a material adverse effect on the results of operations in any particular quarter. To the extent that the combined company completes significant sales earlier than expected, operating results for subsequent quarters may be adversely affected. The combined company's expense levels will be based, in part, on its expectations as to future sales. As a result, if sales levels are below expectations, net income may be disproportionately affected.

     Over the past several years, Storage Dimensions has transitioned its focus from desktop subsystem products to enterprise RAID products for use primarily in PC-LAN network applications. As a result, Storage Dimensions has become increasingly dependent on the market for these products and on its ability to compete successfully in this market. Although Storage Dimensions has experienced growth in its net sales of enterprise and OEM products in prior periods, Storage Dimensions' net sales from its desktop products have declined during the same periods. In recent periods, the level of net sales growth generated from Storage Dimensions' enterprise and OEM products has not sustained a consistent quarter-over-quarter growth in total net sales. There can be no assurance that Storage Dimensions will experience sales growth with respect to its enterprise and OEM products in future periods. Due to all of the foregoing factors, period-to-period comparisons of its results of operations are not necessarily meaningful and should not be relied upon as an indicator of future performance. It is possible that in some future quarter the combined company's operating results may be below the expectations of public market analysts and investors. In such event, the price of Storage Dimensions' Common Stock would likely be materially and adversely affected.

     RELIANCE ON KEY CUSTOMERS AND INDIRECT DISTRIBUTION CHANNELS. Each of Storage Dimensions and Artecon sells its products through a direct sales force and through multi-tiered distribution channels. In 1997, Storage Dimensions' top ten customers, of which six were distributors or VARs, accounted for approximately 42% of Storage Dimensions' total net sales. In particular, The Sun Financial Group, an end user, accounted for approximately 10% of Storage Dimensions' 1997 total net sales. In 1996, Storage Dimensions' top ten customers, of which six were distributors or VARs, accounted for approximately 50% of its total net sales, and Tech Data and Xerox accounted for approximately 8% and 13%, respectively, of Storage Dimensions' total net sales. In addition, the following customers of Artecon accounted for approximately that percentage of Artecon's total revenues set forth below during the periods indicated: UUNET Technologies (13.5%) and GTE Government Systems (11.9%) for the nine-months ended December 31, 1997; Tracor Enterprise Solution (26.6%) for the fiscal year ended March 31, 1997; and GTE Government Systems (10.0%) for the fiscal year ended March 31, 1996. No other customer accounted for more than 10% of Artecon's total revenues during the nine-month period ended December 31, 1997, or during the fiscal years ended March 31, 1997, 1996 or 1995. Storage Dimensions and Artecon expect that a high percentage of the combined company's sales for the foreseeable future will be through indirect channels and to a limited number of customers. There can be no assurance that orders from existing customers will continue at their historical levels, or that the combined company will be able to obtain orders from new customers. Storage Dimensions and Artecon generally have not entered into long-term volume purchase contracts with their customers, and customers generally have certain rights to extend or to delay the shipment of their orders. Storage Dimensions provides price protection to distributors such that, if the company reduces the price of its products, distributors are entitled to a credit for the difference between the new, reduced price and the price previously paid for products held in the distributor's inventory at the time of the price reduction. As a result, price reductions could have an immediate material adverse effect on the combined company's results of operations, depending upon distributor inventory levels at the time of the price reduction. In 1995, 1996 and 1997, Storage Dimensions issued approximately $550,000, $840,000, and $485,000, respectively, of credits in connection with such price protection. The combined company's distributors and VARs may also carry competing product lines and could reduce or discontinue sales of the combined company's products, which could have a material adverse effect on the combined company's operating results. Although Storage Dimensions and Artecon believe that they provide adequate allowances for product returns, there can be no assurance that actual returns will not exceed recorded allowances which could have a material adverse effect on the combined company's operating results. In addition, there can be no assurance that existing end-user customers will not purchase their storage equipment from the manufacturer that provides their network computing systems and, as a result, reduce or eliminate purchases from the combined company. The loss of one or more of the combined company's current customers, particularly a principal customer, or cancellation or rescheduling of orders already placed, could materially and adversely affect the combined company's business, operating results or financial condition. See "STORAGE DIMENSIONS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and "ARTECON MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

     DEPENDENCE ON NEW PRODUCTS; RAPID TECHNOLOGICAL CHANGE. The storage system market is characterized by rapid technological change, changing customer needs, frequent new product introductions and evolving industry standards. The introduction of products embodying new technologies and increased storage capacities by the combined company's competitors and the emergence of new industry standards could render the combined company's products obsolete and unmarketable. The combined company's future success will depend upon its ability to develop and to introduce new products with increasing storage capabilities (including new software releases and enhancements) on a timely basis that keep pace with technological developments and emerging industry standards and address the increasingly sophisticated needs of its customers. There can be no assurance that the combined company will be successful in developing and marketing any other products that respond to technological changes or evolving industry standards, that the combined company will not experience difficulties that could delay or prevent the successful development, introduction and marketing of new products, or that its new products will adequately meet the requirements of the marketplace and achieve market acceptance. If the combined company is unable, for technological or other reasons, to develop and introduce new products, in particular those for use with Windows NT and UNIX systems, in a timely manner in response to changing market conditions or customer requirements, the combined company's business, operating results and financial condition will be materially and adversely affected.

     Storage system products like those offered by Storage Dimensions and Artecon may contain undetected software errors or failures when first introduced or as new versions are released. There can be no assurance that, despite testing, errors will not be found in new products after commencement of commercial shipments, resulting in a loss of or delay in market acceptance, which could have a material adverse effect on the combined company's business, operating results or financial condition. Each company's standard warranty provides that if the system does not function to published specifications the combined company will repair or replace the defective component without charge. Although to date each of Storage Dimensions' and Artecon's suppliers of hardware components have generally covered the warranty costs associated with such components, there can be no assurance that such manufacturers will continue to be willing or able to cover such costs, and their failure to do so would result in such costs being borne by the combined company. There can be no assurance that the combined company's warranty costs will not be significant in the future. Significant warranty costs, particularly those that exceed reserves, could have a material adverse effect on the combined company's business, operating results or financial condition.

     Storage Dimensions' and Artecon's agreements with customers typically contain provisions intended to limit exposure to potential product liability claims. It is possible that the limitation of liability provisions contained in Storage Dimensions' and Artecon's agreements may not be effective. Although Storage Dimensions and Artecon have not received any product liability claims to date, the sale and support of products by the combined company and the incorporation of products from other companies may entail the risk of such claims. A successful product liability claim against the combined company could have a material adverse effect on the combined company's business, operating results or financial condition.

     DEPENDENCE ON KEY PERSONNEL. The combined company's future performance will depend in significant part upon the continued service of its senior management and key sales and technical personnel. The combined company expects to provide incentives such as salary, benefits and option grants (which are typically subject to vesting over four years) to attract and retain qualified employees. In recent periods, Storage Dimensions and Artecon have experienced difficulties retaining existing and attracting and training new, skilled personnel. Any inability to attract, train and retain skilled sales personnel in future periods or the loss of the services of one or more of the combined company's officers or other key employees could have a material adverse effect on the combined company's business, operating results or financial condition. The combined company's future success will also depend on its ability to attract and retain highly qualified technical and management personnel. Competition for such personnel is intense, and there can be no assurance that the combined company can retain its key technical and management employees or that it can attract, assimilate or retain other highly qualified technical and management personnel in the future.

     DEPENDENCE ON GROWTH IN THE PC-LAN MARKET. Most of Storage Dimensions' products address the PC-LAN market, in particular NetWare and Windows NT applications. The combined company will likely continue to focus its development and marketing efforts on storage system applications, including storage systems for the UNIX market. The combined company's future financial performance will depend in part on continued growth in the storage systems market. There can be no assurance that the storage systems market will grow at rates currently anticipated, or at all. If the storage systems market fails to grow or grows more slowly than anticipated, or if storage systems based on emerging standards other than standards adopted by the combined company become increasingly accepted by the market, the combined company's business, operating results and financial condition would be materially and adversely affected. During recent years, segments of the computer industry have experienced significant economic downturns characterized by decreased product demand, production over capacity, price erosion, work slowdowns and layoffs. The combined company's operations may in the future experience substantial fluctuations from period to period as a consequence of such industry patterns, general economic conditions affecting the timing of orders from major customers and other factors affecting capital spending. There can be no assurance that such factors will not have a material adverse effect on the combined company's business, operating results or financial condition.

     COMPETITION. The storage system market is intensely competitive. Storage Dimensions competes in the storage systems market and experiences the greatest competition from traditional suppliers of storage systems, such as Compaq Corporation ("Compaq"), Hewlett-Packard Company ("HP") and International Business Machines Corporation ("IBM"), who market storage systems as part of their complete computer systems. Storage Dimensions also competes against independent storage system suppliers, including DEC Storage Works "DEC"), MTI Technology ("MTI"), Procom Technology, Inc., Auspex Systems, Inc., Data General Corporation, EMC Corporation, Network Appliance, Inc., Storage Computer, Inc. and Symbios Logic, Inc. Such competitors could develop and market products that address the storage systems market, and in particular Windows NT applications. Many of Storage Dimensions' current and potential competitors have significantly greater financial, technical, marketing, purchasing and other resources than Storage Dimensions, and as a result, may be able to respond more quickly to new or emerging technologies and changes in customer requirements, to devote greater resources to the development, promotion and sale of products than can Storage Dimensions, or to deliver competitive products at a lower end-user price. Storage Dimensions also expects that competition will increase as a result of industry consolidations. Current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their products to address the needs of Storage Dimensions' prospective customers. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. Increased competition is likely to result in price reductions, reduced operating margins and loss of market share, any of which could have a material adverse effect on the combined company's business, operating results or financial condition.

     Artecon has a number of competitors in various markets, including HP, Sun, IBM, Silicon Graphics ("SGI"), Compaq, DEC, DG Clariion, MTI, and EMC Corporation, many of which have substantially greater name recognition, engineering, manufacturing and marketing capabilities, and greater financial and personnel resources than Artecon. In particular, a number of Artecon's customers are also competitors, including Sun and SGI. Artecon expects to experience increased competition from established and emerging computer storage hardware and management software companies, particularly HP, Sun, IBM, Compaq, DEC, and EMC Corporation. In addition, increased competitive pressure could lead to intensified price-based competition, which could have a material adverse effect on Artecon's results of operations. There also has been, and may continue to be, a willingness on the part of certain large competitors to reduce prices in order to preserve or gain market share. Artecon believes that pricing pressures are likely to continue as competitors develop more competitive product offerings.

     Storage Dimensions and Artecon believe that the principal competitive factors affecting their markets include: fault-tolerant reliability, performance, ease of use, scalability, configurability, price and customer service and support. There can be no assurance that the combined company will be able to successfully incorporate these factors into its products and to compete against current or future competitors or that competitive pressures faced by the combined company will not materially and adversely affect its business, operating results or financial condition.

     DEPENDENCE ON LIMITED NUMBER OF SUPPLIERS OF HIGH QUALITY
COMPONENTS. Storage Dimensions relies upon a limited number of suppliers of several key components utilized in the assembly of Storage Dimensions' products. For example, Storage Dimensions purchases disk drives primarily from Seagate Technology, Inc. ("Seagate"), DLT tape drives exclusively from Quantum Corporation ("Quantum") and DGR (Dynamic Growth and Reconfiguration) RAID controllers exclusively from American Megatrends, Inc. In addition, Artecon relies upon a limited number of suppliers of several key components utilized in the assembly of Artecon's products, including Seagate, IBM, Quantum, Infortrend, Intel, CMD, Mylex and Sony. Storage Dimensions' and Artecon's reliance on its suppliers involves several risks, including: an inadequate supply of required components; price increases; late deliveries; and poor component quality. These risks are particularly significant with respect to suppliers of disk drives because, in order to meet product performance requirements, Storage Dimensions and Artecon must obtain disk drives with extremely high quality and capacity. In addition, there is currently a significant market demand for disk drives, tape drives and RAID controllers, and from time to time Storage Dimensions and Artecon may experience component shortages, selective supply allocations and increased prices of such components. Although to date neither Storage Dimensions nor Artecon has experienced shortages of such components, there can be no assurance that the combined company will be able to obtain its full requirements of such components in the future or that prices of such components will not increase. In addition, there can be no assurance that problems with respect to yield and quality of such components and timeliness of deliveries will not occur. Disruption or termination of the supply of these components could delay shipments of the combined company's products and could have a material adverse effect on the combined company's business, operating results or financial condition. Such delays could also damage relationships with current and prospective customers.

     In the past, due to Storage Dimensions' quality requirements, Storage Dimensions has experienced delays in the shipments of its new products principally due to an inability to qualify component parts from disk drive manufacturers and other suppliers, resulting in delay or loss of product sales. Storage Dimensions has currently qualified disk drives manufactured by Seagate, tape drives from Quantum, and RAID controllers from Mylex Corporation and American Megatrends. Although these delays in the past have not had a material adverse effect upon Storage Dimensions' business, operating results or financial condition, there can be no assurance that in the future any such delays will not have such a material adverse effect on the combined company.

     INTERNATIONAL OPERATIONS; CURRENCY FLUCTUATIONS. Artecon's international sales represented approximately 12.5%, 14.0%, 25.2% and 18.6% of Artecon's total revenues for the nine months ended December 31, 1997 and for the fiscal years ended March 31, 1997, 1996 and 1995, respectively. Artecon currently has sales offices in Japan, France, England and the Netherlands. Artecon and Storage Dimensions believe that the continued growth and profitability of the combined company will require expansion of international operations, particularly in Europe and Japan. Accordingly, following the Merger, Storage Dimensions intends to expand its international operations and enter additional international markets, which will require significant management attention and financial resources. In addition, the combined company's international operations are subject to a variety of risks associated with conducting business internationally, including fluctuations in currency exchange rates, longer payment cycles, difficulties in staffing and managing international operations, problems in collecting accounts receivable, seasonal reductions in business activity during the summer months in Europe and certain other parts of the world, increases in tariffs, duties, price controls or other restrictions on foreign currencies, and trade barriers imposed by foreign countries, any of which could have a material adverse effect on the combined company's business, operating results and financial condition. In addition, the combined company has only limited experience in developing localized versions of its products and marketing and distributing its products internationally. There can be no assurance that the combined company will be able to successfully localize, market, sell and deliver its products internationally. The inability of the combined company to expand its international operations successfully and in a timely manner could have a material adverse effect on the combined company's business, operating results and financial condition.

     A significant portion of Artecon's business is presently conducted in currencies other than the U.S. dollar. Foreign currency transaction gains and losses arising from normal business operations are credited to or charged against earnings in the period incurred. As a result, fluctuations in the value of the currencies in which the combined company conducts its business relative to the U.S. dollar will continue to cause the currency transaction gains and losses which Artecon has experienced in the past and continues to experience. Due to the substantial volatility of currency exchange rates, among other factors, the combined company cannot predict the effect of exchange rate fluctuations upon future operating results. There can be no assurance that the combined company will not experience currency losses in the future. Neither Artecon or Storage Dimensions has previously undertaken hedging transactions to cover its currency exposure but may hedge a portion of its currency exposure in the future as management deems appropriate. See "ARTECON MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

     DEPENDENCE ON PROPRIETARY TECHNOLOGY. Storage Dimensions' and Artecon's success depends significantly upon their respective proprietary technology. Storage Dimensions and Artecon currently rely on a combination of patent, copyright and trademark laws, trade secrets, confidentiality agreements and contractual provisions to protect their proprietary rights and seek to protect their respective software, documentation and other written materials under trade secret and copyright laws, which afford only limited protection. Storage

Dimensions has registered its Storage Dimensions and LANStor trademarks and will continue to evaluate the registration of additional trademarks as appropriate. Storage Dimensions and Artecon have registered numerous trademarks and will continue to evaluate the registration of additional trademarks as appropriate. Storage Dimensions and Artecon generally enter into confidentiality agreements with their employees and with key vendors and suppliers. Storage Dimensions currently has one U.S. patent application pending associated with the object-oriented layered architecture of its RAIDFlex array management software. As of December 31, 1997, Artecon had been issued a total of seven U.S. patents covering certain elements of its products. There can be no assurance that issued patents will provide a meaningful competitive barrier or that any pending patents at either company will ever be issued, that the combined company will develop proprietary products or technologies that are patentable, that any patent issued in the future will provide the combined company with any competitive advantages or will not be challenged by third parties, or that the patents of others will not have a material adverse effect on the combined company's ability to do business. Storage Dimensions and Artecon believe that the rapidly changing technology in the computer storage industry makes future success dependent more on the technical competence and creative skills of its personnel than on any patents it may be able to obtain.

     There has also been substantial litigation in the computer industry regarding intellectual property rights, and litigation may be necessary to protect the combined company's proprietary technology. Storage Dimensions and Artecon have from time to time received claims that they are infringing third parties' intellectual property rights, and there can be no assurance that third parties will not in the future claim infringement by the combined company with respect to current or future products, trademarks or other proprietary rights. Storage Dimensions and Artecon expect that companies in the storage system market will increasingly be subject to infringement claims as the number of products and competitors in the combined company's target markets grows. Any such claims or litigation may be time-consuming and costly, cause product shipment delays, require the combined company to redesign its products or require the combined company to enter into royalty or licensing agreements, any of which could have a material adverse effect on the combined company's business, operating results or financial condition. Despite the combined company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the combined company's products or to obtain and use information that Storage Dimensions regards as proprietary. For example, in February 1998, Artecon filed a suit against certain former employees alleging, among other things, trade secret misappropriation. In addition, the laws of some foreign countries do not protect proprietary rights to as great an extent as do the laws of the United States. There can be no assurance that the combined company's means of protecting its proprietary rights will be adequate or that the combined company's competitors will not independently develop similar technology, duplicate the combined company's products or design around patents issued to the combined company or other intellectual property rights of the combined company. See "BUSINESS OF ARTECON -- Legal Proceedings."

     EFFECT ON FUTURE STOCK SALES. An aggregate of approximately 4,500,623 shares of Storage Dimensions Common Stock beneficially owned by Capital Partners and Maxtor Corporation have certain registration rights, including the right to require registration of their shares under certain circumstances and subject to certain conditions. The sale of a significant number of the foregoing shares at one time pursuant to these registration rights may cause a reduction in the market price of the Storage Dimensions Common Stock. See "DESCRIPTION OF STORAGE DIMENSIONS CAPITAL STOCK -- Registration Rights."

     YEAR 2000 COMPLIANCE. Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. Beginning in the year 2000, these date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, in less than two years, computer systems and/or software used by many companies may need to be upgraded to comply with such "Year 2000" requirements. Significant uncertainty exists in the software industry concerning the potential effects associated with such compliance. The cost of making the combined company's products Year 2000 compliant is not expected to be material.

     Storage Dimensions believes that the purchasing patterns of customers and potential customers may be affected by the Year 2000 issues in a variety of ways. Many companies are expending significant resources to correct or patch their current software systems for Year 2000 compliance. These expenditures may result in reduced funds available to purchase products such as those offered by the combined company. Conversely,

Year 2000 issues may cause other companies to accelerate purchases, thereby causing an increase in short-term demand and a consequent decrease in long-term demand for products. Additionally, Year 2000 issues could cause a significant number of companies, including current customers, to reevaluate their current information system needs, and as a result consider switching to other systems or suppliers. Any of the foregoing could result in a material adverse effect on the combined company's business, operating results and financial condition.

                                  INTRODUCTION

     This Joint Proxy Statement/Prospectus is being furnished to the Storage Dimensions stockholders in connection with the solicitation of proxies by the Storage Dimensions Board for use at the Storage Dimensions Special Meeting to be held at the corporate offices of Storage Dimensions at 1656 McCarthy Boulevard, Milpitas, CA 95035 on March 31, 1998, at 9:00 a.m., local time, and at any and all adjournments or postponements thereof. This Joint Proxy Statement/Prospectus also constitutes the Prospectus of Storage Dimensions with respect to the issuance of shares of Storage Dimensions Common Stock and Storage Dimensions Preferred Stock to the Artecon shareholders in connection with the Merger, as described below.

     This Joint Proxy Statement/Prospectus is also being furnished to the Artecon shareholders in connection with the solicitation of proxies by the Artecon Board for use at the Artecon Special Meeting to be held at the corporate offices of Artecon at 6305 El Camino Real, Carlsbad, California 92009 on March 31, 1998, at 9:00 a.m., local time, and at any and all adjournments or postponements thereof.

                       STORAGE DIMENSIONS SPECIAL MEETING

     At the Storage Dimensions Special Meeting, the Storage Dimensions stockholders will consider and vote upon the approval of the Business Combination Proposal, the Certificate of Incorporation Amendments, the Stock Plan Amendments and such other matters as may properly come before the Storage Dimensions Special Meeting or any adjournments or postponements thereof.

     THE STORAGE DIMENSIONS BOARD HAS UNANIMOUSLY APPROVED THE BUSINESS COMBINATION PROPOSAL, THE CERTIFICATE OF INCORPORATION AMENDMENTS AND STOCK PLAN AMENDMENTS AND UNANIMOUSLY RECOMMENDS THAT STORAGE DIMENSIONS STOCKHOLDERS VOTE FOR THE BUSINESS COMBINATION PROPOSAL, THE CERTIFICATE OF INCORPORATION AMENDMENTS AND STOCK PLAN AMENDMENTS. SEE "THE MERGER -- BACKGROUND OF THE MERGER", "-- RECOMMENDATION OF THE STORAGE DIMENSIONS BOARD; STORAGE DIMENSIONS REASONS FOR THE MERGER" AND "ADDITIONAL MATTERS FOR CONSIDERATION BY STORAGE DIMENSIONS STOCKHOLDERS."

  Record Date

     The Storage Dimensions Board has fixed the close of business on February 23, 1998 as the Storage Dimensions Record Date for determining holders entitled to notice of and to vote at the Storage Dimensions Special Meeting.

  Quorum

     The presence in person or by properly executed proxy of holders of a majority of the issued and outstanding shares of Storage Dimensions Common Stock is necessary to constitute a quorum at the Storage Dimensions Special Meeting. Abstentions and broker non-votes will each be included in determining whether a quorum is present.

  Required Votes

     Approval of the Business Combination Proposal and the Certificate of Incorporation Amendments requires the affirmative vote of a majority of the outstanding shares of Storage Dimensions Common Stock. Accordingly, abstentions and broker non-votes are equivalent to negative votes for purposes of approving the Business Combination Proposal and the Certificate of Incorporation Amendments. The effectiveness of the Certificate of Incorporation Amendments is subject to the approval of the Business Combination Proposal. Notwithstanding any indication to the contrary, a vote against the Business Combination Proposal will constitute a vote against the Certificate of Incorporation Amendments. In addition, Proposals 2 and 3 are mutually dependent. That is, a vote against Proposal 2 will constitute a vote against Proposal 3, and a vote against Proposal 3 will constitute a vote against Proposal 2. Approval of the Stock Plan Amendments will require the affirmative vote of the holders of a majority of the shares of Storage Dimensions Common Stock present in person or represented by proxy at the Storage Dimensions Special Meeting and voting with respect to the Stock Plan Amendments. Abstentions are equivalent to negative votes for purposes of approving the Stock Plan Amendments. Broker non-votes will not be counted in determining whether the Stock Plan Amendments have been approved.

  Voting Rights; Proxies

     As of the Storage Dimensions Record Date, there were 8,022,430 shares of Storage Dimensions Common Stock issued and outstanding, each of which entitles the holder thereof to one vote. All shares of Storage Dimensions Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies.

     IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF STORAGE DIMENSIONS COMMON STOCK WILL BE VOTED IN FAVOR OF APPROVAL OF THE BUSINESS COMBINATION PROPOSAL, THE CERTIFICATE OF INCORPORATION AMENDMENTS AND STOCK PLAN AMENDMENTS. Storage Dimensions does not know of any matters other than as described in the accompanying Notice of the Storage Dimensions Special Meeting that are to come before the Storage Dimensions Special Meeting. If any other matter or matters are properly presented for action at the Storage Dimensions Special Meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld. A Storage Dimensions stockholder giving a proxy pursuant to this proxy solicitation may revoke it at any time before it is exercised by giving a subsequent proxy, delivering to the Secretary of Storage Dimensions at the address of Storage Dimensions set forth elsewhere in this Joint Proxy Statement/Prospectus a written notice of revocation prior to the voting of the proxy at the Storage Dimensions Special Meeting, or attending the Storage Dimensions Special Meeting and informing the Secretary of Storage Dimensions in writing that such stockholder wishes to vote his or her shares in person. However, mere attendance at the Storage Dimensions Special Meeting will not in and of itself have the effect of revoking the proxy. Notwithstanding the foregoing, the holders of a majority of the outstanding shares of Common Stock of Storage Dimensions and the holders of a majority of the outstanding shares of Artecon Common Stock and Artecon Preferred Stock have agreed to vote in favor of the Merger and the Certificate of Incorporation Amendments and not to change their vote prior to the holding of the Storage Dimensions Special Meeting and the Artecon Special Meeting. See "OTHER AGREEMENTS -- Artecon Voting Agreements" and "-- Storage Dimensions Voting Agreements."

     Votes cast by proxy or in person at the Storage Dimensions Special Meeting will be tabulated by the election inspectors appointed for the meeting and such inspectors will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be treated as present for purposes of determining whether or not a quorum is present, but will not be considered as present and entitled to vote with respect to that matter.

  Solicitation of Proxies

     The expenses of the solicitations of proxies for the Storage Dimensions Special Meeting will be borne by Storage Dimensions. In addition to solicitation by mail, proxies may be solicited by directors, officers and employees of Storage Dimensions in person or by telephone, telegram or other means of communication. These persons will receive no additional compensation for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will also be made by Storage Dimensions with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and Storage Dimensions will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

     THE MATTERS TO BE CONSIDERED AT THE STORAGE DIMENSIONS SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE STORAGE DIMENSIONS STOCKHOLDERS. ACCORDINGLY, THE STORAGE DIMENSIONS STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

                            ARTECON SPECIAL MEETING

     At the Artecon Special Meeting, the Artecon shareholders will consider and vote upon the Merger Proposal.

     THE ARTECON BOARD HAS UNANIMOUSLY APPROVED THE MERGER PROPOSAL AND UNANIMOUSLY RECOMMENDS THAT ARTECON SHAREHOLDERS VOTE FOR THE MERGER PROPOSAL. SEE "THE MERGER -- BACKGROUND OF THE MERGER" AND "-- RECOMMENDATION OF THE ARTECON BOARD; ARTECON REASONS FOR THE MERGER."

  Record Date

     The Artecon Board has fixed the close of business on February 23, 1998 as the Artecon Record Date for determining holders entitled to notice of and to vote at the Artecon Special Meeting.

  Quorum

     The presence in person or by properly executed proxy of holders of a majority of the issued and outstanding shares of Artecon Common Stock and Artecon Preferred Stock is necessary to constitute a quorum at the Artecon Special Meeting. Abstentions will be included in determining whether a quorum is present.

  Required Votes

     Approval of the Merger Proposal requires the affirmative vote of a majority of the outstanding shares of Artecon Common Stock and Artecon Preferred Stock, each voting as a separate class. Accordingly, abstentions are equivalent to negative votes for purposes of approving the Merger Proposal.

  Voting Rights; Proxies

     As of the Artecon Record Date, there were 6,043,990 shares of Artecon Common Stock and 2,517,159 shares of Artecon Preferred Stock, issued and outstanding, each of which entitles the holder thereof to one vote. All shares of Artecon capital stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies.

     IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF ARTECON CAPITAL STOCK WILL BE VOTED IN FAVOR OF APPROVAL OF THE MERGER PROPOSAL. No additional matters other than as described in the accompanying Notice of the Artecon Special Meeting will come before the Artecon Special Meeting. An Artecon stockholder giving a proxy pursuant to this proxy solicitation may revoke it at any time before it is exercised by giving a subsequent proxy, delivering to the Secretary of Artecon at the address of Artecon set forth elsewhere in this Joint Proxy Statement/Prospectus a written notice of revocation prior to the voting of the proxy at the Artecon Special Meeting, or attending the Artecon Special Meeting and informing the Secretary of Artecon in writing that such shareholder wishes to vote his or her shares in person. However, mere attendance at the Artecon Special Meeting will not in and of itself have the effect of revoking the proxy. Notwithstanding the foregoing, the holders of a majority of the outstanding shares of Storage Dimensions Common Stock and the holders of a majority of the outstanding shares of Artecon Common Stock and Artecon Preferred Stock have agreed to vote in favor of the Merger and not to change their vote prior to the holding of the Storage Dimensions Special Meeting and the Artecon Special Meeting. See "OTHER AGREEMENTS -- Artecon Voting Agreements" and "-- Storage Dimensions Voting Agreements."

     Votes cast by proxy or in person at the Artecon Special Meeting will be tabulated by the election inspectors appointed for the meeting and such inspectors will determine whether or not a quorum is present.

  Solicitation of Proxies

     The expenses of the solicitation of proxies for use at the Artecon Special Meeting will be borne by Artecon. In addition to solicitation by mail, proxies may be solicited by directors, officers and employees of Artecon in person or by telephone, telegram or other means of communication. These persons will receive no additional compensation for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

     THE MATTERS TO BE CONSIDERED AT THE ARTECON SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE ARTECON SHAREHOLDERS. ACCORDINGLY, THE ARTECON SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

                                   THE MERGER

     This section of the Joint Proxy Statement/Prospectus, as well as the next two sections of the Joint Proxy Statement/Prospectus entitled "The Reorganization Agreement" and "Other Agreements," describe certain aspects of the proposed Merger. To the extent that the following descriptions relate to the Reorganization Agreement, or the other agreements described under "Other Agreements," they do not purport to be complete and are qualified in their entirety by reference to the Reorganization Agreement, which is attached as Annex A to this Joint Proxy Statement/Prospectus, to the Certificate of Amendment of the Storage Dimensions Certificate of Incorporation, which is attached as Annex B to this Joint Proxy Statement/Prospectus, to the Voting Agreements, which are attached as Annexes E and F to this Joint Proxy Statement/Prospectus, and to each of the other agreements described herein which are filed as exhibits to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part, all of which documents are incorporated herein by reference. All stockholders are urged to read the Reorganization Agreement, the Certificate of Amendment, the Voting Agreements and such other agreements in their entirety.

GENERAL

     The Reorganization Agreement provides for the merger of Merger Sub with and into Artecon. As a result of the Merger, Merger Sub will cease to exist, Artecon will become a wholly-owned subsidiary of Storage Dimensions, and the former shareholders of Artecon will become stockholders of Storage Dimensions. The Reorganization Agreement provides that the Merger will be consummated if the required approvals of the Artecon shareholders and the Storage Dimensions stockholders are obtained and all other conditions to the Merger are satisfied or waived.

     In the Merger, Storage Dimensions will issue an aggregate of approximately 13,120,000 million shares of Storage Dimensions Common Stock to the Artecon shareholders. Such shares would have a value of approximately $52,480,000, based upon the closing price of Storage Dimensions Common Stock as reported on the Nasdaq National Market on February 23, 1998. In addition, Storage Dimensions will issue an aggregate of 2,494,159 shares of Storage Dimensions Series A Preferred Stock to certain Artecon shareholders, which shares will not be publicly traded. Immediately following the Business Combination, the former holders of Artecon capital stock will hold approximately 62.5% of the outstanding capital stock of Storage Dimensions and the current holders of Storage Dimensions Common Stock will hold approximately 37.5% of the outstanding capital stock of Storage Dimensions, in each case giving effect to the conversion of the Storage Dimensions Series A Preferred Stock being issued in the Merger and the exercise of outstanding Storage Dimensions stock options with an exercise price of less than $3.96875 per share. While the percentage of outstanding capital stock of Storage Dimensions to be held by former holders of Artecon Common Stock and current holders of Storage Dimensions Common Stock following the Merger is fixed, the exact number of shares of Storage Dimensions Common Stock issuable to the former Artecon shareholders (but not shares of Storage Dimensions Preferred Stock) is subject to modest change based upon changes in the number of outstanding shares of Storage Dimensions Common Stock and Artecon Common Stock prior to the Merger. Based upon the number of shares of each company outstanding on February 23, 1998, approximately 2.16 shares of Storage Dimensions Common Stock would be issued for each share of Artecon Common Stock in the Merger. While dollar fluctuations in the market price of Storage Dimensions Common Stock will not affect the Exchange Ratio, they would change the aggregate value of shares of Storage Dimensions Common Stock issued in the Merger.

     More specifically the exact number of shares of Storage Dimensions Common Stock into which each share of Artecon Common Stock will be converted will be determined as of the Effective Time (as defined below) as follows: the Exchange Ratio will be a fraction the numerator of which is the number of Merger Shares (as defined below) and the denominator of which is the number of Artecon Shares (as defined below). "Merger Shares" shall mean the shares of Storage Dimensions Common Stock to be issued to holders of Artecon Common Stock in the Merger and shall be equal to the product of (A) the Applicable Multiple times (B) the sum of (x) the number of shares of Storage Dimensions Common Stock outstanding immediately prior to the Effective Time plus (y) the maximum number of shares of Storage Dimensions Common Stock issuable upon exercise of any options to purchase Storage Dimensions Common Stock (without regard to vesting) with option exercise prices of less than $3.96875. "Artecon Shares" shall mean the sum of (A) the number of shares of Artecon Common Stock outstanding immediately prior to the Effective Time plus (B) the maximum number of shares of Artecon Common Stock underlying any instruments convertible into or exchangeable for Artecon Common Stock (without regard to vesting) outstanding immediately prior to the Effective Time, including shares of Artecon Preferred Stock other than the 2,494,159 shares of Artecon Preferred Stock held by W. R. Sauey and certain of his affiliates. Such shares of Artecon Preferred Stock held by W.R. Sauey and such affiliates (the "Sauey Preferred") will be converted into 2,494,159 shares of Storage Dimensions Preferred Stock pursuant to the Merger. Although the Applicable Multiple is fixed, the Exchange Ratio is subject to modest change based upon changes in the number of shares of Storage Dimensions Common Stock and Artecon Common Stock outstanding immediately prior to the Effective Time.

     In addition, each share of Artecon Preferred Stock outstanding at the Effective Time (other than Dissenting Shares) will be converted into the right to receive one share of Storage Dimensions Preferred Stock. All holders of Artecon Preferred Stock, other than the Sauey Preferred, have agreed to convert such Artecon Preferred Stock into shares of Artecon Common Stock prior to the Effective Time, which shares will then be converted into Storage Dimensions Common Stock pursuant to the Merger.

EFFECTIVE TIME

     The Merger will become effective (the "Effective Time") upon the filing and acceptance of a certificate of merger with the Secretary of State of the State of California (the "Certificate of Merger"). The filing of the Certificate of Merger will occur as soon as practicable after the latest to occur of the approval of the Merger by the Artecon shareholders or the Storage Dimensions stockholders, subject to the satisfaction or waiver of the other conditions to the consummation of the Merger. If the requisite approvals of stockholders of Storage Dimensions and shareholders of Artecon are received and all other conditions to the Merger are satisfied or waived, the Merger is anticipated to close on or about March 31, 1998.

     The Reorganization Agreement may be terminated under certain circumstances by any party if the Merger shall not have been consummated on or before May 31, 1998. The Reorganization Agreement may also be terminated under certain other circumstances. See "THE REORGANIZATION AGREEMENT -- Conditions to the Merger" and "-- Termination of the Reorganization Agreement."

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF ARTECON CERTIFICATES

     The conversion of Artecon capital stock into the right to receive Storage Dimensions capital stock will occur automatically at the Effective Time. As soon as practicable after the Effective Time, Storage Dimensions or its designee will mail to the holders of Artecon capital stock a letter of transmittal in customary form, together with instructions for effecting the surrender of Artecon stock certificates in exchange for certificates representing Storage Dimensions Common Stock or Preferred Stock. Upon surrender of an Artecon stock certificate to Storage Dimensions or its designee and a duly executed letter of transmittal, the holder of such Artecon stock certificate will be entitled to receive in exchange therefor a certificate representing the number of whole shares of Storage Dimensions Common Stock or Storage Dimensions Preferred Stock that such holder has the right to receive and cash in lieu of any fractional share of Storage Dimensions Common Stock.

     If any issuance of certificates representing shares of Storage Dimensions Common Stock or Storage Dimensions Preferred Stock in exchange for certificates representing shares of Artecon Common Stock or Artecon Preferred Stock is to be made to a person other than the holder of Artecon stock certificates in whose name such Artecon certificates are registered at the Effective Time, such certificates must be properly endorsed or otherwise in proper form for transfer and the Artecon shareholder requesting such issuance must either pay any required tax or establish to the satisfaction of Storage Dimensions that such tax is not payable.

     After the Effective Time, there will be no further transfers of Artecon Common Stock or Artecon Preferred Stock on the stock transfer books of Artecon. If a certificate representing Artecon Common Stock or Artecon Preferred Stock is presented for transfer after the Effective Time, it will be canceled and exchanged for a certificate representing the appropriate number of full shares of Storage Dimensions Common

Stock or Storage Dimensions Preferred Stock and cash in lieu of fractional shares and any dividends and distributions with respect to Storage Dimensions Common Stock with a record date after the Effective Time.

     After the Effective Time and until surrendered, certificates representing shares of Artecon Common Stock or Artecon Preferred Stock will be deemed for all corporate purposes, other than the payment of dividends and distributions, to evidence ownership of the number of full shares of Storage Dimensions Common Stock or Storage Dimensions Preferred Stock into which such shares of Artecon Common Stock or Artecon Preferred Stock were converted at the Effective Time. No dividends or other distributions, if any, payable to holders of Storage Dimensions Common Stock or Storage Dimensions Preferred Stock will be paid to the holders of any certificates for shares of Artecon Common Stock or Artecon Preferred Stock until such certificates are surrendered. Upon surrender of such certificates, all such declared dividends and distributions which shall have become payable with respect to Storage Dimensions Common Stock or Storage Dimensions Preferred Stock in respect of a record date that occurred after the Effective Time will be paid to the holder of record of the shares of Storage Dimensions Common Stock or Storage Dimensions Preferred Stock represented by the certificate issued in exchange therefor, without interest. See "THE REORGANIZATION AGREEMENT -- Exchange of Certificates."

     ARTECON SHAREHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

BACKGROUND OF THE MERGER

  Storage Dimensions

     In late 1996, the Storage Dimensions Board began a thorough review of the strategic alternatives available to expand its business. Alternatives considered included combining with another industry participant, selling the business to a larger company and effecting an initial public offering of Storage Dimensions Common Stock in order to reduce its debt burden and finance expanding operations. In late 1996 and early 1997, Storage Dimensions contacted potential business combination/acquisition candidates, including Artecon. Storage Dimensions also began its initial public offering process. As the business combination/ acquisition activities did not look as promising as effecting an initial public offering, Storage Dimensions elected to discontinue the combination/acquisition activities and focus its efforts instead on completing a public offering. In March 1997, Storage Dimensions completed its initial public offering.

     Beginning in mid-1997, the Storage Dimensions Board again began to consider the benefits of developing relationships with other participants in the industry. It was anticipated that this could provide additional strength to counter the growing competitiveness of the industry and the recent unfavorable financial results of Storage Dimensions. In September 1997, Storage Dimensions retained Salomon Smith Barney as its financial advisor to assist Storage Dimensions in identifying potential strategic transaction partners. Storage Dimensions began to hold discussions in the fall of 1997 with a third party, but these discussions did not result in any definitive terms or an offer to enter into a strategic combination with Storage Dimensions.

  Artecon

     In February and March 1995, the Artecon Board and senior management of Artecon began to discuss alternative strategies for the long-term growth of Artecon. The alternatives discussed included an initial public offering of Artecon's Common Stock, joint ventures and other strategic business arrangements, including possible acquisitions of companies with complementary products or market position. Due to market conditions at the time, the Artecon Board determined that the best course of action would be to explore possible business combinations with properly situated companies, to be followed by an initial public offering, if then appropriate.

     At the end of 1995 and during 1996, the Artecon Board and senior management of Artecon identified various companies that it considered to be potential candidates to be approached for a possible business combination, including Storage Dimensions and Falcon Systems, Inc. ("Falcon"). The Artecon Board reviewed the business, financial condition and performance, prospects, technology and product offerings of such candidates, focusing efforts on Storage Dimensions and Falcon. In the summer of 1996, Artecon had discussions with Falcon regarding a potential business combination, which discussions subsequently were terminated. At various times between September 1996 and January 1997, Artecon met informally with management of Storage Dimensions to discuss a possible business combination. By January 1997, however, Storage Dimensions was in the process of its initial public offering and both parties felt it was in their best interests to terminate discussions.

     In August 1997, Artecon completed the acquisition of substantially all of the assets and certain liabilities of Falcon (the "Falcon Acquisition"). The Falcon Acquisition added new products and additional domestic sales offices and sales personnel to Artecon's business operations. Through the Falcon Acquisition, Artecon significantly expanded its customer and revenue base, and expects to be able to take advantage of certain economies of scale through the consolidation of the companies' business operations and customer service, accounting and administrative functions.

  Contacts between the Parties

     In early November 1997, a telephone conference between the Storage Dimensions Chairman of the Board and members of Artecon management was held at which the potential benefits of a business combination of the two parties were discussed. The parties agreed to continue to further explore a potential business combination.

     On November 19, 1997, the Vice Chairman of the Board and Chief Executive Officer of Storage Dimensions visited Artecon's facility in Carlsbad, California and met with members of Artecon management. During these discussions, the participants continued to evaluate the potential benefits of a business combination and performed due diligence investigations of each other.

     On November 28, 1997, the Chairman and Vice Chairman of the Storage Dimensions Board met with the Chairman of the Board and the Chief Executive Officer of Artecon. The specific terms of a business combination, including percentage ownership by each party were discussed at length. Both parties agreed to hold further discussions to continue to negotiate specific terms. To facilitate such discussions, a mutual confidentiality and nonsolicitation agreement was signed by both parties on December 4, 1997.

     On December 8, 1997, representatives of Artecon visited Storage Dimensions for the purpose of conducting their due diligence investigation of Storage Dimensions and held several meetings with Storage Dimensions management.

     On December 11, 1997, Storage Dimensions management, representatives of its auditors and Salomon Smith Barney visited Artecon to continue their due diligence investigation of Artecon and held several meetings with members of Artecon management.

     From December 15 through December 18, 1997, Storage Dimensions management and its auditors continued to meet with Artecon management to continue their due diligence review of Artecon.

     On December 19, 1997, Storage Dimensions held a meeting of its Board of Directors at which the potential synergies of a business combination with Artecon were reviewed. Members of Storage Dimensions management reported on their financial review of Artecon. Storage Dimensions' legal counsel was also present at this meeting and reviewed the progress of the drafting of definitive merger documents, the terms thereof and due diligence issues identified to date.

     Also on December 19, 1997, Artecon held a meeting of its Board of Directors to review and discuss the proposed terms of the potential business combination between Artecon and Storage Dimensions. Artecon's legal counsel reviewed the terms of the proposed combination and due diligence issues disclosed in legal counsel's review of Storage Dimensions' documents.

     On December 20, 1997, another Storage Dimensions Board meeting was held. At this meeting, Salomon Smith Barney reviewed with the Board certain financial aspects of the proposed transaction. Extensive discussions ensued concerning the transaction and Storage Dimensions' strategic alternatives. Storage Dimensions' legal counsel also participated in this meeting and reviewed with the Board draft merger documents and due diligence issues.

     On December 22, 1997, another Storage Dimensions Board meeting was held. At the meeting, Storage Dimensions' legal counsel reviewed the terms of the proposed definitive merger and related documents and final due diligence issues. Also at such meeting, Salomon Smith Barney rendered its opinion to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the Merger Consideration was fair, from a financial point of view, to Storage Dimensions, and reviewed the financial analyses performed by Salomon Smith Barney in connection with such opinion. After extensive discussion, the Storage Dimensions Board unanimously approved the Merger and the Reorganization Agreement.

     On December 22, 1997, the Artecon Board held another meeting at which Artecon's legal counsel reviewed the terms of the proposed merger contained in the definitive merger documents. In particular, the Artecon Board discussed with legal counsel certain terms of the Reorganization Agreement, the Voting Agreements and the proposed amendments to the Storage Dimensions Certificate of Incorporation to be filed in connection with the Merger. Following full discussion of the proposed merger, the Artecon Board unanimously approved the Merger Proposal and the transactions contemplated thereby.

     On the same day, the Reorganization Agreement, Voting Agreements and Affiliate Agreements were executed by the parties.

RECOMMENDATION OF THE STORAGE DIMENSIONS BOARD; STORAGE DIMENSIONS REASONS FOR THE MERGER

     The Storage Dimensions Board has unanimously determined that the terms of the Reorganization Agreement and the Merger are fair to, and in the best interests of, the Storage Dimensions stockholders. Accordingly, the Storage Dimensions Board has unanimously approved the Reorganization Agreement and unanimously recommends that the Storage Dimensions stockholders vote FOR approval of the Business Combination Proposal. In reaching its determination, the Storage Dimensions Board consulted with Storage Dimensions' management, as well as its legal counsel, accountants and financial advisor, and gave significant consideration to a number of factors bearing on its decision. The post-Merger ownership between Storage Dimensions stockholders and Artecon shareholders was determined in arm's-length negotiation. The ownership allocation ultimately agreed to by the Storage Dimensions Board was approved by such Board based upon the Storage Dimensions Board's evaluation of a number of factors including the amount of revenue contributed by each party in the Merger, the amount of Earnings Before Income Taxes ("EBIT") contributed by each party in the Merger, the historical gross margins of each party, relative balance sheet contributions of each party and technology contributions by each party. The following are the primary reasons the Storage Dimensions Board believes the Merger will be beneficial to Storage Dimensions and its stockholders:

     - The belief that the Merger represents an opportunity to more rapidly increase sales revenue through further penetration of the existing customers of both organizations. In particular, the potential for expanded product offerings into the UNIX marketplace with existing Storage Dimensions customers and the penetration with Windows NT products into the existing Artecon customer base was considered.

     - The belief that the foreign sales capabilities of Artecon would give Storage Dimensions access to these markets far sooner and more economically than it would be able to achieve on its own.

     - The belief that Storage Dimensions has significant software expertise in the area of storage management (RAIDScape software) and clustered storage systems (SuperFlex 5500); and that Artecon has significant hardware design expertise (Lynx, Sphinx, AerReal).

     - The belief that the combined research and development staff will be more productive and allow a sharper focus on the key competencies of each company.

     - The belief that the combined purchasing power of the two companies could result in significant cost reductions for key components, particularly disk drives.

     - The belief that the efficiencies of combining operations and administrative functions would result in cost savings by eliminating certain fixed costs.

     - The belief that the larger market presence of the combined company would result in significant increases in marketing strength and presence and would improve the combined company's competitive posture in both industry segments.

     - The belief that the increased size of the combined company would enhance its ability to attract and retain skilled personnel, especially in the area of sales, operations, and research and development.

     - The belief that there is a significant potential enhancement of the strategic and market position of the combined company beyond that achievable by Storage Dimensions alone.

     In addition to the reasons set forth above, during the course of its deliberations concerning the Merger, the Storage Dimensions Board consulted with Storage Dimensions' legal counsel and financial advisors as well as Storage Dimensions' management, and reviewed a number of other factors relevant to the Merger, including:

     - Information concerning the business, assets, operations, properties, management, financial condition, operating results, competitive position and prospects of Storage Dimensions and Artecon.

     - Reports from its legal counsel on specific terms of the Reorganization Agreement, the Storage Dimensions Voting Agreements and the Certificate of Amendment;

     - The opinion of Salomon Smith Barney to the effect that, as of December 22, 1997 and based upon and subject to certain matters stated in such opinion, the Merger Consideration was fair, from a financial point of view, to Storage Dimensions (See "-- Opinion of Financial Advisor to Storage Dimensions").

     The Storage Dimensions Board also considered a number of potentially negative factors in its deliberations concerning the Merger, including:

     - The risk that the combined company might not be able to achieve revenues equal to the sum of the anticipated revenues of Storage Dimensions and Artecon as independent entities.

     - The risk that revenue might shrink if some significant customers reduce or terminate their purchase of Storage Dimensions and/or Artecon products because of uncertainties concerning the Merger.

     - The risk that the combined company might not achieve the expected revenue and operating synergies.

     - The adverse effects of one-time charges expected to be incurred in connection with the costs of the Merger and the subsequent integration of the companies, including write-offs for in-process research and development expenses of Storage Dimensions.

     - The potential adverse effects on the combined company's results of operations of amortizing the goodwill that would be recorded in connection with the Merger.

     - The risk that certain key employees or members of management of either Storage Dimensions or Artecon may decide not to continue employment with the combined company.

     - The risk that other benefits sought to be achieved by the Merger would not be obtained.

     After carefully considering the potentially negative factors set forth above, the Storage Dimensions Board concluded that the potential benefits attendant to the Merger outweighed such negative factors and determined that the Merger is fair to and in the best interest of the Storage Dimensions stockholders.

     The foregoing discussion of the information and positive and negative factors considered by the Storage Dimensions Board in approving of the Business Combination Proposal is not intended to be exhaustive, but includes the factors considered by the Storage Dimensions Board to have been material in their analysis of the Business Combination Proposal. In considering the Business Combination Proposal, given the number and diversity of the potentially positive and negative factors considered, the Storage Dimensions Board did not find it practical or feasible to quantify or otherwise attempt to assign any relative or specific values to any of the foregoing factors. In making their determination, individual directors may have accorded different values to different factors.

RECOMMENDATION OF THE ARTECON BOARD; ARTECON REASONS FOR THE MERGER

     The Artecon Board has unanimously determined that the terms of the Reorganization Agreement and the transactions contemplated thereby are fair to, and in the best interests of, the Artecon shareholders. Accordingly, the Artecon Board has unanimously approved the Merger Proposal and unanimously recommends that the Artecon shareholders vote FOR approval of the Merger Proposal. The Artecon Board believes that the Merger will result in greater value to Artecon's shareholders than would otherwise be realized through continued growth of Artecon as an independent entity.

     The following list includes some of the factors the Artecon Board considered material in its evaluation of the Merger:

     - The belief that the Merger represents an opportunity to increase Artecon's product and services offerings and market penetration in a shorter period of time than the continued growth of Artecon as an independent entity.

     - The belief that the immediate increase in customer base of the combined company would provide Artecon with the size and breadth of product offerings necessary to enhance its market position within the UNIX and Windows NT markets.

     - The belief that the combined company would be able to include additional product enhancement in its Windows NT platforms, enabling it to meet the needs of customers who use Windows NT as well as UNIX platforms (i.e., customers would be able to call one vendor to provide them with peripherals that operate on both the Windows NT and UNIX platforms).

     - The belief that Storage Dimensions' software products in development would add significant value and key differentiation in the marketplace (RAIDScape software and clustered storage systems software for Windows NT applications).

     - The belief that the larger revenue and asset base of the combined company would likely enhance the combined company's access to equity and debt capital.

     - The belief that the combined company would likely realize certain operating efficiencies as a result of the Merger, including in the areas of research and development and administration.

     - The belief that the increased size of the combined company would enhance its ability to attract and retain skilled personnel, especially in the area of sales, operations and research and development.

     - The liquidity for the Artecon shareholders that would result from the Merger.

     The Artecon Board also considered a number of potentially negative factors concerning the Merger, including:

     - The risk that the combined company might not be able to achieve revenues equal to the sum of the anticipated revenues of Storage Dimensions and Artecon as independent entities.

     - The risk that the combined company might not realize the anticipated economies of scale or combined operating efficiencies.

     - The adverse effects of one-time charges expected to be incurred in connection with the costs of the Merger and the subsequent integration of the companies, including write-offs for in-process research and development expenses of Storage Dimensions.

     - The potential adverse effects on the combined company's results of operations of amortizing the goodwill that would be recorded in connection with the Merger.

     - The potential that certain key employees or members of management of either Storage Dimensions or Artecon may determine not to continue employment with the combined company.

     - The risk that other benefits sought to be achieved by the Merger would not be obtained.

     After carefully considering the potentially negative factors set forth above, the Artecon Board concluded that the potential benefits attendant to the Merger outweighed such negative factors and determined that the Merger is fair to and in the best interest of the Artecon shareholders. On December 22, 1997, the Artecon Board unanimously approved the Merger Proposal and recommended that the Artecon shareholders vote in favor of the Merger Proposal.

     The foregoing discussion of the information and positive and negative factors considered by the Artecon Board in approving the Merger Proposal is not intended to be exhaustive, but includes the factors considered by the Artecon Board to have been material in their analysis of the Merger Proposal. In considering the Merger Proposal, given the number and diversity of the potentially positive and negative factors considered, the Artecon Board did not find it practical or feasible to quantify or otherwise attempt to assign any relative or specific values to any of the foregoing factors. In making their determination, individual directors may have accorded different values to different factors.

OPINION OF FINANCIAL ADVISOR TO STORAGE DIMENSIONS

     Salomon Smith Barney was retained by Storage Dimensions to act as its financial advisor in connection with the proposed Merger. On December 22, 1997, at a meeting of the Board of Directors of Storage Dimensions held to evaluate the proposed Merger, Salomon Smith Barney delivered an oral opinion (which opinion was subsequently confirmed by delivery of a written opinion dated December 22, 1997) to the Board of Directors of Storage Dimensions to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Merger Consideration was fair, from a financial point of view, to Storage Dimensions. Salomon Smith Barney's opinion does not address the fairness of the Merger Consideration from a financial point of view to the stockholders of Storage Dimensions since the stockholders of Storage Dimensions will not be asked to convert their shares of Storage Dimensions Common Stock in the Merger.

     In arriving at its opinion, Salomon Smith Barney reviewed the Reorganization Agreement and held discussions with certain senior officers, directors and other representatives and advisors of Storage Dimensions and certain senior officers and other representatives and advisors of Artecon concerning the businesses, operations and prospects of Storage Dimensions and Artecon. Salomon Smith Barney examined certain publicly available business and financial information relating to Storage Dimensions and certain available business and financial information relating to Artecon as well as certain financial forecasts and other information and data for Storage Dimensions and Artecon which were provided to or otherwise discussed with Salomon Smith Barney by the respective managements of Storage Dimensions and Artecon, including information relating to certain strategic implications and operational benefits anticipated to result from the Merger. Salomon Smith Barney reviewed the financial terms of the Merger as set forth in the Reorganization Agreement in relation to, among other things: current and historical market prices and trading volumes of Storage Dimensions Common Stock; the historical and projected earnings and other operating data of Storage Dimensions and Artecon; and the capitalization and financial condition of Storage Dimensions and Artecon. Salomon Smith Barney also considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which Salomon Smith Barney considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Salomon Smith Barney considered relevant in evaluating those of Storage Dimensions and Artecon. Salomon Smith Barney also evaluated the potential pro forma financial impact of the Merger on Storage Dimensions. In addition to the foregoing, Salomon Smith Barney conducted such other analyses and examinations and considered such other financial, economic and market criteria as Salomon Smith Barney deemed appropriate in arriving at its opinion. Salomon Smith Barney noted that its opinion was necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Salomon Smith Barney as of the date of its opinion.

     In rendering its opinion, Salomon Smith Barney assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with Salomon Smith Barney. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Salomon Smith Barney, the managements of Storage Dimensions and Artecon advised Salomon Smith Barney that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of Storage Dimensions and Artecon as to the future financial performance of Storage Dimensions and Artecon and the strategic implications and operational benefits (including the amount, timing and achievability thereof) anticipated to result from the Merger. Salomon Smith Barney assumed, with the consent of the Board of Directors of Storage Dimensions, that the Merger will be treated as a tax-free reorganization for federal income tax purposes. Salomon Smith Barney also assumed, with the consent of the Board of Directors of Storage Dimensions, that the number of fully diluted shares of Storage Dimensions Common Stock outstanding immediately prior to the Effective Time would not vary materially from the number of fully diluted shares of Storage Dimensions Common Stock outstanding as of December 22, 1997. The opinion of Salomon Smith Barney, as set forth therein, relates to the relative values of Storage Dimensions and Artecon. Salomon Smith Barney did not express any opinion as to what the value of the Storage Dimensions Common Stock or Storage Dimensions Preferred Stock actually will be when issued pursuant to the Merger, what the value of the Storage Dimensions Common Stock will be upon conversion of the Storage Dimensions Preferred Stock or the prices at which the Storage Dimensions Common Stock or Storage Dimensions Preferred Stock will trade or otherwise be transferable subsequent to the Merger. Salomon Smith Barney did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Storage Dimensions or Artecon nor did Salomon Smith Barney make any physical inspection of the properties or assets of Storage Dimensions or Artecon. Salomon Smith Barney was not requested to consider, and Salomon Smith Barney's opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for Storage Dimensions or the effect of any other transaction in which Storage Dimensions might engage. Although Salomon Smith Barney evaluated the Merger Consideration from a financial point of view, Salomon Smith Barney was not asked to and did not recommend the specific consideration payable in the Merger, which was determined through negotiation between Storage Dimensions and Artecon. No other limitations were imposed by Storage Dimensions on Salomon Smith Barney with respect to the investigations made or procedures followed by Salomon Smith Barney in rendering its opinion.

     THE FULL TEXT OF THE WRITTEN OPINION OF SALOMON SMITH BARNEY DATED DECEMBER 22, 1997, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS ANNEX C AND SHOULD BE READ CAREFULLY IN ITS ENTIRETY. THE OPINION OF SALOMON SMITH BARNEY IS DIRECTED TO THE BOARD OF DIRECTORS OF STORAGE DIMENSIONS AND RELATES ONLY TO THE FAIRNESS OF THE MERGER CONSIDERATION FROM A FINANCIAL POINT OF VIEW TO STORAGE DIMENSIONS, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR RELATED TRANSACTIONS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE STORAGE DIMENSIONS SPECIAL MEETING. THE SUMMARY OF THE OPINION OF SALOMON SMITH BARNEY SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In preparing its opinion, Salomon Smith Barney performed a variety of financial and comparative analyses, including those described below. The summary of such analyses does not purport to be a complete description of the analyses underlying Salomon Smith Barney's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, Salomon Smith Barney believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and opinion. In its analyses, Salomon Smith Barney made numerous assumptions with respect to Storage Dimensions, Artecon, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Storage Dimensions and Artecon. The estimates contained in such analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Salomon Smith Barney's opinion and analyses were only one of many factors considered by the Board of Directors of Storage Dimensions in its evaluation of the Merger and should not be viewed as determinative of the views of the Board of Directors or management of Storage Dimensions with respect to the Merger Consideration or the proposed Merger.

     Salomon Smith Barney's financial analyses assume an implied value for the Storage Dimensions Common Stock component of the Merger Consideration of approximately $51.6 million, calculated based on the aggregate number of shares of Storage Dimensions Common Stock issuable in the Merger (12,891,817 shares, based on the number of outstanding shares of Storage Dimensions Common Stock on December 19, 1997) multiplied by the closing price for Storage Dimensions Common Stock on December 19, 1997 ($4.00 per share).

     Selected Company Analysis. Using publicly available information, Salomon Smith Barney analyzed, among other things, the market values and trading multiples of Storage Dimensions and the following selected publicly traded companies in the systems storage industry, consisting of: (i) small capitalization disk systems companies: Auspex Systems, Inc.; Box Hill Systems Corp.; Ciprico Inc.; Procom Technology, Inc.; and Storage Computer Corporation (the "Small Cap Disk Systems Companies"); (ii) large capitalization disk systems companies: EMC Corporation; Data General Corporation; MTI Technology Corporation; and Network Appliance, Inc. (the "Large Cap Disk Systems Companies"); and (iii) tape systems companies: Advanced Digital Information Corporation; Exabyte Corporation; Overland Data, Inc.; and Storage Technology Corporation (the "Tape Systems Companies" and, together with the Small Cap Disk Systems Companies and the Large Cap Disk Systems Companies, the "Selected Companies"). With respect to the Selected Companies, Salomon Smith Barney focused primarily on the Small Cap Disk Systems Companies, which companies Salomon Smith Barney considered to be most similar to Storage Dimensions and Artecon. Salomon Smith Barney compared market values as a multiple of, among other things, estimated calendar 1997 and 1998 net income, and adjusted market values (market value, plus total debt, less cash, plus operating leases capitalized at 12.5%) as multiples of, among other things, latest 12 months revenues and earnings before interest and taxes ("EBIT"). Salomon Smith Barney also compared the implied trading multiples for the combined company based on the trading multiples of the Small Cap Disk Systems Companies. All multiples were based on closing stock prices as of December 19, 1997. Net income estimates for the Selected Companies were based on estimates of selected investment banking firms and net income estimates for Storage Dimensions and Artecon were based on internal estimates of the managements of Storage Dimensions and Artecon. For purposes of its analysis, Salomon Smith Barney reviewed Artecon's estimated calendar 1997 financial results pro forma for the Falcon Acquisition. Applying a range of multiples for the Small Cap Disk Systems Companies of estimated calendar 1997 net income and latest 12 months EBIT to the estimated calendar 1997 net income and EBIT of Storage Dimensions resulted in negative equity values for Storage Dimensions. The implied equity reference range for Storage Dimensions based on latest 12 months revenue multiples of the Small Cap Disk Systems Companies was not meaningful given the lack of profitability in the operations of Storage Dimensions over the ninemonth period preceding December 19, 1997. Estimated calendar 1997 net income and latest 12 months EBIT multiples for the Small Cap Disk System Companies also were deemed not to be meaningful when applied to Artecon's estimated calendar 1997 net income and EBIT given the fact that operating losses incurred by Falcon prior to the Falcon Acquisition substantially reduced Artecon's estimated calendar 1997 net income and EBIT. Applying a range of multiples (excluding outliers) for the Small Cap Disk Systems Companies of estimated calendar 1998 net income of 10.3x to 14.3x to corresponding financial data for Storage Dimensions resulted in an equity reference range for Storage Dimensions of approximately $3.79 to $5.26 per share, as compared to the market value for Storage Dimensions of $4.00 per share based on a closing price of Storage Dimensions Common Stock on December 19, 1997. Applying a range of multiples (excluding outliers) for the Small Cap Disk Systems Companies of estimated calendar 1998 net income and latest 12 months revenues of 10.3x to 14.3x and 0.9x to 1.5x, respectively, to the estimated calendar 1998 net income and estimated calendar 1997 revenues of Artecon resulted in an equity reference range for Artecon of approximately $78.1 million to $123.5 million, as compared to the equity value implied by the Merger Consideration of approximately $51.6 million based on a closing price of Storage Dimensions Common Stock on December 19, 1997. Based on internal estimates of the managements of Storage Dimensions and Artecon as to the estimated calendar 1998 earnings per share ("EPS") of the pro forma combined company and the cost savings and other potential synergies anticipated by the managements of Storage Dimensions and Artecon to result from the Merger, and applying a range of estimated calendar 1998 price to earnings multiples of the Small Cap Disk Systems Companies of 10.0x to 14.0x to corresponding financial data for the pro forma combined company, resulted in an implied equity reference range for the combined company of approximately $4.71 to $9.03 per share.

     Selected Merger and Acquisition Transactions Analysis. Using publicly available information, Salomon Smith Barney analyzed the purchase price and implied transaction value multiples paid in the following selected transactions in the systems storage industry, consisting of (acquiror/target): Fujitsu Limited/Amdahl Corporation (the "Fujitsu/Amdahl Transaction"); Compaq Computer Corporation/Tandem Computers Incorporated; Gateway 2000, Inc./Advanced Logic Research, Inc. (the "Gateway/Advanced Logic Transaction"); Silicon Graphics, Inc./Cray Research, Inc.; EMC Corporation/McData Corporation; Hewlett-Packard Company/Convex Computer Corporation; and Seagate Technology, Inc./Conner Peripherals, Inc. (the "Seagate/Conner Transaction"). With respect to such transactions, Salomon Smith Barney focused primarily on the Fujitsu/Amdahl Transaction, the Gateway/Advanced Logic Transaction and the Seagate/ Conner Transaction, which involved companies Salomon Smith Barney considered to be most similar to Storage and Artecon (collectively, the "Selected Transactions"). Salomon Smith Barney compared purchase prices in the Selected Transactions as a multiple of, among other things, latest 12 months net income, and transaction values as multiples of, among other things, latest 12 months revenues and EBIT. All multiples for the Selected Transactions were based on information available at the time of announcement of the transaction. Applying the range of multiples for the Selected Transactions of latest 12 months net income and EBIT to the estimated calendar 1997 net income and EBIT of Storage Dimensions resulted in negative equity values for Storage Dimensions. Latest 12 months net income multiples for the Selected Transactions were deemed not to be meaningful when applied to Artecon's estimated calendar 1997 net income given the fact that operating losses incurred by Falcon prior to the Falcon Acquisition substantially reduced Artecon's estimated calendar 1997 net income. Applying a range of multiples (excluding outliers) for the Selected Transactions of latest 12 months revenues of 0.5x to 0.7x to estimated calendar 1997 revenues for Storage Dimensions resulted in an equity reference range for Storage Dimensions of approximately $5.28 to $7.06 per share, as compared to the market value for Storage Dimensions of $4.00 per share based on a closing price of Storage Dimensions Common Stock on December 19, 1997. Applying a range of multiples (excluding outliers) for the Selected Transactions of latest 12 months revenues and EBIT to the estimated calendar 1997 revenues and EBIT of Artecon resulted in an equity reference range for Artecon of approximately $36.8 million to $76.9 million, as compared to the equity value implied by the Merger Consideration of approximately $51.6 million based on a closing price of Storage Dimensions Common Stock on December 19, 1997.

     No company, transaction or business used in the "Selected Company Analysis" or "Selected Merger and Acquisition Transactions Analysis" as a comparison is identical to Storage Dimensions, Artecon or the Merger. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the Selected Companies, Selected Transactions or the business segment, company or transaction to which they are being compared.

     Contribution Analysis. Salomon Smith Barney analyzed the respective contributions of Storage Dimensions and Artecon to, among other things, the revenues, EBIT and net income of the combined company for the calendar year ended December 1996 and latest 12 months ended September 30, 1997 and the estimated revenues, EBIT and net income of the combined company for calendar years 1997 and 1998, based on internal estimates of the managements of Storage Dimensions and Artecon. This analysis indicated that (i) for the calendar year ended December 31, 1996, Storage Dimensions would have contributed approximately 39.7% of revenues, 66.0% of EBIT and 64.2% of net income, and Artecon would have contributed 60.3% of revenues, 34.0% of EBIT and 35.8% of net income, of the combined company, (ii) for the latest 12 months ended September 30, 1997, Storage Dimensions would have contributed approximately 41.5% of revenues, 45.7% of EBIT and (92.5)% of net income, and Artecon would have contributed approximately 58.5% of revenues, 54.3% of EBIT and 192.5% of net income, of the combined company, (iii) in estimated calendar year 1997, Storage Dimensions would contribute approximately 42.9% of revenues and (52.0)% of EBIT, and Artecon would contribute approximately 57.1% of revenues and 152.0% of EBIT of the combined company (net income figures were not meaningful given the fact that Storage Dimensions net losses are expected to exceed Artecon's net income in calendar 1997), and (iv) in estimated calendar year 1998, Storage Dimensions would contribute approximately 41.7% of revenues, 23.6% of EBIT and 27.2% of net income, and Artecon would contribute approximately 58.3% of revenues, 76.4% of EBIT and 72.8% of net income, of the combined company. Based on the Merger Consideration, current stockholders of Storage Dimensions and Artecon would own approximately 37.5% and 62.5%, respectively, of the equity value of the combined company upon consummation of the Merger (giving effect to the exercise of Storage Dimensions stock options with an exercise price of less than $3.94 per share), and Storage Dimensions and Artecon would constitute approximately 27.5% and 72.5%, respectively, of the enterprise value of the combined company (giving effect to the exercise of Storage Dimensions stock options with an exercise price of less than $3.94 per share).

     Discounted Cash Flow Analysis. Salomon Smith Barney performed separate discounted cash flow analyses of the projected free cash flows of Storage Dimensions and Artecon for fiscal years ended December 31, 1998 through 2002, based on internal estimates of the managements of Storage Dimensions and Artecon. The stand-alone discounted cash flow analyses of Storage Dimensions and Artecon were determined by (i) adding (x) the present value of the projected free cash flows of Storage Dimensions and Artecon over the five-year period from 1998 to 2002 and (y) the present value of the estimated terminal values of Storage Dimensions and Artecon in year 2002 and (ii) subtracting the current net debt of Storage Dimensions and Artecon. The ranges of estimated terminal values for Storage Dimensions and Artecon at the end of the five-year period were calculated by applying terminal value multiples of 8.0x to 10.0x to the projected 2002 earnings before interest, taxes, depreciation and amortization ("EBITDA") of Storage Dimensions and Artecon. The cash flows and terminal values of Storage Dimensions and Artecon were discounted to present value using discount rates ranging from 17.5% to 22.5%. Utilizing such terminal multiples and discount rates, this analysis resulted in an equity reference range for Storage Dimensions of approximately $3.63 to $4.82 per share, as compared to the market value for Storage Dimensions of $4.00 per share based on a closing stock price of Storage Dimensions Common Stock on December 19, 1997, and an equity reference range for Artecon of approximately $75.8 million to $114.8 million, as compared to the equity value implied by the Merger Consideration of approximately $51.6 million.

     Pro Forma Merger Analysis. Salomon Smith Barney analyzed certain pro forma effects resulting from the Merger, including, among other things, the impact of the Merger on the projected earnings per share ("EPS") of Storage Dimensions for the calendar year 1998, based on internal estimates of the managements of Storage Dimensions and Artecon. The results of the pro forma merger analysis suggested that the Merger could be accretive to the fully diluted EPS of Storage Dimensions in calendar year 1998, both before and after giving effect to certain cost savings and other potential synergies anticipated by the managements of Storage Dimensions and Artecon to result from the Merger. The actual results achieved by the combined company may vary from projected results and the variations may be material.

     Other Factors and Comparative Analyses. In rendering its opinion, Salomon Smith Barney considered certain other factors and conducted certain other comparative analyses, including, among other things, a review of (i) historical and projected financial results of Storage Dimensions and Artecon; (ii) the history of trading prices and volume for Storage Dimensions Common Stock and the relationship between movements in Storage Dimensions Common Stock, movements in the common stock of the Small Cap Disk System Companies and the Large Cap Disk System Companies and movements in the NASDAQ Composite Index; (iii) selected published analysts' reports on Storage Dimensions, including analysts' estimates as to the earnings growth potential of Storage Dimensions; and (iv) the pro forma ownership of the combined company, both before and after giving effect to the conversion of the Storage Preferred Stock issuable in the Merger.

     Pursuant to the terms of Salomon Smith Barney's engagement, Storage Dimensions has agreed to pay Salomon Smith Barney for its services in connection with the Merger an aggregate financial advisory fee based on a percentage of the total market value of Storage Dimensions on a fully diluted basis. The fee payable to Salomon Smith Barney is currently estimated to be approximately $606,800. Storage Dimensions has also agreed to reimburse Salomon Smith Barney for travel and other out-of-pocket expenses incurred by Salomon Smith Barney in performing its services, including the fees and expenses of its legal counsel, and to indemnify Salomon Smith Barney and related persons against certain liabilities, including liabilities under the federal securities laws, arising out of Salomon Smith Barney's engagement.

     Salomon Smith Barney has advised Storage Dimensions that, in the ordinary course of business, Salomon Smith Barney and its affiliates may actively trade or hold the securities of Storage Dimensions for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in such securities. Salomon Smith Barney has in the past provided investment banking services to Storage Dimensions unrelated to the Merger, for which services Salomon Smith Barney has received compensation. In addition, Salomon Smith Barney and its affiliates (including Travelers Group Inc. and its affiliates) may maintain relationships with Storage Dimensions and Artecon.

     Salomon Smith Barney is an internationally recognized investment banking firm and was selected by Storage Dimensions based on its experience, expertise and familiarity with Storage Dimensions and its business. Salomon Smith Barney regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the respective recommendations of the Storage Dimensions Board and the Artecon Board with respect to the Merger, the Storage Dimensions stockholders and Artecon shareholders should be aware that certain members of the Artecon Board and the Storage Dimensions Board and certain executive officers of each company have certain interests in the Merger that are in addition to the interests of shareholders generally.

     In particular, pursuant to the Reorganization Agreement, James Lambert, Jason Sauey and W.R. Sauey, current directors of Artecon, will become members of the Storage Dimensions Board at the Effective Time. Current Storage Dimensions directors Chong Sup Park and Brian Fitzgerald will remain on the Board. In addition, James Lambert, Tesfaye Hailemichael and Dana Kammersgard, currently President and Chief Executive Officer, Chief Financial Officer and a director of Artecon, respectively, shall serve as President and Chief Executive Officer, Chief Financial Officer and Secretary of Storage Dimensions, respectively, following the Merger.

     In addition, in connection with the Merger, Storage Dimensions and each of David Eeg and Robert Bylin, President and Chief Executive Officer and Chief Financial Officer of Storage Dimensions, respectively, amended the employment agreements of such persons to provide certain severance benefits upon termination of their relationship with Storage Dimensions. Moreover, as a result of the Merger, stock options held by all Storage Dimensions employees, including executive officers (but excluding options granted after December 22, 1997), will become fully vested and exercisable. See "-- Effect on Storage Dimensions Options" and "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF STORAGE DIMENSIONS."

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

     W.R. Sauey, a director of Artecon, and certain entities affiliated with Mr. Sauey, are the owners of an aggregate of 2,494,159 shares of Artecon Preferred Stock and will receive all of the Storage Dimensions Preferred Stock being issued in the Merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the material federal income tax considerations of the Merger that are generally applicable to holders of Artecon Common Stock and Artecon Preferred Stock. This discussion is based on currently existing provisions of the Code, existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to Storage Dimensions, Merger Sub, Artecon or the Artecon shareholders as described herein.

     The Artecon shareholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular Artecon shareholders in light of their particular circumstances, such as shareholders who are dealers in securities, banks, insurance companies or tax-exempt organizations, who are subject to the alternative minimum tax provisions of the Code, who are foreign persons, who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions or who hold their shares as part of a hedging, straddle, conversion or other risk reduction transaction. In addition, the following discussion does not address the tax consequences of the Merger under foreign, state or local tax laws or the tax consequences of any other transactions effectuated prior to or after the Merger (whether or not such transactions are in connection with the Merger). THE ARTECON SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER IN THEIR PARTICULAR CIRCUMSTANCES.

     Neither Storage Dimensions nor Artecon has requested a ruling from the Internal Revenue Service (the "IRS") with regard to any of the federal income tax consequences of the Merger. The obligations of Storage Dimensions and Artecon to consummate the Merger are conditioned on the receipt by Storage Dimensions of an opinion from Wilson Sonsini Goodrich & Rosati, P.C. ("Wilson Sonsini") and the receipt by Artecon of an opinion from Cooley Godward LLP ("Cooley Godward"), that the Merger constitutes a reorganization (a "Reorganization") within the meaning of Section 368(a) of the Code (collectively, the "Tax Opinions"). The Tax Opinions will be subject to certain assumptions and qualifications and will be based on the truth and accuracy of certain representations of Storage Dimensions, Merger Sub, Artecon and certain Artecon shareholders, including representations in certain certificates delivered to counsel by the respective managements of Storage Dimensions, Merger Sub, Artecon and certain Artecon shareholders. Of particular importance are the assumptions and representations relating to the "continuity of interest" requirement discussed below.

     The discussion below assumes that the Merger will qualify as a Reorganization, based upon the Tax Opinions. The tax description set forth below has been prepared and reviewed by Wilson Sonsini and Cooley Godward, and in their opinion, to the extent such description relates to statements of law, it is correct in all material respects. Subject to the limitations and qualifications referred to herein, and as a result of the Merger's qualifying as a Reorganization, the following federal income tax consequences should, under currently applicable law, result:

     (a) No gain or loss will be recognized by the holders of Artecon Common Stock and Artecon Preferred Stock upon the receipt of Storage Dimensions Common Stock or Storage Dimensions Preferred Stock, solely in exchange for such Artecon Common Stock or Artecon Preferred Stock in the Merger (except to the extent of cash received in connection with Dissenting Shares and in lieu of a fractional share of Storage Dimensions Common Stock).

     (b) The aggregate tax basis of the Storage Dimensions Common Stock or Storage Dimensions Preferred Stock so received by the Artecon shareholders in the Merger (including any fractional share of Storage Dimensions Common Stock not actually received) will be the same as the aggregate tax basis of the Artecon Common Stock or Artecon Preferred Stock, as the case may be, surrendered in exchange therefor.

     (c) The holding period of the Storage Dimensions Common Stock or Storage Dimensions Preferred Stock so received by each Artecon shareholder in the Merger will include the period for which the Artecon Common Stock or Artecon Preferred Stock, as the case may be, surrendered in exchange therefor was considered to be held, provided that the Artecon Common Stock or Artecon Preferred Stock so surrendered is held as a capital asset at the Effective Time of the Merger.

     (d) Cash payments received by holders of Artecon Common Stock in lieu of a fractional share of Storage Dimensions Common Stock will be treated as if such fractional share had been issued in the Merger and then redeemed by Storage Dimensions. An Artecon shareholder receiving such cash will recognize gain or loss upon such payment, measured by the difference (if any) between the amount of cash received and the basis in such fractional share. The gain or loss should be capital gain or loss provided that such share of Artecon Common Stock was held as a capital asset at the Effective Time of the Merger.

     (e) A shareholder of Artecon who exercises dissenters' rights under any applicable law with respect to a share of Artecon Common Stock or Artecon Preferred Stock and receives payments for such stock in cash will recognize capital gain or loss (if such stock was held as a capital asset at the Effective Time of the Merger) measured by the difference between the amount of cash received and the shareholder's basis in such share, provided such payment is neither essentially equivalent to a dividend within the meaning of Section 302 of the Code nor has the effect of a distribution of a dividend within the meaning of Section 356(a)(2) of the Code (collectively, a "Dividend Equivalent Transaction"). A sale of Artecon shares incident to an exercise of dissenters' rights will generally not be a Dividend Equivalent Transaction if, as a result of such exercise, the dissenting shareholder owns no shares of Storage Dimensions capital stock (either actually or constructively within the meaning of Section 318 of the
         Code).

     (f) None of Storage Dimensions, Merger Sub or Artecon will recognize gain solely as a result of the Merger.

     One key assumption underlying the Tax Opinions is that the "continuity of interest" requirement will be satisfied in the Merger. To satisfy the "continuity of interest" requirement, the Artecon shareholders must not, pursuant to a plan or intent existing at or prior to the Effective Time of the Merger, dispose of or transfer so much of either (i) their Artecon Common Stock or Artecon Preferred Stock in anticipation of the Merger or (ii) the Storage Dimensions Common Stock or Storage Dimensions Preferred Stock to be received in the Merger (collectively, "Planned Dispositions"), such that the Artecon shareholders, as a group, would no longer have a significant equity interest in the Artecon business being conducted by Storage Dimensions after the Merger. Artecon shareholders will generally be regarded as having a significant equity interest as long as the Storage Dimensions Common Stock or Storage Dimensions Preferred Stock received in the Merger (after taking into account Planned Dispositions), in the aggregate, represents a substantial portion of the entire consideration received by the Artecon shareholders in the Merger. No assurance can be made that the "continuity of interest" requirement will be satisfied, and if such requirement is not satisfied, the Merger would not be treated as a Reorganization.

     A successful IRS challenge to the Reorganization status of the Merger (as a result of a failure of the "continuity of interest" requirement or otherwise) would result in significant tax consequences. An Artecon shareholder would recognize gain or loss with respect to each share of Artecon Common Stock or Artecon Preferred Stock surrendered equal to the difference between the Artecon shareholder's basis in such share and the fair market value, as of the Effective Time of the Merger, of the Storage Dimensions Common Stock or Storage Dimensions Preferred Stock received in exchange therefor. In such event, an Artecon shareholder's aggregate basis in the Storage Dimensions Common Stock or Storage Dimensions Preferred Stock so received would equal its fair market value, and such shareholder's holding period for such stock would begin the day after the Merger.

     Certain noncorporate Artecon shareholders may be subject to backup withholding at a rate of 31% on cash payments received in lieu of a fractional share interest in Storage Dimensions Common Stock or Dissenting Shares. Backup withholding will not apply, however, to a shareholder who furnishes a current taxpayer identification number ("TIN") and certifies that he or she is not subject to backup withholding on the substitute Form W-9 included in the Transmittal Letter, who provides a certificate of foreign status on Form W-8, or who is otherwise exempt from backup withholding. A shareholder who fails to provide the correct TIN on Form W-9 may be subject to a $50 penalty imposed by the IRS.

     Each Artecon shareholder will be required to retain records and file with such holder's U.S. federal income tax return a statement setting forth certain facts relating to the Merger.

ACCOUNTING TREATMENT

     For accounting purposes, the Merger will be treated as a purchase of Storage Dimensions by Artecon since the holders of Artecon capital stock would hold and have voting power with respect to approximately 62.5% of the total issued and outstanding voting capital stock of Storage Dimensions immediately following the Merger. See "STOCK OWNERSHIP OF STORAGE DIMENSIONS FOLLOWING THE MERGER." The purchase price will be determined by reference to the average of the closing bid and ask prices per share of Storage Dimensions Common Stock as traded on the Nasdaq National Market on December 18, 1997.

EFFECT ON ARTECON OPTIONS, WARRANTS AND RIGHTS

     Under the terms of the Reorganization Agreement, each Artecon option, warrant or right to purchase Artecon Common Stock shall be converted into an option, warrant or right to acquire, on the same terms and conditions as were applicable to such option, warrant or right on the date of the Reorganization Agreement, the number of shares of Storage Dimensions Common Stock equal to the number of shares of Artecon Common Stock subject to such Artecon option, warrant or right immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share (with cash, less the applicable exercise price, being payable for any fraction of a share). The per share exercise price under each such Artecon option, warrant or right shall be adjusted by dividing the per share exercise price under such Artecon option, warrant or right by the Exchange Ratio and rounding up to the nearest cent. After the Effective Time, Storage Dimensions will file a Registration Statement on Form S-8 with respect to the shares of Storage Dimensions Common Stock subject to such options, if any.

EFFECT ON STORAGE DIMENSIONS OPTIONS

     As a result of the Merger, all outstanding options granted prior to December 22, 1997 under the 1996 Stock Option Plan and 1993 Stock Option Plan shall become fully vested and exercisable. No other adjustments to any outstanding Storage Dimensions stock options will occur as a result of the Merger.

REGULATORY MATTERS

     The consummation of the Merger is subject to the expiration or termination of the relevant waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Storage Dimensions and
W. R. Sauey, a principal shareholder of Artecon, have filed notification and report forms under the HSR Act. Artecon is not required to make any filings under the HSR Act in connection with the Merger, as it is exempt from such filing requirements under certain provisions of the HSR Act. Effective February 13, 1998 the waiting period under the HSR Act was terminated. See "OTHER MATTERS -- Regulatory Approvals Required."

FEDERAL SECURITIES LAW CONSEQUENCES

     All of the Storage Dimensions Common Stock issued in connection with the Merger will be freely transferable, except that any Storage Dimensions Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Artecon or Storage Dimensions prior to the

Merger may be sold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act with respect to affiliates of Artecon, or Rule 144 under the Securities Act with respect to persons who are or become affiliates of Storage Dimensions, or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Artecon or Storage Dimensions generally include individuals or entities that control, are controlled by, or are under common control with, such corporation and may include certain officers and directors of such corporation as well as principal stockholders of such corporation.

     Affiliates of Artecon may not sell their shares of Storage Dimensions Common Stock acquired in connection with the Merger, except pursuant to an effective registration under the Securities Act covering such shares or in compliance with Rule 145 (or Rule 144 under the Securities Act in the case of persons who are or become affiliates of Storage Dimensions) or another applicable exemption from the registration requirements of the Securities Act. In general, under Rule 145, for one year following the Effective Time an affiliate (together with certain related persons) would be entitled to sell shares of Storage Dimensions Common Stock acquired in connection with the Merger only through unsolicited "brokers" transactions" or in transactions directly with a "market maker," as such terms are defined in Rule 145. Additionally, the number of shares to be sold by an affiliate (together with certain related persons and certain persons acting in concert) within any three-month period for purposes of Rule 145 may not exceed the greater of 1% of the outstanding shares of Storage Dimensions Common Stock or the average weekly trading volume of such stock during the four calendar weeks preceding such sale. Rule 145 would only remain available, however, to affiliates if Storage Dimensions remained current with its informational filings under the Exchange Act. One year after the Effective Time, an affiliate would be able to sell such Storage Dimensions Common Stock without such manner of sale or volume limitations provided that Storage Dimensions was current with its Exchange Act informational filings and such affiliate was not then an affiliate of Storage Dimensions. Two years after the Effective Time, an affiliate would be able to sell such shares of Storage Dimensions Common Stock without any restrictions so long as such affiliate had not been an affiliate of Storage Dimensions for at least three months prior thereto.

     The shares of Storage Dimensions Preferred Stock issuable in the Merger will not be registered and will not be transferable unless registered or transferred pursuant to an exemption from the Securities Act. The shares of Storage Dimensions Common Stock issuable upon conversion of the Storage Dimensions Preferred Stock shall be registered under the Securities Act but shall be subject to restrictions on transfer for stock held by affiliates.

STOCK LISTING

     It is a condition to Storage Dimensions' and Artecon's obligation to consummate the Merger that the shares of Storage Dimensions Common Stock to be issued pursuant to the Reorganization Agreement be approved for listing on the Nasdaq National Market. An application will be filed for listing such shares of Storage Dimensions Common Stock on the Nasdaq National Market prior to consummation of the Merger. Upon consummation of the Merger, the name of Storage Dimensions will be changed to "Artecon, Inc." and the Storage Dimensions Common Stock will be traded on the Nasdaq National Market under the symbol "ARTE." Following the Merger, the Storage Dimensions Preferred Stock will not be publicly traded.

APPRAISAL AND DISSENTERS' RIGHTS

     If the Reorganization Agreement is approved by the required vote of Artecon shareholders and is not abandoned or terminated, holders of Artecon capital stock who did not vote in favor of the Merger may, by complying with Sections 1300 through 1312 of the CGCL, be entitled to dissenters' rights as described therein. The record holders of the shares of Artecon capital stock that are eligible to, and do, exercise their dissenters' rights with respect to the Merger are referred to herein as "Dissenting Shareholders," and the shares of stock with respect to which they exercise dissenters' rights are referred to herein as "Dissenting Shares."

     The following discussion is not a complete statement of the CGCL relating to dissenters' rights, and is qualified in its entirety by reference to Sections 1300 through 1312 of the CGCL attached to this Joint Proxy Statement/Prospectus as Appendix D and incorporated herein by reference. This discussion and Sections 1300 through 1312 of the CGCL should be reviewed carefully by any holder who wishes to exercise statutory dissenters' rights or wishes to preserve the right to do so, since failure to comply with the required procedures will result in the loss of such rights.

     Shares of Artecon capital stock must satisfy each of the following requirements to qualify as Dissenting Shares under the CGCL: (i) the shares of Artecon capital stock must have been outstanding on the Artecon Record Date;
(ii) the shares of Artecon capital stock must not have been voted in favor of the Merger; (iii) the holder of such shares of Artecon capital stock must make a written demand that Artecon repurchase such shares of Artecon capital stock at fair market value (as described below); and (iv) the holder of such shares of Artecon capital stock must submit certificates for endorsement (as described below). A vote by proxy or in person against the Merger does not in and of itself constitute a demand for appraisal under the CGCL.

     Pursuant to Sections 1300 through 1312 of the CGCL, holders of Dissenting Shares may require Artecon to repurchase their Dissenting Shares at a price equal to the fair market value of such shares determined as of the day before the first announcement of the terms of the Merger, excluding any appreciation or depreciation as a consequence of the proposed Merger, but adjusted for any stock split, reverse stock split or stock dividend that becomes effective thereafter.

     Within ten days following approval of the Merger by Artecon shareholders, Artecon is required to mail to each holder of shares of Artecon not voted in favor of the Merger a notice of the approval of the Merger, a statement of the price determined by Artecon to represent the fair market value of Dissenting Shares (which shall constitute an offer by Artecon to purchase such Dissenting Shares at such stated price), and a description of the procedures for such holders to exercise their rights as Dissenting Shareholders.

     Within 30 days after the date on which the notice of the approval of the Merger by the outstanding shares is mailed to Dissenting Shareholders, a Dissenting Shareholder must demand that Artecon repurchase such shareholder's Dissenting Shares in a statement setting forth the number and class of Dissenting Shares held of record by such Dissenting Shareholder that the Dissenting Shareholder demands that Artecon purchase, and a statement of which the Dissenting Shareholder claims to be the fair market value of the Dissenting Shares as of the day before the announcement of the proposed Merger. The statement of fair market value in such demand by the Dissenting Shareholder constitutes an offer by the Dissenting Shareholder to sell the Dissenting Shares at such price within such 30-day period. Such holder must also submit to Artecon or its transfer agent certificates representing any Dissenting Shares that the Dissenting Shareholder demands Artecon purchase, so that such Dissenting Shares may either be stamped or endorsed with the statement that the shares are not Dissenting Shares or exchanged for certificates of appropriate denomination so stamped or endorsed.

     If upon the Dissenting Shareholder's surrender of the certificates representing the Dissenting Shares Artecon and a Dissenting Shareholder agree upon the price to be paid for the Dissenting Shares and agree that such shares are Dissenting Shares, then the agreed price is required by law to be paid to the Dissenting Shareholder within the later of 30 days after the date of such agreement or 30 days after any statutory or contractual conditions to the consummation of the Merger are satisfied or waived.

     If Artecon and a Dissenting Shareholder disagree as to the price for such Dissenting Shares or disagree as to whether such shares are entitled to be classified as Dissenting Shares, such holder has the right to bring an action in California Superior Court, within six months after the date on which the notice of the approval of the Merger by Artecon shareholders is mailed, to resolve such dispute. In such action, the court will determine whether the shares of Artecon Common Stock held by such shareholder are Dissenting Shares, the fair market value of such shares of Artecon Common Stock, or both. The CGCL provides, among other things, that a Dissenting Shareholder may not withdraw the demand for payment of the fair market value of Dissenting Shares unless Artecon consents to such request for withdrawal.

     Under the DGCL, Storage Dimensions stockholders are not entitled to dissenters' or appraisal rights with respect to the proposed Merger.

MERGER EXPENSES AND FEES AND OTHER COSTS

     Each of Storage Dimensions and Artecon will pay its own expenses in connection with the Merger, with certain exceptions in case of certain terminations of the Reorganization Agreement. See "THE REORGANIZATION AGREEMENT -- Termination Fees."

                          THE REORGANIZATION AGREEMENT

     The description of the Reorganization Agreement set forth below does not purport to be complete and is qualified in its entirety by reference to the Reorganization Agreement, a copy of which is attached to this Joint Proxy Statement/Prospectus as Annex A and incorporated herein by reference. All stockholders are urged to read the Reorganization Agreement in its entirety.

TERMS OF THE MERGER

     The Merger. At the Effective Time and subject to and upon the terms and conditions of the Reorganization Agreement and the CGCL, Merger Sub will be merged with and into Artecon, the separate corporate existence of Merger Sub will cease, and Artecon will continue as the surviving corporation and a wholly-owned subsidiary of Storage Dimensions (the "Surviving Corporation"). In the Merger, each outstanding share of Artecon Common Stock (other than Dissenting Shares) will be converted into the right to receive the number of shares of Storage Dimensions Common Stock, equal to the Exchange Ratio, which, for purposes of this Joint Proxy Statement/Prospectus, has been estimated to be approximately 2.16. The exact number of shares of Storage Dimensions Common Stock into which each share of Artecon Common Stock will be converted will be determined as of the Effective Time as follows: the Exchange Ratio will be a fraction the numerator of which is the number of Merger Shares (as defined below) and the denominator of which is the number of Artecon Shares (as defined below). "Merger Shares" shall mean the shares of Storage Dimensions Common Stock to be issued to holders of Artecon Common Stock in the Merger and shall be equal to the product of (A) 1.5641 times (B) the sum of (x) the number of shares of Storage Dimensions Common Stock outstanding immediately prior to the Effective Time plus (y) the maximum number of shares of Storage Dimensions Common Stock issuable upon exercise of any options to purchase Storage Dimensions Common Stock (without regard to vesting) with option exercise prices of less than $3.96875. "Artecon Shares" shall mean the sum of (A) the number of shares of Artecon Common Stock outstanding immediately prior to the Effective Time plus
(B) the maximum number of shares of Artecon Common Stock underlying any instruments convertible into or exchangeable for Artecon Common Stock (without regard to vesting) outstanding immediately prior to the Effective Time, including shares of Artecon Preferred Stock other than the 2,494,159 shares of Artecon Preferred stock held by W.R. Sauey and certain affiliates of W.R. Sauey. Such shares of Artecon Preferred Stock held by W.R. Sauey and such affiliates (the "Sauey Preferred") will be converted into 2,494,159 shares of Storage Dimensions Preferred Stock pursuant to the Merger. Although the Applicable Multiple is fixed, the Exchange Ratio is subject to change based upon changes in the number of shares of Storage Dimensions Common Stock and Artecon Common Stock outstanding immediately prior to the Effective Time. While dollar fluctuations in the market price of Storage Dimensions Common Stock will not affect the Exchange Ratio, they would change the aggregate value of the shares of Storage Dimensions Common Stock issued in the Merger.

     In addition, each share of Artecon Preferred Stock (other than Dissenting Shares) outstanding as of the Effective Time will be converted into the right to receive one share of newly designated Storage Dimensions Preferred Stock. All holders of Artecon Preferred Stock, other than the Sauey Preferred, have agreed to convert such Artecon Preferred Stock into shares of Artecon Common Stock prior to the Effective Time, which shares will then be converted into Storage Dimensions Common Stock pursuant to the Merger. In addition, outstanding options, warrants and rights to purchase Artecon Common Stock will be converted into options, warrants and rights to purchase Storage Dimensions Common Stock on the same basis as the Artecon

Common Stock and appropriate adjustment will be made to the exercise price of each such option, warrant or right.

     Effective Time. Contemporaneously with or as promptly as practicable after the approval of the Merger Proposal by the Artecon shareholders and the approval of the Business Combination Proposal by the Storage Dimensions stockholders, and subject to the satisfaction or waiver of the other conditions to the Merger, the Merger will be consummated by filing a Certificate of Merger, together with any required related certificates, with the Secretary of State of the State of California in accordance with the provisions of the CGCL.

     Articles and Certificate of Incorporation and Bylaws. The Reorganization Agreement provides that the Articles of Incorporation and Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will be the Articles of Incorporation and Bylaws of the Surviving Corporation, except that the name of the Surviving Corporation will be changed to "Artecon California." In addition, the Reorganization Agreement provides that the Certificate of Incorporation of Storage Dimensions will be amended effective on the Effective Time to (i) change its name from Storage Dimensions to "Artecon, Inc."; (ii) provide for a classified Board of Directors whereby the directors will be separated into three classes, with members of each class serving for a three year term; (iii) provide that a director may not be removed from office without cause except, until the third annual meeting of stockholders of Storage Dimensions after the Merger, by the affirmative vote of at least 80% of the outstanding voting stock of Storage Dimensions and by the affirmative vote of at least 66 2/3% of the outstanding voting stock of Storage Dimensions thereafter; and (iv) designate a new Series A Preferred Stock, of which 2,494,159 shares will be authorized. See "OTHER AGREEMENTS -- Amendment to Storage Dimensions Certificate of Incorporation."

     Directors and Officers. Pursuant to the Reorganization Agreement, James Lambert, Jason Sauey and W.R. Sauey, currently directors of Artecon, will become members of the Storage Dimensions Board at the Effective Time. Brian Fitzgerald and Chong Sup Park, currently directors of Storage Dimensions, will remain on the Storage Dimensions Board. In addition, James Lambert, Tesfaye Hailemichael and Dana Kammersgard, currently the President and Chief Executive Officer, Chief Financial Officer and a director, respectively, of Artecon, will be appointed President and Chief Executive Officer, Chief Financial Officer and Secretary, respectively, of Storage Dimensions at the Effective Time. At the Effective Time, the directors of Artecon, as the surviving corporation in the Merger, will be W. R. Sauey and James Lambert, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

     Conversion of Artecon Capital Stock in the Merger. At the Effective Time, each share of Artecon Common Stock issued and outstanding immediately prior to the Effective Time (other than shares owned by Storage Dimensions, Artecon, Merger Sub or any direct or indirect wholly-owned subsidiary of Storage Dimensions or Artecon and other than Dissenting Shares) will be converted into the right to receive approximately 2.16 shares of Storage Dimensions Common Stock. At the Effective Time, each share of Artecon Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) will be converted into the right to receive one share of newly designated Storage Dimensions Preferred Stock. Cash will be paid to Artecon shareholders in lieu of any fractional shares of Storage Dimensions Common Stock to which they would otherwise be entitled. See "THE MERGER -- Fractional Shares" and "-- Exchange of Certificates."

     Artecon Options, Warrants and Rights. Under the terms of the Reorganization Agreement, each option, warrant or right to purchase Artecon Common Stock outstanding at the Effective Time, if any, will be converted into an equivalent option, warrant or right to acquire the number of shares of Storage Dimensions Common Stock equal to the number of shares of Artecon Common Stock subject to such Artecon option, warrant or right immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share (with cash, less the applicable exercise price, being payable for any fraction of a share). The per share exercise price under each such Artecon option, warrant or right shall be adjusted by dividing the per share exercise price under such Artecon option, warrant or right by the Exchange Ratio and rounding up to the nearest cent. Each such option, warrant and right issued in the Merger will continue to have and be subject to the same terms and conditions set forth in the stock option plan or other agreement under which such option, warrant or right was issued, as in effect on the date of the Reorganization Agreement. See "THE MERGER -- Effect on Artecon Options, Warrants and Rights."

     Fractional Shares. No certificates or scrip representing less than one share of Storage Dimensions Common Stock shall be issued in connection with the Merger. In lieu of any such fractional share, each holder of a certificate or certificates representing Artecon Common Stock who would otherwise have been entitled to a fraction of a share of Storage Dimensions Common Stock upon surrender of such certificates for exchange shall be paid in cash upon such surrender the dollar amount determined by multiplying such fraction by the closing price per share of Storage Dimensions Common Stock as reported on the Nasdaq National Market on the Effective Date.

EXCHANGE OF CERTIFICATES

     Exchange Agent. Storage Dimensions will supply, or shall cause to be supplied, to Boston Equiserve, as Exchange Agent, certificates evidencing shares of Storage Dimensions Common Stock and Storage Dimensions Preferred Stock to be issued in exchange for outstanding Artecon Common Stock and Artecon Preferred Stock, respectively, in accordance with the Reorganization Agreement.

     Exchange Procedures. At or as soon as practicable after the Effective Time, the holders of Artecon Common Stock and Artecon Preferred Stock will surrender their certificates representing Artecon Common Stock or Artecon Preferred Stock in exchange for certificates evidencing Storage Dimensions Common Stock or Storage Dimensions Preferred Stock, as the case may be.

     Upon surrender of a certificate representing Artecon Common Stock or Artecon Preferred Stock for cancellation to the Exchange Agent, and such other customary documents as may be required, the holder of such certificate will be entitled to receive in exchange therefor: (i) certificates evidencing that number of whole shares of Storage Dimensions Common Stock or Storage Dimensions Preferred Stock which such holder has the right to receive in the Merger; (ii) any dividends or other distributions on the shares of Storage Dimensions Common Stock or Storage Dimensions Preferred Stock which such holder is entitled to receive; and (iii) cash in respect of fractional shares of Storage Dimensions Common Stock, and the certificate representing Artecon Common Stock or Artecon Preferred Stock so surrendered will be canceled. In the event of a transfer of ownership of shares of Artecon Common Stock or Artecon Preferred Stock which is not registered in the transfer records of Artecon as of the Effective Time, the Merger Consideration, the shares of Storage Dimensions Common Stock and Storage Dimensions Preferred Stock (and any cash in lieu of fractional shares) to be issued in exchange therefor, may be issued and paid to a transferee if the certificate evidencing such shares of Artecon Common Stock or Artecon Preferred Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding certificate that, prior to the Effective Time, represented shares of Artecon Common Stock or Artecon Preferred Stock will be deemed from and after the Effective Time, for all corporate purposes (other than payment of dividends or as described below under "Withholding Rights"), to evidence the ownership of the number of whole shares of Storage Dimensions Common Stock or Storage Dimensions Preferred Stock into which such shares of Artecon Common Stock or Artecon Preferred Stock shall have been so converted.

     Withholding Rights. The Exchange Agent will be entitled to deduct and withhold from the Storage Dimensions Common Stock or Storage Dimensions Preferred Stock otherwise payable pursuant to the Reorganization Agreement to any Artecon shareholder such amounts as Storage Dimensions or its designee is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by Storage Dimensions or its designee, such withheld amounts shall be treated for purposes of the Reorganization Agreement as having been paid to the holder of the shares of Artecon Common Stock or Artecon Preferred Stock in respect of which such deduction and withholding was made by Storage Dimensions or its designee.

     Lost, Stolen or Destroyed Certificates. In the event any certificates representing shares of Artecon Common Stock or Artecon Preferred Stock have been lost, stolen or destroyed, the Exchange Agent will issue shares of Storage Dimensions Common Stock or Storage Dimensions Preferred Stock in exchange for such lost, stolen or destroyed certificates upon the making of an affidavit of that fact by the owner of such certificates as indemnity against any claim that may be made against Storage Dimensions, Merger Sub or its designee with respect to the certificates alleged to have been lost, stolen or destroyed.

REPRESENTATIONS AND WARRANTIES

     The Reorganization Agreement contains various customary representations and warranties made by Artecon, Storage Dimensions and Merger Sub, relating to, among other things, the following matters: (i) corporate organization, standing, qualification, approvals and similar matters; (ii) force and effect of charter and bylaws; (iii) the capital structure of each company; (iv) the fair presentation of the financial statements in accordance with generally accepted accounting principles; (v) conduct of business in the ordinary course and the absence of any material adverse changes in each company; (vi) the maintenance of good and valid title to all assets purported to be owned by each company; (vii) the accurate representation of all accounts receivable, loans and advances in documents furnished in connection with the Reorganization Agreement; (viii) the adequacy of leased real property and other assets owned or leased for their contemplated uses; (ix) ownership, rights to use and absence of violations or claims or restrictions with respect to intellectual property; (x) the delivery of and the absence of breach in any material agreement; (xi) the absence of undisclosed liabilities; (xii) compliance with legal requirements; (xiii) possession of all governmental authorization for conduct of business in the ordinary course; (xiv) payment of taxes and certain other tax matters; (xv) employee and labor matters including maintenance of certain employee benefits;
(xvi) compliance with environmental laws; (xvii) maintenance of adequate insurance; (xviii) the absence of certain related party transactions; (xix) the absence of pending or threatened litigation; (xx) proper authority of each company to enter into the Reorganization Agreement; (xxi) the noncontravention by the Reorganization Agreement of each company's charter documents, applicable governmental and legal requirements, and material contracts to which a company is a party, and the delivery of all necessary consents to the Reorganization Agreement; (xxii) obtaining the vote required to approve the Reorganization Agreement, the Merger and the transactions contemplated thereby; (xxiii) the execution of certain actions by the respective Boards of Directors; (xxiv) full disclosure; (xxv) the absence of brokers', finders' and investment bankers' fees (other than the fees and expenses owed to Salomon Smith Barney); and (xxvi) in the case of Storage Dimensions and Merger Sub, the receipt of the opinion of Salomon Smith Barney, financial advisor to Storage Dimensions as to the fairness of the Merger Consideration to Storage Dimensions from a financial point of view.

CONDUCT OF BUSINESS PENDING THE MERGER

     Operation of Artecon's Business Prior to the Merger. Pursuant to the Reorganization Agreement, Artecon has agreed that, from the date of the execution of the Reorganization Agreement until the Effective Time (the "Pre-Closing Period"), it will provide Storage Dimensions with reasonable access to Artecon's personnel, assets, documents and other information relating to it. Artecon has also agreed that, during the Pre-Closing Period, it will not:

          (a) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities except for repurchases from employees of unvested shares upon termination of employment;

          (b) sell, issue, or grant any capital stock or other security, any option, call, warrant or right to acquire any capital stock or other security, or any instrument convertible into or exchangeable for any capital stock or other security (except that (1) Artecon may issue Artecon Common Stock upon the valid exercise of stock options outstanding as of the date of the Reorganization Agreement or upon conversion of convertible securities outstanding as of such date and (2) Artecon may continue to grant stock options in the ordinary course and consistent with past practice, provided that any such options shall be subject to Artecon's standard vesting schedule (but such options shall not vest more than 25% per year following the grant thereof) and in no event shall any such options contain any provisions pursuant to which the vesting of such options may or would be accelerated in any respect upon any change in control transaction or any other transaction, including without limitation the Merger, or any similar provision);

          (c) amend or waive any of its rights under, or permit the acceleration of vesting under any provision of any agreement evidencing any outstanding Artecon option or warrant;

          (d) amend or permit the adoption of any amendment to its articles of incorporation or bylaws, or effect or permit itself or any of its subsidiaries to become a party to any merger, consolidation, business combination, recapitalization, stock split, reverse stock split or similar transaction;

          (e) form any subsidiary or acquire any equity interest in any other entity;

          (f) make any capital expenditure exceeding $300,000 in the aggregate during the Pre-Closing Period;

          (g) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any material contract except in the ordinary course of business, or amend or prematurely terminate, or waive any material right or remedy under, any material contract;

          (h) acquire, lease or license any asset to or from any third party;

          (i) lend money to any third party, or incur or guarantee any indebtedness (except in the ordinary course of business under existing bank lines of credit);

          (j) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, other than in the ordinary course of business and solely with respect to non-officers and non-directors, or establish, adopt or amend any employee benefit plan;

          (k) change any of its methods of accounting or accounting practices in any respect;

          (l) make any tax election;

          (m) commence or settle any legal proceeding not disclosed in Artecon's disclosure schedule;

          (n) enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with its practices; or

          (o) agree or commit to take any action described in the clauses "(a)" through "(n)" above.

     In addition, Artecon has agreed on behalf of itself and its subsidiaries, that it will (i) conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of the Reorganization Agreement; (ii) use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other persons having business relationships with Artecon or any subsidiary;
(iii) keep in full force all insurance policies in place as of the date of the Reorganization Agreement; and (iv) cause its officers to report regularly to Storage Dimensions concerning the status of Artecon's and its subsidiaries' businesses, taken as a whole.

     Operation of Storage Dimensions' Business Prior to the Merger. Pursuant to the Reorganization Agreement, Storage Dimensions has agreed that during the Pre-Closing Period, it will provide Artecon with reasonable access to Storage Dimensions' personnel, assets, documents and other information relating to it. Storage Dimensions has also agreed that, during the Pre-Closing Period, it will not:

          (a) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

          (b) without the written consent of Artecon, sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or relating to, any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that Storage Dimensions may issue Storage Dimensions Common Stock upon the exercise of options outstanding as of the date of the Reorganization Agreement and sell shares of Storage

     Dimensions Common Stock under its 1996 Employee Stock Purchase Plan in accordance with the terms of such plan);

          (c) amend or waive any of its rights under, or (except pursuant to the express terms of Storage Dimensions options outstanding on the date of the Reorganization Agreement and listed on Storage Dimensions' disclosure schedule which provide for automatic acceleration upon consummation of the Merger) permit the acceleration of vesting under (i) any provision of its stock plans, (ii) any provision of any agreement evidencing any outstanding option or warrant, or (iii) any provision of any restricted stock purchase agreement;

          (d) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws, or effect or permit itself or any of its subsidiaries to become a party to any acquisition transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (e) form any subsidiary or acquire any equity interest or other interest in any other entity;

          (f) make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made by Storage Dimensions or any subsidiary during the Pre-Closing Period, do not exceed $100,000 in the aggregate;

          (g) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any material contract except in the ordinary course of business, or amend or prematurely terminate, or waive any material right or remedy under, any material contract;

          (h) (1) acquire, lease or license any material right or other material asset from any other person, (2) sell or otherwise dispose of, or lease or license, any material right or other material asset to any other person, or
     (3) waive or relinquish any material right, other than in the ordinary course of business and except for immaterial assets acquired, leased, licensed or disposed of by Storage Dimensions pursuant to contracts that are not material contracts;

          (i) lend money to any person, or incur or guarantee any indebtedness, except for routine advances of expenses to employees in the ordinary course of business and except that Storage Dimensions and each subsidiary may make routine borrowings in the ordinary course of business under its existing bank lines of credit disclosed in the filings made by Storage Dimensions with the Commission;

          (j) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees other than in the ordinary course of business and solely with respect to non-officers and non-directors, or establish, adopt or amend any employee benefit plan;

          (k) materially change its accounting methods or practices in any respect;

          (l) make any tax election;

          (m) commence or settle any legal proceeding;

          (n) enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with its past practices; and

          (o) agree or commit to take any action described in clauses "(a)" through "(n)" above.

     In addition, Storage Dimensions has agreed, on behalf of itself and its subsidiaries, that it will (i) conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of the Reorganization Agreement; (ii) use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other persons having business relationships with Storage Dimensions or any subsidiary; (iii) keep in full force all insurance policies in place as of the date of the Reorganization Agreement; and
(iv) cause its officers to report regularly to Artecon concerning the status of Storage Dimensions and its subsidiaries' businesses, taken as a whole.

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

ADDITIONAL COVENANTS

     The Reorganization Agreement also contains certain additional covenants of the parties, including covenants relating to: (i) the preparation and filing of notices and filings, and obtaining approvals, consents, ratifications, permissions, waivers and authorizations; (ii) press releases, public statements and other disclosures regarding the Merger, the Reorganization Agreement and transactions contemplated thereby; (iii) the use of reasonable efforts to satisfy all conditions precedent to effect the Merger; (iv) the preparation and filing of the Registration Statement and Joint Proxy Statement/Prospectus by each party; (v) the filing by Storage Dimensions of all filings with state regulatory authorities and the National Association of Securities Dealers, Inc. necessary to ensure that Storage Dimensions Common Stock complies with the securities laws of every jurisdiction; (vi) the amendment by Storage Dimensions of its employee stock purchase plan to allow the participation of eligible Artecon employees within five (5) days following the closing of the Merger;
(vii) the use of reasonable efforts to take all necessary actions to consummate the Merger; and (viii) regulatory approvals, including the preparation and filing of notifications required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Pursuant to the Reorganization Agreement, Storage Dimensions has agreed that, from and after the consummation of the Merger, it will fulfill and honor in all material respects the obligations of Storage Dimensions and Artecon pursuant to (i) each indemnification agreement in effect at such time between Storage Dimensions and each person who is or was a director or officer of Storage Dimensions and Artecon at or prior to the Effective Time and (ii) any indemnification provisions under Storage Dimensions' Certificate of Incorporation or Artecon's Articles of Incorporation or either company's Bylaws, as each was in effect on the date of the Reorganization Agreement (each person to be indemnified pursuant to this Reorganization Agreement is referred to individually as an "Indemnified Party"). Pursuant to the Reorganization Agreement, Storage Dimensions has also agreed that, following the Merger, its charter documents will continue to contain the provisions with respect to indemnification and exculpation from liability set forth in such documents as of the date of the Reorganization Agreement and such provisions will not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of any Indemnified Party.

NO SOLICITATION

     Pursuant to the Reorganization Agreement, each of Storage Dimensions and Artecon has agreed that it will not directly or indirectly, and will not authorize or permit its representative directly or indirectly to: (a) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as defined below) or take any action that could reasonably be expected to lead to an Acquisition Proposal, (b) furnish any information regarding itself to any third party in connection with or in response to an Acquisition Proposal, (c) continue or engage in discussions or negotiations with any third party with respect to any Acquisition Proposal, (d) approve, endorse or recommend any Acquisition Proposal or (e) enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any Acquisition Transaction. An "Acquisition Proposal" means any offer or proposal (other than an offer or proposal by Storage Dimensions or Artecon) contemplating or otherwise relating to any Artecon or Storage Dimensions Acquisition Transaction. An "Acquisition Transaction" means any transaction or series of related transaction involving, (i) other than the transaction contemplated by the Reorganization Agreement, any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction; (ii) any sale, lease exchange, transfer or other disposition of the assets of Storage Dimensions, any Storage Dimensions subsidiary, Artecon or any Artecon subsidiary constituting more than 10% of the consolidated assets of Storage Dimensions or Artecon or accounting for more than 10% of the consolidated revenues of Storage Dimensions or Artecon in any one transaction or in a series of related transactions; (iii) any offer to purchase, tender offer, exchange offer or any similar transaction or series of related transactions made by any Person involving more than 10% of the outstanding shares of the capital stock of Storage Dimensions or Artecon or any shares of the capital stock of any Storage Dimensions

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

subsidiary or Artecon subsidiary; (iv) any merger, consolidation, business combination, share exchange, reorganization or other similar transaction or series of related transactions involving Storage Dimensions or Artecon or any Storage Dimensions subsidiary or Artecon subsidiary; and (v) any assignment, transfer or licensing or other disposition of, in whole or in part, the Storage Dimensions or Artecon Proprietary Assets (as defined in the Reorganization Agreement), other than in the ordinary course of business.

     Notwithstanding the foregoing, but subject to the restrictions on the conduct of Storage Dimensions' and Artecon's respective businesses described above, prior to the approval of the Merger by the Storage Dimensions stockholders or the Artecon shareholders, Storage Dimensions or Artecon may furnish nonpublic information regarding the parties to, or enter into discussions and participate in negotiations with, any third party in response to an Acquisition Proposal that is submitted by such third party if (A) the Board of such company concludes in good faith, after consultation with outside legal counsel, that such action is required in order for the Board to comply with its fiduciary obligations to such company's securityholders under applicable law,
(B) prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such third party, such company gives the other written notice of the identity of such third party and of such company's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such third party, and such company receives from such third party an executed confidentiality agreement containing customary and reasonable limitations on the use and disclosure of all nonpublic written and oral information furnished to such third party by or on behalf of such company, (C) prior to furnishing any such nonpublic information to such person, such company furnishes such nonpublic information to the other company (to the extent such nonpublic information has not been previously furnished to the other company), and (D) neither such company nor any representative of such company violates any of the non-solicitation provisions set forth in the Reorganization Agreement. Storage Dimensions and Artecon also agreed in the Reorganization Agreement that any violation of any of the above restrictions by any representative of Artecon, whether or not such representative is purporting to act on behalf of Artecon, will be deemed to constitute a breach of the Reorganization Agreement. In addition, each of Artecon and Storage Dimensions has agreed to promptly advise the other of any Acquisition Proposal made during the Pre-Closing Period and of any such Acquisition Proposal and any modification or proposed modification thereto and immediately cease and cause to be terminated any existing discussions with any person that relate to any Acquisition Proposal.

CONDITIONS TO THE MERGER

     Storage Dimensions and Merger Sub. The obligations of Storage Dimensions and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by the Reorganization Agreement are subject to the satisfaction, at or prior to the closing of the Merger, of each of the following conditions: (i) the representations and warranties of Artecon contained in the Reorganization Agreement are accurate in all material respects as of the date of the Reorganization Agreement, (ii) each material covenant or obligation that Artecon is required to comply with or to perform at or prior to the consummation of the Merger shall have been complied with and performed in all material respects;
(iii) the Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the Commission with respect to the Registration Statement; (iv) the issuance of the Storage Dimensions Common Stock in the Merger, the Reorganization Agreement, the Merger and the amendment of Storage Dimensions' Certificate of Incorporation shall have been adopted and approved by the Storage Dimensions stockholders, and the Reorganization Agreement and the Merger shall have been adopted and approved by the Artecon shareholders; (v) Storage Dimensions shall have received (A) a legal opinion of Cooley Godward with respect to certain matters and (B) a closing certificate executed by Artecon's Chief Executive Officer evidencing compliance with certain conditions set forth in the Reorganization Agreement; (vi) Artecon shall have received a legal opinion of Cooley Godward LLP to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (vii) the Agreement for Repurchase of Preferred Shares of Stock of Artecon, dated December 22, 1994, by and among Artecon, Flambeau Corp., Flambeau Products Corp., Seats, Inc. and W.R. Sauey shall have been terminated; (viii) no injunction or other order preventing the consummation of the Merger shall have been issued by any court, and there shall not be any legal requirement applicable to the Merger that makes consummation of the Merger illegal; (ix) if applicable, the waiting period applicable to the consummation of the Merger under the HSR

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

Act shall have expired or been terminated; and (x) Artecon and Storage Dimensions shall have obtained all consents as required pursuant to the Reorganization Agreement.

     Artecon. The obligations of Artecon to effect the Merger and otherwise consummate the transactions contemplated by the Reorganization Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions: (i) the representations and warranties of Storage Dimensions and Merger Sub contained in the Reorganization Agreement shall have been accurate in all material respects as of the date of the Reorganization Agreement; (ii) each material covenant or obligation that Storage Dimensions and Merger Sub are required to comply with or to perform at or prior to the consummation of the Merger shall have been complied with and performed in all material respects;
(iii) the Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the Commission with respect to the Registration Statement; (iv) the issuance of Storage Dimensions Common Stock in the Merger, the Reorganization Agreement, the Merger and the amendment of Storage Dimensions' Certificate of Incorporation shall have been adopted and approved by the Storage Dimensions stockholders, and the Reorganization Agreement and the Merger shall have been adopted and approved by the Artecon shareholders; (v) Storage Dimensions shall have received a legal opinion of Wilson Sonsini to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (vi) Artecon shall have received (A) a closing certificate executed by the Chief Executive Officer of Storage Dimensions evidencing compliance with certain conditions set forth in the Reorganization Agreement, (B) the written resignations of certain directors of Storage Dimensions, effective as of the Effective Time and (C) a legal opinion of Wilson Sonsini with respect to certain matters; (vii) the shares of Storage Dimensions Common Stock to be issued in the Merger shall have been approved for listing on the Nasdaq National Market; (viii) if applicable, the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated; (ix) Artecon and Storage Dimensions shall have obtained all consents as required pursuant to the Reorganization Agreement; and (x) no injunction or other order preventing the consummation of the Merger shall have been issued by any court, and there shall not be any legal requirement applicable to the Merger that makes consummation of the Merger illegal.

     It is not a condition to the obligations of either party that the representations and warranties of the other made in the Reorganization Agreement continue to be true as of the closing of the Merger. See "RISK
FACTORS -- Certain Terms of the Reorganization Agreement."

TERMINATION OF THE REORGANIZATION AGREEMENT

     The Reorganization Agreement provides that it may be terminated at any time prior to the Effective Time, whether before or after the approval of the Merger by the stockholders of Storage Dimensions or the shareholders of Artecon: (i) by written mutual consent of Storage Dimensions and Artecon; (ii) by either Storage Dimensions or Artecon if the Merger is not consummated by May 31, 1998, (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate the Reorganization Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Time); (iii) by either Storage Dimensions or Artecon if a court of competent jurisdiction or other governmental body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; (iv) by either Storage Dimensions or Artecon if the Artecon Special Meeting has been held and Artecon's shareholders have not approved the Merger at the Artecon Special Meeting (provided, however, that the right to terminate the Reorganization Agreement as provided in this clause "(iv)" will not be available to Artecon where the failure to obtain the required Artecon shareholder approval shall have been caused by the failure on the part of Artecon to perform any material obligation required to have been performed by Artecon under the Reorganization Agreement; (v) by either Storage Dimensions or Artecon if the Storage Dimensions Special Meeting has been held and the Storage Dimensions stockholders have not approved the Business Combination Proposal at the Storage Dimensions Special Meeting (provided, however, that the right to terminate the Reorganization Agreement as provided in this clause "(v)" will not be available to Storage Dimensions where the failure to obtain the required Storage Dimensions stockholder approval shall have been caused by the failure on the part of Storage Dimensions to perform any material obligation required

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

to have been performed by Storage Dimensions under the Reorganization Agreement); (vi) at any time prior to approval of the Merger and the Reorganization Agreement by the Storage Dimensions stockholders and the Artecon shareholders, by Artecon if a Storage Dimensions Triggering Event (as defined below) shall have occurred or by Storage Dimensions if an Artecon Triggering Event (as defined below) shall have occurred; (vii) by Storage Dimensions if any of Artecon's covenants contained in the Reorganization Agreement shall have been breached in any material respect; provided, however, that if a breach of a covenant by Artecon is curable by Artecon and Artecon is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, and provided further that Storage Dimensions may not terminate the Reorganization Agreement as provided in this clause "(vii)" if it shall have materially breached the Reorganization Agreement; or (viii) by Artecon if any of Storage Dimensions' covenants contained in the Reorganization Agreement shall have been breached in any material respect; provided, however, that if a breach of a covenant by Storage Dimensions is curable by Storage Dimensions and Storage Dimensions is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, and provided further that Artecon may not terminate the Reorganization Agreement as provided in this clause "(viii)" if it shall have materially breached the Reorganization Agreement.

     An "Artecon Triggering Event" shall be deemed to have occurred if: (i) the Artecon Board shall have failed to recommend, or shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Storage Dimensions its unanimous recommendation in favor of, the Merger or approval or adoption of this Agreement; (ii) Artecon shall have failed to include in the Joint Proxy Statement/Prospectus the unanimous recommendation of the Artecon Board in favor of approval and adoption of the Reorganization Agreement and the Merger; (iii) the Artecon Board shall have approved, endorsed or recommended any Acquisition Proposal; (iv) Artecon shall have entered into any letter of intent or similar document or any agreement relating to any Acquisition Proposal; (v) Artecon shall have failed to hold the Artecon Special Meeting as promptly as practicable and in any event within 45 days after the Joint Proxy Statement/ Prospectus was filed with the Commission; (vi) a tender or exchange offer relating to securities of Artecon shall have been commenced and Artecon shall not have sent to its securityholders, within five business days after the commencement of such tender or exchange offer, a statement disclosing that Artecon recommends rejection of such tender or exchange offer; (vii) an Acquisition Proposal is publicly announced, and Artecon (A) fails to issue a press release announcing its opposition to such Acquisition Proposal within five business days after such Acquisition Proposal is announced or (B) otherwise fails to actively oppose such Acquisition Proposal; or (viii) a person or group (as defined in the Exchange Act and the rules promulgated thereunder) shall have acquired more than fifty percent (50%) of Artecon's voting securities (excluding persons and groups that, as of the date of the Reorganization Agreement, held more than fifty percent (50%) of Artecon's voting securities or that may be deemed to have acquired such percentage upon execution of the Artecon Voting Agreements).

     A "Storage Dimensions Triggering Event" shall be deemed to have occurred if: (i) the Storage Dimensions Board shall have failed to recommend, or shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Artecon its unanimous recommendation in favor of, the Merger or approval or adoption of the Reorganization Agreement; (ii) Storage Dimensions shall have failed to include in the Joint Proxy Statement/Prospectus the unanimous recommendation of the Storage Dimensions Board in favor of approval and adoption of the Reorganization Agreement and the Merger; (iii) the Storage Dimensions Board shall have approved, endorsed or recommended any Acquisition Proposal; (iv) Storage Dimensions shall have entered into any letter of intent or similar document or any agreement relating to any Acquisition Proposal; (v) Storage Dimensions shall have failed to hold the Storage Dimensions Special Meeting as promptly as practicable and in any event within 45 days after the Joint Proxy Statement/ Prospectus was filed with the Commission; (vi) a tender or exchange offer relating to securities of Storage Dimensions shall have been commenced and Storage Dimensions shall not have sent to its securityholders, within five business days after the commencement of such tender or exchange offer, a statement disclosing that Storage Dimensions recommends rejection of such tender or exchange offer; (vii) an Acquisition Proposal is publicly announced, and Storage Dimensions (A) fails to issue a press release announcing its opposition to such Acquisition Proposal within five business days after such Acquisition Proposal is announced or (B) otherwise fails to actively oppose such Acquisition Proposal; or (viii) a person or group (as defined in

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

the Exchange Act and the rules promulgated thereunder) shall have acquired more than fifty percent (50%) of Storage Dimensions' voting securities (excluding persons and groups that, as of the date of the Reorganization Agreement, held more than fifty percent (50%) of Storage Dimensions' voting securities or that may be deemed to have acquired such percentage upon execution of the Storage Dimensions Voting Agreements).

TERMINATION FEES

     Storage Dimensions has agreed that if the Reorganization Agreement is terminated (i) by Storage Dimensions or Artecon as a result of the Storage Dimensions stockholders' failure to approve the Merger, or (ii) by Artecon following a Storage Dimensions Triggering Event, each as described above, then Storage Dimensions will pay to Artecon, in cash, a nonrefundable fee in the amount of $1,500,000, along with all of Artecon's out-of-pocket costs through the date of termination.

     Artecon has agreed that if the Reorganization Agreement is terminated (i) by Storage Dimensions or Artecon as a result of the Artecon shareholders' failure to approve the Merger, or (ii) by Storage Dimensions following an Artecon Triggering Event, each as described above, then Artecon will pay to Storage Dimensions, in cash, a nonrefundable fee in the amount of $1,500,000, along with all of Storage Dimensions' out-of-pocket costs through the date of termination.

OTHER FEES AND EXPENSES

     Except as set forth above, each party to the Reorganization Agreement shall bear and pay all fees, costs, and expenses incurred by such party in connection with the Merger.

AMENDMENT; WAIVER

     The Reorganization Agreement may be amended only by an instrument in writing signed by each of Storage Dimensions, Merger Sub and Artecon.

     No delay or failure on the part of any person to exercise any power, right, privilege or remedy under the Reorganization Agreement will operate as a waiver of such power, right, privilege or remedy, and no single or partial exercise of any such power, right, privilege or remedy will preclude any other or further exercise of any other power, right, privilege or remedy.

                                OTHER AGREEMENTS

ARTECON VOTING AGREEMENTS

     Pursuant to certain Voting Agreements entered into in favor of Storage Dimensions, W.R. Sauey, James Lambert, Flambeau Corp., Flambeau Products Corp., Dana Kammersgard and Seats, Inc. (collectively, such Artecon shareholders are referred to as the "Artecon Subject Shareholders" and the approximately 4,024,296 shares of Artecon Common Stock and 2,496,659 shares of Artecon Preferred Stock held by the Artecon Subject Shareholders in the aggregate are referred to as the "Artecon Subject Shares"), who hold in the aggregate approximately 66.6% of the outstanding Artecon Common Stock and 99.2% of the outstanding Artecon Preferred Stock, have agreed that, prior to the earlier of the valid termination of the Reorganization Agreement or the Effective Time (the "Expiration Date"), they will vote the Artecon Subject Shares in favor of: (i) the Merger; (ii) the execution and delivery by Artecon of the Reorganization Agreement; (iii) the adoption and approval of the terms thereof; and (iv) each of the other actions contemplated by the Reorganization Agreement and any action required in furtherance thereof. The Artecon Subject Shareholders have also agreed that prior to the Expiration Date they will not enter into any agreement or understanding with any person to vote or give instructions with respect to the Artecon Subject Shares in any manner inconsistent with the Voting Agreement. In addition, under certain circumstances, the Artecon Subject Shareholders have agreed to vote against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of Artecon in the Reorganization Agreement and against competing acquisition proposals to the Merger.

     The Artecon Subject Shareholders have also delivered to Storage Dimensions an irrevocable proxy with respect to matters covered by the Voting Agreement and have agreed to waive any rights of appraisal and any dissenters' rights that they may have in connection with the Merger. The Artecon Subject Shareholders have further agreed that during the period commencing on the date of the Voting Agreement and ending on the Expiration Date, they will not: (i) solicit, initiate, encourage or induce the making, submission or announcement of any competing acquisition proposal or take any action that could reasonably be expected to lead to such an acquisition proposal; (ii) furnish any information regarding Artecon to any person in connection with or in response to such an acquisition proposal; (iii) engage in discussions or negotiations with any person with respect to such an acquisition proposal; (iv) approve, endorse or recommend such an acquisition proposal; or (v) enter into any letter of intent or similar document or any contract contemplating or otherwise relating to such an acquisition transaction. A copy of the form of Artecon Voting Agreement is attached hereto as Annex E.

STORAGE DIMENSIONS VOTING AGREEMENTS

     Pursuant to certain Voting Agreements entered into in favor of Artecon, CP Acquisition, L.P. No. 4A, CP Acquisition, L.P. No. 48, Capital Partners, Inc., FGS, Inc. and Maxtor Corporation (collectively, such Storage Dimensions stockholders are referred to as the "Storage Dimensions Subject Stockholders" and the approximately 4,500,623 shares of Storage Dimensions Common Stock held by the Storage Dimensions Subject Stockholders in the aggregate are referred to as the "Storage Dimensions Subject Shares"), who hold in the aggregate approximately 56.1% of the outstanding Storage Dimensions Common Stock, have agreed that, prior to the Expiration Date, they will vote the Storage Dimensions Subject Shares in favor of: (i) the Merger and the Certificate of Incorporation Amendments; (ii) the execution and delivery by Storage Dimensions of the Reorganization Agreement; (iii) the adoption and approval of the terms thereof; and (iv) each of the other actions contemplated by the Reorganization Agreement and any action required in furtherance thereof. The Storage Dimensions Subject Stockholders have also agreed that prior to the Expiration Date they will not enter into any agreement or understanding with any person to vote or give instructions with respect to the Storage Dimensions Subject Shares in any manner inconsistent with the Voting Agreement. In addition, under certain circumstances, the Storage Dimensions Stockholders have agreed to vote against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of Storage Dimensions in the Reorganization Agreement and against competing acquisition proposals to the Merger.

     The Storage Dimensions Subject stockholders have also delivered to Artecon an irrevocable proxy with respect to matters covered by the Voting Agreements and have agreed to waive any rights of appraisal and any dissenters' rights that they may have in connection with the Merger. The Storage Dimensions Subject \ Stockholders have further agreed that during the period commencing on the date of the Voting Agreement and ending on the Expiration Date, they will not (i) solicit, initiate, encourage or induce the making, submission or announcement of any competing acquisition proposal or take any action that could reasonably be expected to lead to such an acquisition proposal, (ii) furnish any information regarding Storage Dimensions to any person in connection with or in response to such an acquisition proposal, (iii) engage in discussions or negotiations with any person with respect to such an acquisition proposal, (iv) approve, endorse or recommend such an acquisition proposal or (v) enter into any letter of intent or similar document or any contract contemplating or otherwise relating to such an acquisition transaction. A copy of the form of Storage Dimensions Voting Agreement is attached hereto as Annex F.

AFFILIATE AGREEMENTS

     Each Artecon shareholder who may be deemed to be an affiliate of Storage Dimensions as a result of the Merger, as such term is defined in Rule 145 of the Act (the "Affiliate"), will execute an agreement (the "Affiliate Agreement") that prohibits the sale, transfer or other disposition of Storage Dimensions Common Stock received by such stockholder of Artecon unless at such time: (i) such sale, transfer or other disposition

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

is effected pursuant to an effective registration statement under the Act; (ii) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145 promulgated under the Act; (iii) counsel reasonably satisfactory to Storage Dimensions shall have advised Storage Dimensions in a written opinion letter (satisfactory in form and content to Storage Dimensions), upon which Storage Dimensions may rely, that such sale, transfer or other disposition will be exempt from registration under the Act; or (iv) an authorized representative of the Commission shall have rendered written advice to the Affiliate to the effect that the Commission would take no action, or that the staff of the Commission would not recommend that the Commission take action, with respect to such sale, transfer or other disposition, and a copy of such written advice and all other related communications with the Commission shall have been delivered to Storage Dimensions.

STANDSTILL AGREEMENT

     Pursuant to a Standstill Agreement entered into concurrently with the Reorganization Agreement, among Artecon, Storage Dimensions and certain stockholders of Storage Dimensions holding, in the aggregate, 2,900,623 shares of Storage Dimensions Common Stock, (the "Capital Partners Stockholders"), the Capital Partners Stockholders have agreed until the earlier of five years from the closing of the Merger or the date when the Capital Partners Stockholders hold less than 5% of the outstanding voting stock of Storage Dimensions, they will not, among other things; (i) acquire any additional shares of Storage Dimensions capital stock; (ii) solicit proxies to initiate any stockholder proposal or tender offer; or (iii) enter into a voting agreement (other than the Storage Dimensions Voting Agreements entered into in connection with the Reorganization Agreement). Notwithstanding the foregoing, the Capital Partners Stockholders may acquire that number of shares of Storage Dimensions capital stock equal to that amount necessary for the Capital Partners Stockholders to maintain their percentage ownership interest of Storage Dimensions capital stock held by such parties immediately following the Effective Time.

AMENDMENT TO STORAGE DIMENSIONS CERTIFICATE OF INCORPORATION

     In connection with the Merger, Storage Dimensions will amend its Certificate of Incorporation in order to: (i) change its name to "Artecon, Inc." and (ii) designate a new Series A Preferred Stock, of which 2,494,159 shares will be authorized. In addition, Storage Dimensions stockholders are being asked to approve amendments to the Storage Dimensions Certificate of Incorporation to
(i) provide for a classified Board of Directors whereby the directors will be separated into three classes, with members of each class serving for a three year term; and (ii) provide that a director may not be removed from office without cause except, until the third annual meeting of stockholders of Storage Dimensions following the Merger, by the affirmative vote of at least 80% of the outstanding voting stock of Storage Dimensions and by the affirmative vote of at least 66 2/3% of the outstanding voting stock of Storage Dimensions thereafter. The following is a summary of the provisions of the Certificate of Amendment to the Storage Dimensions Certificate of Incorporation (the "Certificate of Amendment"), as proposed to be amended as a result of the Merger and the Certificate of Incorporation Amendments. Such summary is qualified in its entirety by the Certificate of Amendment attached as Annex A to this Joint Proxy Statement/Prospectus and is incorporated by reference herein.

     Name Change. Pursuant to the Certificate of Amendment, effective upon the Effective Time, Storage Dimensions will change its name to "Artecon, Inc."

     Classified Board. Under the terms of the Certificate of Amendment, following the Merger, the Storage Dimensions Board will be divided into three classes, serving staggered terms of three years. Jason Sauey and Chong Sup Park will serve as Class II directors, whose term will expire at the second Annual Meeting following the Merger. W.R. Sauey, James Lambert and Brian Fitzgerald will serve as Class III directors, whose term will expire at the third Annual Meeting following the Merger. Two additional directors chosen by the Storage Dimensions Board and the Artecon Board together, either before the Merger or shortly thereafter, will serve as Class I directors, whose term will expire at the first Annual Meeting following the Merger. Officers serve at the discretion of Storage Dimensions' Board of Directors. See "MANAGEMENT OF STORAGE DIMENSIONS AFTER THE MERGER."

     Removal of Directors. A director may not be removed from office without cause under the Certificate of Amendment except, until the third annual meeting of stockholders of Storage Dimensions following the

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

Merger, by the affirmative vote of at least 80% of the outstanding voting stock of Storage Dimensions and by the affirmative vote of at least 66 2/3% of the outstanding voting stock of Storage Dimensions thereafter.

     Storage Dimensions Preferred Stock. The Certificate of Amendment designates a new Series A Preferred Stock of Storage Dimensions consisting of 2,494,159 shares (the "Series A Stock"). Each share of Series A Stock shall be convertible, at the option of the holder, at any time after January 1, 1999, into such number of fully paid and nonassessable shares of Storage Dimensions Common Stock as is determined by dividing two dollars ($2.00) by the greater of
(a) $6.00 and (b) the average of the closing price of the Storage Dimensions Common Stock during the 20 trading days ending on the date that is two days prior to the date on which conversion is requested. Each share of Series A Stock shall be converted automatically into fully paid and nonassessable shares of Storage Dimensions Common Stock on the earlier of (a) the close of business on the day on which the Storage Dimensions Board shall have duly and unanimously adopted a resolution requesting such conversion, in which case the number of shares of Storage Dimensions Common Stock issuable upon conversion of the Series A Stock shall be determined by dividing two dollars ($2.00) by the average of the closing price of the Storage Dimensions Common Stock during the 20 trading days ending on the date that is two days prior to the date on which the Storage Dimensions Board requests conversion; and (b) at the close of business on the first business day following the date on which the average of the closing per share sales price of the Storage Dimensions Common Stock as reported on the Nasdaq National Market (or any other U.S. securities market or exchange on which the Storage Dimensions Common Stock may trade) for 20 consecutive trading days equals or exceeds nine dollars ($9.00) per share (the "Average Price"), in which case the number of shares of Storage Dimensions Common Stock issuable upon conversion of each share of Series A Stock shall be determined by dividing two dollars ($2.00) by the Average Price. The maximum number of shares of Storage Dimensions Common Stock issuable upon conversion of the Series A Stock being issued in the Merger is approximately 831,000. Following the amendment of its Certificate of Incorporation, Storage Dimensions will continue to have 7,505,841 shares of undesignated Preferred Stock. The Board of Directors has the authority to issue the shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon any unissued series of Preferred Stock and to fix the number of shares constituting any series and the designations of such series, without any further vote or action by the stockholders. Although it presently has no intention to do so, the Storage Dimensions Board of Directors, without stockholder approval, may issue additional Storage Dimensions Preferred Stock with voting and conversion rights which could adversely affect the voting power of the holders of Storage Dimensions Common Stock. The issuance of additional Storage Dimensions Preferred Stock may have the effect of delaying, deferring or preventing a change in control of Storage Dimensions.

     In the event of any liquidation, dissolution or winding up of Storage Dimensions, the holders of the Series A Stock are entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of Storage Dimensions, an amount equal to two dollars ($2.00) per share (as adjusted for any stock dividends, combinations or splits, reclassifications or the like with respect to such shares) plus all accrued, accumulated or declared but unpaid dividends on each share of Series A Stock held by such holders. After payment to the holders of the Series A Stock of the amount described above, the entire remaining assets and funds of Storage Dimensions legally available for distribution will be distributed ratably among the holders of the Storage Dimensions Common Stock in proportion to the number of shares then held by such holders. A "liquidation" includes any merger in which the holders of Storage Dimensions Common Stock no longer hold a majority of such stock or sale of substantially all of Storage Dimensions assets.

     The shares of Series A Stock will be voted together with the Storage Dimensions Common Stock as a single class at any annual or special meeting of stockholders of Storage Dimensions following the Merger. The holders of each share of Series A Stock shall be entitled to the number of votes equal to the number of shares of Storage Dimensions Common Stock into which such share of Series A Stock could be converted on the record date for the vote.

           STORAGE DIMENSIONS MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion of the financial condition and results of operations of Storage Dimensions should be read in conjunction with the consolidated financial statements and the related notes thereto included herein. The discussion in this Joint Proxy Statement/Prospectus contains forward-looking statements that involve risks and uncertainties. Storage Dimensions' actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, without limitation, those discussed in this section and the sections entitled "Risk Factors," and "Storage Dimensions Business," as well as those discussed elsewhere in this Joint Proxy Statement/Prospectus.

OVERVIEW

     Storage Dimensions was formed in late 1992 to acquire the assets of the "Storage Dimensions" subsidiary of Maxtor (the "Predecessor") for an aggregate of $21.4 million (the "Storage Acquisition"). The Storage Acquisition, which was completed in December 1992, was financed through equity investments in Storage Dimensions made by the Capital Partners Group by certain members of management and by Maxtor. A portion of the purchase price was also funded through bank borrowings and through a subordinated term loan in the principal amount of $4 million payable to Maxtor. The note payable to Maxtor was originally due December 31, 1995 but the maturity date was extended to the earlier to occur of the completion of Storage Dimension's initial public offering or May 10, 1997. A portion of the proceeds from Storage Dimension's initial public offering was used to repay the remaining balance due to Maxtor.

     Prior to the Storage Acquisition, the Predecessor was primarily engaged in designing, manufacturing and selling high volume storage products that attached to PCs and Macintosh computers and low-end servers. These desktop products generally incorporated Maxtor disk drives. As part of its strategy to develop a business that could successfully operate independently from Maxtor and would generate higher gross margins, during 1992 the Predecessor began to sell RAID products targeted at the enterprise storage markets. For the nine months ended December 31, 1992, desktop and enterprise/OEM product sales represented 85.9% and 14.1%, respectively, of total net sales. In furtherance of its long-term strategy, the transition was accelerated following the Storage Acquisition such that, in 1994 enterprise/OEM product sales represented a majority of total net sales and, for the year ended December 31, 1997, enterprise/OEM product sales represented substantially all of Storage Dimensions net sales. As the mix shifted from desktop products to enterprise/OEM products, the gross margins improved from 26.2% in 1993 to 37.3% in 1996, but declined to 35.9% in 1997. Storage Dimensions does not expect sales of desktop products to represent a material portion of its net sales in future periods.

     The transition from desktop storage to enterprise RAID storage products required a significant investment in research and development, sales and marketing, and operations. To implement this transition, Storage Dimensions significantly enhanced its infrastructure and employee expertise during 1995, 1996 and 1997, and operating expenses increased from 30.4% of sales in 1994 to 39.2% in 1997. The largest single expense associated with this transition was the staffing of a direct end-user sales organization starting in the third quarter of 1994.

     The absorption of fixed manufacturing overhead suffered during the transition from desktop to enterprise/OEM products as manufacturing volume decreased and RAID systems required more sophisticated and time consuming integration and test processes. The sale of the Storage Dimensions' Macintosh product line in 1994 further reduced volume and exacerbated the unfavorable overhead absorption situation. By the end of 1995 and continuing through 1996, the higher manufacturing volumes of the Storage Dimensions' RAID enterprise/OEM products resulted in greater overhead absorption and reductions in the per-unit manufacturing costs of such products. Gains from this effect leveled off in 1997, so that at the end of 1997 Storage Dimensions still had significant excess manufacturing capacity remaining. As a result, if manufacturing volumes were to increase, the Storage Dimensions would expect to achieve further economies of scale and lower per-unit manufacturing costs.

     Revenue from product sales is recognized upon shipment. Net sales reflect the invoiced amount for goods shipped less reserves for estimated returns. Storage Dimensions provides price protection to its distributors such that, if Storage Dimensions reduces the price of its products, distributors are entitled to a credit for the difference between the new, reduced price and the price they previously paid for products which are held in the distributor's inventory at the time of the price reduction. As a result, price reductions could have a material adverse effect on results of operations, depending upon distributor inventory levels at the time of the price reduction. In 1994, 1995, 1996 and 1997, Storage Dimensions issued approximately $161,000, $550,000, $840,000 and $485,000, respectively, of credits in connection with such price protection.

     Storage Dimensions utilizes a direct sales force to penetrate major new accounts, to create demand for its products, and to secure repeat business from existing customers. Storage Dimensions also maintains reseller distribution channels that facilitate procurement of Storage Dimensions' products by small and medium-sized end-users, producing incremental revenues from its marketing, sales and promotional efforts. In addition, certain large customers prefer to source through the reseller channels as part of their overall network equipment sourcing and integration strategy. Therefore, Storage Dimensions' resellers also fulfill some large customer orders that were generated by Storage Dimensions' direct sales force.

     After expanding its field sales force throughout 1997, Storage Dimensions reevaluated the effectiveness of its field sales force strategy in early 1998. As a result, five single-person sales offices in smaller geographic markets were closed in order to focus resources in the major metropolitan areas where larger sales offices are already established, and certain management positions in the sales organization were eliminated. Storage Dimensions intends to use its independent resellers to more efficiently serve the smaller geographic markets. Storage Dimensions believes that this new structure will allow for future sales growth while helping to control costs. Storage Dimensions intends to support and expand as appropriate its direct sales force in key markets while seeking to expand its reach into smaller markets through enhanced reseller arrangements. Storage Dimensions believes it can continue to generate additional sales at lower incremental selling costs. Storage Dimensions is prepared to expand its field sales operations in these major areas to further leverage its current investment.

     Storage Dimensions currently expects its revenues for the fiscal quarter ending March 31, 1998 to be significantly less than its results of operations for the fourth quarter of 1997 and for the first quarter of 1997. Storage Dimensions attributes the decline to a combination of uncertainty in the marketplace resulting from Storage Dimensions' announcement of the Merger in late 1997 and continued sales force productivity issues.

     The following discussion and analysis has been prepared without giving effect to the Merger. Should the Merger be completed, the business of Storage Dimensions and Artecon will be combined and, accordingly, the historical liquidity and results of operations of Storage Dimensions would not be indicative of the Combined Company's future liquidity or operating results.

RESULTS OF OPERATIONS

     The following table sets forth certain items from Storage Dimensions' consolidated statement of operations as a percentage of net sales for the periods indicated:

                                                              YEAR ENDED DECEMBER 31,
                                                    --------------------------------------------
                                                    1994        1995        1996        1997
                                                    -----       -----       -----    -----------
Net sales:
  Enterprise and OEM..............................   65.5%       87.2%       96.6%       99.5%
  Desktop.........................................   34.5        12.8         3.4         0.5
                                                    -----       -----       -----       -----
          Total net sales.........................  100.0%      100.0%      100.0%      100.0%
                                                    =====       =====       =====       =====
Cost of sales.....................................   68.6        61.8        62.7        64.1
                                                    -----       -----       -----       -----
Gross profit......................................   31.4        38.2        37.3        35.9
                                                    -----       -----       -----       -----
Operating expenses:
  Sales and marketing.............................   17.4        22.2        19.5        24.5
  Research and development........................    7.1         8.9         8.1         8.8
  General and administrative......................    5.4         5.6         5.3         5.9
  Advisory fee....................................    0.6         0.6         1.0          --
                                                    -----       -----       -----       -----
          Total operating expenses................   30.5        37.3        33.9        39.2
                                                    -----       -----       -----       -----
Income (loss) from operations.....................    0.9         0.9         3.4        (3.3)
Other income (expense), net.......................   (1.6)       (1.9)       (1.6)       (0.1)
                                                    -----       -----       -----       -----
Income (loss) before provision for income taxes...   (0.7)       (1.0)        1.8        (3.4)
Provision for income taxes........................     --          --         0.2         0.2
                                                    -----       -----       -----       -----
Net income (loss).................................    0.7%       (1.0)%       1.6%       (3.6)%
                                                    =====       =====       =====       =====

     1997 COMPARED TO 1996

     Net Sales. Net sales decreased 1.4% to $71.3 million in 1997, compared to $72.3 million during 1996. Sales of Enterprise/OEM products accounted for virtually all of the 1997 revenue, as the shift away from older Desktop products was completed. Revenues were essentially unchanged compared to the prior year primarily due to pricing declines in the first half of 1997, slow growth in sales force productivity throughout the year and a drop in revenue from sales to Xerox, Storage Dimensions' primary OEM customer. Revenue from Xerox decreased from approximately 13% of net revenue in 1996 to approximately 6% of net revenue in 1997. The continued penetration into the emerging Windows-NT marketplace was offset by declines in the Novell NetWare arena due to Novell's loss of market share to Microsoft's Windows NT. Products first introduced in 1997 did not account for significant growth.

     Gross Profit. Gross profit for 1997 was $25.6 million, or 35.9% of net sales, compared to $27.0 million, or 37.3% of net sales in 1996. The decrease in gross profit as a percentage of net sales in 1997 was primarily attributable to inventory write downs brought about by rapid declines in the cost of disk drives in the second quarter, and increased pricing pressure from competition. The adverse effects of pricing pressures were partially offset by reductions in material costs and a decline in the volume of relatively low margin OEM business. Storage Dimensions' gross margin has been and will continue to be affected by a variety of factors, including: competition; product configuration; the mix of direct versus indirect sales; the mix of enterprise, OEM and desktop products sold in any given period; the availability of new products and product enhancements which tend to carry higher gross margins than older products; and the cost and availability of components.

     Sales and Marketing. Sales and marketing expenses consist primarily of salaries and commissions, advertising and promotional costs and customer service and support expenses. Sales and marketing expenses for 1997 totaled $17.5 million, or 24.5% of net sales, compared to $14.1 million, or 19.5% of net sales in 1996. The increase in absolute amount was caused largely by the expenses of expanding the direct sales force and to a lesser extent from the costs of new product introductions. The increase in sales and marketing expense as a percentage of net sales in 1997 resulted from the slow increase in productivity of the new sales representatives and the decline in OEM revenue. There can be no assurance that an increase in these expenses will result in a proportional increase in net sales and the sales and marketing expense as a percentage revenue is expected to fluctuate in future periods.

     Research and Development. Research and development expenses consist primarily of employee compensation, prototype expenses and fees paid to outside consultants. To date no software development costs have been capitalized. Research and development expenses for 1997 totaled $6.3 million, or 8.8% of net sales, compared to $5.9 million, or 8.1% of net sales in 1996. The increase in research and development spending in absolute amount during 1997 was primarily a result of increased staffing levels necessary to support continued development of RAID products, primarily for the RAIDPro product and clustering solutions. The increase as a percentage of net sales was a result of the increase in the level of research and engineering spending. Storage Dimensions believes that significant investments in research and development will continue to be required to remain competitive and expects that these expenditures will increase in absolute dollars and fluctuate as a percentage of net sales in future periods.

     General and Administrative. General and administrative expenses consist primarily of compensation expenses for employees performing the Storage Dimension's administrative functions. General and administrative expenses for 1997 totaled $4.2 million, or 5.9% of net sales, compared to $3.8 million, or 5.3% of net sales in 1996. General and administrative expenses increased in absolute amount primarily as a result of the additional costs associated with operating as a public company and increased consulting costs.

     Advisory Fee. The advisory fees formerly consisted of amounts payable to Capital Partners pursuant to the Advisory Agreement that was terminated in 1996. Consequently, there were no fees in 1997 compared to fees of $729,000 in 1996. The 1996 fees included a one-time payment of $360,000 made in connection with the termination of the Advisory Agreement.

     Other Income (Expense), Net. Other income (expense), net consists primarily of interest income on investments offset by interest payments on outstanding debt. Other income (expense), net was a net expense of $68,000 in 1997 compared to a net expense of $1,155,000 in 1996. The drop in the interest expense comes from the investment of the proceeds from Storage Dimensions public offering in the second quarter. Some interest expense continues to be recorded from the expenses associated with maintaining Storage Dimensions' current but unused line of credit.

     Income Taxes. Income tax expenses incurred in 1996 and 1997 consist of federal alternative minimum taxes and California minimum franchise taxes for state taxes and taxes paid outside the United States. In determining likelihood of future realization of deferred tax assets, management considered various factors including Storage Dimensions's past history of losses and variability in quarterly results, and the significant competitive pressures in the industry in which Storage Dimensions operates. See "RISK FACTORS -- History of Operating Losses of Storage Dimensions; Potential Fluctuations in Quarterly Results." In the opinion of management, based on these factors, as of December 31, 1997, it was considered more likely then not that the gross deferred tax assets would not be realized. Accordingly, at December 31, 1997, Storage Dimensions recorded a full valuation allowance for these deferred tax assets. A future change in Storage Dimensions's assessment of the likelihood of future realization of deferred tax assets could result in a reduction of the valuation allowance, a corresponding reduction in Storage Dimensions's income tax expense recorded for financial statement purposes and a corresponding increase in net income. This would not, however, result in a change in actual income taxes payable by Storage Dimensions in any future period. See Note 5 of Notes to the Consolidated Financial Statements.

     1996 COMPARED TO 1995

     Net Sales. Net sales increased 20.2% to $72.3 million in 1996, compared to $60.2 million during 1995. Sales increased primarily due to a 33.1% increase to $69.9 million for Enterprise/OEM products, reflecting the continued shift in Storage Dimensions's product strategy toward these newer products. Enterprise/OEM products accounted for 96.6% of net sales, up from 87.2% in 1995.

     Gross Profit. Gross profit for 1996 was $27.0 million, or 37.3% of net sales, compared to $23.0 million, or 38.2% of net sales in 1995. The decrease in gross profit as a percentage of net sales in 1996 was primarily attributable to pricing pressures in the market for products using 4 gigabyte disk drives during the first half of 1996, as well as a relative increase in OEM sales which generally carry lower gross profit margins than enterprise products. The adverse effects of these factors were partially offset by the overall increase in sales of enterprise products which tend to carry higher gross margins, manufacturing efficiencies resulting from the higher level of sales of enterprise/OEM products and the elimination from Storage Dimensions's desktop product line of certain lower-margin, commodity-like products.

     Sales and Marketing. Sales and marketing expenses for 1996 totaled $14.1 million, or 19.5% of net sales, compared to $13.3 million, or 22.2% of net sales in 1995. Sales and marketing expense in 1996 in absolute amount was relatively flat compared to 1995, as Storage Dimensions did not significantly increase its sales staff during most of 1996. The decrease in sales and marketing expense as a percentage of net sales in 1996 resulted from increased productivity of the sales and marketing organization.

     Research and Development. Research and development expenses for 1996 totaled $5.9 million, or 8.1% of net sales, compared to $5.4 million, or 8.9% of net sales in 1995. The increase in research and development spending in absolute amount during 1996 was primarily a result of increased staffing levels necessary to support continued development of RAID products.

     General and Administrative. General and administrative expenses for 1996 totaled $3.8 million, or 5.3% of net sales, compared to $3.4 million, or 5.6% of net sales in 1995. General and administrative expenses increased in absolute amount primarily as a result of consulting costs associated with strategic planning activities.

     Advisory Fee. Advisory fees totaled $729,000, or 1.0% of net sales in 1996, compared to $360,000, or 0.6% of net sales in 1995. The 1996 amount includes a one-time payment of $360,000 made in connection with termination of the Advisory Agreement.

     Other Income (Expense), Net. Other income (expense), net was an expense of $1.2 million in 1996, up from an expense of $1.1 million in 1995. The difference primarily represents a one-time charge relating to the refinancing of Storage Dimensions's revolving line of credit during 1996.

     Income Taxes. Income tax expenses incurred in 1995 and 1996 were minimal as a result of operating losses incurred and the carry forward of prior period losses. These carry forwards were virtually exhausted as of December 31, 1996. Remaining gross deferred tax assets of $1,695,000 at December 31, 1996 are primarily attributable to differences between the financial accounting and tax deductibility of certain items including inventory reserves, depreciation and amortization, research and development credits and compensation accruals. In the opinion of management, as of December 31, 1996, it was considered more likely than not that the gross deferred tax assets would not be realized. Accordingly, at December 31, 1996, Storage Dimensions recorded a full valuation allowance for these deferred tax assets. See Note 5 of Notes to the Storage Dimensions Consolidated Financial Statements.

     1995 COMPARED TO 1994

     Net Sales. Net sales decreased 1.7% to $60.2 million in 1995, compared to $61.2 million during 1994. Sales decreased primarily due to a 63% decrease in sales of desktop products, partially offset by a 30% increase in sales of enterprise/OEM products. Enterprise/OEM products accounted for 87.2% of the net sales in 1995, up from 65.5% of net sales in 1994.

     Gross Profit. Gross profit for 1995 was $23.0 million, or 38.2% of net sales, compared to $19.2 million, or 31.4% of net sales in 1994. The increase in gross profit as a percentage of net sales in 1995 was primarily attributable to a favorable sales mix of higher-end enterprise systems included in enterprise/OEM product revenues partially offset by an unfavorable mix in sales of lower margin desktop products included in desktop product revenues in the period.

     Sales and Marketing. Sales and marketing expenses for 1995 totaled $13.3 million, or 22.2% of net sales, compared to $10.7 million, or 17.4% of net sales in 1994. Sales and marketing expenses increased in absolute amount and as a percent of net sales in 1995 primarily as a result of Storage Dimensions' efforts to build its sales and marketing organization to support the transition from indirect to direct sales efforts.

     Research and Development. Research and development expenses for 1995 totaled $5.4 million, or 8.9% of net sales, compared to $4.3 million, or 7.1% of net sales in 1994. The increase in research and development spending in both absolute amount and as a percentage of net sales during 1995 was primarily a result of development activities related to Storage Dimensions' RAID products.

     General and Administrative. General and administrative expenses for 1995 totaled $3.4 million, or 5.65% of net sales, compared to $3.3 million, or 5.4% of net sales in 1994. General and administrative expenses in both absolute amount and as a percentage of net sales were relatively flat from 1994 to 1995 as management responded to flat overall sales levels.

     Advisory Fee. Advisory fees totaled $360,000 and $362,000 in 1995 and 1994, respectively, and constituted 0.6% of net sales in both years.

     Other Income (Expense), Net. Other income (expense), net was an expense of $1.1 million in 1995, up from an expense of $983,000 in 1994. The increase in 1995 was primarily attributable to higher average loan balances during the year as well as an increased interest rate on the loan payable to Maxtor. See "Certain Transactions."

     Income Taxes. Income tax expenses incurred in 1994 and 1995 were minimal as a result of operating losses incurred. Gross deferred tax assets of $2,259,000 at December 31, 1995 are primarily attributable to operating loss carryforwards and differences between the financial accounting and tax deductibility of certain items including inventory reserves, depreciation and amortization, research and development credits and compensation accruals. In the opinion of management, as of December 31, 1995, is was considered more likely than not that the net deferred tax assets would not be realized. Accordingly, at December 31, 1995, Storage Dimensions recorded a full valuation allowance for these deferred tax assets. See Note 5 of Notes to the Storage Dimensions Consolidated Financial Statements.

LIQUIDITY AND CAPITAL RESOURCES

     As of December 31, 1997, Storage Dimensions' working capital was $17.3 million, up from $2.5 million at December 31, 1996. The increased in working capital was primarily attributable to the proceeds of Storage Dimensions' initial public offering in 1997 offset by the repayment of short-term debt with a portion of such proceeds and the effects of the operating losses in 1997. Net accounts receivable increased slightly to $12.2 million at December 31, 1997, compared to $11.9 million at December 31, 1996, as a result of slowness in payments at year end. Inventories decreased to $5.6 million at December 31, 1997, from $6.3 million at December 31, 1996, primarily as a result of the reduction in strategic supplies as the risk of shortages identified in late 1996 has abated. Accounts payable decreased to $4.0 million at December 31, 1997, compared to $5.1 million at December 31, 1996 largely from the effects of payment timing related to the increase of strategic inventories at the end of 1996.

     Storage Dimensions has an $11 million revolving line of credit expiring in May 1998. The borrowings under the line of credit bear interest at the rate of prime plus 0.75% (9.25% at December 31, 1997). Borrowings are secured by all Storage Dimensions' assets. There were no borrowings outstanding under the line of credit at December 31, 1997 and, as of such date, $11 million was available for borrowings. There are no financial covenants in the line of credit.

     Storage Dimensions presently expects that current cash resources, together with cash generated from operations should be sufficient to meet its operating and capital requirements for the next twelve months. Storage Dimensions may, however, need additional capital prior to that time. There can be no assurance that additional capital will be available to Storage Dimensions on favorable terms or at all.

                          STORAGE DIMENSIONS BUSINESS

     The discussion in this Joint Proxy Statement/Prospectus contains forward-looking statements which involve risks and uncertainties. Storage Dimensions' actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, without limitation, those discussed in this section and the sections entitled "Risk Factors," "Storage Dimensions' Management's Discussion and Analysis of Financial Condition and Results of Operations" as well as those discussed elsewhere in this Joint Proxy Statement/Prospectus.

     Storage Dimensions designs, manufactures, markets and supports high-performance data storage systems for open systems network applications. Open systems networks are comprised of equipment that conforms to industry standards of interoperability. Storage Dimensions currently focuses on the PC-LAN market by developing and marketing a broad family of disk and tape storage systems that are designed to satisfy the high-performance, fault-tolerance and high-availability (minimum downtime) requirements of its customers while at the same time reducing life-cycle cost of ownership (consisting of the purchase price of the equipment plus the cost of operating this equipment over its life span). Storage Dimensions' products combine its proprietary software with industry-standard hardware, such as disk drives, tape drives and RAID controllers, which allows Storage Dimensions to leverage the product development and manufacturing capabilities and efficiencies of industry OEM manufacturers and to offer its customers products that take advantage of what Storage Dimensions believes to be the best technology available. Storage Dimensions' products have won numerous industry awards in product comparisons and editorial reviews. As the leading independent supplier of high capacity RAID storage systems for the PC-LAN market, Storage Dimensions believes that it is well-positioned to take advantage of new opportunities being created by the projected growth in the PC-LAN market, in particular the market for systems utilizing Windows NT and NetWare.

INDUSTRY BACKGROUND

     The increased use of network computing to support business-critical enterprise applications is fueling rapid demand growth for network disk storage systems incorporating high performance, fault tolerance and high availability. In addition, capacity requirements for network storage are accelerating, due to the deployment of data-intensive new applications, such as relational databases, decision support systems, the Internet and intranets, video/multimedia and document management. Storage Dimensions believes that these factors will also increase the demand for high-speed network tape backup, which provides additional protection against data loss in the event of various system malfunctions.

     RAID technology has facilitated this rapid expansion of network storage. Traditionally, storage fault-tolerance was achieved using a technique called mirroring, which involves the recording of duplicate data records on redundant disks. Although effective, mirroring is an expensive means to protect against data loss. In 1987, a team of researchers at the University of California at Berkeley defined the concept of RAID, which utilizes parity algorithms to achieve data redundancy at a significantly lower cost than mirroring. The subsequent widespread implementation of RAID technology has removed a major barrier to the proliferation of network computing by providing a cost-effective method for achieving high storage reliability in enterprise network applications.

     Historically, enterprise computing products have been categorized into three general markets: (1) proprietary/mainframe systems; (2) RISC-based UNIX multiuser systems; and (3) Intel-based local area networks ("PC-LAN market"). In each of these markets, independent third-party suppliers have emerged to offer advanced storage systems as alternatives to the storage systems offered by the computer manufacturers themselves. To maximize their probability for success, these independent storage system suppliers have generally focused on opportunities within one of the three specific markets and tailored their business, marketing and sales strategies accordingly. As a result, the markets for storage systems are not monolithic in nature, but, rather, each of the three markets is unique with its own principal competitors. Moreover, it is often difficult for an industry participant to move from one market to another without implementing major changes in business strategy that can undermine its competitiveness in its original target market.

     Among the three principal enterprise computing markets, the PC-LAN market is experiencing the fastest growth, according to IDC. The PC-LAN market emerged in the late 1980s with the proliferation of desktop PCs and the development of network operating systems (such as NetWare) that could efficiently tie PC's together for resource and information sharing. This expansion is now being fueled by the deployment of Intel-based servers using Pentium and Pentium Pro microprocessors, which offer the computing power of RISC-based architectures at a significantly lower cost. IDC projects that the U.S. market for PC-LAN storage systems employing RAID technology will grow from $1.4 billion in 1995 to $6.0 billion in 2000, a compound annual growth rate of 34%. These trends are further reinforced by the rapid adoption of the Windows NT operating system, which is increasingly being used in mid-range database and application servers instead of UNIX operating systems. IDC further projects that the U.S. market for PC-LAN RAID storage systems running on Windows NT servers will grow from $0.3 billion in 1995 to $2.1 billion in 2000, a compound annual growth rate of 50%.

     One of the key issues facing end-users of PC-LAN networks is the ongoing cost of network maintenance and administration. For example, the Gartner Group has estimated that the purchase price of hardware and software comprises only 20% of the three-year cost of network ownership. The remaining 80% of a network's life-cycle cost of ownership consists of other associated expenses, such as downtime, troubleshooting, repair, administration, training and user support. With respect to network storage, there are many opportunities for the storage system software to assist the enduser in lowering the life-cycle cost of ownership, by providing useful functionality such as ease of installation, ease of reconfiguration, robust management of failure conditions, remote monitoring and alerting, diagnostic and troubleshooting support and ease of repair.

     Moreover, as enterprises adopt the latest generation networking technologies to achieve higher levels of performance and reliability, complex issues can arise surrounding integration of new system components into the existing environment. For example, storage systems provided by server manufacturers oftentimes are mounted internally to the server, are not compatible with other manufacturers' servers, and cannot be readily migrated to new servers or operating systems as requirements change. In such cases, the adoption of new technologies, such as Pentium Pro-based servers and Windows NT, can result in the premature, technological obsolescence of existing network storage investments. On the other hand, these costs can be significantly reduced by utilizing a server-independent storage system that is designed for use in a heterogenous environment, supporting a range of servers and operating systems.

     Therefore, to achieve the objective of minimizing the life-cycle cost of network storage, end-users need comprehensive storage solutions that incorporate a number of features in addition to RAID fault-tolerance including: (1) high availability with minimum system downtime (planned and unplanned); (2) complementary high-performance tape backup solutions; (3) easy network storage management and administration; (4) cross-platform support for heterogeneous network hardware and environments; and (5) a comprehensive customer service and support program. Many suppliers today offer only a portion of these features.

THE STORAGE DIMENSIONS SOLUTION

     Storage Dimensions currently focuses on the PC-LAN storage system market by developing and marketing a comprehensive family of disk and tape storage systems that are designed to satisfy the high-performance, fault-tolerance and high-availability requirements of its customers while at the same time reducing life-cycle cost of ownership. Storage Dimensions' solution combines its proprietary software with industry-standard hardware, such as disk drives, tape drives and RAID controllers, which allows Storage Dimensions to leverage the product development and manufacturing capabilities and efficiencies of industry OEM manufacturers and to offer its customers products that take advantage of what Storage Dimensions believes to be the best technology available. Storage Dimensions provides a complete, integrated solution for the PC-LAN storage system market by offering the following features:

     High availability with minimum system downtime. Storage Dimensions' SuperFlex and RAIDPRO disk storage products are engineered to provide redundancy and fault-tolerance for critical components such as disk drives, power supplies and cooling systems. Redundant components are easily serviced and hot-swappable, to allow replacement by end-user service personnel while the system remains online.

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

Moreover, the storage management software is designed to provide robust management of failure conditions, remote monitoring, automatic notification of failure events and online diagnostic and troubleshooting support.

     Complementary high-performance tape back-up solutions. To complement its disk products, Storage Dimensions has engineered a family of high-speed, high-reliability MEGAFLEX tape backup systems that are designed to address the challenges of backing up increasing amounts of data in ever-shortening time periods. These tape products are developed and tested to be easily integrated and fully compatible with Storage Dimensions' storage systems. In addition, these products are marketed on a stand-alone basis for use with other manufacturers' disk storage systems.

     Easy network storage management and administration. Storage Dimensions engineers its integration software to make its disk storage systems easy to install, use, reconfigure, troubleshoot and administer. In addition, for the NetWare and Windows NT environments, Storage Dimensions has developed VantagePoint network storage management software that provides remote monitoring, problem alerting, configuration documentation and performance measurement of multiple storage systems from a single network console.

     Cross-platform support for heterogeneous network hardware. Storage Dimensions designs external storage systems that are easily integrated with the computer systems from a broad range of manufacturers. This cross-platform capability affords significant economic advantages to end-users who have heterogeneous and dynamic network environments by letting them standardize on a single external storage system that can be easily reconfigured and redeployed as requirements change, as compared to internal storage which is dedicated to a specific manufacturer's server. Thus, as application needs evolve over time and new generation servers are procured, Storage Dimensions' storage systems can be readily migrated and resized to meet changing circumstances instead of being prematurely obsoleted. In particular, Storage Dimensions' products are engineered to support a seamless transition to Windows NT, without the need to prematurely retire storage systems originally purchased to support NetWare or other network operating systems. This provides important investment protection in the network environment, where the capital expenditures on storage systems are often equal to or greater than those spent on servers.

     A comprehensive customer service and support program. Storage Dimensions also provides a complementary suite of service and support programs targeted at lowering the maintenance cost of its storage systems, including an artificial intelligence knowledge base that helps Storage Dimensions provide fast and accurate diagnosis of technical problems, 24-hour access to technical support and replacement parts, overnight replacement of failed components and comprehensive site agreements.

STORAGE DIMENSIONS STRATEGY

     Storage Dimensions' objective is to leverage its position as the leading independent supplier of PC-LAN storage systems to capitalize on opportunities presented by the projected growth in this market. Storage Dimensions believes it is in a unique position to capitalize on the significant growth projected for RAID network storage for PC-LAN servers, and in particular, networks using Windows NT for fileservers, database servers, the Internet and intranet communications servers and dedicated applications servers. Key elements of Storage Dimensions' strategy include the following:

     Focus on products for PC-LAN storage systems market. Storage Dimensions intends to continue to concentrate its engineering and development efforts on designing storage system products that are compatible with both NetWare, the current leading LAN operating system, and Windows NT, a newly emerging industry standard that is expected to become widely accepted by the year 2000. Storage Dimensions strives to leverage its existing customer base of major corporations, institutions and government agencies, many of whom are expected to expand their PC-LAN implementations, particularly through the adoption of Windows NT, within the next five years.

     Support customers' transition to Windows NT. Storage Dimensions intends to continue to design products that can be used in heterogeneous and dynamic network environments, thus allowing its customers to standardize on a single storage system that can be easily reconfigured and redeployed as requirements change. In particular, Storage Dimensions will continue to focus its product development efforts on providing an easy,

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

seamless transition to Windows NT, without the need to obsolete or retire prior investments in Storage Dimensions' disk and tape storage systems.

     Leverage proprietary systems integration software. Storage Dimensions has developed an extensive, objectoriented software library which it uses to quickly integrate new hardware products into its storage systems. Storage Dimensions' strategy is to continue to expand its software library by adding new features and functionality in an incremental manner, building on its earlier investments, and to leverage this library to bring new products and features to market quickly.

     Incorporate leading edge hardware in new products. Storage Dimensions intends to continue to combine leading edge hardware with its proprietary software to produce state-of-the-art storage solutions for the PC-LAN storage systems market. Storage Dimensions also strives to develop and maintain close relationships with key suppliers of storage system components and technologies, such as American Megatrends, Cheyenne Software, Inc. ("Cheyenne"), Mylex, Seagate, The Qualix Group, Inc. ("Qualix") and Quantum, which Storage Dimensions believes enables it to quickly introduce new products that incorporate the latest technological advances.

     Differentiate through proprietary storage management software. Storage Dimensions has developed VantagePoint, a network storage management software program that allows remote monitoring and oversight of multiple storage systems on the network from a single central console. Storage Dimensions believes that efficient network management differentiates its products from those of its competitors and intends to continue to enhance its network management product offerings.

     Differentiate through customer service and support. Storage Dimensions believes that comprehensive, proactive and responsive customer service and support are essential to be a market leader in the PC-LAN storage system market, and it intends to continue to enhance its service and support programs. Storage Dimensions has already made, and intends to continue to make in the future, major investments in customer service and support, in order to offer a wide range of service and support options to its customers.

     Leverage field sales and channel investments. Storage Dimensions utilizes a direct sales force to penetrate major new accounts, to create demand for its products and to secure repeat business from existing customers. Storage Dimensions also maintains reseller distribution channels that facilitate procurement of Storage Dimensions' products by small and medium-sized end-users, producing incremental revenues from its marketing, sales and promotional efforts. With its basic field sales organization and distribution channels in place, Storage Dimensions believes that it can generate additional sales at a lower incremental selling cost, and intends to expand its field sales operations to further leverage its current investment.

PRODUCTS

     Storage Dimensions develops and markets a broad and integrated family of disk and tape storage systems that are designed to satisfy the high-performance, fault-tolerance and high-availability requirements of its customers while at the same time reducing life-cycle cost of ownership. Storage Dimensions' SuperFlex RAIDPRO disk storage products are designed and engineered to incorporate leading edge features and capabilities relative to the storage products offered by computer and server manufacturers, to minimize system downtime and to support easy integration with a broad range of server platforms and operating systems. While Storage Dimensions' products are generally developed for use with Windows NT and NetWare operating systems, certain of Storage Dimensions' products are also compatible with other operating systems, including Sun Solaris, IBM AIX and IBM OS/2 operating systems.

     To complement its disk products, Storage Dimensions has engineered a family of high-speed, high-reliability MEGAFLEX tape backup systems that are designed to address the challenges of backing up increasing amounts of data in ever-shortening time periods. These tape products are developed and tested to be easily integrated and fully compatible with Storage Dimensions' disk storage systems. In addition, Storage Dimensions offers tape backup products as stand-alone products to back up data maintained on other manufacturers' disk storage systems. To facilitate easy network administration, Storage Dimensions has developed VantagePoint, a network storage management software program that allows remote monitoring and oversight of multiple storage systems on the network from a single central console. Storage Dimensions believes that its products are differentiated from competitive products based on functionality, performance, ease of use and lower life-cycle cost of ownership.

     Current Products. The following table summarizes Storage Dimensions' current product offerings:

                                                                                       TYPICAL
                                         OPERATING                       DATE OF      CAPACITY         END USER
                                          SYSTEMS         DATE OF        LATEST         RANGE            LIST
   PRODUCT          DESCRIPTION          SUPPORTED     INTRODUCTION    GENERATION    (GIGABYTES)       PRICE(1)
   -------          -----------       ---------------  -------------  -------------  -----------   -----------------
                                       DISK PRODUCTS
SuperFlex      Host-based RAID with   NetWare, NT,     May 1996       July 1997          6-378       $8,523 - 78,394
3000           Dynamic Growth and     OS/2
with DGR Disk  Reconfiguration
Array
SuperFlex      RAID applications      NetWare, NT,     September      April 1997         6-256       $9,662 - 54,315
4000           using embedded bridge  OS/2, Solaris,   1994
Disk Array     controller             AIX
SuperFlex      Dual redundant RAID    NetWare, NT,     October 1996   November 1996      6-126      $14,427 - 34,706
5000           controllers            OS/2, Solaris
Disk Array     (embedded)
RAIDPRO VL,    Entry level RAID       NetWare, NT      May 1997       October 1997       6-108       $4,741 - 25,745
XL
                                      TAPE PRODUCTS
SuperFlex DAT  7 DAT Tape Drives      NetWare, NT,     September      February 1997     24-168       $8,016 - 18,845
TapeArray      with parallel data     Solaris, AIX     1994
               streaming
MegaFlex DLT   4 DLT Tape Drives      NetWare, NT,     May 1995       April 1997        30-140      $11,125 - 44,628
TapeArray      with parallel          Solaris, AIX
               streaming and data
               redundancy
4700 DLT Tape  Single drive, seven    NetWare, NT,     December 1995  N/A                  280               $11,788
Library        cartridge tape         Solaris, AIX
               library
DLT Tape       Stand-alone DLT Tape   NetWare, NT,     October 1995   June 1996          15-35        $3,315 - 9,385
Backup         Subsystem              Solaris, AIX
ATL Library    High end DLT Tape      NetWare, NT,     December 1997  N/A               40-140      $25,640 - 67,724
               Library                Solaris, AIX
                                      OTHER
VantagePoint   Network Storage        NetWare, NT      December 1995  July 1996            N/A       $1,057 - 21,484
               Management Software
XStor Tape     For document input to  SCO UNIX         August 1992    N/A                    5                   N/A
Storage        Xerox Docutech
System         Printing System
(OEM product)

---------------

(1) The list prices set forth above represent the per unit list prices to corporate customers for volume purchases. Actual prices paid by customers vary depending on the source and the volume of units purchased.

(2) Larger systems can be readily constructed by integrating multiple units into a single system.

     Storage Dimensions has developed, and will continue to enhance, its existing extensive proprietary objectoriented software library. This library enables Storage Dimensions to quickly integrate new hardware technologies to bring new products to market in a rapid and cost-effective manner. Storage Dimensions' software library supports a range of operating systems with a minimum of additional software investment. For example, the advanced SuperFlex 4000 and 5000 products incorporate Storage Dimensions' proprietary RAIDFlex disk array management software, which was specifically engineered to facilitate cross-platform support and to require only a minimal portion of the underlying code to be rewritten to adapt it to a new operating system. Similarly, Storage Dimensions can adapt RAIDFlex software to manage a new generation RAID controller by modifying only the section of the code that deals with controller-specific algorithms and instruction sets. Storage Dimensions has a U.S. patent application pending associated with the object-oriented, layered architecture of its RAIDFlex array management software.

     Storage Dimensions' products utilize its proprietary software to incorporate leading edge hardware features and capabilities relative to the storage products offered by computer and server manufacturers, with design features specifically engineered to minimize system downtime and to support easy integration and

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

administration. For example, in May 1996, Storage Dimensions introduced the SuperFlex 3000 with DGR. The DGR feature provides the ability to both expand and reconfigure a RAID array without taking the system off-line, therefore significantly reducing the time, effort and cost of managing RAID storage in typical corporate network environments. SuperFlex with DGR won LAN Times' "Best of LAN Times" (1997) and PC Week's "Analyst's Choice" (1996) awards. In addition, Storage Dimensions became one of the first suppliers of network storage systems to incorporate the new generation 9 gigabyte disk drives in their products when it began shipping the first of such products in September 1996.

     Storage Dimensions' products have won numerous other awards, including:
INFOWorld's "Hot Products" (1997); LAN Times' "Best of LAN Times" (1996); Computer Technology Review's "Editor's Choice" (1995); LAN Magazine's "Disk Array Product of the Year" (1995); and Networld+Interop's "Best of Show" (1995).

PRODUCTS UNDER DEVELOPMENT

     Storage Dimensions intends to continue to design its mainstream products to be compatible with both Windows NT and NetWare and selected products to be compatible with Sun Solaris, IBM AIX and IBM OS/2 operating systems. In particular, Storage Dimensions has focused, and expects to continue to focus, its product development efforts on providing an easy, seamless transition to Windows NT, without the need to obsolete or retire its prior investments in Storage Dimensions' disk storage systems. As a result of Storage Dimensions' efforts, most of Storage Dimensions' current disk and tape systems can be, and Storage Dimensions intends that its future products will be able to be, migrated between NetWare and Windows NT by simply installing Storage Dimensions' software upgrade. This greatly simplifies the purchasing decision for customers in the process of migrating to Windows NT and for those considering such a change in the future.

     Storage Dimensions is currently completing the development of a clustered storage system (SuperFlex 5500) that is expected to provide shared storage for a cluster of network servers using a common operating system, with support for automatic server failover and integrated tape backup. Storage Dimensions believes that this clustering technology will be the basis for most storage system architectures in the future and may provide significant differentiation of Storage Dimensions in the market. Storage Dimensions is in Beta test with several customers and expects to release this product in the second quarter of 1998. Storage Dimensions is also in Beta test on RAIDScape, its latest storage management software program. RAIDScape will add new features and functionality to the company's hardware products and provide customers an easy to use graphical interface for managing their data storage devices. RAIDScape software is a second generation software design based on over three years of development and is written in a new "JAVA" based programming language. RAIDScape software will be one of the key differentiating features for most of future Storage Dimensions products.

     If Storage Dimensions is unable, for technological or other reasons, to develop and introduce new products, in particular those for use with Windows NT, in a timely manner in response to changing market conditions or customer requirements, Storage Dimensions' business, operating results and financial condition will be materially and adversely affected. In addition, there can also be no assurance that Storage Dimensions will be successful in developing and marketing any other products that respond to technological changes or evolving industry standards, that Storage Dimensions will not experience difficulties that could delay or prevent the successful development, introduction and marketing of new products, or that its new products will adequately meet the requirements of the marketplace and achieve market acceptance. See "-- Research and Development."

CUSTOMERS AND APPLICATIONS

     Storage Dimensions markets its products primarily to large corporations, institutions and government agencies for use in business-critical network server applications that require high-reliability and non-stop operation. Storage Dimensions has successfully placed major installations in a broad cross-section of enterprises, encompassing a range of mainstream computing applications. In 1997, the Sun Financial Group accounted for approximately 10% of net sales. In 1996, Xerox Corporation accounted for approximately 13%

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

of total net sales. In 1995, Xerox accounted for approximately 11% of net sales and TechData accounted for approximately 15% of net sales.

SALES AND MARKETING

     Storage Dimensions has implemented both a direct sales force and reseller distribution channels in order to provide broad market penetration for its products. Historically, Storage Dimensions marketed its products to end-users through indirect reseller channels, including distributors, national computer dealers, system integrators and VARs. In 1994, Storage Dimensions recruited and deployed a direct field sales organization in order to more effectively pursue large corporate and institutional sales opportunities in the United States. As of December 31, 1997, the U.S. field sales organization consisted of 33 sales professionals located in 15 geographical markets, including Boston, New York, Washington D.C., Atlanta, Detroit, Chicago, Minneapolis, Dallas, Los Angeles, Seattle, Tampa and the San Francisco Bay Area. Storage Dimensions utilizes its direct sales force to penetrate major new accounts, to create demand for its products and to secure repeat business from existing customers.

     Storage Dimensions also maintains indirect reseller channels to facilitate procurement of Storage Dimensions' products by small and medium-sized end-users, producing incremental revenues from its marketing, sales, and promotional efforts that would otherwise be lost. In addition, certain large customers prefer to source through the reseller channels as part of their overall network equipment sourcing and integration strategy. Storage Dimensions has developed pricing structures and field sales commission plans that are designed to minimize sales channel conflicts and, as a result, is able to benefit from significantly higher revenues than if only a direct sales model were deployed. Storage Dimensions believes that this two-pronged sales strategy provides meaningful competitive advantage over competitors who only provide products directly to end-user customers. In a recent survey by LAN Magazine of the largest 100 LAN resellers in the United States, Storage Dimensions was the independent storage systems supplier mentioned most often as the preferred provider of both disk array and tape backup products.

     With its domestic field sales organization and reseller distribution channels in place, Storage Dimensions plans to generate additional sales at a lower incremental cost by systematically expanding its field sales operation in terms of both staffing and geographical presence. Internationally, Storage Dimensions relies primarily on local distributors and maintains a sales and service office in London, England to support its European distributors.

     To support its field sales organization, in 1995 Storage Dimensions established a telemarketing department located in its Milpitas headquarters location for processing new leads, qualifying new prospects, identifying active projects and initiating appointments for field sales personnel to visit new customers. Specifically, the telemarketing department focuses on identifying large new sales opportunities and on facilitating a smooth hand-off of these opportunities to the field sales personnel. The telemarketing department also works closely with the marketing communications department to identify lead sources and develop promotional programs that are most effective in developing target opportunities.

     In 1995, Storage Dimensions implemented a trade-in program called FlexCredit, which provides a significant trade-in credit on used disk and tape drives, from both Storage Dimensions and other selected manufacturers, toward the purchase of new products from Storage Dimensions. FlexCredit is another example of Storage Dimensions' strategy to lower the cost of ownership of network storage, and Storage Dimensions believes the program has been instrumental in both retaining existing customers and capturing new ones. Storage Dimensions maintains an active presence in the used storage equipment market such that FlexCredit trade-ins can be recycled at nominal economic cost to Storage Dimensions.

     After expanding its field sales force throughout 1997, Storage Dimensions reevaluated the effectiveness of its field sales force strategy in early 1998. As a result, five single-person sales offices in smaller geographic markets were closed in order to focus resources in the major metropolitan areas where larger sales offices are already established, and certain management positions in the sales organization were eliminated. Storage Dimensions intends to use its independent resellers to more efficiently serve the smaller geographic markets. Storage Dimensions believes that this new structure will allow for future sales growth while helping to control

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

costs. Storage Dimensions intends to support and expand as appropriate its direct sales force in key markets while seeking to expand its reach into smaller markets through enhanced reseller arrangements. Storage Dimensions believes it can continue to generate additional sales at lower incremental selling costs. Storage Dimensions is prepared to expand its field sales operations in these major areas to further leverage its current investment.

CUSTOMER SERVICE AND SUPPORT

     Storage Dimensions believes that its ability to provide comprehensive, proactive and responsive support is an important element in penetrating new customer accounts and in securing repeat business from existing customers. Storage Dimensions is committed to providing superior customer service and support aimed at simplifying installation, reducing field failures, minimizing system downtime and streamlining administration. For example, beginning in 1992, Storage Dimensions undertook a major investment in an "artificial intelligence" knowledge base, called TechConnect, to facilitate the timely and accurate diagnosis of customer field problems and to enable Storage Dimensions to recommend solutions with the highest probability of success, with reporting capabilities to provide feedback on the most common problems experienced by end-users of Storage Dimensions' products. Although accessed primarily by Storage Dimensions technical support personnel, the TechConnect system is also accessible by Storage Dimensions' customers 24 hours a day, through the Internet, in the event any customer wishes to access solution documents directly.

     Historically, service revenues have not comprised a significant portion of Storage Dimensions' sales. In 1996, Storage Dimensions began an aggressive program to develop value-added service contracts designed to achieve a lower lifecycle cost of ownership for its customers. The following represent Storage Dimensions' primary service programs currently available:

     7x24 Priority Service and Parts. For an annual site fee, Storage Dimensions provides priority access to technical support personnel during business hours and access within 20 minutes via a pager after hours. In addition, Storage Dimensions provides replacement of failed parts 24 hours-a-day by counter-to-counter air freight with courier delivery.

     Tape Maintenance. For an annual fee per tape drive, Storage Dimensions will provide for overnight shipment of a replacement unit for drives that fail and are not covered by Storage Dimensions' or manufacturer's standard warranty.

     TechAssist Emergency Off-Hours Support. For a one-time fee, Storage Dimensions provides access to technical support personnel after hours to customers who need emergency help, but have not contracted for the 7x24 Priority Service.

     FlexGuard Premium Site Support. FlexGuard bundles optional services into comprehensive site service and support arrangements to meet the special needs of large organizations.

     In addition to the above services, Storage Dimensions provides telephone support during business hours free of charge.

     Storage Dimensions supports and administers the pass-through of standard warranties from its OEM component vendors which run from one to five years. In addition, Storage Dimensions provides a three year warranty on the system as a whole. A customer may also contract for an extended warranty from Storage Dimensions on components whose factory warranty has expired. In the United States, defective components are replaced overnight, in advance of the receipt of the failed part, as a standard practice. Although to date Storage Dimensions' suppliers of hardware components have covered the warranty costs associated with such components, there can be no assurance that such manufacturers will continue to be willing or able to cover such costs, and their failure to do so would result in such costs being borne by Storage Dimensions. There can be no assurance that warranty costs to Storage Dimensions will not be significant in the future, which could have a material adverse effect on Storage Dimensions' business, operating results or financial condition.

RESEARCH AND DEVELOPMENT

     To date, Storage Dimensions has made substantial investments in research and development, particularly in the areas of fault-tolerant RAID systems integration and storage management software. Storage Dimensions' solution combines its proprietary software and industry-standard hardware to produce integrated RAID fault-tolerant storage solutions, with companion high-performance tape backup. Storage Dimensions has developed an extensive, object-oriented software library which it uses to quickly integrate new hardware products into its storage systems. Storage Dimensions' strategy is to continue to expand its software library by adding new features and functionality in an incremental manner, building on its earlier investments, and to leverage this library to bring new products and features to market quickly.

     Storage Dimensions' engineering design teams work cross-functionally with marketing managers, applications engineers and customers to develop products and product enhancements. Computer input/output standards are maintained and an extensive disk drive and controller board qualification program monitors industry-standard components to ensure the quality and performance when integrated into Storage Dimensions' storage system products. Storage Dimensions also strives to develop and maintain close relationships with key suppliers of storage system components and technologies, such as American Megatrends, Western Digital, Fujitu, ATL, Exabyte, Cheyenne, Mylex, Seagate, Qualix and Quantum, which Storage Dimensions believes enables it to quickly introduce new products that incorporate the latest technological advances.

     Storage Dimensions' expenses for research and development for fiscal years 1995, 1996 and 1997 were $5.4 million, $5.9 million and $6.3 million, respectively. As of December 31, 1997, Storage Dimensions had 37 regular full-time employees engaged in research and development activities, of which 16 were specifically focused on software development, test and qualification.

     The network storage system market is characterized by rapid technological change, changing customer needs, frequent new product introductions and evolving industry standards. The introduction of products embodying new technologies and increased storage capacities and the emergence of new industry standards could render Storage Dimensions' existing products obsolete and unmarketable. Storage Dimensions' future success will depend upon its ability to develop and to introduce new products with increasing storage capabilities (including new software releases and enhancements) on a timely basis that keep pace with technological developments and emerging industry standards and address the increasingly sophisticated needs of its customers. There can be no assurance that Storage Dimensions will be successful in developing and marketing any new products that respond to technological changes or evolving industry standards, that Storage Dimensions will not experience difficulties that could delay or prevent the successful development, introduction and marketing of new products, or that its new products will adequately meet the requirements of the marketplace and achieve market acceptance. In addition, network storage system products like those offered by Storage Dimensions may contain undetected software errors or failures when first introduced or as new versions are released. There can be no assurance that, despite testing by Storage Dimensions and by current and potential customers, errors will not be found in new products after commencement of commercial shipments, resulting in a loss of or delay in market acceptance, which could have a material adverse effect on Storage Dimensions' business, operating results or financial condition.

MANUFACTURING

     Storage Dimensions' manufacturing operations, located in Milpitas, California, consist primarily of assembly and integration of Storage Dimensions' proprietary software and enclosures with industry-standard components, such as disk drives, tape drives, and RAID controllers, from its suppliers. The assembled units are then subjected to a systems-level test to ensure performance to specification in the anticipated end-user computing environment. Storage Dimensions' manufacturing operations have been ISO 9002 certified, an international quality standard. Storage Dimensions strives to develop close relationships with its suppliers, exchanging critical information and implementing joint corrective action programs to maximize the quality of its components, to reduce costs and inventory investments and to create flexibility for rapid capacity expansion when required. Storage Dimensions believes that its current facilities and capital equipment will be adequate to meet its manufacturing needs in the foreseeable future.

     Storage Dimensions relies upon a limited number of suppliers of several key components utilized in the assembly of Storage Dimensions' products. For example, Storage Dimensions purchases disk drives primarily from Seagate, DLT tape drives exclusively from Quantum and DGR RAID controllers exclusively from American Megatrends. Storage Dimensions' reliance on its suppliers involves several risks, including: an inadequate supply of required components; price increases; late deliveries; and poor component quality. These risks are particularly significant with respect to suppliers of disk drives because, in order to meet product performance requirements, Storage Dimensions must obtain disk drives with extremely high quality and capacity. In addition, there is currently a significant market demand for disk drives, tape drives and RAID controllers, and from time to time Storage Dimensions may experience component shortages, selective supply allocations and increased prices of such components. Although to date Storage Dimensions has been able to purchase its requirements of such components, there can be no assurance that Storage Dimensions will be able to obtain its full requirements of such components in the future or that prices of such components will not increase. In addition, there can be no assurance that problems with respect to yield and quality of such components and timeliness of deliveries will not occur. Disruption or termination of the supply of these components could delay shipments of Storage Dimensions' products and could have a material adverse effect on Storage Dimensions' business, operating results or financial condition. Such delays could also damage relationships with current and prospective customers. In addition, in the past, due to Storage Dimensions' quality requirements, Storage Dimensions has experienced delays in the shipments of its new products principally due to an inability to qualify component parts from disk drive manufacturers and other suppliers, resulting in delay or loss of product sales. Storage Dimensions has currently qualified disk drives manufactured by Seagate, tape drives from Quantum, and RAID controllers from Mylex and American Megatrends. Although these delays in the past have not had a material adverse effect upon Storage Dimensions' business, operating results or financial condition, there can be no assurance that in the future any such delays would not have such a material adverse effect.

COMPETITION

     The network storage system market is intensely competitive. Storage Dimensions competes primarily in the PC-LAN storage systems market and experiences the greatest competition from traditional suppliers of PC-LAN network servers, such as Compaq, Hewlett-Packard and IBM, who market storage systems as part of their complete computer systems. Storage Dimensions also competes against independent storage system suppliers to the PC-LAN server market, including DEC Storage Works, MTI Technology, Procom Technology, Inc. and StreamLogic Corporation. In addition, providers of storage for the mainframe or UNIX-based markets, such as Auspex Systems, Inc., Data General Corporation, EMC Corporation, Network Appliance, Inc., Storage Computer, Inc. and Symbios Logic, Inc. could develop and market products that address the PC-LAN storage systems market, and in particular Windows NT applications. Many of Storage Dimensions' current and potential competitors have significantly greater financial, technical, marketing, purchasing and other resources than Storage Dimensions, and as a result, may be able to respond more quickly to new or emerging technologies and changes in customer requirements, to devote greater resources to the development, promotion and sale of products than can Storage Dimensions, or to deliver competitive products at a lower end-user price. Storage Dimensions also expects that competition will increase as a result of industry consolidations. Current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their products to address the needs of Storage Dimensions' prospective customers. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. Increased competition is likely to result in price reductions, reduced operating margins and loss of market share, any of which could have a material adverse effect on Storage Dimensions' business, operating results or financial condition.

     Storage Dimensions believes that the principal competitive factors affecting its market include: fault-tolerant reliability, performance, ease of use, scalability, configurability, price and customer service and support. There can be no assurance that Storage Dimensions will be able to successfully incorporate these factors into its products and to compete against current or future competitors or that competitive pressures faced by Storage Dimensions will not materially and adversely affect its business, operating results or financial condition.

PROPRIETARY TECHNOLOGY AND INTELLECTUAL PROPERTY

     Storage Dimensions' success depends significantly upon its proprietary technology. Storage Dimensions currently relies on a combination of copyright and trademark laws, trade secrets, confidentiality agreements and contractual provisions to protect its proprietary rights. Storage Dimensions seeks to protect its software, documentation and other written materials under trade secret and copyright laws, which afford only limited protection. Storage Dimensions has registered its Storage Dimensions and LANStor trademarks and will continue to evaluate the registration of additional trademarks as appropriate. Storage Dimensions generally enters into confidentiality agreements with its employees and with key vendors and suppliers. Storage Dimensions currently has one U.S. patent application pending associated with the object-oriented layered architecture of its RAIDFlex array management software. There can be no assurance that this patent will eventually be issued, that Storage Dimensions will develop proprietary products or technologies that are patentable, that any patent issued in the future will provide Storage Dimensions with any competitive advantages or will not be challenged by third parties, or that the patents of others will not have a material adverse effect on Storage Dimensions' ability to do business. Storage Dimensions believes that the rapidly changing technology in the computer storage industry makes Storage Dimensions' success dependent more on the technical competence and creative skills of its personnel than on any patents it may be able to obtain.

     There has also been substantial litigation in the computer industry regarding intellectual property rights, and litigation may be necessary to protect Storage Dimensions' proprietary technology. Storage Dimensions has from time to time received claims that it is infringing third parties' intellectual property rights, and there can be no assurance that third parties will not in the future claim infringement by Storage Dimensions with respect to current or future products, trademarks or other proprietary rights. Storage Dimensions expects that companies in the storage system market will increasingly be subject to infringement claims as the number of products and competitors in Storage Dimensions' target markets grows. Any such claims or litigation may be time-consuming and costly, cause product shipment delays, require Storage Dimensions to redesign its products or require Storage Dimensions to enter into royalty or licensing agreements, any of which could have a material adverse effect on Storage Dimensions' business, operating results or financial condition. Despite Storage Dimensions' efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of Storage Dimensions' products or to obtain and use information that Storage Dimensions regards as proprietary. In addition, the laws of some foreign countries do not protect proprietary rights to as great an extent as do the laws of the United States. There can be no assurance that Storage Dimensions' means of protecting its proprietary rights will be adequate or that Storage Dimensions' competitors will not independently develop similar technology, duplicate Storage Dimensions' products or design around patents issued to Storage Dimensions or other intellectual property rights of Storage Dimensions.

EMPLOYEES

     As of December 31, 1997, Storage Dimensions had a total of 219 regular full-time employees, of which 37 were engaged in engineering, research and development; 102 in marketing, sales, and customer support; 51 in manufacturing; and 29 in general management and administration. In addition, Storage Dimensions had a total of 5 part-time and 12 temporary employees as of December 31, 1997. None of Storage Dimensions' employees is represented by a labor union.

     Storage Dimensions' future performance depends in significant part upon the continued service of its key technical and senior management personnel. Storage Dimensions provides incentives such as salary, benefits and option grants (which are typically subject to vesting over four years) to attract and retain qualified employees. The loss of the services of one or more of Storage Dimensions' officers or other key employees could have a material adverse effect on Storage Dimensions' business, operating results or financial condition. Storage Dimensions' future success also depends on its continuing ability to attract and retain highly qualified technical and management personnel. Competition for such personnel is intense, and there can be no assurance that Storage Dimensions can retain its key technical and management employees or that it can attract, assimilate or retain other highly qualified technical and management personnel in the future.

FACILITIES

     Storage Dimensions' principal administrative, sales, marketing, manufacturing and research and development facility is located in approximately 80,000 square feet of space in Milpitas, California. This facility is leased through December 6, 1998. Storage Dimensions leases other sales offices throughout the U.S., as well as a European operations site in London, U.K. Storage Dimensions believes that its existing facilities are adequate for its current needs.

LEGAL PROCEEDINGS

     Storage Dimensions is not a party to any material legal proceedings.

                   STORAGE DIMENSIONS EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth all compensation awarded to, earned by, or paid for services rendered to Storage Dimensions in all capacities during the year ended December 31, 1997 for the (i) current Chief Executive Officer of Storage Dimensions and (ii) the four most highly compensated Storage Dimensions executive officers whose salary, bonus and other compensation for such year exceeded $100,000 (the "Storage Dimensions Named Executive Officers").

                                                                                 LONG TERM
                                                  ANNUAL COMPENSATION           COMPENSATION
                                          -----------------------------------   ------------
                                                                 OTHER ANNUAL    SECURITIES
                                                                 COMPENSATION    UNDERLYING
   NAME AND PRINCIPAL POSITION     YEAR   SALARY($)   BONUS($)      ($)(1)       OPTIONS(#)
   ---------------------------     ----   ---------   --------   ------------   ------------
David A. Eeg.....................  1997   $291,303    $44,793      $ 8,923         100,000
  President and Chief              1996    282,068     16,753        8,315              --
  Executive Officer
Gene Bowles, Jr. ................  1997    242,662     34,818        8,693         100,000
  former Senior Vice President     1996    220,237     13,615        7,398              --
Robert E. Bylin..................  1997    164,690     33,871        4,961          50,000
  Senior Vice President            1996    156,132     13,360        3,872              --
  and Chief Financial Officer
Ralph Ciarlanti III..............  1997    133,278     11,165        1,470          50,000
  Vice President, Quality          1996    112,853      9,387        3,737          12,500
Kenneth Epstein..................  1997    132,623    114,138        5,289          50,000
  former Vice President,           1996     92,292     68,000        4,050           9,375
  North American Sales

---------------

(1) Includes car allowances, group life insurance and long-term disability insurance.

SEVERANCE AGREEMENTS

     In connection with the Merger, Storage Dimensions and each of David Eeg, President and Chief Executive Officer, and Robert Bylin, Chief Financial Officer of Storage Dimensions, amended the employment agreements of such persons to provide certain severance benefits upon termination of their relationship with Storage Dimensions. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF STORAGE DIMENSIONS -- Severance Agreements."

OPTION GRANTS DURING 1997

     The following table sets forth for each of the Storage Dimensions Named Executive Officers certain information concerning stock options granted during the year ended December 31, 1997.

                                                                   INDIVIDUAL GRANTS
                                               ---------------------------------------------------------
                                               NUMBER OF
                                               SECURITIES    PERCENT OF TOTAL
                                               UNDERLYING    OPTIONS GRANTED     EXERCISE
                                                OPTIONS      TO EMPLOYEES IN       PRICE      EXPIRATION
                    NAME                       GRANTED(1)          1997          PER SHARE     DATE(2)
                    ----                       ----------    ----------------    ---------    ----------
David A. Eeg.................................   100,000            9.9%            $7.00        3/3/07
Gene Bowles, Jr. ............................   100,000            9.9%             7.00        3/3/07
Robert E. Bylin..............................    50,000            4.9%             7.00        3/3/07
Ralph Ciarlanti III..........................    50,000            4.9%             7.00        3/3/07
Kenneth Epstein..............................    50,000            4.9%             7.00        3/3/07

---------------

(1) Options generally have a ten year term, and vest at the rate of 1/8 of the shares six months from the vesting start date and the balance monthly over the succeeding 42 months.

(2) Options may terminate before their expiration dates if the optionee's status as an employee or consultant is terminated or upon the optionee's death or disability prior to such date.

AGGREGATE OPTION EXERCISES IN 1997 AND YEAR-END OPTION VALUES

     The following table sets forth for each of the Storage Dimensions Named Executive Officers certain information concerning options exercised during 1997 and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 1997. The following table also sets forth the value of unexercised "in-the-money" options held at December 31, 1997.

                                                                      NUMBER OF
                                          VALUE REALIZED        SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                           NUMBER OF     (MARKET PRICE AT      UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                            SHARES        EXERCISE LESS           DECEMBER 31, 1997          DECEMBER 31, 1997($)(1)
                          ACQUIRED ON        EXERCISE        ---------------------------   ---------------------------
          NAME             EXERCISE         PRICE)($)        EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----            -----------   ------------------   -----------   -------------   -----------   -------------
David A. Eeg............        --                --           81,250         81,250        $221,875             --
Gene Bowles, Jr. .......        --                --           81,250         81,250         221,875             --
Robert E. Bylin.........        --                --           17,292         42,865          28,105        $ 7,952
Ralph Ciarlanti III.....     9,791           $53,230           10,155         50,054           2,436         28,139
Kenneth Epstein.........        --                --           14,819             --          16,784             --

---------------

(1) Calculated by determining the difference between the fair market value of the securities underlying the option at December 31, 1997 and the exercise price of such person's option.

(2) The value realized represents the estimated value of shares of Storage Dimensions Common Stock determined as of the date of exercise by reference to an independent appraisal of Storage Dimensions Common Stock, less the option exercise price.

EMPLOYEE STOCK PLANS

     1993 STOCK OPTION PLAN

     Storage Dimensions' 1993 Stock Option Plan (the "1993 Option Plan"), which provides for the grant of 555,555 shares of Storage Dimensions Common Stock, was approved by the Storage Dimensions Board and stockholders on June 11, 1993. As of December 31, 1997, options to purchase 360,580 shares were outstanding under the 1993 Option Plan and 71,188 shares of Storage Dimensions Common Stock remained available for issuance under the 1993 Option Plan. The terms of the 1993 Option Plan are substantially similar to those of the 1996 Stock Option Plan described below. Effective January 1998, the 1993 Option Plan was amended to provide that all outstanding options granted under the 1993 Option Plan (but not any options granted in the future) will become fully vested and exercisable upon completion of the Merger.

     1996 STOCK OPTION PLAN

     Storage Dimensions' 1996 Stock Option Plan (the "1996 Option Plan") provides for the granting to employees and consultants of nonstatutory stock options. The 1996 Option Plan was approved by the Board of Directors in December 1996 and by the stockholders in January 1997. A total of 1,000,000 shares of Storage Dimensions Common Stock was originally reserved for issuance pursuant to the 1996 Option Plan. As of December 31, 1997, options to purchase 805,831 shares of Storage Dimensions Common Stock were outstanding under the 1996 Option Plan and 194,169 shares of Storage Dimensions Common Stock remained available for issuance under the 1996 Option Plan. At the Storage Dimensions Special Meeting, Storage Dimensions stockholders are being asked to approve an amendment to the 1996 Option Plan in order to increase the number of shares issuable thereunder to 3,000,000. See "ADDITIONAL MATTERS FOR CONSIDERATION FOR STORAGE DIMENSIONS STOCKHOLDERS -- Amendment to 1996 Stock Option Plan."

     1996 EMPLOYEE STOCK PURCHASE PLAN

     Storage Dimensions' 1996 Employee Stock Purchase Plan (the "Purchase Plan") was approved by the Storage Dimensions Board in December 1996 and by the stockholders in January 1997. A total of 200,000 shares of Storage Dimensions Common Stock was originally reserved for issuance under the Purchase

Plan. As of December 31, 1997, 47,253 shares of Storage Dimensions Common Stock had been purchased under the Purchase Plan and 152,747 shares of Storage Dimensions Common Stock remained available for purchase under the Purchase Plan. At the Storage Dimensions Special Meeting, Storage Dimensions stockholders will be asked to consider and approve an amendment to the Purchase Plan to increase the number of shares of Storage Dimensions Common Stock issuable thereunder to 400,000. See "ADDITIONAL MATTERS FOR CONSIDERATION BY STORAGE DIMENSIONS' STOCKHOLDERS -- Approval of Amendment to 1996 Employee Stock Purchase Plan."

401(k) PLAN

     Storage Dimensions has a 401(k) Plan, pursuant to which eligible employees may elect to reduce their current salary by up to the statutorily prescribed annual limit ($10,000 in 1998) and have the amount of such reduction contributed to the 401(k) Plan. Storage Dimensions matches employee contributions to the 401(k) Plan at the rate of 50% of the employee's contribution up to a specified limit. The 401(k) Plan is intended to qualify under Section 401 of the Code so that contributions by participants to the 401(k) Plan, and income earned on plan contributions, are not taxable to participants until withdrawn from the 401(k) Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires Storage Dimensions' directors and executive officers, and persons who own more than ten percent of a registered class of Storage Dimensions' equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Storage Dimensions Common Stock and other equity securities of Storage Dimensions. Officers, directors and greater than ten percent stockholders are required by the SEC regulation to furnish Storage Dimensions with copies of all Section 16(a) forms they file.

     To Storage Dimensions' knowledge, based solely on a review of the copies of such reports furnished to Storage Dimensions and written representations that no other reports were required, during the year ended December 31, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

      CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF STORAGE DIMENSIONS

     Maxtor Promissory Note. In connection with the Storage Acquisition, Storage Dimensions issued to Maxtor Corporation ("Maxtor") a promissory note in the original principal amount of $4 million (the "Maxtor Note"). The Maxtor Note bears interest at the rate of 8% per annum during the first year, 10% per annum during the second year and 12% per annum for the remaining term. The Maxtor Note was originally due on December 26, 1995 but the due date was subsequently extended to the earlier to occur of the completion of Storage Dimensions' initial public offering or May 10, 1997. During 1994, 1995 and 1996, Storage Dimensions paid to Maxtor $400,000, $482,042 and $469,377, respectively, in interest payments under the Maxtor Note. Storage Dimensions also paid $400,000 of principal in the third quarter of 1996 under the Maxtor Note. Storage Dimensions paid the remaining outstanding principal together with unpaid interest with a portion of the proceeds of its initial public offering. In addition, during 1994 and 1995, Storage Dimensions purchased goods (principally rigid magnetic and optical disk drives) from Maxtor and its affiliates totaling $1.4 million and $69,000, respectively. Storage Dimensions did not purchase any goods from Maxtor during 1996 or 1997.

     Capital Partners Agreements. In connection with the Storage Acquisition in December 1992, Storage Dimensions entered into a certain advisory agreement with Capital Partners. Capital Partners, together with its affiliates, is the holder of a majority of Storage Dimensions' outstanding voting stock. Messrs. Fitzgerald and Gebauer, current directors of Storage Dimensions, are also officers of Capital Partners. During 1994, 1995 and 1996, Storage Dimensions paid to Capital Partners $362,000, $360,000 and $729,000, respectively, pursuant to such advisory agreement. The 1996 amount includes a one-time payment of $360,000 paid by Storage Dimensions in connection with termination of the advisory agreement by mutual agreement in December 1996.

     In addition, in connection with the proposed Merger Capital Partners has entered into a standstill agreement with Storage Dimensions pursuant to which it has agreed not to purchase additional shares of Storage Dimensions Common Stock, with certain exceptions, until the earlier of five years from the closing of the Merger or such time as Capital Partners no longer holds 5% of the outstanding Storage Dimensions Common Stock. See "OTHER AGREEMENTS -- Standstill Agreement."

     Executive Officer Loans. In 1996, Storage Dimensions loaned David Bultman, its Senior Vice President of Engineering at the time, amounts totaling $90,000. Mr. Bultman is no longer employed with Storage Dimensions. The remaining balance of Mr. Bultman's loan was $21,284 at December 31, 1997.

     Severance Agreements. In connection with the Merger, Storage Dimensions and each of David Eeg, President and Chief Executive Officer, and Robert Bylin, Chief Financial Officer of Storage Dimensions, amended the employment agreements of such persons to provide certain severance benefits upon termination of their relationship with Storage Dimensions.

     With respect to Mr. Eeg, upon termination of his status as a full time employee or consultant of Storage Dimensions at either his option or that of Storage Dimensions, Mr. Eeg shall receive severance payments equal to 66 weeks of his regular salary, which shall be paid over such period. In addition, Mr. Eeg's stock options granted under Storage Dimensions stock option plans have been amended to provide that such options may be exercised for a period of two years from the date of termination of his status as a full-time employee or consultant of Storage Dimensions.

     With respect to Mr. Bylin, upon termination of his status as a full time employee or consultant of Storage Dimensions at either his option or the option of Storage Dimensions, Mr. Bylin shall receive severance payments equal to 47 weeks of his regular salary, which shall be paid over such period. In addition, Mr. Bylin's stock options granted under Storage Dimensions stock option plans have been amended to provide that such stock options may be exercised for a period of one year from the date of termination of his status as a full-time employee or consultant of Storage Dimensions under certain circumstances.

     In addition, both of such employment agreements, as amended, provide that neither Mr. Eeg nor Mr. Bylin will compete with Storage Dimensions for the remaining period of service by Messrs. Eeg and Bylin and during the time severance payments are being made to them by Storage Dimensions.

     All future transactions, including loans, between Storage Dimensions and its officers, directors and principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested directors of the Board of Directors, and will be on terms no less favorable to Storage Dimensions than could be obtained from unaffiliated third parties.

                ARTECON MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion contains forward-looking statements that involve risks and uncertainties. Artecon's and the Combined Company's actual results could differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the sections entitled "Risk Factors," and "Artecon's Business," as well as those discussed elsewhere in this Joint Proxy Statement/Prospectus.

OVERVIEW

     Artecon designs, manufactures, markets and supports a broad range of scalable, fully integrated data storage products for the open-systems computing environment. Artecon has established itself as a leader in the design, manufacture and sale of third-party mass storage and enhancement products in the Sun Microsystems ("Sun") and UNIX markets, offering both host-attached and network-attached storage solutions for a broad range of customers. Artecon's enterprise storage product line includes scalable RAID systems which allow users to grow modularly from a single mass storage device to over ten terabytes ("10TB") of rack-mounted, fault-tolerant mass storage, thereby meeting the capacity and performance needs of a wide range of customers while protecting and maintaining customer investment. Artecon's telecommunications infrastructure storage products represent what Artecon believes is the industry's only fully NEBS-certified, multi-terabyte solution for high-end, application-specific needs of telecommunications and government customers using commercial off-the-shelf ("COTS") workstation technology. Artecon also markets rack-mount solutions for COTS workstations and servers and provides systems integration and a variety of other service and support programs.

     Artecon was founded in 1984 in Carlsbad California as a supplier and systems integrator of value added computer products. In 1990, Artecon began research and development to design and manufacture its own proprietary data storage products. In 1992, Artecon introduced its Lynx product line of storage solutions and in 1994 Artecon introduced its Sphinx product line. Responding to the need for cost-efficient, high quality mass storage solutions in the telecommunications industry, in 1996, Artecon formed its TeleCom Division to design, manufacture market and support fully integrated telecommunications storage products, services and solutions.

     In August 1997, Artecon acquired Falcon Systems, Inc. ("Falcon"), a network-attached storage server integrator and storage peripherals reseller (the "Falcon Acquisition"). The Falcon Acquisition enabled Artecon to achieve several important strategic objectives, including the acquisition of Artecon's AerREAL(TM) real-time specialized file server software and other complementary products to better serve Artecon's existing customers, the expansion of Artecon's customer base in the UNIX, Windows NT and Windows 95 markets and a significant expansion of Artecon's revenue base. The acquisition was accounted for as a purchase and accordingly, the results of operations of Falcon from the closing date of the acquisition forward have been included in Artecon's consolidated financial statements dated December 31, 1997 and for the nine-month period then ended.

     Artecon markets and distributes its products services through its direct sales force employed in 11 domestic sales and support offices and 6 overseas sales offices located in Japan, France, England and the Netherlands. In addition, Artecon utilizes an extensive domestic and foreign reseller distribution channel to market and distribute its products and services. Artecon believes that such a diverse channel strategy results in the greatest penetration of the market and enables it to effectively and efficiently penetrate major accounts while at the same time leveraging its distribution network into vertical markets. Artecon believes that the direct customer contact resulting from the use of its own internal sales force provides it with invaluable market feedback and the ability to tailor its products and high-quality technical support services to enhance customer satisfaction and loyalty. Artecon generates revenue from the sales of products and services. Revenue from product sales is recognized upon shipment. Revenue generated from service contracts is recognized ratably over the term of the contract. Operating expenses consist primarily of rent, payroll, commissions, other selling and administrative expenses and research and development costs and are recognized in the period incurred.

     Artecon currently expects its revenues for the fiscal quarter ending March 31, 1998 to be significantly less than its results of operations for the quarter ended December 31, 1997. Artecon attributes the decline primarily to post-holiday seasonal sales declines and uncertainty in the marketplace resulting from the announcement of the Merger in late 1997.

RESULTS OF OPERATIONS

     NINE MONTHS ENDED DECEMBER 31, 1997 COMPARED TO NINE MONTHS ENDED DECEMBER 31, 1996

     Net Revenues. Net revenues reflect the invoiced amounts for products shipped less reserves for estimated returns. Net revenues for the nine months ended December 31, 1997 were $52.6 million compared to $42.4 million for the nine months ended December 31, 1996, an increase of approximately 24.1%. Such increase in net revenues was primarily attributable to the Falcon Acquisition in August 1997. Net revenues attributable to sales of Falcon products by Artecon from August 21, 1997, the date of the Falcon Acquisition, to December 31, 1997 were approximately $12.6 million. Net revenues for the nine months ended December 31, 1997 attributable to sales of Artecon products were $40.0 million, compared to $42.4 million for the nine month period ended December 31, 1996. The decrease in net revenues from sales of Artecon products for the nine months ended December 31, 1997 compared to the same period for 1996 was the result of decreased sales to a single customer in 1997. Sales to such customer amounted to approximately $0.3 million and $12.8 million during the nine months ended December 31, 1997 and December 31, 1996, respectively. Sales to this customer prior to 1996 were not significant. Future sales to this customer are not expected to be significant.

     Gross Margin. Gross margin for the nine months ended December 31, 1997 was $14.9 million, or 28.3% of net revenues, compared to $9.2 million for the nine months ended December 31, 1996, or 21.7% of net revenues. The increase in gross margin as a percent of net revenues for the nine months ended December 31, 1997 compared to the nine months ended December 31, 1996 was due primarily to an increase in sales of Artecon's higher margin LynxRAID and Sphinx product lines, as well as a reduction in product costs resulting, in part, from increased efficiencies in product design. The gross margin derived from sales of Falcon products during the nine months ended December 31, 1997 was approximately $3.3 million, or 26.2% of net revenues.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses are comprised primarily of salaries, and commissions, marketing costs and overhead costs associated with Artecon's finance and support staff. Selling, general and administrative expenses increased to $10.4 million, or 19.8% of net revenues for the nine months ended December 31, 1997, from $6.9 million, or 16.3% of net revenues, for the nine months ended December 31, 1996. The increase in selling, general and administrative expenses during the nine months ended December 31, 1997 was attributable primarily to the increase in Artecon's sales and marketing force resulting from the Falcon Acquisition.

     Research and Development Expenses. Research and development expenses are comprised primarily of prototype expenses, salaries for employees directly engaged in research and other costs associated with product development. Research and development expenses for the nine months ended December 31, 1997 increased to $2.3 million, or 4.4% of net revenues, from $1.5 million, or 3.5% of net revenues during the nine months ended December 31, 1996. The increase in research and development expenses is attributable to Artecon's continued development of new products.

     Total Other Expense. Total other expense is comprised of interest, taxes and other expenses, if any, relating to such periods presented. Total other expense for the nine months ended December 31, 1997 was $727,000 compared to total other expense of $209,000 for the nine months ended December 31, 1996. The increase in total other expense was attributable primarily to interest payments made on the promissory note issued by Artecon in connection with the Falcon Acquisition and on increased borrowings under Artecon's credit line.

     YEAR ENDED MARCH 29, 1997 COMPARED TO YEAR ENDED MARCH 30, 1996

     Net Revenues. Artecon's net revenues for the year ended March 29, 1997 ("FY 1997") were $55.3 million compared to $47.2 million for the year ended March 30, 1996 ("FY 1996"). The increase in net revenues of approximately 17.2% was primarily due to increased sales made to one significant customer. Although net revenues increased from FY 1996 to FY 1997, net revenues generated from sales of products overseas decreased from $11.9 million during FY 1996 to $7.7 million during FY 1997. The decrease in net revenues generated from overseas sales was due, in part, to Artecon's decision to shift its overseas market focus from a strategy of selling to a significant number of countries worldwide, to focusing on a limited number of key target markets, specifically Europe (primarily the United Kingdom, France and the Netherlands) and Japan, regions where Artecon's management believes there is greater potential for growth in market share. Management expects to continue this focus in the future, emphasizing higher margin, more sophisticated products sold increasingly through Company owned or controlled overseas operating units.

     Gross Margin. Gross margin for FY 1997 was $12.5 million, or 22.6% of net revenues compared to a gross margin of $12.5 million, or 26.5% of net revenues for FY 1996. The decrease in gross margin from FY 1996 to FY 1997 was primarily attributable to a combination of foreign currency translations on Artecon's sales of products overseas and the decrease in overseas sales of products, which typically have a higher profit margin than domestic sales of products.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased to $9.0 million, or 16.3% of net revenues, for FY 1997 from $8.9 million, or 18.9% of net revenues, for FY 1996. The increase in selling, general and administrative expenses of approximately $100,000 for FY 1997 compared to FY 1996 was due to increased sales of Artecon's products, primarily attributable to an increase in the number of Artecon's sales personnel.

     Research and Development Expenses. Research and development expenses increased to $2.3 million, or 4.2% of net revenues for FY 1997, compared to $1.4 million, or 3% of net revenues for FY 1996. The increase of approximately $900,000, or 64.3%, in research and development expenses was due to Artecon's continued development of new products.

     Total Other Expense. Total other expense decreased from $898,000 for FY 1996 to $247,000 for FY 1997. The decrease in total other expense of approximately 72.5% was due in large part to a loss during FY 1996 of $336,000 related to foreign currency transactions. In addition, during FY 1996, Artecon terminated a significant portion of the operations of its French-based subsidiary, resulting in an unusual charge of $256,000. Artecon is exposed to foreign currency exchange risk in each of its key overseas markets. Exposure relates primarily to exchange rate fluctuations between the U.S. Dollar and the Japanese Yen, British Pound, French Franc and Dutch Guilder. Overseas operations' sales are made and operating expenses incurred in the local currency. Product purchases are made in U.S. Dollars. The Company has historically not actively managed its foreign currency exchange risk, except as it relates to Japan. The Japanese operation has obtained local currency financing and, from time to time, takes out forward contracts related to anticipated purchases of U.S. product.

     YEAR ENDED MARCH 30, 1996 COMPARED TO YEAR ENDED MARCH 25, 1995

     Net Revenues. Net revenues remained essentially the same for FY 1996 and for the year ended March 25, 1995 ("FY 1995"), totaling $47.2 million for FY 1996 and $47.8 million for FY 1995. During FY 1996, Artecon chose not to continue sales of HP workstations. The decrease in net revenues resulting from Artecon's decision to discontinue selling HP workstations was partially offset by an increase in sales of its Lynx and Sphinx product lines.

     Gross Margin. Gross margin for FY 1996 was $12.5 million, or 26.5% of net revenues, compared to a gross margin of $9.5 million, or 19.9% of net revenues, for FY 1995. The increase in gross margin from FY 1995 to FY 1996 was primarily attributable to increased sales of Artecon's Lynx family of products, which typically generate higher margins than sales of third party products.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses for FY 1996 were $8.9 million, or 18.9% of net revenues compared to $7.9 million, or 16.5% of net revenues for FY 1995. The increase in selling, general and administrative expenses in FY 1996 was due in part to increased sales, the opening of two new European sales offices and an increase in Artecon's sales force.

     Research and Development Expenses. Research and development expenses for FY 1996 were $1.4 million, or 3% of net revenues compared to $1.1 million, or 2.3% of net revenues, for FY 1995. The increase in

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research and development expenses of approximately $300,000 from FY 1995 to FY
1996 was attributable primarily to Artecon's continued development of new products.

     Total Other Expense. Total other expense increased to $898,000 for FY 1996 from $64,000 for FY 1995. The increase was due primarily to a combination of a one-time charge of $256,000 associated with the termination of a significant portion of the operations of Artecon's French-based subsidiary and to losses on foreign currency transactions.

INCOME TAXES

     Artecon accounts for income taxes in accordance with Statement of Financial Accounting Standard (SFAS) No. 109, Accounting for Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns of Artecon. Under SFAS 109, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using the enacted tax rates in effect for the year in which the differences are expected to reverse.

LIQUIDITY AND CAPITAL RESOURCES

     Since inception, Artecon has financed its operations primarily through a combination of cash generated from operations and bank borrowings and through sales of its capital stock. Artecon had approximately $12.5 million of accounts receivable as of December 31, 1997.

     Artecon has a credit facility with a United States bank which permits borrowings of up to $12,500,000 based upon a percentage of accounts receivable and inventory. Artecon may choose between borrowing at the bank's prime rate, as it may vary from time to time, or it may choose a rate that is fixed for an agreed-upon period of from 30 to 180 days with interest due quarterly at the LIBOR rate in effect at the commencement of the agreed-upon fixed period, plus 2.0%. The line of credit requires that Artecon comply with certain covenants, including minimum tangible net worth requirements. Certain minimum amounts apply to advances under the line of credit and such amounts must be borrowed for a minimum of 30 days. The line of credit is secured by all of the assets of Artecon. The revolving credit facility expires on September 1, 1999. Interest is payable monthly. Principal is payable at the end of the term. The total outstanding balance under the line of credit as of December 31, 1997 was $9.7 million. Artecon was not in compliance with the cash flow coverage ratio and financial performance covenants associated with its line of credit for the quarter ended December 31, 1997. The noncompliance for the quarter was primarily the result of severance costs at Falcon. Artecon obtained a waiver from the bank as of and for the quarter ended December 31, 1997. Artecon does not anticipate that future liquidity will be impacted by the bank's covenant requirements, since management anticipates that all covenants will be met, and that the bank financing agreements will be amended or replaced after consummation of the Merger.

     Artecon's Japanese subsidiary has three lines of credit with a Japanese bank for borrowings of up to an aggregate of 75 million Yen (approximately US$580,000 at December 31, 1997) at interest rates ranging from 1.62% to 2.4%. Interest is due monthly with principal due and payable on various dates through February 27, 1999. Borrowings are secured by the inventories of the Japanese subsidiary. As of December 31, 1997, the total amount outstanding under the three credit lines was 60 million Yen (approximately US$460,000).

     Artecon also has a long-term equipment loan secured by certain computers used in its operations. As of December 31, 1997, the total amount outstanding on the equipment loan was $219,000.

     On August 21, 1997, Artecon acquired substantially all of the assets and liabilities of Falcon (the "Falcon Acquisition"), other than certain technology assets (the "Falcon Technology"), in exchange for $1,000,000 in cash and a promissory note in the original principal amount of $1,250,000 (the "Artecon Note"). Subsequent to the issuance of the Artecon Note, Artecon and Falcon amended the Artecon Note to decrease the principal amount due thereunder to $750,000. Concurrently with the Falcon Acquisition, Falcon transferred the Falcon Technology to Founding Partners, a California general partnership ("Founding Partners"), in exchange for a promissory note in the principal amount of $1,750,000 (the "Founding Partners Note"). Dana Kammersgard, James Lambert and W.R. Sauey, each of whom is an executive officer and/or director of Artecon, are the general partners of Founding Partners. Founding Partners is considered to be a Special Purpose Entity and,

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accordingly, has been consolidated with Artecon for financial reporting purposes. The purchase price was allocated among the acquired assets to $10,232,000 for other assets acquired, $638,000 to goodwill and other intangible assets, $14,138,000 for liabilities assumed and to in-process research and development expenses of $3,700,000, which had no future alternative use, based on management assumptions. Under the terms of the Artecon Note, as adjusted, and the Founding Partners Note (collectively, the "Notes"), Artecon and Founding Partners, respectively, are required to make monthly payments to Falcon of $15,935 and $37,182, respectively, through August 2002. Each of the Notes bears interest at the rate of 10% per annum. As of December 31, 1997, the total amount of principal and interest outstanding under the Artecon Note was $710,722, and the total amount of principal and interest outstanding under the Founding Partners Note was $1,658,468.

     In connection with the Falcon Acquisition and the transfer of the Falcon Technology, Artecon and Founding Partners entered into a Technology License Agreement, dated August 21, 1997, pursuant to which Founding Partners granted to Artecon an exclusive, perpetual license of the Falcon Technology in exchange for monthly payments of $39,000 payable through August 2002.

     As of December 31, 1997, Artecon's future commitments under its operating leases totaled approximately $2.2 million.

     Capital spending for FY 1997 and for the nine months ended December 31, 1997 were $260,000 and $440,000, respectively. Artecon anticipates capital expenditures of $600,000 for the year ending March 31, 1998. This is a forward-looking statement reflecting current beliefs and expectations. Actual capital expenditures may vary from those anticipated and will be affected by a number of factors, including those set forth below.

     Artecon's sales and operating results have in the past fluctuated from quarter to quarter and may vary in the future depending on a number of factors, including: the size and timing of significant purchase orders; the timing of hardware shipments by third-party vendors necessary to recognize revenues; the ability of Artecon to continue to design, develop and market new products and services; market acceptance of new products; Artecon's success in increasing its domestic and foreign sales force; the size and number of new accounts; technological changes in the storage systems market; the growth of the telecommunications and Internet/ intranet industry; reduction in demand for Artecon's products as a result of new product introductions by competitors; levels of expenditure on research and development; the amount of additional capital needed by Artecon and the timing of such need; product quality problems; fluctuations in foreign currency exchange rates; and general economic trends and other factors. Sales and operating results for past periods are not necessarily indicative of future periods and a period-to-period comparison of its sales or results of operations are not necessarily meaningful and should not be relied upon as an indicator of future performance.

     Artecon's management believes that its cash, resources from operations and amounts available under its line of credit are sufficient to meet its current capital commitments and operating requirements of its existing business for a period of at least twelve months. However, there can be no assurance that Artecon will not need to obtain additional capital before such time. The actual amount and timing of working capital and capital equipment expenditures that Artecon may incur in future periods may vary significantly and will depend upon numerous factors, including the amount and timing of the receipt of resources from continued operations, the increase in manufacturing capabilities, the timing and extent of the introduction of new products and services, and growth in personnel and operations.

     YEAR 2000 COMPLIANCE. Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. Beginning in the year 2000, these date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, in less than two years, computer systems and/or software used by many companies may need to be upgraded to comply with such "Year 2000" requirements. Significant uncertainty exists in the software industry concerning the potential effects associated with such compliance. There can be no assurance that the impact of the Year 2000 issue will not have a material adverse effect on Artecon's internal operations or on sales of its software products.

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                        CHANGE IN ACCOUNTANTS OF ARTECON

     In March 1997, Ernst & Young LLP ("Ernst & Young") resigned as independent auditors of Artecon.

     None of Ernst & Young's reports on Artecon's financial statements for the fiscal years ended March 30, 1996 and March 25, 1995 contained an adverse opinion or disclaimer of opinion, nor were their opinions qualified or modified as to audit scope or accounting principles. During the fiscal years ended March 30, 1996 and March 25, 1995 and the subsequent interim period through Ernst & Young's resignation, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to Ernst & Young's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports, nor were there any reportable events of the type requiring disclosure under Item 304(a)(1)(v) of Regulation S-K.

     At a meeting held on March 7, 1997, the Board of Directors of Artecon approved the selection of Deloitte & Touche LLP as Artecon's independent auditors for the fiscal year ended March 29, 1997. During the fiscal year ended March 29, 1997, Artecon has not consulted with Deloitte & Touche LLP regarding the application of accounting principles or type of audit opinion that might be rendered nor any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event of the type requiring disclosure under Item 304(a)(1)(v) of Regulation S-K.

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                                ARTECON BUSINESS

     The following discussion contains forward-looking statements that involve risks and uncertainties. Artecon's and the combined entity's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the sections entitled "Risk Factors" and "Artecon Management's Discussion and Analysis of Financial Condition and Results of Operations," as well as those discussed elsewhere in this Prospectus/Joint Proxy Statement.

     Artecon designs, manufactures, markets and supports a broad range of scalable, fully integrated data storage products for the open-systems computing environment. Artecon has established itself as a leader in the design, manufacture and sale of third-party mass storage and enhancement products in the Sun Microsystems ("Sun") and UNIX markets, offering both host-attached and network-attached storage solutions for a broad range of customers. Artecon's enterprise storage product line includes scalable RAID systems which allow users to grow modularly from a single mass storage device to over ten terabytes ("10TB") of rack-mounted, fault-tolerant mass storage, thereby meeting the capacity and performance needs of a wide range of customers while protecting and maintaining customer investment. Artecon's telecommunications infrastructure storage products represent what Artecon believes is the industry's only fully NEBS-certified, multi-terabyte solution for high-end, application-specific needs of telecommunications and government customers using commercial off-the-shelf ("COTS") workstation technology. Artecon also markets rack-mount solutions for COTS workstations and servers and provides systems integration and a variety of other service and support programs.

     In August 1997, Artecon acquired substantially all of the assets and liabilities of Falcon, a network-attached storage server integrator and storage peripherals reseller, in a transaction accounted for as a purchase. The Falcon acquisition enabled Artecon to achieve several important strategic objectives, including the acquisition of Artecon's AerREAL(TM) real-time specialized file server software and other complementary products to better serve Artecon's existing customers, the expansion of Artecon's customer base in the UNIX, Windows NT and Windows 95 markets and a significant expansion of Artecon's revenue base.

INDUSTRY BACKGROUND

     The rapid proliferation of new data-intensive applications, such as video, the Internet, intranets, multimedia, data warehousing and data mining, and the migration of mission-critical applications away from mainframe computers have fueled the demand for open-systems data storage. Disk storage systems, tape backup systems and software-based management tools designed to operate on multiple platforms are becoming a strategic part of the MIS environment. MIS purchase decisions are becoming increasingly focused on data storage and, increasingly, capital expenditures for storage systems are equal to or greater than those made on computer processing hardware. Storage architectures based on protocols such as UltraSCSI and Fibre Channel Arbitrated Loop ("FC-AL") and topologies such as Storage Area Network ("SAN") are driving a much greater focus on data center purchasing towards storage. Currently, the industry is split into solutions based on host-attached storage and solutions based on network-attached storage.

     UNIX and Windows NT. Open-systems platforms today employ either UNIX variants such as Solaris (Sun), HPUX (HP), AIX (IBM), IRIX (SGI) or Windows NT from Microsoft. Together, these operating systems are installed on the vast majority of computers used in the enterprise. UNIX platforms currently have the largest installed user base in terms of numbers of units, with the Windows NT user base expanding. International Data Corporation ("IDC"), an independent market research firm, estimates that the worldwide market for RAID storage systems in UNIX environments will grow at a compounded annual growth rate of 19.3%, increasing from $6.3 billion in 1996 to $12.9 billion in 2000. In addition, IDC estimates that the worldwide market for RAID storage systems in Windows NT environments will grow at a compounded annual growth rate of 34.1%, increasing from $1.3 billion in 1996 to $4.3 billion in 2000.

     Many companies use a combination of both types of systems, often employing Windows NT-based Intel machines for front office work (e.g., accounting, office support, administration) and UNIX-based RISC workstations for back office functions such as engineering and manufacturing. More recently, Windows NT workstations have been developed by companies such as Compaq and HP, among others, to challenge the dominance of UNIX workstations in the engineering, scientific and other technical arenas. This has resulted in a gradual but steady transition from the UNIX-installed base towards Windows NT, further exacerbating the

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need for open-systems storage solutions that support both operating systems on platforms from a variety of vendors.

     Host-Attached Storage. The open-systems market's current host-attached storage options include disk arrays, RAID storage systems and tape backup systems. Each of these is generally attached to the host by the Small Computer Systems Interface ("SCSI"). UltraSCSI has been the dominant commercially available interface currently used in most disk array and RAID storage systems. Fibre Channel, an emerging high-speed serial interface that has recently become commercially available, is regarded by many industry participants as the storage industry's next-generation interface. Fibre Channel enables the transfer of data between computers and peripherals at substantially increased rates, over greatly increased cabling lengths and among a greater number of host/device connections. A number of industry leaders, including Microsoft Corporation, Seagate, Quantum, IBM, Sun, Adaptec, Inc. and Emulex Corporation, have indicated support for Fibre Channel technology and have announced that they are producing or plan to produce products that incorporate it.

     Network-Attached Storage. The requirements of the data-intensive network environment have contributed to the growing importance of the network file service function, which involves reading and writing files to and from shared data storage over the network. Until recently, the file service function had been performed exclusively by larger, generalpurpose computer systems which also executed other tasks such as print serving, application processing and communications functions. As networks evolved, network managers increasingly dedicated general-purpose systems specifically to the file service task in order to enhance performance, simplify administration and reduce vulnerability to other applicationrelated failures. These dedicated systems became known as "file servers."

     Systems vendors have offered a variety of specially configured and add-on solutions for general-purpose systems deployed as file servers. Selected vendors have also introduced highly specialized, hardware-intensive systems designed to exclusively perform the file service task. These approaches, such as the use of hardware accelerators and the introduction of specialized hardware architectures, have been optimized for throughput. However, they are generally not designed to address the specific problem of response time, which is critical in data-intensive network environments. In addition, because these approaches lack the flexibility to easily integrate additional network, file system and/or disk interfaces or protocols associated with today's heterogeneous networks (such as mixed UNIX and NT networks), these approaches do not directly address the reliability and access issues associated with data storage on a network. Consequently, network-attached storage systems have lacked cost-effective, flexible solutions to address data-access performance, data administration and data availability and reliability issues in the data-intensive network environment.

     The Internet and the World Wide Web (WWW). The virtual explosion of the Internet and subsequently corporatewide intranets has had a profound impact on the computer industry in general and on the demand for storage solutions in particular. The Internet and intranet environments involve intensive processing or computation of, and frequent user access to, large volumes of data and consequently require a mission critical level of high-availability mass storage. Moreover, the data intensity of these environments is expected to continue to increase substantially due to the development of new applications and services and the more prevalent use of stored digital graphics, voice and video, requiring dramatically more data capacity and performance than equivalent alphanumeric information.

     Telecommunications Industry. The enactment by Congress of the Telecommunications Deregulation Act in 1996, the opening up of additional radio frequency spectrum for wireless communications by the Federal Communications Commission ("FCC") and other significant recent developments have spurred dramatic changes in the worldwide telecommunications industry. The development and build-out of expanded markets and new modes of communication that have been enabled by these changes, including digital cellular systems, personal communications systems ("PCS"), satellite-based communications systems, Internet and cable systems, will require enormous capital expenditures for new infrastructure. Artecon believes that a significant element of the required infrastructure will consist of high performance mass storage systems that must be specially adapted and certified for use in the telecommunications industry. Telecommunications companies are seeking COTS-based solutions that can be adapted and deployed in their embedded architectures due to ever-increasing cost pressures and time-to-market constraints. These solutions are typically based on UNIX and/or Windows NT systems and employ highly redundant RAID storage systems.

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THE ARTECON SOLUTION

     Artecon develops and markets a comprehensive range of scalable, fully integrated data storage products and services for the open-systems computing environment. Artecon's products are both host attached and network attached, based on a common architecture allowing scalability from the first desktop mass storage unit purchased to multi-terabyte data center installations. Artecon's family of products and services is intended to provide users with the following benefits:

     - High Performance with Mission-Critical High Availability. Recognizing the increased demand for faster response times, greater capacities, higher availability of data and minimum system downtime, Artecon has focused on developing high-end, high-performance storage products using SCSI, Ultra SCSI and Fibre Channel interfaces. Redundant system components such as dual power inlets and multiple fans are intended to virtually eliminate any single point of failure to ensure maximum system uptime.

     - Scalability. Artecon's products are designed using a flexible, modular architecture allowing Artecon to size and configure storage systems to the application-specific requirements of individual customers. In addition, this architecture allows Artecon to resize and reconfigure these systems to adapt to the changing needs of customers, while allowing them to retain capital value in their underlying systems. By allowing users to grow modularly from a single mass storage device to over 10 terabytes of rack-mounted, fault-tolerant RAID mass storage, Artecon's Lynx hot-plug removable mass storage subsystems address the capacity and performance needs of customers while protecting customer investment.

     - Multi-Platform Support. As an independent provider of storage products, Artecon is well positioned to provide storage systems specifically designed to be compatible with a variety of UNIX and Windows NT platforms. This cross-platform capability allows end users to standardize on a single storage system that can readily be reconfigured and redeployed at minimal cost as operating systems or other open-system components change.

     - High-Performance Backup. To satisfy market demand for reliable, high-quality backup products and systems, Artecon offers a broad variety of backup products, including tape library systems, backup software, training and documentation. Artecon has specialized expertise in the design and implementation of effective, well-integrated backup solutions designed to satisfy customers' individual needs, from departmental server systems to enterprise network systems.

     - All-Encompassing Solutions. Artecon delivers all-encompassing solutions including design consulting, systems integration, installation, training, comprehensive service and technical support and software-based management tools. Artecon employs a full staff of direct sales personnel and applications engineers to assist customers in making appropriate and effective storage system purchases and in addressing, analyzing and solving complex, pre-deployment storage problems. This value-added capability fosters customer loyalty and allows Artecon to identify emerging customer requirements for future data storage products.

ARTECON'S STRATEGY

     Artecon's objective is to continue its growth and enhance its position as a leading independent provider of host-attached and network-attached storage solutions to the open-systems marketplace. To achieve this objective, Artecon plans to build upon its record of successfully introducing and commercializing new products and technologies that address the evolving data storage needs of its broad customer base. Key elements of this strategy are:

     - Complement Major Platform Vendors. Artecon intends to continue to pursue its strategy of complementing the major platform vendors, including Sun, Hewlett Packard ("HP"), Silicon Graphics ("SGI"), IBM and others, by engineering, manufacturing and marketing value-added products that address a broad spectrum of customer needs while enhancing and extending the platform vendor's own product lines. For example, through Artecon's Telecommunications Products Division, Artecon has extended Sun and other COTS workstation products into the -48VDC telecommunications market.

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     - Provide Complete Solutions and Product Migration Path. Artecon's products are designed to address a wide range of customer needs. By utilizing common core technology throughout its product line, Artecon enables customers to migrate from product to product to address the changing needs of growing companies. By providing comprehensive solutions, Artecon is able to work more closely with customers, offer additional modules or products and provide additional services as an ongoing course of business.

     - Continued Emphasis on Sun Microsystems Market. Artecon intends to maintain its status as a leading third-party provider of mass storage and enhancement products for use in conjunction with Sun (or SGI) computer systems, both by continuing its focus on the primary Sun distribution network and by continuing its active participation as a strategic telecommunications partner of Sun. Artecon's Sun distribution channels include SunExpress, Merisel, Access Graphics, Ingram Micro, GTSI, Sun Federal and C. Itoh.

     - Expanded Market Penetration. Artecon intends to diversify its market penetration beyond products used in conjunction with Sun (or SGI) computer systems into other UNIX and the Windows NT markets. Artecon has recently begun to extend its resale channels into the SGI market. Artecon believes that Windows NT will, within the next few years, eclipse UNIX as the primary enterprise server operating environment. As a consequence, Artecon believes that Windows NT users will require the same large-scale, highavailability mass storage as current UNIX users require.

     - Focus on Specialized Storage Needs of Data-Intensive Markets. Artecon intends to continue to target users of UNIX and Windows NT computing environments who require high-performance, high-availability and fault-tolerant storage solutions, such as end users in data-intensive industries, particularly the telecommunications and Internet/intranet, financial services and multimedia markets. Artecon, as an independent provider of storage systems, believes that it is well positioned to address the multi-platform, multi-protocol computing requirements of these targeted high-end users.

     - Continue to Leverage Direct Sales Capabilities While Maintaining and Expanding Reseller Channels. Artecon believes that a properly managed, diverse distribution channel strategy should result in the greatest penetration of the market. Accordingly, Artecon utilizes both a direct sales force and extensive reseller distribution channels to penetrate major accounts while leveraging the reseller channel into vertical markets. Direct customer contact provides Artecon with invaluable market feedback and the ability to provide high-quality technical support and enhance customer loyalty. At the same time, however, Artecon recognizes that its success to date has been due in part to its strong relationships with its resale partners, both domestically and overseas, and believes that maintaining and expanding these distribution channels will provide Artecon with a significant competitive advantage.

PRODUCTS AND SERVICES

     Artecon's products and services are offered through two operating divisions: the Enterprise Storage Division and the TeleCom Division. In order to address the unique and highly specialized needs of the telecommunications and Internet/intranet marketplace, Artecon formed its Telecom Division in June 1996. Artecon's Enterprise Storage Division is responsible for the other markets targeted by Artecon, including finance (for example, commodities brokers and trading analysts), multimedia (such as entertainment providers, cable companies, news services and the companies building infrastructure to serve them), government, advanced-technology and industrial markets. Within these two divisions of the company, Artecon's data storage solutions fall into four general categories: enterprise storage, workstation and server rack solutions, telecommunications infrastructure enabling technologies and systems integration capability.

     ENTERPRISE STORAGE DIVISION

     Artecon provides enterprise storage solutions to its customers through its Lynx product line. By allowing users to grow modularly from a single mass storage device to over 10 terabytes of rack-mounted, fault-tolerant RAID mass storage, Artecon's Lynx hot-swap removable mass storage subsystems address the capacity and performance needs of customers while maintaining and protecting customer investment. The Lynx unit is the fundamental building block of all Artecon storage solutions and has several unique and differentiating features,

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including interlocking stackability, cableless design, ruggedized hot-swap drive sleds, front-removable power supplies and auto termination. To date, over 70,000 Lynx storage units have been installed.

     The Lynx line of storage solutions include LynxNSS network-attached storage servers designed to meet the file storage and access needs of networked environments and LynxArray and LynxStak RAID systems which offer host-attached RAID protection and performance enhancement for creating highly available, mission-critical storage systems. Artecon believes that the performance, flexibility, true scalability, hot-swap removable components and compact form factor provide significant benefits to its customers. Major customers for the Lynx include GTE Government Systems, Salomon Brothers/Smith Barney, Swiss Bank, PSINet, and the US Army, Marines and Navy.

     Artecon's LynxStak(TM) product is an interlocking modular desktop RAID solution that easily scales from 4GB to 126GB as required. A single LynxStak unit may be expanded with up to 14 drives, one at a time in the field by the end user customer. A single LynxStak RAID controller may be joined with a second in the field as requirements grow more demanding to ensure no-single-point-of-failure operation. The LynxStak system uses the same high-performing hot-swap drives and RAID controller as Artecon's LynxArray, giving the customer a high degree of investment protection. The LynxStak RAID system supports any 3.5" or half-height 5.25" devices. Hot-plug removable options for controllers, drives, and power supplies are available. Major customers for LynxStak include Geoquest/Schlumberger, Nike, Sharp Electronics, and Philips.

     Artecon's LynxArray(TM) family of products provides a tower or rackmount RAID solution. The LynxArray family (LR3000, LR-5000, LR-7000) uses the same architecture as capacity scales from 27GB to over 10TB so that customer investment is protected. LynxArray uses an Intel-based RAID controller that operates at a speed of 4600 I/Os per second. UltraWide SCSI channels from host computer through controllers to drives allow 40MB per second burst and 33MB per second sustained transfer rates. LynxArray is also available with Fibre Channel host interfaces that greater flexibility and enhanced performance. The LynxArray supports up 162GB of hot-swappable disk capacity and two hot-swap failover RAID controllers in only 7" (4u EIA) of vertical space to optimize precious rack space. Inline support for tape drives makes backup possible within the RAID subsystem. Hot swap removable options for failover controllers, any 3.5" or half-height 5.25" devices, redundant power supplies and fans are all available for more fail-safe, potentially nonstop operation. Major customers for LynxArray include WorldCom/UUNet, Philips, ING Group, Digital Sound Corporation, U.S. Navy, NTT (Japan), Lockheed Martin, Qualcomm, EDS and the British MOD.

     The LynxNSS(TM) is a family of specialized network-attached storage servers dedicated to providing rapid file access for networks requiring 27 gigabytes
(27GB) to over 2 terabytes of storage. LynxNSS supports multiple file transfer protocols to facilitate file sharing in heterogeneous computer environments while network connectivity is furnished by a variety of network interfaces including 10/100BASE-T Ethernet, FDDI, CDDI and quarter- and full-speed Fibre Channel. Artecon believes that LynxNSS, which features multi-processor hardware, specialized file server software, high-speed network technologies and hardware-based RAID, offers better price/performance ratios than both general-purpose servers and other specialized servers.

     LynxNSS also employs Artecon's AerREAL(TM) real-time specialized file server software and multi-processor architecture to enhance performance, while AerREAL's Journaling Automation System helps ensure data integrity and hotswap components permit replacement without interrupting file service. The LynxNSS allows mixed RAID levels so that different RAID levels can be chosen for each application for best performance. Fully redundant failover configurations are available for continuous mission-critical operation. Major customers of LynxNSS include Lockheed Martin, California Department of Water, Oracle, and AT&T.

     WORKSTATION AND SERVER RACK SOLUTIONS

     Artecon's Sphinx(TM) workstation and server rack solutions enable users to rackmount COTS desktop workstations from Sun and SGI into powerful, application-specific servers. Sphinx products protect against shock and vibration events, maintain the thermal integrity of the workstation/server, enhance system physical security while providing a very compact expansion capability. Artecon believes it offers a superior solution than the typical rack shelf used for rackmounting workstations and servers. Sphinx also allows hot swap removable devices to be added so that a variety of powerful and expandable configurations can be constructed, including high-end clustered compute servers, highavailability failover servers, network servers and database servers.

     The Sphinx has a patented design intended to ensure that the workstation or server remains unmodified so manufacturer's warranty, service, upgradability and pricing are left intact. Other features include locking side rails with mounting brackets, patented tuck-away, side-mounted lug handles, a locking front panel for extra security, and flexibility to add up to an additional four hot swap removable disks or CD, MO, and tape devices with a high degree of space efficiency. Single or dual SCSI I/O connections provide fast, redundant access to all devices. Power on/off, serial and keyboard ports are located on the front of the chassis, and users have unobstructed access to the backplane of the workstation or server for easy service.

     Artecon's Sphinx customers range from manufacturing floor and computer center applications, to government agencies with requirements for shipboard, aircraft and ground vehicle deployment of desktop workstations. Major customers for Artecon's Sphinx include Sun Microsystems, Oracle, Adobe, the U.S. Air Force, Navy and Army, Westinghouse and JPL.

     TELECOM DIVISION

     Artecon's TeleCom Division designs, manufactures, markets and supports fully integrated, industry-compliant storage products, services and solutions for the telecommunications ("telco") and Internet/intranet markets by utilizing commercially available workstation, server and other application-specific products for enhanced price/performance characteristics and reduced time to market. Most of the products and services manufactured and marketed by Artecon's Enterprise Storage Division can be utilized by telecommunications and Internet service providers.

     Requirements unique to the telecommunications industry include -48VDC power (native to the Central Office environment) and compliance with Bellcore's Network Equipment-Building System ("NEBS") areas of standardization, which include electromagnetic compatibility, thermal robustness, fire resistance, earthquake and office vibration resistance, transportation and handling, acoustics and illumination and airborne contaminants. Telco embedded infrastructure projects are exceptionally demanding in terms of high availability and redundancy due to the uptime requirements of the world's telephone and communications support equipment. NEBS testing requires a certified unit to be able to withstand an earthquake, a lightning strike, a fire, severe airborne particulate contamination, extreme temperature ranges and other catastrophic events. To date, Artecon is the only open-systems storage company whose RAID products are fully certified to Bellcore NEBS standards. In addition, Artecon's commercial enterprise storage products are built to the same demanding standards, yielding very reliable systems for the commercial market.

     Telco Storage Solutions. Most of Artecon's enterprise storage products, including LynxArray and LynxNSS, can be utilized by telecommunications and Internet service providers. Artecon believes that it is currently the only RAID vendor whose products have passed full NEBS certification, and Artecon's LynxArray EXTREME products are already in use by telecommunications and ISP providers such as Motorola, Qualcomm, AT&T, Lucent Technologies, MCI, Sprint, Southwestern Bell, WorldCom/UUNet, Digital Sound Corporation, Intervoice, and Intellivoice.

     Workstation and Server Rack Solutions. Artecon's Sphinx EXTREME product line is fully NEBS-certified and has been instrumental in bringing Sun and SGI workstation products into the telecommunications and typical Internet service provider deployed (rack-mount) environment. Artecon's TeleCom Division Sphinx customers include a wide range of telecommunications infrastructure and Internet/intranet service providers building new Internet, wireless and PCS services based on COTS workstations, including AT&T, Sprint, MCI, Qualcomm, Motorola, Bell Atlantic/Nynex, and WorldCom/UUNet.

     Power Products. Artecon believes that its PowerSphinx(TM) EXTREME is the industry's first 1.75" DC/DC power converter which allows unmodified COTS workstations and other products to run in the -48VDC environment of the telecommunications Central Office. PowerSphinx EXTREME enables workstation and networking products typically used in 110-240VAC environments to run unmodified in the -48VDC context. Artecon believes this feature may significantly accelerate its customers' time to market for new infrastructure while reducing costs due to the ability to employ standard (as opposed to custom) workstation, networking and other products.

     PowerSphinx EXTREME is designed for use with 110-240VAC devices such as workstations, switches, routers and hubs so that they may operate in the -48VDC telecommunications environment, thereby expanding the limits of available product choices to engineers and integrators building telecommunications systems. Artecon believes that the compact 1.75" EIA rack height is an improved and preferable alternative to typically large (often as much as 21" or 12u EIA) power inverters. PowerSphinx EXTREME has two hot-swappable, load-sharing power modules to assure uninterrupted operation, combined with dual -48VDC inlet power connections to help virtually eliminate any single point of failure. Other features include 1600 watts of total power output, hot-plug removable power trays and fans, alarm system and dual LED displays. The PowerSphinx EXTREME is fully certified to Bellcore NEBS standards and is in use by such telco customers as Qualcomm, MCI, Korea Telecom, Dutch PTT, Motorola, GTE, and Sprint.

     Telecommunications Services. Most of the regional Bell operating companies ("RBOCs"), InterExchange servers ("IXSs"), long-distance haulers ("LDHs") and switch manufacturers lack the resources, time, expertise and inclination to invest in internal integration of open systems and therefore look to a supplier who can not only provide product but also single-source solutions. As a consequence, Artecon believes that its systems integration services are well-suited to the telecommunications market. Artecon has established product and integration contracts with Motorola, Qualcomm and MCI.

     Artecon's systems integration services produce expandable systems with maximum capabilities and space efficiency to suit each client's unique situation. Artecon utilizes commercially available workstation, server, networking and other application-specific products along with its own EXTREME product line to produce highly customized solutions. By leveraging its unique products, Artecon believes it can often create the most cost-efficient and in many cases, the only viable solution for a telco or Internet customer's unique requirements. Artecon's open-systems, COTS approach can accelerate customers' time to market and provide customers with superior price/performance. Unlike most systems integrators, Artecon does not require customers to purchase computer systems from Artecon, and because the workstations or servers stay unmodified, all manufacturer warranties and support agreements remain in effect. With Artecon's extensive experience as systems integrator, innovative engineering, excellence in manufacturing and comprehensive support, Artecon believes it can provide its customers with powerful storage solutions.

     PRODUCTS IN DEVELOPMENT

     Artecon has several products in development including next-generation RAID systems designed to increase the performance and density of current product offerings. These systems are being designed to provide both UltraSCSI and FC-AL interfaces as well as direct network attachment, and support capacities in excess of 1.5 terabyte on a single controller set. In addition, Artecon is developing significant enhancements to its AerREAL file server software, including enhanced high-availability support, symmetric multiprocessing support, higher-speed backup, and remote replication services. Artecon is also engineering Sphinx products to support the latest offerings from workstation vendors such as Sun Microsystems.

CUSTOMERS

     Artecon targets both the horizontal markets defined by the primary workstation vendors, such as Sun, SGI, HP and IBM, and, increasingly, the vertical markets of the data-intensive telecommunications, finance and multimedia industries. Artecon's customers include OEMs, systems integrators, value added resellers (VARs), distributors and end users and span market segments ranging from computer manufacturers to government agencies. The following customers of Artecon accounted for approximately that percentage of Artecon's total revenues set forth below during the periods indicated: UUNET Technologies (13.5%) and GTE Government Systems (11.9%) for the nine-months ended December 31, 1997; Tracor Enterprise Solution (26.6%) for the fiscal year ended March 31, 1997; and GTE Government Systems (10.0%) for the fiscal year ended March 31, 1996. No other customer accounted for more than 10% of Artecon's total revenues during the nine-month period ended December 31, 1997, or during the fiscal years ended March 31, 1997, 1996 or 1995.

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

     The following table lists end users of Artecon's products and/or services, by industry, that Artecon believes (based on direct sales data and data supplied by independent resellers and distributors) to have purchased at least $500,000 of Artecon's products:

TELECOMMUNICATIONS/ISP
Qualcomm                  WorldCom/UUNet    Sprint
AOL                       MCI               Nortel
Motorola                  PSINet            NTT (Japan)
FINANCE
Swiss Bank                ING Group
Salomon Brothers
MULTIMEDIA
DSC
GOVERNMENT
Lockheed Martin           U.S. Navy         TRW
U.S. Army                 Rockwell          JPL
Hughes                    GTSI              U.S. Air Force
Northup Grumman           EDS               French Army
GTE Government Systems    British MOD
MANUFACTURING
Eastman Kodak             Boeing
Schlumberger
HIGH TECHNOLOGY
Oracle                    SGI
Sun Microsystems          Unisys
Intel                     Hotmail

SALES AND MARKETING

     Artecon utilizes both a direct sales force and reseller distribution channels in the U.S. in order to provide broad market penetration for its products. As of January 9, 1998, Artecon's U.S. field sales organization consisted of 40 sales professionals located in 11 geographical markets, including San Diego, Silicon Valley and Sacramento, California; Denver, Colorado; Chicago, Illinois; Boston, Massachusetts; New York and Rochester, New York; St. Louis, Missouri; Columbia, Maryland; and Herndon, Virginia. Artecon's international marketing strategy has similarly been to utilize both a direct sales force and reseller distribution channels for sales outside of the United States. The Company's sales to customers located outside the United States represented approximately 12.5%, 14.0%, 25.2% and 18.6% of Artecon's net revenues for the nine months ended December 31, 1997 and for the fiscal years ended March 31, 1997, 1996 and 1995, respectively. Direct sales organizations of Artecon's subsidiaries in Japan (Tokyo, Osaka, Nagoya), the Netherlands (Encschede), France (Paris) and the United Kingdom (London) consisted of 7 sales professionals.

     Artecon also employs a leveraged sales model that utilizes distribution channels tailored to the needs of each user type. Artecon has developed pricing structures and field sales commission plans that are designed to minimize sales channel conflicts. Artecon believes that this two-pronged sales strategy provides a meaningful competitive advantage over competitors who only provide products directly to end-user customers.

CUSTOMER SERVICE AND SUPPORT

     Artecon believes that its ability to provide comprehensive and responsive support is an important element in penetrating new customer accounts and in securing repeat business from existing customers. Artecon is committed to providing superior customer service and support aimed at simplifying installation, reducing field failures, minimizing system downtime and streamlining administration.

     Service revenues have not comprised a significant portion of Artecon's revenues. In certain geographical regions, and for an annual or quarterly fee, Artecon maintains a staff of on-call technical personnel who are available to visit the customer's site within a few hours. In other geographical regions, Artecon indirectly

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

provides the same level of support by using third-party service companies. In all cases, Artecon technical support engineers are available by phone on a seven day, 24 hour basis.

     Artecon provides standard warranties with all products sold which are set forth in various documents and agreements which are delivered to customers with each product. As a general policy, Artecon ships replacement hardware components to customers in advance of receiving returns of defective components under a standard warranty, which generally runs three years. Artecon occasionally issues credit in lieu of replacing a piece of equipment. A customer may also contract for an extended warranty or on site maintenance support from Artecon on all products.

RESEARCH AND DEVELOPMENT

     To date, Artecon has made substantial investments in research and development, particularly in the areas of RAID, robotic backup, FC-AL, GUI software development, and specialized file server software. Artecon's engineering design team employs electrical engineering, mechanical engineering, systems engineers and computer science professionals and places great importance on the exchange of information with Artecon's sales and marketing and customer support departments and with its distributors to develop new products and product enhancements that anticipate and address technological changes and evolving industry standards and customer needs.

     Artecon generally designs its products to have a modular architecture that can be readily modified to respond to technological developments and paradigm shifts in the open systems computing environment. This flexibility allows Artecon to focus research and development resources on specific product innovations and advancements. The modular architecture of the products meets customer needs with solutions tailored to their applications and products that can be adapted to changes in technology and in their computing environments.

     Artecon's engineering design teams work cross-functionally with marketing managers, applications, technical and production engineers and customers to develop products and product enhancements. Artecon employs a full staff of applications engineers to assist customers in making appropriate and effective storage system purchases and in addressing, analyzing and solving complex pre-deployment storage problems. Artecon's technical support engineering team and production engineering team also contribute to the quality, manufacturability and usability of products from design to deployment. This value-added capability fosters customer loyalty and allows Artecon to identify emerging customer requirements for future data storage products.

     Artecon's expenses for research and development for fiscal years 1995, 1996 and 1997 were $1.1 million, $1.4 million and $2.3 million, respectively. As of December 31, 1997, Artecon had 15 regular full-time and seven contract employees engaged in research and development activities, of which four were specifically focused on research and development of products and services directed at the telecommunications and Internet/intranet markets.

     The data storage system market is characterized by rapid technological change, changing customer needs, frequent new product introductions and evolving industry standards. The introduction of products embodying new technologies and increased storage capacities and the emergence of new industry standards could render Artecon's existing products obsolete and unmarketable. Artecon's future success will depend upon its ability to develop and introduce new products with increasing storage capabilities on a timely basis that keep pace with technological developments and emerging industry standards and address the increasingly sophisticated needs of its customers. There can be no assurance that Artecon will be successful in developing and marketing any new products that respond to technological changes or evolving industry standards, that Artecon will not experience difficulties that could delay or prevent the successful development, introduction and marketing of new products, or that its new products will adequately meet the requirements of the marketplace and achieve market acceptance. In addition, storage system products like those offered by Artecon may contain undetected errors or failures when first introduced or as new versions are released. There can be no assurance that, despite testing by Artecon and by current and potential customers, errors will not be found in new products after commencement of commercial shipments, resulting in a loss or delay in market acceptance, which could have a material adverse effect on Artecon's business, operating results or financial condition.

MANUFACTURING

     Artecon operates 43,000 square feet of manufacturing space consisting of 30 separate product lines at its Carlsbad, California facilities. Artecon's products are manufactured according to ECO specification in an assembly-line production process. State-of-the-art equipment and software include MRP, Just-In-Time ordering, TQM and in-house FedEx tracking. Artecon strives to develop close relationships with its suppliers, exchanging critical information and implementing joint corrective action programs to maximize the quality of its components, to reduce costs and inventory investments and to create flexibility for rapid capacity expansion when required. Artecon believes that its current facilities and capital equipment will be adequate to meet its manufacturing needs in the foreseeable future.

     Artecon subcontracts some of its manufacturing, such as plastic molding, metal bending, PCB fabrication and assembly, to qualified partners in the U.S. and Asia. Artecon owns the design and tools/molds associated with the manufacture of these parts. Artecon has designed and owns over 50 tools used to produce various components of its Lynx, LynxStak, and LynxArray products. In addition, Artecon relies upon a limited number of suppliers of several key components utilized in the assembly of Artecon's products, including Seagate, IBM, Quantum, Infortrend, Intel, CMD, Mylex and Sony. Artecon's reliance on its manufacturing subcontractors and suppliers involves several risks, including: an inadequate supply of required components; price increases; late deliveries; and poor component quality. Although to date Artecon has been able to obtain its requirements of components, there can be no assurance that Artecon will be able to obtain its full requirements of such components in the future or that prices of such components will not increase. In addition, there can be no assurance that problems with respect to yield and quality of such components and timeliness of deliveries will not occur. Disruption or termination of the supply of these components could delay shipments of Artecon's products and could have a material adverse effect on Artecon's business, operating results or financial condition. Such delays could also damage relationships with current and prospective customers. Artecon has experienced delays in the shipments of its products in the past, principally due to an inability of vendors to deliver an adequate supply of components, resulting in delay or loss of product sales. Although these delays in the past have not had a material adverse effect upon Artecon's business, operating results or financial condition, there can be no assurance that in the future any such delays would not have such a material adverse effect.

COMPETITION

     The market for Artecon's products is extremely competitive. Artecon has a number of competitors in various markets, including HP, Sun, IBM, SGI, Compaq, DEC, DG Clariion, MTI, and EMC Corporation, many of which have substantially greater name recognition, engineering, manufacturing and marketing capabilities, and greater financial and personnel resources than Artecon. In particular, a number of Artecon's customers are also competitors, including Sun and SGI. Artecon expects to experience increased competition from established and emerging computer storage hardware and management software companies, particularly HP, Sun, IBM, Compaq, DEC, and EMC Corporation.

     In addition, increased competitive pressure could lead to intensified price-based competition, which could have a material adverse effect on Artecon's results of operations. There also has been, and may continue to be, a willingness on the part of certain large competitors to reduce prices in order to preserve or gain market share. Artecon believes that pricing pressures are likely to continue as competitors develop more competitive product offerings.

     The principal elements of competition in Artecon's markets include rapid introduction of new technology, product quality and reliability, price and performance characteristics, service and support and responsiveness to customers. Artecon believes that, in general, it competes favorably with respect to these factors. However, there can be no assurance that Artecon will be able to compete successfully or that competition will not have a material adverse effect on Artecon's business, results of operations or financial condition.

INTELLECTUAL PROPERTY

     Artecon's success depends significantly upon its proprietary technology. Artecon relies on a combination of patent, copyright, trademark and trade secret laws, employee and third-party nondisclosure agreements and technical measures to protect its proprietary rights in its products.

     As of December 31, 1997, Artecon had been awarded a total of seven U.S. patents covering certain elements of its products. There can be no assurance that any additional patents will be issued, that Artecon will develop proprietary products or technologies that are patentable, that any patent issued in the future will provide Artecon with any competitive advantages or will not be challenged by third parties, or that the patents of others will not have a material adverse effect on Artecon's ability to do business. Artecon seeks to protect its software, documentation and other written materials under trade secret and copyright laws, which afford only limited protection. Artecon has registered numerous trademarks and will continue to evaluate the registration of additional trademarks as appropriate. Artecon generally enters into confidentiality agreements with its employees and consultants and with key vendors and suppliers. All released documentation of products, including drawings, requirements specifications, source code, BOMs, costs and other materials, are kept in a secure, centralized document control area.

     Artecon expects that companies in the storage system market will increasingly be subject to infringement claims as the number of products and competitors in Artecon's target markets grows. Although Artecon believes that its products and trade designations do not infringe on the proprietary rights of third parties, there can be no assurance that third parties will not assert infringement claims against Artecon in the future. If such a claim is made, Artecon will evaluate the claim as it relates to its products and, if appropriate, may seek a license to use the protected technology. There can be no assurance that Artecon would be able to obtain a license to use such technology or that such a license could be obtained on terms that would not have a material adverse effect on Artecon. If Artecon or its suppliers are unable to license protected technology, Artecon could be prohibited from incorporating or marketing products incorporating that technology. Artecon could also incur substantial costs to redesign its products or to defend any legal action taken against it. Should Artecon's products be found to infringe protected technology, Artecon could be required to pay damages to the infringed party or be enjoined from manufacturing and selling such products.

     Despite Artecon's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of Artecon's products or to obtain and use information that Artecon regards as proprietary. In addition, the laws of some foreign countries do not protect proprietary rights to as great an extent as do the laws of the United States. There can be no assurance that Artecon's means of protecting its proprietary rights will be adequate or that Artecon's competitors will not independently develop similar technology, duplicate Artecon's products or design around patents issued to Artecon or other intellectual property rights of Artecon.

EMPLOYEES

     As of January 9, 1998, Artecon had approximately 190 full-time employees worldwide, including 95 in marketing, sales and service support, 56 in manufacturing and quality assurance, 17 in engineering and research and development and 22 in general administration and finance.

     None of Artecon's employees is represented by a labor union. Artecon has experienced no work stoppages and considers its relations with its employees to be good.

     Artecon's future performance depends in significant part upon the continued service of its key technical and senior management personnel. Artecon provides incentives such as salary and benefits to attract and retain qualified employees. The loss of the services of one or more of Artecon's officers or other key employees could have a material adverse effect on Artecon's business, operating results or financial condition. Artecon's future success also depends on its continuing ability to attract and retain highly qualified technical and management personnel. Competition for such personnel is intense, and there can be no assurance that Artecon can retain its key technical and management employees or that it can attract, assimilate or retain other highly qualified technical and management personnel in the future.

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

FACILITIES

     Artecon's principal administrative, sales, marketing, manufacturing and research and development facility is located in approximately 70,000 square feet of space in Carlsbad, California, including approximately 43,000 square feet of manufacturing space. This facility is leased through 1999. Artecon leases other sales offices through the U.S., as well as operations sites in Japan, France, England and the Netherlands. Artecon believes that its existing facilities are adequate for its current needs.

LEGAL PROCEEDINGS

     On February 3, 1998, Artecon filed a civil complaint in Santa Clara County Superior Court including, without limitation, claims of breach of contract, misappropriation of trade secrets and unfair competition against StorNet, Inc. and certain individuals (Civil Case No. CV 771742). The Court issued a temporary restraining order on February 3, 1998 against the defendants enjoining certain actions. The Court further set for hearing on March 5, 1998 an Order to Show Cause Why Preliminary Injunction should not issue against the defendants. On March 5, 1998, a hearing was initiated. The Court provided the parties until March 12, 1998 to file supplemental briefs and continued the remainder of the hearing to March 16, 1998.

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

                         ARTECON EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation awarded to, earned by, or paid for services rendered to Artecon in all capacities during the fiscal year ended March 31, 1997 to (i) Artecon's Chief Executive Officer and (ii) Artecon's next most highly compensated other executive officers who will continue to be an executive officer of Storage Dimensions following the Merger and whose salary and bonus for such year exceeded $100,000.

                                                               ANNUAL COMPENSATION      ALL OTHER
                                                              ---------------------    COMPENSATION
           NAME AND PRINCIPAL POSITION               YEAR     SALARY($)    BONUS($)       ($)(1)
           ---------------------------              ------    ---------    --------    ------------
James L. Lambert..................................   1997     $103,708      $6,959         $906
  President, Chief Executive Officer and Director
Dana W. Kammersgard...............................   1997      102,307      10,315
  Vice President, Sales and Marketing
Tesfaye Hailemichael..............................   1997       96,923       7,059        --
  Chief Financial Officer, Vice President, Finance

---------------

(1) Represents $906 for term life insurance premiums paid by Artecon on behalf of Mr. Lambert.

OPTION GRANTS AND AGGREGATE OPTION EXERCISES IN 1997; YEAR-END OPTION VALUES.

     No Artecon executive officer or director who will serve as an executive officer of Storage Dimensions after the Merger holds any stock options nor were any stock options exercised by any such person during the fiscal year ended March 31, 1997.

           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF ARTECON

     On August 21, 1997, Artecon acquired substantially all of the assets and liabilities of Falcon (the "Falcon Acquisition"), other than certain technology assets (the "Falcon Technology"), in exchange for $1,000,000 in cash and a promissory note in the original principal amount of $1,250,000 (the "Artecon Note"). Subsequent to the issuance of the Artecon Note, Artecon and Falcon amended the Artecon Note to decrease the principal amount due thereunder to $750,000. Concurrently with the Falcon Acquisition, Falcon transferred the Falcon Technology to Founding Partners, a California general partnership ("Founding Partners"), in exchange for a promissory note in the principal amount of $1,750,000 (the "Founding Partners Note"). Dana Kammersgard, James Lambert and W.R. Sauey, each of whom is an executive officer and/or director of Artecon, are the general partners of Founding Partners. Founding Partners is considered to be a Special Purpose Entity and, accordingly, has been consolidated with Artecon for financial reporting purposes. The purchase price was allocated among the acquired assets to $10,232,000 for other assets acquired, $638,000 to goodwill and other intangible assets, $14,138,000 for liabilities assumed and to in-process research and development expenses of $3,700,000, which had no future alternative use, based on management assumptions. Under the terms of the Artecon Note, as adjusted, and the Founding Partners Note (collectively, the "Notes"), Artecon and Founding Partners, respectively, are required to make monthly payments to Falcon of $15,935 and $37,182, respectively, through August 2002. Each of the Notes bears interest at the rate of 10% per annum. As of December 31, 1997, the total amount of principal and interest outstanding under the Artecon Note was $712,746, and the total amount of principal and interest outstanding under the Founding Partners Note was $1,663,075.

     In connection with the Falcon Acquisition and the transfer of the Falcon Technology, Artecon and Founding Partners entered into a Technology License Agreement, dated August 21, 1997, pursuant to which Founding Partners granted to Artecon an exclusive, perpetual license of the Falcon Technology in exchange for monthly payments of $39,000 payable through August 2002.

     On December 27, 1997, Founding Partners and Artecon amended the Technology License Agreement to provide for, among other things, the transfer of the Falcon Technology from Founding Partners to Artecon upon the satisfaction in full of Founding Partners obligations under the Founding Partners Note.

     Pursuant to certain commitments between Artecon and the Nordic Group, in which W.R. Sauey holds a controlling interest, Artecon is obligated to pay fees to the Nordic Group for certain software maintenance services provided by and overhead costs incurred by the Nordic Group. Such fees total approximately $9,000 to $11,000 per month and represent Artecon's portion of overhead costs paid by the Nordic Group on its behalf. Such payments will terminate effective upon the closing of the Merger. Artecon will evaluate whether to continue using such services after the consummation of the Merger. In addition, Artecon leases certain real property from W.R. Sauey at a monthly rental fee of approximately $1,125 under a month-to-month lease between the parties, which lease will continue in effect after the Merger.

     Since January 1997, Artecon has made a series of short-term loans to Flambeau Corp., a company in which W.R. Sauey is the principal shareholder, in the aggregate principal amount of $6,145,000. Such loans were made pursuant to the terms of a promissory note dated January 16, 1997 which bore interest at a rate of 7.25% per annum and which was due and payable on demand. The aggregate principal amount (including $14,506 in total interest payments) was paid in full by Flambeau Corp. in August 1997.

     Between 1994 and 1997, Artecon issued to Tesfaye Hailemichael, Artecon's Chief Financial Officer and Vice President, Finance, an aggregate of 55,000 Performance Appreciation Plan Participation Units ("PPUs") under Artecon's Participative Performance Appreciation Plan. On June 30, 1997, Mr. Hailemichael and Artecon entered into an agreement whereby each PPU held by Mr. Hailemichael was converted into one share of Artecon Common Stock.

     During the fiscal years ended March 31, 1995, 1996, 1997 and the nine months ended December 31, 1997, Artecon made payments to certain entities affiliated with W.R. Sauey (the "Nordic Group Companies") in the aggregate amounts of $802,855, $162,105, $73,734 and $120,807, respectively, for the purchase of certain products and services from the Nordic Group Companies. In addition, during the fiscal years ended March 31, 1995, 1996, 1997 and the nine months ended December 31, 1997, Artecon received payments for the sale of certain products and services from certain of the Nordic Group Companies in the aggregate amounts of $226,549, $97,674, $84,644 and $62,064, respectively. As of December 31, 1997, Artecon had accounts receivable from certain Nordic Group Companies in the aggregate amount of $46,773 and accounts payable of zero.

     Since March 31, 1994, Artecon has made payments to W.R. Sauey and certain of his affiliates in the aggregate amount of $585,700 in connection with the repurchase of shares of Preferred and Preferred B of Artecon pursuant to an Agreement for Repurchase of Preferred Shares of Stock at Artecon, Inc. dated December 22, 1994 among Artecon, Flambeau Corp., Flambeau Products Corp., Seats, Inc. and W.R. Sauey (the "Artecon Repurchase Agreement"). On December 23, 1997 the parties to the Artecon Repurchase Agreement amended such agreement to provide for its termination upon consummation of the Merger.

                        BENEFICIAL SECURITY OWNERSHIP OF
              CERTAIN OWNERS AND MANAGEMENT OF STORAGE DIMENSIONS

     The following table sets forth certain information regarding the ownership of Storage Dimensions Common Stock as of February 23, 1998 by: (i) each person or entity who is known by Storage Dimensions to beneficially own five percent or more of the outstanding Storage Dimensions Common Stock, (ii) each director of Storage Dimensions; (iii) the Storage Dimensions Named Executive Officers; and
(iv) all directors and executive officers of Storage Dimensions set forth below as a group.

                                                              NUMBER OF   PERCENT OF COMMON
                      NAME AND ADDRESS                        SHARES(1)   STOCK OWNED(1)(2)
                      ----------------                        ---------   ------------------
5% STOCKHOLDERS
  Capital Partners Group(3).................................  2,900,623          36.1%
  Maxtor Corporation........................................  1,600,000          19.9
OFFICERS & DIRECTORS
  David A. Eeg(4)...........................................    301,982           3.7
  Gene Bowles, Jr.(5).......................................    301,982           3.7
  Robert E. Bylin(6)........................................    131,638           1.6
  James M. Canter(7)........................................     79,748             *
  Ted Chen(8)...............................................     76,375             *
  Ralph Ciarlanti III(9)....................................     70,734             *
  Kenneth Epstein...........................................     17,805             *
  Clarissa Gould Marshall(10)...............................     41,212             *
  Brian D. Fitzgerald(3)(11)................................  2,920,623          36.3
  A. George Gebauer(3)(11)..................................     20,000             *
  Chong Sup Park(11)(12)....................................  1,620,000          20.1
  All executive officers and directors as a group (11
     persons)(13)...........................................  5,582,099          64.1%

---------------

  *  Represents beneficial ownership of less than one percent.

 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Storage Dimensions believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 8,022,430 shares outstanding on February 23, 1998, adjusted as required by rules promulgated by the Commission.

 (2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Storage Dimensions Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of February 23, 1998 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

 (3) Represents 1,676,440 shares held by CP Acquisition, L.P. No. 4A, 926,790 shares held by CP Acquisition, L.P. No. 4B, 3,612 shares held by Capital Partners, Inc., and 293,781 shares held by FGS, Inc. The following affiliated entities are included in "Capital Partners Group"; (a) CP Acquisition, L.P. No. 4A, a Delaware limited partnership; (b) CP Acquisition, L.P. No. 4B, a Delaware limited partnership; (c) Capital Partners, Inc., a Connecticut corporation, of which Brian D. Fitzgerald is the sole stockholder, an officer and a director and A. George Gebauer is an officer; and (d) FGS, Inc., a Delaware corporation, of which Mr. Fitzgerald is the controlling stockholder, an officer and a director and Mr. Gebauer is an officer and a director. Mr. Fitzgerald may be deemed to beneficially own the shares held by the entities comprising the Capital Partners Group. Mr. Gebauer disclaims beneficial ownership of shares held by the entities comprising the Capital Partners Group.

 (4) Includes options to purchase 162,500 shares of Storage Dimensions Common Stock exercisable at or within 60 days of February 23, 1998.

 (5) Includes options to purchase 162,500 shares of Storage Dimensions Common Stock exercisable at or within 60 days of February 23, 1998.

 (6) Includes options to purchase 60,157 shares of Storage Dimensions Common Stock exercisable at or within 60 days of February 23, 1998.

 (7) Includes options to purchase 75,000 shares of Storage Dimensions Common Stock exercisable at or within 60 days of February 23, 1998.

 (8) Includes options to purchase 70,000 shares of Storage Dimensions Common Stock exercisable at or within 60 days of February 23, 1998.

 (9) Includes options to purchase 60,209 shares of Storage Dimensions Common Stock exercisable at or within 60 days of February 23, 1998.

(10) Includes options to purchase 40,000 shares of Storage Dimensions Common Stock exercisable at or within 60 days of February 23, 1998.

(11) Includes options to purchase 20,000 shares of Storage Dimensions Common Stock exercisable at or within 60 days of February 23, 1998.

(12) Represents shares held by Maxtor Corporation. Dr. Park is President of Hyundai Electronics America, the parent of Maxtor Corporation and Vice Chairman of the Board of Maxtor Corporation.

(13) Includes shares held by the Capital Partners Group and Maxtor Corporation, as well as options to purchase an aggregate of 690,366 shares of Storage Dimensions Common Stock at or within 60 days of February 23, 1998. See notes 3 through 12 above.

                        BENEFICIAL SECURITY OWNERSHIP OF
                    CERTAIN OWNERS AND MANAGEMENT OF ARTECON

     The following table sets forth certain information with respect to the beneficial ownership of outstanding Artecon Common Stock and Artecon Preferred Stock outstanding as of February 23, 1998, by: (i) each person who beneficially owns five percent or more of the outstanding shares of Artecon's Common Stock and shares of Artecon Preferred Stock; (ii) each of Artecon's directors, (iii) each of Artecon's executive officers, and (iv) all executive officers and directors of Artecon as a group.

                                  SHARES OF        PERCENT OF         SHARES OF           PERCENT OF
                                   ARTECON          ARTECON            ARTECON             ARTECON
                                 COMMON STOCK     COMMON STOCK     PREFERRED STOCK     PREFERRED STOCK
                                 BENEFICIALLY     BENEFICIALLY      BENEFICIALLY         BENEFICIALLY
      NAME AND ADDRESS(1)          OWNED(2)         OWNED(3)          OWNED(2)             OWNED(3)
      -------------------        ------------    --------------    ---------------    ------------------
W.R. Sauey.....................   2,417,265(4)        39.9%           2,494,159(5)           99.1%
James L. Lambert...............   1,595,000(6)        26.4%               2,500                 *
Pamela L. Lambert..............   1,595,000(7)        26.4%               2,500                 *
Dana W. Kammersgard............     632,031           10.5%                  --                --
Flambeau Corp.(8)..............     407,760            6.7%           1,038,604              41.3%
  801 Lynn Avenue
  Baraboo, WI 53913
Craig L. Sauey.................     368,000            6.1%               1,500                 *
Jason C. Sauey.................     165,000            2.7%                  --                --
Tesfaye Hailemichael...........      80,000            1.3%                  --                --
All officers and directors as a
  group (6 persons)(9).........   4,889,296           80.9%           2,500,659              99.3%

---------------

 *  Represents beneficial ownership of less than 1%.

(1) Unless otherwise indicated above, the address for each person shall be the address of Artecon at 6305 El Camino Real, Carlsbad, CA 92009-1606.

(2) Beneficial ownership is determined in accordance with the rules of the Commission, and includes generally sole voting and investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Artecon Common Stock and Artecon Preferred Stock shown beneficially owned by them.

(3) Percentage of beneficial ownership is based on 6,043,990 shares of Artecon Common Stock outstanding as of February 23, 1998. Percentage of beneficial ownership of Artecon Preferred Stock is based on 2,517,159 shares of Artecon Preferred Stock (consisting of 1,088,951 shares of Artecon Preferred and 1,405,208 shares of Artecon Preferred B) outstanding as of February 23, 1998.

(4) Includes (i) 407,760 shares of Common Stock held by Flambeau Corp., (ii) 107,760 shares of Common Stock held by Flambeau Products Corp., (iii) 17,540 shares of Common Stock held by Seats, Inc. and (iv) 475,000 shares of Common Stock held by the W.R. & Floy A. Sauey Grandparents Trust established for the benefit of certain grandchildren of W.R. Sauey. Mr. Sauey is Chairman of the Board and the principal shareholder in each of Flambeau Corp., Flambeau Products Corp. and Seats, Inc. (collectively, the "Sauey Affiliates"). Mr. Sauey disclaims beneficial ownership of all the above-listed shares, except to the extent of his pecuniary or pro rata interest in such shares.

(5) Includes (i) 336,000 shares of Preferred and 702,604 shares of Preferred B held by Flambeau Corp., (ii) 336,000 shares of Preferred and 702,604 shares of Preferred B held by Flambeau Products Corp. and (iii) 169,074 shares of Preferred held by Seats, Inc. Each share of Preferred and Preferred B held by Mr. Sauey and the Sauey Affiliates will be converted into one share of Series A Preferred Stock of Storage Dimensions. See "THE MERGER -- Merger Consideration." Mr. Sauey disclaims beneficial ownership of all the above-listed shares, except to the extent of his pecuniary or pro rata interest in such shares.

(6) Includes 145,000 shares of Artecon Common Stock held by Pamela Lambert, the spouse of Mr. Lambert.

(7) Includes 1,453,125 shares of Common Stock held by James Lambert, the spouse of Ms. Lambert.

(8) Consists of 336,000 shares of Artecon Preferred and 702,604 shares of Artecon Preferred B held by Flambeau Corp.

(9) Includes 407,760 shares of Artecon Common Stock held by Flambeau Corp., 107,760 shares of Artecon Common Stock held by Flambeau Products Corp., 17,540 shares of Artecon Common Stock held by Seats, Inc. and 475,000 shares of Artecon Common Stock held by W.R. & Floy A. Sauey Grandparents Trust. Also includes 336,000 shares of Artecon Preferred and 702,604 shares of Artecon Preferred B held by Flambeau Corp., 336,000 shares of Artecon Preferred and 702,604 shares of Artecon Preferred B held by Flambeau Products Corp. and 169,074 shares of Artecon Preferred held by Seats, Inc.

               MANAGEMENT OF STORAGE DIMENSIONS AFTER THE MERGER

     The executive officers and directors of Storage Dimensions after the Merger, and their ages as of December 31, 1997, will be as follows:

          NAME             AGE                       POSITION
          ----             ---                       --------
W.R. Sauey...............  70    Chairman of the Board
James L. Lambert.........  44    President, Chief Executive Officer and Director
Tesfaye Hailemichael.....  48    Chief Financial Officer and Treasurer
Dana W. Kammersgard......  42    Secretary, Senior Vice President, Sales and
                                 Marketing
Brian D. Fitzgerald......  53    Director
Dr. Chong Sup Park.......  49    Director
Jason C. Sauey...........  36    Director

     W.R. Sauey, a founder of Artecon, has served as Chairman of the Board of Artecon since its inception in 1984. From 1984 to 1997, Mr. Sauey also served as Treasurer of Artecon. Mr. Sauey founded and serves as Chairman of the Board for a number of manufacturing companies in the Nordic Group of Companies, a group of privately-held independent companies for which Mr. Sauey is the principal shareholder (the "Nordic Group"). Mr. Sauey is a director of Work Recovery, Inc., a publicly traded workmen's compensation products manufacturer, is an advisory board member of Liberty Mutual Insurance Company, a publicly traded insurance company, and also serves as a Trustee to the State of Wisconsin Investment Board. Mr. Sauey holds a M.B.A. from the University of Chicago.

     James L. Lambert, a founder of Artecon, has served as President, Chief Executive Officer and a director of Artecon since its inception in 1984. Prior to co-founding Artecon, from 1979 to 1984, Mr. Lambert served in various positions at CALMA, a division of General Electric Company, a publicly traded company, most recently, from 1981 to 1984, as Vice President of Research and Development. Mr. Lambert currently serves as a director of Snow Valley, Inc., a privately-held resort enterprise affiliated with the Nordic Group. Mr. Lambert holds a B.S. and a M.S. in Civil Environmental Engineering from the University of Wisconsin, Madison.

     Tesfaye Hailemichael joined Artecon in 1990 as its Corporate Controller, served as Artecon's Vice President, Finance of Artecon since 1992 and has served as Chief Financial Officer of Artecon since July 1997. Prior to joining Artecon, from 1987 to 1990, Mr. Hailemichael was Vice President and Chief Financial Officer of Omnitec Medical Corporation, a privately-held medical device company. Mr. Hailemichael is currently a member of the Institute of Management Accountants and the Chief Financial Officer Roundtable. Mr. Hailemichael holds a B.S. in Accounting from Bowie State College and a M.A. in Accounting from Catholic University of America.

     Dana W. Kammersgard, a founder of Artecon, has served as a director since Artecon's inception in 1984 and as Vice President, Sales and Marketing since March 1997. At various times, Mr. Kammersgard has held various other top positions at Artecon in Engineering and Customer Support. Prior to co-founding Artecon, Mr. Kammersgard was the Director of Software Development at CALMA, a division of General Electric Company, a publicly traded utility company. Mr. Kammersgard holds a B.A. in Chemistry from the University of California, San Diego.

     Brian D. Fitzgerald has served as Chairman of the Board of Storage Dimensions since its inception in 1992. In 1982, Mr. Fitzgerald formed Capital Partners and Capital Partners I, L.P. and has since served as President of Capital Partners and a General Partner to Capital Partners I, L.P. Capital Partners acts as a diversified investment holding and operating company. Mr. Fitzgerald co-formed Capital Partners II, L.P. in 1990. Capital Partners I, Capital Partners II and related entities hold majority ownership positions and various officer and director positions in seven other businesses in diversified industries. From 1977 to 1982, Mr. Fitzgerald was a General Partner of Industrial Capital Group, a diversified investment holding and operating company, and from 1974 to 1977 served as strategic planning manager and corporate staff consultant at General Electric Company, a publicly traded company. Mr. Fitzgerald was formerly a Director of Bryant Universal Roofing, Inc., a private corporation which filed for bankruptcy in 1996 under Chapter 11 of the U.S. Bankruptcy Code. Mr. Fitzgerald is also the Chairman of the Board of Security Capital Corporation, a public company, a position he has held since 1990, and is a director of a number of privately-held companies. Mr. Fitzgerald holds an A.B. degree from Princeton University and a M.B.A. from the Harvard Graduate School of Business.

     Chong Sup Park has served as a Director of Storage Dimensions since 1996. Since 1996, Dr. Park has also served as the President of Hyundai Electronics America, an electronics company and the Vice Chairman of Maxtor Corporation, a disk drive manufacturer. Dr. Park was the President of Maxtor Corporation from 1995 to 1996, the President of Axil Computer Inc., a workstation manufacturing company, from 1993 to 1995, the Executive Vice President at Ernst & Young Consulting, Inc., a public accounting firm, from 1992 to 1993, and the Senior Vice President of Hyundai Electronics Company Limited from 1990 to 1992. Dr. Park holds a B.A. in Management from Yonsei University, a M.A. in Management from Seoul National University, a M.B.A. from the University of Chicago and a Doctorate in Management from Nova Southwestern University.

     Jason C. Sauey has served as a director of Artecon since 1988. Since 1992, Jason Sauey has served as President of Flambeau Products Corporation and since 1994 has served as President of Flambeau Airmold Corporation, both privately-held plastics manufacturing companies affiliated with the Nordic Group. Jason Sauey holds a B.B.A. from the University of Wisconsin, Madison and a M.B.A. from the University of Chicago.

     In addition, the Storage Dimensions Board and the Artecon Board together will appoint two additional directors, either before the Merger or shortly thereafter, who will not be employees of either company. Under the terms of the Certificate of Amendment, following the Merger, the Storage Dimensions Board will be divided into three classes, serving staggered terms of three years, and any vacancies in the Storage Dimensions Board which occur during the year may be filled by the Storage Dimensions Board for the remainder of the full term. Such additional two directors, chosen by the Storage Dimensions Board and the Artecon Board, shall serve as Class I directors, whose term will expire at the first Annual Meeting following the Merger. Jason Sauey and Chong Sup Park shall serve as Class II directors, whose term will expire at the second Annual Meeting following the Merger. W.R. Sauey, James Lambert and Brian Fitzgerald shall serve as Class III directors, whose term will expire at the third Annual Meeting following the Merger. Officers serve at the discretion of Storage Dimensions' Board of Directors. There are no family relationships between any of the directors or executive officers of Storage Dimensions following the Merger, except that W.R. Sauey, who will be Chairman of the Board of Directors of Storage Dimensions after the Merger, is (i) the father-in-law of James Lambert, the President, Chief Executive Officer and a director of Storage Dimensions after the Merger and (ii) the father of Jason Sauey, a director of Storage Dimensions after the Merger.

BOARD COMMITTEES

     Following the Merger, Storage Dimensions will have an Audit Committee and a Compensation Committee. The Audit Committee will consist of directors Brian Fitzgerald and W.R. Sauey. The Audit Committee recommends to the Board of Directors the engagement of Storage Dimensions' independent accountants, reviews with such accountants the plan, scope and results of their examination of the consolidated financial statements and determines the independence of such accountants. Following the Merger, the Compensation Committee will consist of directors Brian Fitzgerald and W.R. Sauey. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding all forms of compensation to be provided to the executive officers, directors and consultants to Storage Dimensions and also administers Storage Dimensions' equity-based employee benefits plans.

DIRECTOR COMPENSATION

     Nonemployee members of the Storage Dimensions Board will receive an annual fee of $16,000 plus $1,000 for each board meeting attended in person for their services as directors. Storage Dimensions' 1996 Stock Option Plan provides that options may be granted to nonemployee directors of Storage Dimensions. See "EXECUTIVE COMPENSATION OF STORAGE DIMENSIONS -- Employee Stock Plans -- 1996 Stock Option Plan."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No interlocking relationship exists between the Storage Dimensions Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     Storage Dimensions' Certificate of Incorporation, as amended and restated, limits the liability of directors to the maximum extent permitted by the Delaware General Corporation Law (the "DGCL"). The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors except for liability arising out of (i) a breach of their duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (iv) any transaction from which the director derived an improper personal benefit.

     Storage Dimensions' charter documents provide that Storage Dimensions shall indemnify its officers, directors and agents to the fullest extent permitted by law, including those circumstances where indemnification would otherwise be discretionary. Storage Dimensions believes that indemnification under its charter documents covers at least negligence or gross negligence on the part of indemnified parties. Storage Dimensions has entered into indemnification agreements with each of its directors and officers which may, in some cases, be broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements may require Storage Dimensions, among other things, to indemnify each director and officer against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance such persons' expenses incurred as a result of any proceeding against him or her as to which such person could be indemnified. Pursuant to the Reorganization Agreement, Storage Dimensions has agreed that, from and after the consummation of the Merger, Storage Dimensions will fulfill and honor in all material respects the obligations of Storage Dimensions and Artecon pursuant to (i) each indemnification agreement in effect at such time between Storage Dimensions and each person who is or was a director or officer of Storage Dimensions and Artecon at or prior to the Effective Time and (ii) any indemnification provisions under Storage Dimensions' and Artecon's Certificate of Incorporation or Articles of Incorporation, as the case may be, or Bylaws, as each is in effect on the date of the Reorganization Agreement. The Certificate of Incorporation or Articles of Incorporation, as the case may be, and the Bylaws of Storage Dimensions and Artecon shall continue to contain the provisions with respect to indemnification and exculpation from liability set forth in such documents as of the date of the Reorganization Agreement and such provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of any Indemnified Party.

     At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of Storage Dimensions in which indemnification would be required or permitted. Storage Dimensions is not aware of any threatened litigation or proceeding that could result in a claim for such indemnification.

           STOCK OWNERSHIP OF STORAGE DIMENSIONS FOLLOWING THE MERGER

     The following table sets forth certain information with respect to the beneficial ownership of Storage Dimensions Common Stock and Storage Dimensions Preferred Stock outstanding as of the Storage Dimensions Record Date, giving effect to the issuance of shares of Storage Dimensions Common Stock and Storage Dimensions Preferred Stock in the Merger, by: (i) each person who will beneficially own five percent or more of the outstanding shares of Storage Dimensions Common Stock and shares of Storage Dimensions Preferred Stock following the Merger; (ii) each person who will serve as a director of Storage Dimensions following the Merger; (iii) each person who will serve as an executive officer of Storage Dimensions following the Merger; and (iv) all persons who will serve as executive offices or directors of Storage Dimensions following the Merger as a group.

                                SHARES OF
                                 STORAGE       PERCENT OF STORAGE    SHARES OF STORAGE    PERCENT OF STORAGE
                                DIMENSIONS         DIMENSIONS           DIMENSIONS            DIMENSIONS
                               COMMON STOCK       COMMON STOCK        PREFERRED STOCK      PREFERRED STOCK
                               BENEFICIALLY       BENEFICIALLY         BENEFICIALLY          BENEFICIALLY
      NAME AND ADDRESS         OWNED(1)(2)          OWNED(3)             OWNED(2)              OWNED(3)
      ----------------         ------------    ------------------    -----------------    ------------------
W.R. Sauey...................    5,221,292(4)         24.7%              2,494,159(5)            100%
Capital Partners Group.......    2,900,623(6)         13.7%                     --                --
James L. Lambert.............    3,445,200(7)         16.3%                     --                --
Dana W. Kammergard...........    1,365,187             6.5%                     --                --
Tesfaye Hailemichael.........      172,800                *                     --                --
Jason C. Sauey...............      356,400             1.7%                     --                --
Dr. Chong Sup Park...........    1,620,000(8)          7.7%                     --                --
Brian D. Fitzgerald..........    2,920,623(9)         13.8%                     --                --
All officers and directors as
  a group (7 persons)(10)....   15,101,502            71.3%              2,494,159               100%

---------------
  *  Represents beneficial ownership of less than 1%.

 (1) The number of shares of Storage Dimensions Common Stock held by each person who was previously an executive officer, director of 5% shareholder of Artecon has been calculated assuming an exchange ratio of 2.16. The actual exchange ratio is subject to change based upon the number of shares of Storage Dimensions Common Stock outstanding at the closing.

 (2) Beneficial ownership is determined in accordance with the rules of the Commission, and includes generally sole voting and investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Storage Dimensions Common Stock and Storage Dimensions Preferred Stock shown as beneficially owned by them.

 (3) Percentage of beneficial ownership is based on 8,022,430 shares of Storage Dimensions Common Stock outstanding as of the Storage Dimensions Record Date, giving effect to the issuance of 13,120,107 shares of Storage Dimensions Common Stock in the Merger. Percentage of beneficial ownership of Storage Dimensions Preferred Stock is based on 2,494,159 shares of Storage Dimensions Preferred Stock that will be outstanding following the Merger.

 (4) Includes (i) 880,761 shares of Storage Dimensions Common Stock held by Flambeau Corp., (ii) 232,761 shares of Storage Dimensions Common Stock held by Flambeau Products Corp., (iii) 37,886 shares of Storage Dimensions Common Stock held by Seats, Inc. and (iv) 1,026,000 shares of Storage Dimensions Common Stock held by the W.R. & Floy A. Sauey Grandparents Trust established for the benefit of certain grandchildren of W.R. Sauey. Mr. Sauey is Chairman of the Board and the principal shareholder in each of Flambeau Corp., Flambeau Products Corp. and Seats, Inc. (collectively, the "Sauey Affiliates"). Mr. Sauey disclaims beneficial ownership of all the above-listed shares, except to the extent of his pecuniary of pro rata interest in such shares.

 (5) Includes (i) 1,038,604 shares of Storage Dimensions Preferred Stock held by Flambeau Corp., (ii) 1,038,604 shares of Storage Dimensions Preferred Stock held by Flambeau Corp. and (iii) 169,074 shares of Storage Dimensions Preferred Stock held by Seats, Inc. Mr. Sauey disclaims beneficial ownership of all the above-listed shares, except to the extent of his pecuniary or pro rata interest in such shares.

 (6) Represents 1,676,440 shares held by CP Acquisition, L.P. No. 4A, 926,790 shares held by CP Acquisition, L.P. No. 4B, 3.612 shares held by Capital Partners, Inc., and 293,781 shares held by FGS, Inc. The following affiliated entities are included in "Capital Partners Group"; (a) CP Acquisition, L.P. No. 4A, a Delaware limited partnership; (b) CP Acquisition, L.P. No. 4B, a Delaware limited partnership; (c) Capital Partners, Inc., a Connecticut corporation, of which Brian D. Fitzgerald is the sole stockholder, an officer and a director, and (d) FGS, Inc., a Delaware corporation, of which Mr. Fitzgerald is the controlling stockholder, an officer and a director. Mr. Fitzgerald may be deemed to beneficially own the shares held by the entities comprising the Capital Partners Group.

 (7) Includes 313,271 shares of Storage Dimensions Common Stock held by Pamela Lambert, the spouse of Mr. Lambert.

 (8) Represents shares held by Maxtor Corporation. Dr. Park is President of Hyundai Electronics America, the parent of Maxtor Corporation and Vice Chairman of the Board of Maxtor Corporation. Includes options to purchase up to 40,000 shares of Storage Dimensions Common Stock exercisable at or within 60 days of the Storage Dimensions Record Date.

 (9) Includes options to purchase 20,000 shares of Storage Dimensions Common Stock exercisable at or within 60 days of the Storage Dimension Record Date.

(10) Includes 2,177,408 shares of Storage Dimensions Common Stock held by the Sauey Affiliates and options to purchase up to 40,000 shares of Storage Dimensions Common Stock exercisable at or within 60 days of the Storage Dimensions Record Date.

                          DESCRIPTION OF CAPITAL STOCK

DESCRIPTION OF STORAGE DIMENSIONS CAPITAL STOCK

     The authorized capital stock of Storage Dimensions consists of 40,000,000 shares of Storage Dimensions Common Stock and 10,000,000 shares of Storage Dimensions Preferred Stock. As of the Storage Dimensions Record Date, there were 8,022,430 shares of Storage Dimensions Common Stock outstanding held of record by approximately 70 stockholders and no shares of Storage Dimensions Preferred Stock outstanding. Storage Dimensions Common Stock is listed on the Nasdaq National Market under the symbol "STDM."

     Storage Dimensions Common Stock. Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of Storage Dimensions, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior liquidation rights of Preferred Stock, if any, then outstanding. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable, and the shares of Common Stock to be outstanding upon consummation of the Merger will be fully paid and non-assessable.

     Storage Dimensions Preferred Stock. Storage Dimensions has 10,000,000 shares of Storage Dimensions Preferred Stock authorized. The Storage Dimensions Board has the authority to issue the shares of Storage Dimensions Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed on any unissued and undesignated shares of Storage Dimensions Preferred Stock and to fix the number of shares constituting a series and the designations of such series, without any further vote or action by the stockholders. Storage Dimensions is soliciting Storage Dimensions stockholder approval of the Certificate of Amendment that would, among other things, authorize a Series A Preferred Stock consisting of 2,494,159 shares for issuance in the Merger. Although it presently has no intention to authorize or issue any other series of Preferred Stock, the Storage Dimensions Board, without stockholder approval, can issue up to the remaining 7,505,841 shares of Storage Dimensions Preferred Stock with voting and conversion rights which could adversely affect the voting power or other rights of the holders of Storage Dimensions Common Stock. The issuance of Storage Dimensions Preferred Stock may have the effect of delaying, deferring or preventing a change in control of Storage Dimensions. For a description of the rights, preferences and privileges of the Storage Dimensions Series A Preferred Stock, see "OTHER
AGREEMENTS -- Amendment to Storage Dimensions Certificate of Incorporation."

     Registration Rights. Pursuant to an agreement between Storage Dimensions and a number of holders (or their permitted transferees) ("Holders") of Storage Dimensions Common Stock, the Holders are entitled to certain rights with respect to the registration of the shares held by them under the Securities Act. If Storage Dimensions proposes to register any of its securities under the Securities Act, either for its own account or for the account of other security holders, the Holders are entitled to notice of the registration and are entitled to include, at Storage Dimensions' expense, such shares therein, provided, among other conditions, that the underwriters have the right to limit the number of such shares included in the registration. In addition, certain of the Holders may require Storage Dimensions at its expense on not more than two occasions, to file a registration statement under the Securities Act with respect to their shares of Storage Dimensions Common Stock, and Storage Dimensions is required to use its best efforts to effect the registration, subject to certain restrictions and limitations. Further, certain of the Holders may require Storage Dimensions, at its expense, to register their shares on Form S-3 when such form becomes available to Storage Dimensions, subject to certain conditions and limitations.

     Effect of Certain Terms of Charter Documents and Delaware Anti-Takeover Law. Certain provisions of Storage Dimensions' Certificate of Incorporation, as amended, and Bylaws, as amended, the DGCL and Storage Dimensions' indemnification agreements with certain officers and directors of Storage Dimensions may be deemed to have an anti-takeover effect. Such provisions may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider to be in that stockholder's best interests, including attempts that might result in a premium over the market price for the shares held by such stockholder.

     The Storage Dimensions Board may issue additional shares of Storage Dimensions Common Stock or designate and issue one or more classes or series of Storage Dimensions Preferred Stock, having the number of shares (up to 10,000,000), designations, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations as determined by the Storage Dimensions Board without stockholder approval. Storage Dimensions' Certificate of Incorporation, as amended, and Bylaws, as amended, contain a number of provisions that could impede a takeover or change in control of Storage Dimensions, including but not limited to the elimination of stockholders' ability to take action by written consent and a fair price requirement. In addition, upon approval of the Certificate of Amendment by the Storage Dimensions stockholders, the Storage Dimensions Certificate of Incorporation will provide for a classified Board of Directors and provide that a director may not be removed from office without cause except, until the third annual meeting of Storage Dimensions following the Merger, by the affirmative vote of at least 80% of the outstanding voting stock of Storage Dimensions and by the affirmative vote of at least 66 2/3 of the outstanding voting stock of Storage Dimensions thereafter.

     In addition, Storage Dimensions is subject to the anti-takeover provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. The term "business combination" includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock. Section 203 could have the effect of delaying, deferring or preventing a change in control of Storage Dimensions. For a more detailed description of Section 203, see "COMPARISON OF RIGHTS OF STORAGE DIMENSIONS STOCKHOLDERS AND ARTECON
SHAREHOLDERS -- Stockholder Approval of Certain Business Combinations."

     Each of the foregoing provisions gives the Storage Dimensions Board, acting without stockholder approval, the ability to prevent, or render more difficult or costly, the completion of a takeover transaction that stockholders might view as being in their best interests.

     Storage Dimensions Transfer Agent and Registrar. The transfer agent and registrar for the Storage Dimensions Common Stock is Boston Equiserve Limited Partnership.

DESCRIPTION OF ARTECON CAPITAL STOCK

     The authorized capital stock of Artecon consists of 20,000,000 shares of Common Stock, 10,000,000 shares of Preferred and 10,000,000 shares of Preferred B (the Preferred and Preferred B are collectively referred to herein as the "Artecon Preferred Stock"). As of the Artecon Record Date, there were 6,043,990 shares of Common Stock outstanding held of record by 55 shareholders, 1,111,951 shares of Preferred outstanding held of record by 13 shareholders and 1,405,208 shares of Preferred B outstanding held of record by two shareholders.

     Artecon Common Stock. Holders of Artecon Common Stock are entitled to one vote per share on all matters to be voted upon by the shareholders. Shareholders entitled to vote at any election of directors of Artecon may, subject to giving notice at or prior to the meeting at which such vote will take place, cumulate such shareholder's vote and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or distribute his votes on the same principle among as many candidates as such shareholder deems fit. Subject to preferences that may be applicable to any outstanding shares of Artecon Preferred Stock, the holders of Artecon Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Artecon Board out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of Artecon, the holders of Artecon Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior liquidation rights of shares of Artecon Preferred Stock, if any, then outstanding. The Artecon Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Artecon Common Stock. All outstanding shares of Artecon Common Stock are fully paid and non-assessable.

     Artecon Preferred Stock. Holders of Artecon Preferred Stock are not entitled to vote on any matters to be voted upon by the shareholders, except for matters to which holders of Artecon Preferred Stock are entitled to vote on under the CGCL, including the Merger.

     Holders of Artecon Preferred Stock are not entitled to receive dividends. Upon liquidation of Artecon, holders of shares of Preferred are entitled to a $0.01 per share liquidation preference over all other classes of Artecon capital stock, while holders of shares of Preferred B are entitled to a liquidation preference of $2.00 per share over all other classes of Artecon capital stock, except for shares of Preferred.

     Each share of Artecon Preferred Stock is convertible into 1.25 shares of Common Stock at the option of the holders: (i) upon a public offering of any shares of Artecon capital stock, (ii) upon the sale of any material portion of Artecon's assets or shares of Common Stock, or (iii) at any time after three (3) years from the date of issuance of such Artecon Preferred Stock (each a "Conversion Event"). Each share of Preferred B may be redeemed by Artecon at any time prior to receipt of a written election to convert by the holder subsequent to a Conversion Event. Such redemption by Artecon must be accompanied by an offer to pay the holder of Preferred B an amount equal to $2.00 per share plus 12 percent interest per year or partial year held to date of redemption.

     Pursuant to the Artecon Repurchase Agreement, certain holders of Artecon Preferred Stock are subject to the optional repurchase by Artecon of certain of their shares of Artecon Preferred Stock through the fiscal year ending March 31, 1999. The Artecon Repurchase Agreement will be terminated effective upon the consummation of the Merger.

          COMPARISON OF RIGHTS OF STORAGE DIMENSIONS STOCKHOLDERS AND
                              ARTECON SHAREHOLDERS

     The rights of Storage Dimensions stockholders are governed by Storage Dimensions' Certificate of Incorporation, as amended (the "Storage Dimensions Certificate"), its Bylaws (the "Storage Dimensions Bylaws") and the DGCL. The rights of Artecon shareholders are currently governed by Artecon's Articles of Incorporation, as amended (the "Artecon Articles"), its Bylaws (the "Artecon Bylaws") and the CGCL. In connection with the Merger, Storage Dimensions will amend the Storage Dimensions Certificate pursuant to the Certificate of Amendment. Upon consummation of the Merger, and given the requisite approval of the Certificate of Amendment, Artecon shareholders will become stockholders of Storage Dimensions with their rights as stockholders governed by the DGCL, the Certificate of Amendment and the Storage Dimensions Bylaws.

     The following is a summary of certain similarities and differences between the rights of Storage Dimensions stockholders and Artecon shareholders under the foregoing governing documents and applicable law. This summary does not purport to be a complete statement of such similarities and differences. The identification of specific similarities and differences is not meant to indicate that other equally or more significant similarities and differences do not exist. Such similarities and differences can be examined in full by reference to the DGCL, the CGCL and the respective corporate documents of Storage Dimensions and Artecon.

     Capital Stock. The authorized capital stock of Storage Dimensions consists of 40,000,000 shares of Storage Dimensions Common Stock, $0.005 par value, of which 8,022,430 shares were issued and outstanding on the Storage Dimensions Record Date, and 10,000,000 shares of Preferred Stock, issuable in such series and with such rights, powers and privileges as the Storage Dimensions Board shall determine. Storage Dimensions currently has no shares of Preferred Stock outstanding. However, pursuant to the Certificate of Amendment, Storage Dimensions will designate 2,494,159 shares of Series A Preferred Stock to be issued to current holders of shares of Artecon Preferred and Preferred B in exchange for such shares upon consummation of the Merger. The authorized capital stock of Artecon consists of 20,000,000 shares of Common Stock, no par value, of which 6,043,990 shares were issued and outstanding on the Artecon Record Date and 10,000,000 shares of Preferred, no par value, of which 1,111,951 shares were issued and outstanding on the Artecon Record Date, and 10,000,000 shares of Preferred B, no par value, of which 1,405,208 shares were issued and outstanding on the Artecon Record Date. See "DESCRIPTION OF ARTECON CAPITAL STOCK."

     Amendment of Bylaws. Under the DGCL, bylaws may be amended by stockholders entitled to vote; however, a corporation may confer the power to amend bylaws upon the directors. The fact that such power has been so conferred upon the directors does not divest the stockholders of their power to amend the bylaws. The Storage Dimensions Certificate states that the Storage Dimensions Bylaws may be amended by the affirmative vote of at least a majority of the outstanding stock entitled to vote thereon or by the Storage Dimensions Board. Under the CGCL and the Artecon Bylaws, the Artecon Bylaws may be amended or repealed either by the Artecon Board or by the holders of a majority in interest of the outstanding shares of Artecon, except that a change in the authorized number of directors may only be effected by a vote of the majority of the outstanding stock entitled to vote thereon; however, under the CGCL, an amendment reducing the minimum number of directors to less than five cannot be adopted if votes cast against its adoption are equal to or more than 16 2/3% of the outstanding shares entitled to vote thereon.

     Amendment of Storage Dimensions Certificate and Artecon Articles. The DGCL provides that approval of a majority of the outstanding stock entitled to vote thereon is required to amend a certificate of incorporation. The Storage Dimensions Certificate provides that an amendment of certain provisions must be approved by the affirmative vote of at least 66 2/3% of all of the outstanding stock entitled to vote thereon. Under the CGCL, a corporation's articles of incorporation may be amended by the approval of a majority of the outstanding shares.

     Special Meetings of Stockholders and Shareholders. Under the DGCL, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. The Storage Dimensions Certificate permits a special meeting to be called for any purpose or purposes by (i) the Chairman or Vice-Chairman of the Storage Dimensions Board, (ii) the President, (iii) the Storage Dimensions Board pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Storage Dimensions Board for adoption) or (iv) by the holders of the shares entitled to cast not less than 10% of the votes at the meeting.

     Under the CGCL and the Artecon Bylaws, a special meeting of shareholders may be called by the board of directors, the chairman of the board of directors, the president, a vice president, the secretary or by one or more of the holders of shares entitled to cast not less than 10% of the votes of such meetings.

     Actions by Written Consent of Stockholders or Shareholders. Under the DGCL, unless otherwise provided in the Storage Dimensions Certificate, any action which may be taken at a meeting of stockholders may be taken without a meeting and without prior notice if written consents setting forth the action so taken are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all stock entitled to vote thereon were present and voted. However, the Storage Dimensions Certificate provides that no action shall be taken by the stockholders by written consent.

     Under the CGCL, shareholders may execute an action by written consent in lieu of a shareholder meeting. The Artecon Bylaws provide that any action which may be taken at a meeting of shareholders may be taken without a meeting and without prior notice if written consents setting forth the action so taken are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Artecon Bylaws provide further that directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors; provided, however, that any vacancy on the Artecon Board may be filled by written consent of a majority of the outstanding shares entitled to vote for the election of directors.

     Size of the Board of Directors. The DGCL provides that the board of directors of a Delaware corporation shall consist of one or more members. The number of directors may be fixed by, or in the manner provided in, the corporation's bylaws unless the certificate of incorporation fixes the number of directors. The Storage Dimensions Certificate requires that the number of directors shall be fixed by a resolution approved by the Board of Directors or by the affirmative vote of holders of not less than 66 2/3% of all the outstanding stock entitled to vote thereon. The number of directors of Storage Dimensions is currently fixed at five.

     The CGCL allows the number of persons constituting the board of directors to be fixed by the bylaws or the articles of incorporation, or permits the bylaws to provide that the number of directors may vary within a specified range, the exact number to be determined by the board of directors. The CGCL further provides that, in the case of a variable board, the maximum number of directors may not exceed two times the minimum number minus one. The Artecon Bylaws currently provide that the number of directors authorized is five.

     Classification of Board of Directors. The DGCL permits, but does not require, a classified board of directors, divided into as many as three classes with staggered terms under which one-half or one-third of the directors are elected for terms of two or three years, respectively. The CGCL generally requires that directors be elected annually but does permit a "classified" board of directors if the corporation is "listed." A listed corporation is defined under the CGCL as one which (i) is listed on the NYSE or American Stock Exchange or (ii) with a class of securities designated as a national market system security on and by the National Association of Securities Dealers Automatic Quotation System (or any successor national market system) if the corporation has at least 800 holders of its equity securities. If eligible for the classes, the CGCL permits corporations to provide for a board of directors divided into as many as three classes by adopting an amendment to their articles of incorporation or bylaws, which amendment must be approved by the shareholders. The size of the classes must be as even as possible, and any change in number of classes must be approved by the shareholders. Neither the Storage Dimensions Bylaws nor the Artecon Bylaws provide for a classified board. However, the Certificate of Amendment provides for a classified board of directors whereby the directors will be separated into three classes with members of each class serving for a three year term.

     Cumulative Voting. Under the DGCL, cumulative voting in the election of directors is not available unless specifically provided for in the certificate of incorporation. There is no provision for cumulative voting in the Storage Dimensions Certificate or in the Certificate of Amendment. Under the CGCL, cumulative voting in the election of directors is mandatory upon notice given by a shareholder at a shareholders' meeting at which directors are to be elected. To cumulate votes, a shareholder must give notice at the meeting, prior to the voting, of the shareholder's intention to vote cumulatively. If any one shareholder gives such a notice, all shareholders may cumulate their votes. The CGCL permits a company, by amending its articles of incorporation or bylaws, to eliminate cumulative voting when such company is "listed" (as defined above in the section entitled "Classification of Board of Directors"). The Artecon Bylaws permit any person entitled to vote at an election for directors to cumulate the votes to which such person is entitled; provided, however, that no shareholder shall be entitled to cumulate such shareholder's votes unless the candidates for which such shareholder is voting have been placed in nomination prior to the voting and a shareholder has given notice at the meeting, prior to the vote, of an intention to cumulate votes.

     Removal of Directors. Under the DGCL, a director of a corporation with a classified board of directors may be removed only for cause, unless the certificate of incorporation otherwise provides. A director of a corporation that does not have a classified board of directors or cumulative voting may be removed with the approval of a majority of the outstanding shares entitled to vote with or without cause. The Storage Dimensions Bylaws provide that any director may be removed from office, with or without cause, at any special meeting (the notice of which shall state that it is called for that purpose) by the affirmative vote of the holders of the majority of the voting power of all the outstanding stock entitled to vote thereon. However, the Amended Storage Dimensions Certificate provides that a director may not be removed from office without cause, except until the third annual meeting of Storage Dimensions following the Merger by the affirmative vote of at least 80% of the outstanding voting stock of Storage Dimensions and by the affirmative vote of at least
66 2/3% of the outstanding voting stock of Storage Dimensions thereafter.

     Under the CGCL, a director may be removed with or without cause by the affirmative vote of a majority of the outstanding shares, provided that the shares voted against removal would not be sufficient to elect the director by cumulative voting. In addition, when, by the provisions of the articles of incorporation, the holders of shares of a class or series, voting as a class or series, are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of holders of shares of that class or series.

     Filling Vacancies in the Board of Directors. Under the DGCL, vacancies may be filled by a majority of the directors then in office (even though less than a quorum) unless otherwise provided in the certificate of incorporation or bylaws. The DGCL further provides that if, at the time of filling any vacancy, the directors then in office constitute less than a majority of the board (as constituted immediately prior of any such increase), the Delaware Court of Chancery may, upon application of any holder or holders of at least ten percent of the total number of the outstanding stock having the right to vote for directors, summarily order a special election be held to fill any such vacancy or to replace directors chosen by the board to fill such vacancies. The Storage Dimensions Bylaws provide that any vacancies on the Storage Dimensions Board resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall be filled by the affirmative vote of the majority of the directors then in office, even though less than a quorum of the Board of Directors.

     Under the CGCL, any vacancy on the board of directors other than one created by removal of a director may be filled by the board. If the number of directors in office is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a properly noticed meeting or by a sole remaining director. A vacancy created by removal of a director may be filled by the board only if so authorized by a corporation's articles of incorporation or by a bylaw approved by a corporation's shareholders. Furthermore, if, after the filling of any vacancy by the directors of a corporation, the directors then in office who have been elected by the corporation's shareholders constitute less than a majority of the directors then in office, then: (i) any holder of more than 5% of the corporation's voting stock may call a special meeting of shareholders, or (ii) the superior court of the appropriate county may order a special meeting of the shareholders to elect the entire board of directors of the corporation. The Artecon Bylaws provide that the shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent, other than to fill a vacancy created by removal, requires the consent of a majority of the outstanding shares entitled to vote. Any such election by written consent to fill a vacancy created by removal requires the consent of all of the outstanding shares entitled to vote.

     Payment of Dividends. The DGCL permits a corporation to declare and pay dividends out of statutory surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, the DGCL generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation. The Storage Dimensions Bylaws provide for the declaration and payment of dividends in accordance with the DGCL. Under the CGCL, any dividends or other distributions to shareholders, such as redemptions, are limited to the greater of (i) retained earnings or (ii) an amount which would leave the corporation with assets (excluding certain intangible assets) equal to at least 125% of its liabilities (excluding certain deferred items) and current assets equal to at least 100% (or, in certain circumstances, 125%) of its current liabilities.

     Appraisal Rights. Under both the DGCL and the CGCL, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal (or dissenters') rights pursuant to which such shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. Under the DGCL, such rights are not available (a) with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation, (b) with respect to a merger or consolidation by a corporation, the shares of which are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders, plus cash in lieu of fractional shares, or (c) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger because the merger agreement does not amend the existing certificate of incorporation, each share of the surviving corporation outstanding prior to the merger is an identical outstanding or treasury share after the merger, and the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and if certain other conditions are met.

     In connection with the Merger, holders of Artecon Common Stock and Artecon Preferred Stock may, by complying with Chapter 13 of the CGCL, be entitled to dissenters' rights as set forth therein, and the shares of Artecon Common Stock and/or Artecon Preferred Stock held by such persons will be deemed to be dissenting shares. A copy of Chapter 13 of the CGCL is attached as Annex D to this Joint Proxy Statement/Prospectus. For a more complete description of such rights, see "THE MERGER -- Appraisal and Dissenters' Rights."

     Inspection of Books and Records. Under the DGCL, any stockholder may inspect, for any proper purpose, a company's stock ledger, a list of its stockholders and any other books and records. Under the CGCL, a shareholder or shareholders holding at least 5% in aggregate of the outstanding voting shares of a corporation or who hold at least 1% of those voting shares and have filed a
Schedule 14A with the Exchange Commission, shall have the absolute right to do either or both of the following: (i) inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours upon five days' prior written demand upon the corporation, or (ii) obtain from the transfer agent for the corporation, upon written demand and upon tender of its usual charges for such a list, a list of shareholders' names and addresses, who are entitled to vote for election of directors and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand.

     Limitation of Liability of Directors. The laws of both Delaware and California permit corporations to adopt a provision in their certificate of incorporation or articles of incorporation, respectively, eliminating, with certain exceptions, the personal liability of a director to the corporation or its shareholders for monetary

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damages for breach of the director's fiduciary duty as a director. Under the
DGCL, Storage Dimensions may not eliminate or limit director monetary liability for (a) breaches of the director's duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (c) unlawful dividends, stock repurchases or redemptions; or (d) transactions from which the director received an improper personal benefit. Such limitation of liability provision also may not limit a director's liability for violation of, or otherwise relieve directors from the necessity of complying with federal or state securities laws, or affect the availability of nonmonetary remedies such as injunctive relief or rescission. The Storage Dimensions Certificate eliminates the liability of the Storage Dimensions Board to the fullest extent permissible under the DGCL.

     The CGCL does not permit the elimination of monetary liability where such liability is based on: (a) intentional misconduct or knowing and culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (c) receipt of any improper personal benefit; (d) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should have been aware of a risk of serious injury to the corporation or its shareholders;
(e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders; (f) interested transactions between the corporation and a director, in which a director has a material financial interest; or (g) liability for improper distributions, loans or guarantees.

     Indemnification. The DGCL generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a disinterested quorum of the directors, by independent legal counsel or by the stockholders, that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or (in contrast to the CGCL) not opposed to the best interests of the corporation and, with respect to a criminal proceeding, which such person had no reasonable cause to believe his or her conduct was unlawful. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable to the corporation. The DGCL requires indemnification of expenses when the individual being indemnified has successfully defended the action on the merits or otherwise. The Storage Dimensions Bylaws provide that Storage Dimensions will indemnify its directors and executive officers and may indemnify other offices to the fullest extent permitted by law. Under the Storage Dimensions Bylaws, indemnified parties are entitled to indemnification of negligence, gross negligence and otherwise to the fullest extent permitted by law. The Storage Dimensions Bylaws also require Storage Dimensions to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification. Storage Dimensions also has indemnification agreements with its executive officers and directors.

     In addition, under the Reorganization Agreement, Storage Dimensions has agreed that, from and after the consummation of the Merger, it will fulfill and honor in all material respects the obligations of Storage Dimensions and Artecon pursuant to (i) each indemnification agreement in effect at such time between Storage Dimensions and each person who is or was a director or officer of Storage Dimensions and Artecon at or prior to the Effective Time and (ii) any indemnification provisions under Storage Dimensions' Certificate of Incorporation or Artecon's Articles of Incorporation or either company's Bylaws, as each was in effect on the date of the Reorganization Agreement. Pursuant to the Reorganization Agreement, Storage Dimensions has also agreed that the companies' respective charter documents will continue to contain the provisions with respect to indemnification and exculpation from liability set forth in such documents as of the date of the Reorganization Agreement and such provisions will not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of any Indemnified Party.

     The CGCL permits indemnification of expenses incurred in derivative or third-party actions, except that with respect to derivative actions (a) no indemnification may be made when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless a court determines such person is entitled to indemnity for expenses, and then such indemnification may be made only

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to the extent that such court shall determine, and (b) no indemnification may be made without court approval in respect of amounts paid in settling or otherwise disposing of an action or expenses incurred in defending an action which is settled or otherwise disposed of without court approval.

     Indemnification is permitted by the CGCL only for acts taken by the person seeking indemnification in good faith and believed to be in the best interests of the corporation and its shareholders and with respect to a criminal proceeding, which such person had no reasonable cause to believe his conduct was unlawful, as determined by a majority vote of a quorum of disinterested directors, independent legal counsel (if a quorum of disinterested directors is not obtainable), a majority vote of a quorum of the shareholders (excluding shares owned by the indemnified party), or the court handling the action. The CGCL requires indemnification when the individual has successfully defended the action on the merits. California corporations may include in their articles of incorporation a provision which extends the scope of indemnification through agreements, bylaws or other corporate actions beyond that specifically authorized by law. The Artecon Bylaws include a provision that provides Artecon with the authority to indemnify its agents to the fullest extent permitted by the CGCL.

     Stockholder Approval of Certain Business Combinations. Section 203 of the DGCL prohibits a corporation from engaging in a "business combination" with an "interested stockholder" for three years following the date that such person becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or entity who or which owns 15% or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

     For purposes of Section 203, the term "business combination" is defined broadly to include mergers of the corporation or a subsidiary with or caused by the interested stockholder; sales or other dispositions of the interested stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation or a subsidiary equal to ten percent or more of the aggregate market value of the corporation's consolidated assets or its outstanding stock; the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the interested stockholder (except for certain transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock); or receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

     The three-year moratorium imposed on business combinations by Section 203 does not apply if: (i) prior to the date at which such stockholder becomes an interested stockholder the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder; (ii) the interested stockholder owns 85% of the corporation's voting stock upon consummation of the transaction which made him or her an interested stockholder (excluding from the number of shares outstanding those shares owned by directors who are also officers of the target corporation and shares held by employee stock plans which do not permit employees to decide confidentially whether to accept a tender or exchange offer); or (iii) on or after the date such person becomes an interested stockholder, the board approves the business combination and it is also approved at a stockholder meeting by 66 2/3% of the voting stock not owned by the interested stockholder. Section 203 does not apply if the business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or a 20-day notice required under Section 203 of the proposed transaction which (i) constitutes certain (a) mergers or consolidations, (b) sales or other transfers of assets having an aggregate market value equal to 50% or more of the aggregate market value of all of the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation, or (c) proposed tender or exchange offer for 50% or more of the corporation's outstanding voting stock; (ii) is with or by a person who was either not an interested stockholder during the last three years or who became an interestedstockholder with the approval of the corporation's board of directors; and (iii) is approved or not

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

opposed by a majority of the board members elected prior to any person becoming an interested stockholder during the previous three years (or their chosen successors).

     Under California law, there is no equivalent provision to Section 203 of the DGCL. Under Section 1203 of the CGCL, certain business combinations with certain interested shareholders are subject to specified conditions, including a requirement that a fairness opinion must be obtained and delivered to the corporation's shareholders. The CGCL requires that holders of a California corporation's common stock receive nonredeemable common stock in a merger of the corporation with the holder (or an affiliate of the holder) of more than 50% but less than 90% of its common stock, unless all of the holders of its common stock consent to the transaction.

     Stockholder Voting on Mergers and Similar Transactions. The laws of both California and Delaware generally require that a majority of the stockholders of both acquiring and target corporations approve statutory mergers. The DGCL does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if (a) the merger agreement does not amend the existing certificate of incorporation,
(b) each share of stock of the surviving corporation outstanding before the merger is an identical outstanding or treasury share after the merger, and (c) the number of shares to be issued by the surviving corporation in the merger does not exceed 20% of the shares outstanding immediately prior to the merger. The CGCL contains a similar exception to its voting requirements for reorganization where shareholders or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting of more than five-sixths of the voting power (assuming the conversion of convertible equity securities) of the surviving or acquiring corporation or its parent entity.

     The laws of both California and Delaware also generally require that a sale of all or substantially all of the assets of a corporation be approved by a majority of the voting shares of the corporation transferring such assets.

     With certain exceptions, the CGCL also requires that mergers, reorganizations, and similar transactions be approved by a majority vote of each class of shares outstanding. In contrast, the DGCL generally does not require class voting, except for amendments to the certificate of incorporation that change the number of authorized shares or the par value of shares of a specific class or that adversely affect such class of shares.

     Loans to Directors, Officers and Employees. The DGCL permits Storage Dimensions to make loans to, guarantee the obligations of, or otherwise assists its officers or other employees when such action, in the judgment of the directors, may reasonably be expected to benefit Storage Dimensions. Under the CGCL, any loan to or guaranty for the benefit of a director or officer, including pursuant to an employee benefit plan, of the corporation requires approval of holders of a majority of the outstanding shares of the corporation. However, the CGCL provides that if Artecon has 100 or more shareholders of record and has adopted a bylaw allowing the Artecon Board to do so, the Artecon Board alone may approve loans to or guaranties on behalf of an officer (whether or not such officer is a director) or adopt an employee benefit plan authorizing such loans or guarantees, by a vote sufficient without counting the vote of any interested director or directors, if the Artecon Board determines that any such loan, guaranty or plan may reasonably be expected to benefit the corporation.

     Interested Director Transactions. Under the laws of both California and Delaware, contracts or transactions between a corporation and one or more of its directors or between a corporation and any other entity in which one or more of its directors are directors or have a financial interest, are not void or voidable because of such interest or because such director is present at a meeting of the board which authorizes or approves the contract or transaction, provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under the CGCL and the DGCL. Under the CGCL and the DGCL, either (a) the shareholders or the board of directors must approve any such contract or transaction in good faith after full disclosure of the material facts (and, in the case of board approval other than for a common directorship, the CGCL requires that the contract or transaction must also be "just and reasonable" to the corporation), or (b) the contract or transaction must have been "fair" (in Delaware) or, in the case of a common directorship (in California), "just and reasonable" as to the corporation at the time it was approved. The CGCL explicitly

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

places the burden of proof of the just and reasonable nature of the contract or transaction on the interested director.

     Under the DGCL, if board approval is sought, the contract or transaction must be approved by a majority of the disinterested directors (even though less than a majority of a quorum). Under the CGCL, if shareholder approval is sought, the interested director is not entitled to vote his or her shares at a shareholder meeting with respect to any action regarding such contract or transaction. If board approval is sought, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum).

     Stockholder Derivative Suit. Under the DGCL, a person may only bring a derivative action on behalf of the corporation if the person was a stockholder of the corporation at the time of the transaction in question or his or her stock thereafter devolved upon him or her by operation of law. The CGCL provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain criteria are met. The CGCL also provides that the corporation or the defendant in a derivative suit may, under certain circumstances, make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bonding requirement.

     Dissolution. Under the DGCL, if the dissolution is initiated by the board of directors it may be approved by the holders of a majority of the corporation's shares. If the board of directors does not approve the proposal to dissolve, it must be consented to in writing by all stockholders entitled to vote thereon. Under the CGCL, shareholders holding fifty percent (50%) or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the corporation's board of directors. The board may cause the corporation to dissolve if (a) an order for relief under Chapter 7 of the Federal bankruptcy law has been entered, (b) no shares have been issued or
(c) the corporation has disposed of all of its assets and has not conducted any business for a period of five years preceding the adopting of a resolution to dissolve.

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                    ADDITIONAL MATTERS FOR CONSIDERATION BY
                        STORAGE DIMENSIONS STOCKHOLDERS

                  THE CERTIFICATE OF INCORPORATION AMENDMENTS

GENERAL

     On December 22, 1997, the Storage Dimensions Board unanimously adopted, subject to stockholder approval, the Certificate of Amendment to Storage Dimensions' Amended and Restated Certificate of Incorporation set forth in Annex B, which includes two amendments to Storage Dimensions' Amended and Restated Certificate of Incorporation: (i) an amendment to provide for a classified Board of Directors whereby the directors will be separated into three classes with members of each class serving for a three year term and (ii) an amendment to provide that a director may not be removed from office without cause except, until the third annual meeting of Storage Dimensions following the Merger, by the affirmative vote of at least 80% of the outstanding voting stock of Storage Dimensions and by the affirmative vote of at least 66 2/3% of the outstanding voting stock of Storage Dimensions thereafter. Both amendments were adopted as part of the terms of the Merger approved by the Storage Dimensions Board at the time the Merger was approved.

     The purpose of the proposed amendments is to give Storage Dimensions adequate time to negotiate with potential acquirors which make unsolicited offers to buy Storage Dimensions. Storage Dimensions believes that acquisition proposals that the Storage Dimensions Board cannot effectively evaluate can seriously disrupt the business and management of Storage Dimensions and generally present to stockholders the risk of terms which may be less than favorable to all of the stockholders than would be available in a Board-approved transaction. In particular, Board-approved transactions may be carefully planned and undertaken at an opportune time in order to obtain maximum value for Storage Dimensions and all of its stockholders with due consideration to matters such as the recognition or postponement of gain or loss for tax purposes, the management and business of the acquiring entity and maximum strategic deployment of corporate assets. Since the effect of the Certificate of Incorporation Amendments is to make management more difficult to remove involuntarily, the Certificate of Incorporation Amendments may force those seeking to assume control of Storage Dimensions to negotiate with management which may lead to a more favorable price for stockholders in any transaction to assume control.

     However, the overall effect of the Certificate of Incorporation Amendments is to make more difficult the acquisition of Storage Dimensions without the support of its Board. The effect of making removal of management more difficult may be the continuation of management tenure even if the removal of management is desired by more than a majority of the stockholders and would be beneficial to the stockholders.

     The Storage Dimensions Board has considered the potential disadvantages and has unanimously concluded that the potential benefits of the proposed Certificate of Incorporation Amendments outweigh the possible disadvantages. The Certificate of Incorporation Amendments are part of a plan by the Storage Dimensions Board of Directors to ensure that Storage Dimensions, its management and the stockholders are protected to the maximum extent possible from the negative effects of an unapproved change in control of Storage Dimensions.

     The Certificate of Incorporation Amendments are discussed more fully in Proposal 2 and Proposal 3 below and are set forth in the Certificate of Amendment attached as Annex B to this Joint Proxy Statement/Prospectus.

     PROPOSAL 2 AND PROPOSAL 3 ARE MUTUALLY DEPENDENT. THAT IS, A VOTE AGAINST PROPOSAL 2 WILL CONSTITUTE A VOTE AGAINST PROPOSAL 3 AND A VOTE AGAINST PROPOSAL 3 WILL CONSTITUTE A VOTE AGAINST PROPOSAL 2. FURTHERMORE, A VOTE AGAINST THE BUSINESS COMBINATION PROPOSAL BY THE STORAGE DIMENSIONS' STOCKHOLDERS WILL CONSTITUTE A VOTE AGAINST BOTH PROPOSAL 2 AND PROPOSAL 3. IN THE EVENT THE STORAGE DIMENSIONS STOCKHOLDERS DO NOT APPROVE PROPOSAL 2 AND PROPOSAL 3, THE PROPOSED CERTIFICATE OF AMENDMENT WILL BE REVISED TO DELETE THE PROVISIONS RELATED TO PROPOSAL 2 AND PROPOSAL 3.

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

                                   PROPOSAL 2

                  APPROVAL OF AMENDMENT TO STORAGE DIMENSIONS'
                 CERTIFICATE OF INCORPORATION TO PROVIDE FOR A
                         CLASSIFIED BOARD OF DIRECTORS

     Stockholders are requested in this Proposal 2 to specifically approve the amendment to the Storage Dimensions Certificate of Incorporation to add Section 2 to Article VII of Storage Dimensions' Certificate of Incorporation, which amendment provides for a classified Board of Directors whereby the directors will be separated into three classes with members of each class serving for a three-year term.

     Currently, each elected director of Storage Dimensions holds office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified. The proposed amendment to add Section 2 to Article VII of the Storage Dimensions' Certificate of Incorporation provides for a classified Board of Directors with staggered three-year terms. Directors will be assigned to one of three classes designated as Class I, Class II and Class III, respectively, by resolution of the Board of Directors. The Board of Directors will have the authority to reallocate directors among classes from time to time, and to appoint new directors to any class, so long as the total number of directors in each class remains equal as nearly as practicable. The term of office of Class I directors will expire on the first annual meeting of stockholders of Storage Dimensions following the adoption of the Certificate of Amendment, while the terms of Class II and Class III directors expire on the second and third annual meetings, respectively, following adoption of the Certificate of Amendment. If adopted, the provision would be applicable to every subsequent election of directors and have the effect of requiring at least two annual meetings to gain control of the Board of Directors versus only one annual meeting under the current system.

     Approval of Proposal 2 will require the affirmative vote of the holders of a majority of the outstanding voting stock of Storage Dimensions. Accordingly, abstentions and broker non-votes are equivalent to negative votes for purposes of approving Proposal 2. A vote against this Proposal 2 will constitute a vote against Proposal 3.

     THE STORAGE DIMENSIONS BOARD BELIEVES THAT APPROVAL OF THIS PROPOSAL 2 IS IN THE BEST INTERESTS OF STORAGE DIMENSIONS AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE STORAGE DIMENSIONS STOCKHOLDERS VOTE IN FAVOR OF PROPOSAL 2.

                                   PROPOSAL 3

                        APPROVAL OF AMENDMENT TO STORAGE
                    DIMENSIONS' CERTIFICATE OF INCORPORATION
                         REGARDING REMOVAL OF DIRECTORS

     Stockholders are requested in this Proposal 3 to specifically approve the amendment to add Section 3 to Article VII of Storage Dimensions' Certificate of Incorporation, which amendment provides that a director may not be removed from office without cause except, until the third annual meeting of Storage Dimensions following the Merger, by the affirmative vote of at least 80% of the outstanding voting stock of Storage Dimensions and by the affirmative vote of at least 66 2/3% of the outstanding voting stock of Storage Dimensions thereafter.

     Under Delaware law and the current Storage Dimensions Certificate of Incorporation, any director or the entire Board of Directors of a non-classified board (i.e., a Board of Directors such as Storage Dimensions' which is not split into multiple classes) may be removed from office with or without cause by the affirmative vote of the holders of a majority of the outstanding voting stock of the company. However, under Delaware law, unless provided in the company's certificate of incorporation, a director of a classified board (i.e., a Board of Directors split into three classes as set forth in Proposal 2) may be removed only for cause by the affirmative vote of the holders of a majority of the outstanding voting stock of the company. The proposed amendment to add Section 3 to Article VII of the Storage Dimensions Certificate of Incorporation will permit the removal of a director (i) with cause only upon the affirmative vote of the holders of a majority of the outstanding voting stock of Storage Dimensions or (ii) without cause by (A) until the third annual meeting of

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

Storage Dimensions following the Merger, the affirmative vote of at least 80% of the outstanding voting stock of Storage Dimensions and (B) after the third annual meeting of Storage Dimensions following the Merger, the affirmative vote of at least 66 2/3% of the outstanding voting stock of Storage Dimensions.

     Approval of Proposal 3 will require the affirmative vote of the holders of a majority of the outstanding voting stock of Storage Dimensions. Accordingly, abstentions and broker non-votes are equivalent to negative votes for purposes of approving Proposal 3. A vote against this Proposal 3 will constitute a vote against Proposal 2.

     THE STORAGE DIMENSIONS' BOARD BELIEVES THAT APPROVAL OF THIS PROPOSAL 3 IS IN THE BEST INTERESTS OF STORAGE DIMENSIONS AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE STORAGE DIMENSIONS STOCKHOLDERS VOTE IN FAVOR OF PROPOSAL 3.

                                   PROPOSAL 4

                             APPROVAL OF AMENDMENT
                           TO 1996 STOCK OPTION PLAN

     Storage Dimensions stockholders are also being asked to approve at the Storage Dimensions Special Meeting an amendment to the Storage Dimensions 1996 Stock Option Plan (the "1996 Option Plan") to increase the number of shares which may be issued under the 1996 Option Plan from 1,000,000 to 3,000,000. As of December 31, 1997, there were options outstanding to purchase 805,831 shares of Storage Dimensions Common Stock and 194,169 shares remained available for future grant under the 1996 Option Plan. The Storage Dimensions Board approved the amendment in January 1998 in order to ensure that following the Merger, Storage Dimensions has an option pool sufficient to attract and retain qualified personnel.

DESCRIPTION OF THE 1996 OPTION PLAN

     The material features of the 1996 Option Plan are outlined below.

GENERAL

     The 1996 Option Plan provides for the grant of nonqualified stock options only, which are not intended to qualify as "incentive stock options" under the Code. See "-- Federal Income Tax Information" for a discussion of the tax treatment of nonqualified stock options.

PURPOSE

     The 1996 Option Plan was adopted to provide a means for selected officers and employees of and consultants to Storage Dimensions and its affiliates to be given an opportunity to purchase stock in Storage Dimensions, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the success of Storage Dimensions.

ADMINISTRATION

     The 1996 Option Plan provides that it will be administered by the Storage Dimensions Board and authorizes the Board to delegate such administration to a committee of two or more directors, each of whom shall be disinterested within the meaning of Rule 16b-3 under the Exchange Act. As used herein with respect to the 1996 Option Plan, the "Storage Dimensions Board" refers to the Compensation Committee as well as the Storage Dimensions Board itself. The Storage Dimensions Board has the power to construe and interpret the 1996 Option Plan and, subject to the provisions of the 1996 Option Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration, and other terms of the option. The Storage Dimensions Board has delegated such administration to the Compensation Committee.

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

ELIGIBILITY

     Nonqualified stock options may be granted under the 1996 Option Plan only to employees (including officers) and directors of, or consultants to, Storage Dimensions or its affiliates.

STOCK SUBJECT TO THE 1996 OPTION PLAN

     If options granted under the 1996 Option Plan expire or otherwise terminate without being exercised, the Storage Dimensions Common Stock not purchased pursuant to such options again becomes available for issuance under the 1996 Option Plan. The current number of shares authorized for issuance under the 1996 Option Plan is 1,000,000 shares. Under this proposal, the 1996 Option Plan would be amended to increase the number of shares authorized for issuance to 3,000,000.

TERMS OF OPTIONS

     The following is a description of the permissible terms of options under the 1996 Option Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

     Exercise Price; Payment. The exercise price of nonqualified options under the 1996 Option Plan may not be less than 85% of the fair market value of the Storage Dimensions Common Stock subject to the option on the date of the option grant. In the event of a decline in the value of Storage Dimensions Common Stock, the Storage Dimensions Board has the authority to offer employees the opportunity to replace outstanding higher-priced options, whether incentive or nonqualified, with new lower-priced options.

     The exercise price of options granted under the 1996 Option Plan must be paid either: (i) in cash at the time the option is exercised; or (ii) at the discretion of the Storage Dimensions Board, (a) by delivery of other Storage Dimensions Common Stock, (b) pursuant to a deferred payment arrangement, or (c) in any other form of legal consideration acceptable to the Storage Dimensions Board.

     Option Exercise. Options granted under the 1996 Option Plan may become exercisable in cumulative increments ("vest") as determined by the Storage Dimensions Board. Shares covered by options may be subject to different vesting terms. The Storage Dimensions Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 1996 Option Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows Storage Dimensions to repurchase shares not yet vested should the optionee leave the employ of Storage Dimensions before vesting.

     Term. The maximum term of options under the 1996 Option Plan is ten years. Options under the 1996 Option Plan terminate three months after the end of optionee's status as an employee or consultant of Storage Dimensions, or twelve months after such optionee's termination by death or disability, but in no event later than the expiration of the option's term. Individual options by their terms may provide for exercise within a longer or shorter period of time following termination of employment or the consulting relationship.

     Transferability. Options granted under the 1996 Option Plan are not generally transferable by the optionee, and each option is generally exercisable during the lifetime of the optionee only by such optionee.

ADJUSTMENT PROVISIONS

     If there is any change in the stock subject to the 1996 Option Plan or subject to any option granted under the 1996 Option Plan (through consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, or otherwise), the 1996 Option Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to the 1996 Option Plan and the class, number of shares, and price per share of stock subject to such outstanding options.

     As to options currently outstanding under the 1996 Option Plan, the 1996 Option Plan provides that, in the event of a change in control in which the current stockholders of Storage Dimensions own less than 50% of the surviving company or a sale of all or substantially all of Storage Dimensions' assets, each optionee will have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable. If an option becomes exercisable in full in the event of a merger or sale of assets, Storage Dimensions will notify the optionee that the option will be fully exercisable for a specified period from the date of such notice, and the option will terminate upon the expiration of such period. As to all options granted after December 22, 1997 under the 1996 Option Plan, such options shall be assumed or substituted by the successor company and if not so assumed or substituted, shall terminate upon such change of control.

DURATION, AMENDMENT AND TERMINATION

     The 1996 Option Plan shall continue for a term of ten years from the effective date of the 1996 Option Plan. The Board may suspend or terminate the 1996 Option Plan without stockholder approval or ratification at any time or from time to time.

     The Board may also amend the 1996 Option Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of Storage Dimensions within twelve months before or after its adoption by the board if the amendment would increase the number of shares reserved for issuance under the 1996 Option Plan.

PARTICIPATION IN 1996 OPTION PLAN

     The grant of options under the 1996 Option Plan to employees, including the Storage Dimensions Named Executive Officers, is subject to the discretion of the Storage Dimensions Board or its committee. As of the date of this Joint Proxy Statement/Prospectus, there has been no determination by the Storage Dimensions Board or its committee with respect to future awards under the 1996 Option Plan. Accordingly, future awards are not determinable. The following table sets forth information with respect to the grant of options to the Storage Dimensions Named Executive Officers, to all current executive officers as a group and to all other employees as a group during the year ended December 31, 1997.

              NAME OF INDIVIDUAL                    NUMBER OF           DOLLAR
      OR IDENTITY OF GROUP AND POSITION         OPTIONS GRANTED(#)    VALUE($)(1)
      ---------------------------------         ------------------    -----------
David A. Eeg..................................       100,000             $7.00
Gene Bowles, Jr...............................       100,000             $7.00
Robert E. Bylin...............................        50,000             $7.00
Ralph Ciarlanti III...........................        50,000             $7.00
Kenneth Epstein...............................        50,000             $7.00
All current executive officers as a group (8
  persons)....................................       480,000             $6.93
All other employees as a group................       498,016             $6.22

---------------

(1) Represents weighted average per share exercise price.

FEDERAL INCOME TAX INFORMATION

     Nonqualified stock options granted under the 1996 Option Plan generally have the following federal income tax consequences:

     There are no tax consequences to the optionee or Storage Dimensions by reason of the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, Storage Dimensions is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of any withholding obligation, Storage Dimensions will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Pursuant to Section 162(m) of the Code, Storage Dimensions' business expense deduction will be limited to $1 million for certain executive employees if such an employee's recognition of ordinary income, combined with all other compensation paid to the employee during the year of such recognition, exceeds $1 million. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long- or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     THE STORAGE DIMENSIONS BOARD OF DIRECTORS HAS UNANIMOUSLY RECOMMENDED A VOTE FOR APPROVAL OF THE AMENDMENT TO STORAGE DIMENSIONS' 1996 STOCK OPTION PLAN.

                                   PROPOSAL 5
                             APPROVAL OF AMENDMENT
                      TO 1996 EMPLOYEE STOCK PURCHASE PLAN

     The Storage Dimensions stockholders are also being asked to approve an amendment of Storage Dimensions' 1996 Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares which may be issued under the Purchase Plan from 200,000 to 400,000. As of December 31, 1997, 47,253 shares of Storage Dimensions Common Stock had been purchased under the Purchase Plan and 152,747 shares of Storage Dimensions Common Stock remained available for purchase under the Purchase Plan. The Storage Dimensions Board adopted this amendment in January 1998 in order to ensure that following the Merger, Storage Dimensions has sufficient shares authorized under its Purchase Plan to attract and retain qualified personnel.

DESCRIPTION OF THE PURCHASE PLAN

     The material features of the Purchase Plan are outlined below.

GENERAL

     The Purchase Plan provides for the opportunity to purchase Storage Dimensions Common Stock through accumulated payroll deductions. The Purchase Plan is intended to qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code.

     The Purchase Plan was adopted to provide a means for employees of Storage Dimensions to be given an opportunity to purchase stock in Storage Dimensions, to assist in retaining the services of employees, to secure and retain services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the success of Storage Dimensions.

ADMINISTRATION

     The Purchase Plan provides that it is to be administered by the Storage Dimensions Board and authorizes the Board to delegate such administration to a committee of two or more directors, each of whom shall be disinterested within the meaning of Rule 16b-3 under the Exchange Act. As used herein with respect to the Purchase Plan, the "Storage Dimensions Board" refers to the Compensation Committee as well as the Storage Dimensions Board itself. The Storage Dimensions Board has the power to construe and interpret the Purchase Plan. The Storage Dimensions Board has delegated such administration to the Storage Dimensions Compensation Committee.

ELIGIBILITY

     Storage Dimensions employees are eligible to participate in the Purchase Plan if they are customarily employed by Storage Dimensions or any participating subsidiary for at least 20 hours per week and more than five months in any calendar year.

OFFERING PERIODS

     The Purchase Plan has two six-month offering periods each year beginning on the first trading day on or after August 15 and February 15, respectively, of each year.

PARTICIPATION IN PURCHASE PLAN

     An eligible employee may participate in the Purchase Plan by completing a subscription agreement authorizing payroll deductions, in an amount not exceeding fifteen percent of such employee's compensation up to a maximum of $7,500 during the offering period. Participation in the Purchase Plan is voluntary and is dependent on each eligible employee's election to participate and his or her respective determination as to the level of payroll deductions. Accordingly, future purchases under the Purchase Plan are not determinable. The following table sets forth, as to the Storage Dimensions Named Executive Officers, all current executive officers as a group and all other employees who participated in the Purchase Plan: (i) the number of shares of Storage Dimensions Common Stock purchased under the Purchase Plan during the last fiscal year; and (ii) the dollar value of the benefit:

                                                               NUMBER OF      DOLLAR
                   NAME OF INDIVIDUAL OR                         SHARES        VALUE
               IDENTITY OF GROUP AND POSITION                 PURCHASED(#)    ($)(1)
               ------------------------------                 ------------   ---------
David A. Eeg................................................      1,357          1,323
Gene Bowles, Jr.............................................      1,357          1,323
Robert E. Bylin.............................................      1,216          1,186
Ralph Ciarlanti III.........................................        409            399
Kenneth Epstein.............................................        986            961
All current executive officers as a group (8 persons).......      7,035          6,860
All other employees as a group..............................     40,218         39,213

---------------

(1) Market value of shares on date of purchase, minus the purchase price under the Purchase Plan.

PURCHASE PRICE

     The purchase price under the Purchase Plan shall be an amount equal to 85% of the fair market value of a share of Common Stock on the enrollment date or the exercise date, whichever is lower (subject to any limit imposed by the Code).

ADJUSTMENT PROVISIONS

     If there is any change in the stock subject to the Purchase Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), will be appropriately adjusted as to the class and the maximum number of shares subject to such plan and the class, number of shares, and price per share of stock subject to such outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

     The Purchase Plan provides that in the event of a proposed sale of all or substantially all of the assets of Storage Dimensions, or a merger of Storage Dimensions with or into another corporation, the offering period then in effect shall be shortened by setting a new exercise date, which shall be before the date of Storage Dimensions' proposed sale or merger. The offering period in effect at the Effective Time will be terminated immediately prior to the Effective Time and shares of Storage Dimensions Common Stock will be issued thereunder. Subsequently, a new offering period will commence five days after the Effective Time and will end at the time provided for in the Purchase Plan.

DURATION, AMENDMENT AND TERMINATION

     The term of the Purchase Plan shall continue in effect until 2006. The Storage Dimensions Board may suspend or terminate the Purchase Plan without stockholder approval or ratification at any time or from time to time. The Board may also amend the Purchase Plan at any time or from time to time.

TRANSFERABILITY

     Rights granted under the Purchase Plan are not transferable by a participant other than by will, the laws of descent and distribution or as otherwise provided under the Purchase Plan.

TAX INFORMATION

     The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. Upon disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period.

     If the shares have been held by the participant for more than two years after the date of option grant and for more than one year after the date of purchase, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price or (b) the excess of the fair market value of the shares at the date of commencement of the offering period over the exercise price, will be treated as ordinary income. Any further gain or loss will be taxed as a long-term gain or loss. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income and the participant has a capital loss for the difference. If the shares are disposed of before the expiration of these holding periods, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income, and any further gain or loss on such disposition will be long-term or short-term capital gain or loss, depending on the holding period.

     Different rules may apply with respect to participants subject to Section 16 of the Exchange Act.

     Storage Dimensions is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon dispositions of shares prior to the expiration of the holding periods described above.

     The foregoing is only a brief summary of the effect of federal income taxation upon the participant and Storage Dimensions with respect to the shares purchased under the Purchase Plan, does not purport to be complete, and does not discuss the tax consequences of a participant's death or the income tax laws of any municipality, state or foreign country in which a participant may reside.

     THE STORAGE DIMENSIONS BOARD HAS UNANIMOUSLY RECOMMENDED A VOTE FOR APPROVAL OF THE AMENDMENT TO STORAGE DIMENSIONS' 1996 EMPLOYEE STOCK PURCHASE PLAN.

                                 LEGAL MATTERS

     The validity of the shares of Storage Dimensions Common Stock and Storage Dimensions Preferred Stock to be issued in connection with the Merger will be passed upon for Storage Dimensions by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Certain corporate and tax matters related to the Merger will be passed upon for Artecon by Cooley Godward LLP, San Diego, California.

                   REPRESENTATIVES OF INDEPENDENT ACCOUNTANTS

     Representatives of Price Waterhouse LLP and Deloitte & Touche LLP expect to be present at the Storage Dimensions Special Meeting and the Artecon Special Meeting, respectively, and, while such representatives have stated that they do not plan to make a statement at such meetings, they will be available to respond to appropriate questions from stockholders in attendance.

                             STOCKHOLDER PROPOSALS

     Storage Dimensions stockholders who wish to submit proposals for Storage Dimensions' 1999 Annual Meeting of Stockholders must have submitted the proposal to Storage Dimensions, 1656 McCarthy Boulevard, Milpitas, CA 95035, Attention:
Secretary, in advance of November 1, 1998, for inclusion, if appropriate, in Storage Dimensions' proxy statement and form of proxy relating to its 1999 Annual Meeting.

                                    EXPERTS

     The consolidated financial statements of Storage Dimensions, Inc. as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997 included in this Joint Proxy Statement/Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Artecon, Inc. as of March 29, 1997 and December 31, 1997 and for the year ended March 29, 1997 and the period from March 30, 1997 to December 31, 1997 included in this Joint Proxy Statement/Prospectus and elsewhere in the Registration Statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and elsewhere in the Registration Statement, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Artecon, Inc. at March 25, 1995 and March 30, 1996 and for the years then ended appearing in this Joint Proxy Statement/Prospectus and elsewhere in the Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Falcon Systems, Inc. as of December 31, 1995, December 31, 1996 and August 20, 1997 and for the periods then ended included in this Joint Proxy Statement/Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                         INDEX TO FINANCIAL STATEMENTS

                            STORAGE DIMENSIONS, INC.

                                                              PAGE
                                                              ----
Report of Independent Accountants...........................  F-2
Consolidated Balance Sheet as of December 31, 1996 and
  1997......................................................  F-3
Consolidated Statement of Operations for the years ended
  December 31, 1995, 1996 and 1997..........................  F-4
Consolidated Statement of Stockholders' Equity for the years ended December 31, 1995, 1996 and 1997....................  F-5
Consolidated Statement of Cash Flows for the years ended
  December 31, 1995, 1996 and 1997..........................  F-6
Notes to Consolidated Financial Statements..................  F-7


                          ARTECON, INC.
Independent Accountants' Report.............................  F-16
Consolidated Balance Sheets as of March 29, 1997 and
  December 31, 1997.........................................  F-17
Consolidated Statements of Operations for the year ended
  March 29, 1997, the period from March 31, 1996 to December
  31, 1996 (unaudited) and the period from March 30, 1997 to
  December 31, 1997.........................................  F-18
Consolidated Statements of Shareholders' Equity for the year ended March 29, 1997, the period from March 31, 1996 to
  December 31, 1996 and the period from March 30, 1997 to
  December 31, 1997.........................................  F-19
Consolidated Statements of Cash Flows for the year ended
  March 29, 1997, the period from March 31, 1996 to December
  31, 1996 and the period from March 30, 1997 to December
  31, 1997..................................................  F-20
Notes to Consolidated Financial Statements..................  F-21
Report of Independent Auditors..............................  F-30
Consolidated Balance Sheets as of March 25, 1995 and March
  30, 1996..................................................  F-31
Consolidated Statements of Income for the years ended March
  25, 1995 and March 30, 1996...............................  F-32
Consolidated Statements of Stockholders' Equity (Deficit)
  for the years ended March 25, 1995 and March 30, 1996.....  F-33
Consolidated Statements of Cash Flows for the years ended
  March 25, 1995 and March 30, 1996.........................  F-34
Notes to Consolidated Financial Statements..................  F-35

                       FALCON SYSTEMS, INC.
Report of Independent Accountants...........................  F-40
Balance Sheets as of December 31, 1995, 1996 and August 20,
  1997......................................................  F-41
Statement of Operations for the years ended December 31,
  1995, 1996 and the period ended August 20, 1997...........  F-42
Statement of Stockholders' (Deficit) Equity for the years
  ended December 31, 1995, 1996 and the period ended August
  20, 1997..................................................  F-43
Statement of Cash Flows for the years ended December 31,
  1995, 1996 and the period ended August 20, 1997...........  F-44
Notes to Financial Statements...............................  F-45

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Storage Dimensions, Inc.

     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, stockholders' equity and cash flows present fairly, in all material respects, the financial position of Storage Dimensions, Inc. and its subsidiaries at December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP
San Jose, California
January 16, 1998

                            STORAGE DIMENSIONS, INC.

                           CONSOLIDATED BALANCE SHEET
                  (IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1996       1997
                                                              -------    -------
                           ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 1,682    $ 7,094
  Accounts receivable, net..................................   11,939     12,178
  Inventories...............................................    6,304      5,606
  Prepaid expenses and other assets.........................      858        732
                                                              -------    -------
          Total current assets..............................   20,783     25,610
Property and equipment, net.................................    2,115      1,822
                                                              -------    -------
          Total assets......................................  $22,898    $27,432
                                                              =======    =======
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $ 5,061    $ 4,016
  Accrued liabilities.......................................    3,580      4,211
  Short-term borrowings.....................................    6,029         86
  Short-term debt from stockholder..........................    3,600         --
                                                              -------    -------
          Total current liabilities.........................   18,270      8,313
                                                              -------    -------
Commitments (Note 10)
Stockholders' equity:
  Series A Convertible Preferred Stock, $0.005 par value,
     13,850 and 10,000 shares authorized; 13,850 and no
     shares issued and outstanding..........................       69         --
  Common Stock, $0.005 par value, 40,000 shares authorized;
     1,674 and 7,933 shares issued and outstanding..........        8         40
  Additional paid-in capital................................   10,442     27,396
  Deferred stock compensation...............................     (486)      (351)
  Accumulated deficit.......................................   (5,405)    (7,966)
                                                              -------    -------
          Total stockholders' equity........................    4,628     19,119
                                                              -------    -------
          Total liabilities and stockholders' equity........  $22,898    $27,432
                                                              =======    =======

  The accompanying notes are an integral part of these consolidated financial statements.

                            STORAGE DIMENSIONS, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 YEAR ENDED DECEMBER 31,
                                                              -----------------------------
                                                               1995       1996       1997
                                                              -------    -------    -------
Net sales:
  Enterprise and OEM........................................  $52,475    $69,873    $70,966
  Desktop...................................................    7,683      2,437        366
                                                              -------    -------    -------
                                                               60,158     72,310     71,332
Cost of goods sold..........................................   37,170     45,327     45,723
                                                              -------    -------    -------
Gross profit................................................   22,988     26,983     25,609
                                                              -------    -------    -------
Operating expenses:
  Sales and marketing.......................................   13,344     14,081     17,491
  Research and development..................................    5,377      5,872      6,250
  General and administrative................................    3,390      3,819      4,231
  Advisory fee payable to related party.....................      360        729         --
                                                              -------    -------    -------
                                                               22,471     24,501     27,972
                                                              -------    -------    -------
Income (loss) from operations...............................      517      2,482     (2,363)
Interest expense............................................     (641)      (686)      (255)
Related party interest expense..............................     (482)      (469)       (90)
Interest income.............................................       --         --        277
                                                              -------    -------    -------
Income (loss) before provision for income taxes.............     (606)     1,327     (2,431)
Provision for income taxes..................................       30        132        130
                                                              -------    -------    -------
Net income (loss)...........................................  $  (636)   $ 1,195    $(2,561)
                                                              =======    =======    =======
Basic net income (loss) per share...........................  $ (0.40)   $  0.73    $ (0.39)
                                                              =======    =======    =======
Weighted average shares used to calculate basic net
  income (loss) per share...................................    1,604      1,641      6,651
                                                              =======    =======    =======
Diluted net income (loss) per share.........................  $ (0.40)   $  0.22    $ (0.39)
                                                              =======    =======    =======
Weighted average shares used to calculate diluted net
  income (loss) per share...................................    1,604      5,529      6,651
                                                              =======    =======    =======

  The accompanying notes are an integral part of these consolidated financial statements.

                            STORAGE DIMENSIONS, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                    SERIES A
                                   CONVERTIBLE
                                 PREFERRED STOCK      COMMON STOCK     ADDITIONAL     DEFERRED                       TOTAL
                                -----------------   ----------------    PAID-IN        STOCK       ACCUMULATED   STOCKHOLDERS'
                                SHARES    AMOUNTS   SHARES   AMOUNTS    CAPITAL     COMPENSATION     DEFICIT        EQUITY
                                -------   -------   ------   -------   ----------   ------------   -----------   -------------
Balance at December 31,
  1994........................   13,453    $ 67     1,600      $ 8      $ 9,220        $  --         $(5,964)       $ 3,331
Issuance of Series A
  Convertible Preferred Stock
  to employees................      341       2        --       --          199           --              --            201
Redemption of Series A
  Convertible Preferred.......      (60)     --        --       --          (35)          --              --            (35)
Stock Common Stock options
  exercised...................       --      --         8       --            1           --              --              1
Net loss......................       --      --        --       --           --           --            (636)          (636)
                                -------    ----     -----      ---      -------        -----         -------        -------
Balance at December 31,
  1995........................   13,734      69     1,608        8        9,385           --          (6,600)         2,862
Issuance of Series A
  Convertible Preferred Stock
  to employees................      383       2        --       --          490           --              --            492
Redemption of Series A
  Convertible Preferred
  Stock.......................     (267)     (2)       --       --         (155)          --              --           (157)
Common Stock options
  exercised, net..............       --      --        66       --            7           --              --              7
Equity related to issuance of
  Common Stock options........       --      --        --       --          715         (540)             --            175
Amortization of deferred stock
  compensation................       --      --        --       --           --           54              --             54
Net income....................       --      --        --       --           --           --           1,195          1,195
                                -------    ----     -----      ---      -------        -----         -------        -------
Balance at December 31,
  1996........................   13,850      69     1,674        8       10,442         (486)         (5,405)         4,628
Preferred Stock converted into
  common shares...............  (13,850)    (69)    3,462       18           51           --              --             --
Common Stock issued pursuant
  to initial public offering,
  net of expenses.............       --      --     2,700       14       16,615           --              --         16,629
Common Stock issued under
  employee stock purchase
  plan........................       --      --        47       --          260           --              --            260
Common Stock options
  exercised, net..............       --      --        50       --           28           --              --             28
Amortization of deferred stock
  compensation................       --      --        --       --           --          135              --            135
Net loss......................       --      --        --       --           --           --          (2,561)        (2,561)
                                -------    ----     -----      ---      -------        -----         -------        -------
Balance at December 31,
  1997........................       --    $ --     7,933      $40      $27,396        $(351)        $$(7,966)      $19,119
                                =======    ====     =====      ===      =======        =====         =======        =======

  The accompanying notes are an integral part of these consolidated financial statements.

                            STORAGE DIMENSIONS, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                 YEAR ENDED DECEMBER 31,
                                                              -----------------------------
                                                               1995       1996       1997
                                                              -------    -------    -------
Cash flows from operating activities:
  Net income (loss).........................................  $  (636)   $ 1,195    $(2,561)
  Adjustments to reconcile net income (loss) to cash
     provided by operating activities:
     Depreciation and amortization..........................    2,495      1,147      1,238
     Compensation expense from stock and stock options......       --        434        135
     Changes in assets and liabilities:
       Accounts receivable..................................   (1,141)    (2,293)      (239)
       Inventory............................................   (2,106)       611        698
       Prepaid expenses and other assets....................      258       (350)       126
       Accounts payable.....................................    2,158     (1,180)    (1,045)
       Accrued liabilities..................................     (118)       769        631
                                                              -------    -------    -------
          Net cash provided by (used in) operating
            activities......................................      910        333     (1,017)
                                                              -------    -------    -------
Cash flows from investing activities:
  Acquisition of property and equipment.....................   (1,363)      (943)      (945)
                                                              -------    -------    -------
Cash flows from financing activities:
  Proceeds from initial public offering, net................       --         --     16,629
  Proceeds from sale of Series A Convertible Preferred Stock
     to employees...........................................      201        287         --
  Payments to repurchase Series A Convertible Preferred
     Stock..................................................      (35)      (157)        --
  Proceeds from exercise of Common Stock options, net.......        1          7         28
  Proceeds from employee stock purchase plan................       --         --        260
  Proceeds from (repayments of) from short-term
     borrowings.............................................      179      1,792     (9,543)
                                                              -------    -------    -------
          Net cash provided by financing activities.........      346      1,929      7,374
                                                              -------    -------    -------
Net increase (decrease) in cash and cash equivalents........     (107)     1,319      5,412
Cash and cash equivalents at beginning of year..............      470        363      1,682
                                                              -------    -------    -------
Cash and cash equivalents at end of year....................  $   363    $ 1,682    $ 7,094
                                                              =======    =======    =======
Supplemental disclosure of cash flow information:
  Cash paid during the year for interest....................  $   929    $ 1,066    $   104
                                                              =======    =======    =======
  Cash paid during the year for income taxes................  $    14    $    25    $   451
                                                              =======    =======    =======
Supplemental schedule of noncash financing activities:
  Refinancing of short-term borrowings......................  $    --    $ 5,289    $    --
                                                              =======    =======    =======
  Issuance of Common Stock upon conversion of Preferred
     Stock..................................................  $    --    $    --    $    69
                                                              =======    =======    =======

  The accompanying notes are an integral part of these consolidated financial statements.

                            STORAGE DIMENSIONS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES:

     Storage Dimensions, Inc. (the "Company") was incorporated in Delaware in November 1992. The Company designs, manufactures, markets and supports high performance data storage systems for open systems network applications.

     The Company was formed in order to effect a majority interest management-led buy-out (the "MBO") of Storage Dimensions, Inc. (a wholly owned subsidiary of Maxtor Corporation ("Maxtor") on December 26, 1992 by an investor group comprised of members of management and Capital Partners, Inc.

     On December 22, 1997 the Company entered into an agreement and Plan of Merger and Reorganization with Artecon, Inc. ("Artecon") setting forth the terms of a merger between the Company and Artecon (the "Merger"). Under the terms of the Merger, each share of Artecon Common Stock would be converted into the right to receive approximately 2.16 shares of Storage Dimensions Common Stock and each share of Artecon Preferred Stock would be converted into the right to receive one share of Storage Dimensions Preferred Stock, and Artecon would become a wholly owned subsidiary of Storage Dimensions. For accounting purposes, the Merger would be treated as a purchase of Storage Dimensions by Artecon since former holders of Artecon equity securities would hold and have voting power with respect to approximately 62.5% of the total issued and outstanding voting capital stock of the combined company, giving effect to the conversion of the Storage Dimensions Preferred Stock to be issued in the Merger and the exercise of outstanding Storage Dimensions stock with an exercise price of less than $3.9375 per share.

BASIS OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its subsidiaries after elimination of all significant intercompany accounts and transactions.

USE OF ESTIMATES

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consist of highly liquid investment instruments with original maturities of three months or less.

INVENTORIES

     Inventories are stated at the lower of cost (using the first-in, first-out method) or market.

PROPERTY AND EQUIPMENT

     Property, equipment and leasehold improvements are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from three to five years. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the estimated useful lives of the assets or the remaining lease term.

REVENUE RECOGNITION AND PRODUCT WARRANTY

     Revenue from product sales is recognized upon shipment.

     Certain sales are made to distributors who have limited rights to return products or obtain credits for pricing changes. The Company accrues for the estimated costs of sales returns and allowances in the period the related revenue is recognized.

                            STORAGE DIMENSIONS, INC.

     Also, the Company provides product warranties, generally for periods of either three or five years from the date of product sale. The Company provides for the estimated cost to repair or replace products under warranty arrangements in the period the related revenue is recognized.

RESEARCH AND DEVELOPMENT COSTS

     Research and development costs are charged to operations as incurred.

SOFTWARE DEVELOPMENT COSTS

     To date, the period between achieving technological feasibility and completion of such software has been short and software development costs qualifying for capitalization have been insignificant. Accordingly, the Company has not capitalized any software development costs.

ADVERTISING COSTS

     Advertising costs are charged to operations as incurred in accordance with AICPA Statement of Position 93-7, "Reporting on Advertising Costs."

FISCAL YEAR

     The Company operates and reports financial results on a fifty-two/fifty-three week fiscal year cycle ending on the Saturday nearest December 31. The Company also follows a five-four-four week quarterly cycle. For convenience, the Company presents its fiscal year as ending on December 31. Fiscal 1995, 1996 and 1997 each contained 52 weeks.

ACCOUNTING FOR STOCK-BASED COMPENSATION

     The Company accounts for stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." In January 1996, the Company adopted the disclosure requirements of Statement of Financial Accounting Standards No. 123 ("FAS 123"), "Accounting for Stock-Based Compensation" (see Note 7).

NET INCOME (LOSS) PER SHARE

     In December 1997, the Company adopted Statement of Financial Accounting Standards No. 128 ("FAS 128"), "Earnings per Share." All historical earnings per share information has been restated as required by FAS 128.

     Basic net income (loss) per share is computed using the weighted average number of common shares outstanding during the periods presented and also gives retroactive effect to the one-for-four reverse split of all shares of Common Stock as described in Note 6.

     Diluted net income (loss) per share is computed using the weighted average number of common and common equivalent shares outstanding during the periods presented assuming the conversion of all shares of the Company's Series A Convertible Preferred Stock into Common Stock. Per share amounts also give retroactive effect to the one-for-four reverse split of all shares of Common Stock (and an adjustment to the conversion price of the Series A Convertible Preferred Stock) as described in Note 6.

                            STORAGE DIMENSIONS, INC.

     The following is a reconciliation between the components of the basic and diluted net income (loss) per share calculations (in thousands except per share amounts):

                                                         YEAR ENDED DECEMBER 31,
                             -------------------------------------------------------------------------------
                                       1995                       1996                       1997
                             ------------------------   ------------------------   -------------------------
                                                PER                        PER                         PER
                                               SHARE                      SHARE                       SHARE
                             INCOME   SHARES   AMOUNT   INCOME   SHARES   AMOUNT   INCOME    SHARES   AMOUNT
                             ------   ------   ------   ------   ------   ------   -------   ------   ------
Basic income (loss) per
  share....................
  Income available to
     Common stockholders...  $(636)   1,604    $(0.40)  $1,195   1,641    $0.73    $(2,561)  6,651    $(0.39)
Effect of dilutive
  securities Options.......     --       --                 --     464                  --      --
  Preferred stock..........     --       --                 --   3,424                  --      --
                             -----    -----             ------   -----             -------   -----
Diluted net income (loss)
  per share................
  Income available to
     common stockholders
     plus assumed
     conversions...........  $(636)   1,604    $(0.40)  $1,195   5,529    $0.22    $(2,561)  6,651    $(0.39)
                             =====    =====             ======   =====             =======   =====

2. RELATED PARTY TRANSACTIONS:

PURCHASES AND SALES

     During 1995, the Company purchased goods (principally rigid magnetic and optical disk drives) from Maxtor Corporation and its affiliates totaling $69,000. The Company did not purchase any goods from Maxtor during 1996 or 1997.

SUBORDINATED NOTE PAYABLE

     In December 1992, in conjunction with the MBO, the Company issued a subordinated promissory note of $4 million to Maxtor (the "Maxtor Note"). Interest at 12% per annum was paid quarterly. During 1996, in accordance with the terms of the Maxtor Note and in addition to interest payments, the Company repaid $400,000 in principal. In 1997, the remaining principal balance of $3,600,000 was repaid in March 1997 after the Company effected its initial public offering.

ADVISORY FEE

     During 1995 and 1996, the Company paid advisory fees of $360,000 and $729,000, respectively, to one of its investors in accordance with an Investment Advisory Services Agreement (the "Advisory Agreement"). The Advisory Agreement was terminated in December 1996.

                            STORAGE DIMENSIONS, INC.

3. BALANCE SHEET COMPONENTS (IN THOUSANDS):

                                                              DECEMBER 31,
                                                           ------------------
                                                            1996       1997
                                                           -------    -------
Accounts receivable:
  Gross receivables......................................  $12,478    $12,861
  Less allowance for doubtful accounts...................     (539)      (683)
                                                           -------    -------
                                                           $11,939    $12,178
                                                           =======    =======
Inventory:
  Raw material and purchased components..................  $ 3,140    $ 3,145
  Work in progress.......................................    1,639      1,683
  Finished goods.........................................    2,156      1,763
                                                           -------    -------
                                                           $ 6,935    $ 6,591
                                                           -------    -------
                                                              (631)      (985)
                                                           -------    -------
                                                           $ 6,304    $ 5,606
                                                           =======    =======
Property and equipment:
  Machinery and equipment................................  $ 6,992    $ 6,773
  Furniture and fixtures.................................      620        656
  Leasehold improvements.................................      539        548
                                                           -------    -------
                                                             8,151      7,977
  Less accumulated depreciation and amortization.........   (6,036)    (6,155)
                                                           -------    -------
                                                           $ 2,115    $ 1,822
                                                           =======    =======
Accrued liabilities:
  Accrued employee compensation..........................  $ 1,865    $ 2,078
  Accrued warranty expense...............................      404        652
  Deferred revenue.......................................      252        617
  Accrued sales tax......................................      431        356
  Other..................................................      628        508
                                                           -------    -------
                                                           $ 3,580    $ 4,211
                                                           =======    =======

4. SHORT-TERM BORROWINGS:

     On May 17, 1996, the Company entered into a Loan and Security Agreement (the "Agreement") with Congress Financial Corporation, which expires May 16, 1998. Under the revolving line of credit provisions of the Agreement, the Company may borrow up to $11 million based upon eligible accounts receivable and inventory. Under the terms of the Agreement, deposits from collections of accounts receivable are restricted. The Agreement also allows the Company to borrow up to $1 million for purchases of property and equipment under its capital expenditure facility and up to $400,000 under its term loan provisions. Such borrowings reduce the available borrowings under the revolving line of credit. Borrowings bear interest at the rate of prime plus .75% (9.25% as of December 31, 1997) and are secured by all of the Company's assets. Borrowings outstanding under the line at December 31, 1996 and 1997 include $267,000 and $67,000, respectively, representing borrowings under the term loan provisions.

                            STORAGE DIMENSIONS, INC.

5. INCOME TAXES:

     The provision for income taxes consists of the following (in thousands):

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                              1995     1996     1997
                                                              -----    -----    -----
Current:
  Federal...................................................  $ --     $ 34     $ --
  State.....................................................     6       40       66
  Foreign...................................................    24       58       64
                                                              ----     ----     ----
                                                              $ 30     $132     $130
                                                              ====     ====     ====

     Deferred tax assets consist of the following (in thousands):

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1996       1997
                                                              -------    -------
Depreciation and amortization...............................  $   358    $   324
Reserves and accruals.......................................      889      1,121
Net operating loss carryforward.............................       50        479
Research and development credits............................      233        344
Other.......................................................      165        269
                                                              -------    -------
Gross deferred tax assets...................................    1,695      2,537
Deferred tax asset valuation allowance......................   (1,695)    (2,537)
                                                              -------    -------
Net deferred tax assets.....................................  $    --    $    --
                                                              =======    =======

     The Company provides a valuation allowance for deferred tax assets when it is more likely than not, based on available evidence including the prior history of losses, that some or all of the deferred tax assets will not be realized.

     At December 31, 1997 the Company had federal net operating loss carryforwards of approximately $1,410,000 available to reduce future federal and state taxable income. Its net operating loss carryforwards expire from 2009 to 2012. The tax benefit of the net operating loss and credit carryforwards may be limited due to the impact of the Tax Reform Act of 1986. Events which may cause the tax benefit to be limited include, but are not limited to, a cumulative stock ownership change of more than 50%, as defined, over a three-year period and the timing of utilization of various tax benefits carried forward. The Company's net operating loss and credit carryforwards may be subject to such limitations.

     A reconciliation of the provision for income taxes to the amount computed by applying the statutory federal income tax rate to income (loss) before income taxes is as follows (in thousands):

                                                             YEAR ENDED DECEMBER 31,
                                                             -----------------------
                                                             1995     1996     1997
                                                             -----    -----    -----
Tax provision (benefit) at the U.S. federal statutory rate
  of 34%...................................................  $(206)   $ 451    $(827)
State income taxes, net of federal tax benefit.............      6       40       66
Change in valuation allowance..............................    184     (564)     842
Other, net.................................................     46      205       49
                                                             -----    -----    -----
                                                             $  30    $ 132    $ 130
                                                             =====    =====    =====
Effective tax rate.........................................     (5)%     10%      (5)%
                                                             =====    =====    =====

6. SHAREHOLDERS' EQUITY:

     On March 11, 1997 the Company effected its initial public offering of 2,700,000 shares of Common Stock at an offering price of $7.00 per share (the "Offering"). The net proceeds from the Offering were $16,629,000

                            STORAGE DIMENSIONS, INC.

after payment of underwriting discounts and Offering expenses. Net proceeds were used to pay down the Company's short-term line of credit and pay off the Company's subordinated promissory note to Maxtor Corporation, a stockholder.

     In conjunction with the Offering, the Company effected a one-for-four reverse stock split of all outstanding Common Stock and increased the authorized Common Stock to 40,000,000 shares, par value $0.005. In addition, all outstanding Preferred Stock were converted to Common Stock, and the Company increased the authorized Preferred Stock to 10,000,000 shares of undesignated Preferred Stock, par value $0.005. As of December 31, 1997, the Company had 7,933,451 shares of Common Stock outstanding and no shares of Preferred Stock outstanding .

7. EMPLOYEE STOCK PLANS:

1996 Employee Stock Purchase Plan

     The Company's 1996 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors in December 1996 and by the stockholders in January 1997. A total of 200,000 shares of Storage Dimensions Common Stock was originally reserved for issuance under the Purchase Plan. As of December 31, 1997, 47,253 shares of Common Stock had been purchased under the Purchase Plan and 152,747 shares of Common Stock remained available for purchase under the Purchase Plan.

1993 Stock Option Plan

     The 1993 Stock Option Plan (the "1993 Plan") provides for the granting of nonstatutory stock options for the purchase of up to an aggregate of 555,555 shares of the Company's common stock by officers, employees, consultants and directors of the Company. The Board of Directors is responsible for administration of the 1993 Stock Option Plan. The Board of Directors determines the term of each option, option exercise price, number of shares for which each option is granted and the rate at which each option is exercisable. Options granted under the 1993 Stock Option Plan generally vest over a four-year period.

1996 Stock Option Plan

     The 1996 Stock Option Plan (the "1996 Plan") provides for the granting to employees and consultants of nonstatutory stock options. The 1996 Plan was approved by the Board of Directors in December 1996 and was effective March 11, 1997, the date the initial public offering (see Note 6) of the Company's Common stock was consummated. A total of 1,000,000 shares of Common Stock are currently reserved for issuance pursuant to the 1996 Plan. As of December 31, 1996 and 1997, no and 978,016 options, respectively, have been granted under the 1996 Plan.

     Nonstatutory stock options may be granted at an exercise price per share of not less than 100% of the fair value per common share on the date of the grant (not less than 110% of the fair value in the case of holders of more than 10% of the Company's voting stock). Options granted under the 1993 and 1996 Stock Option Plans generally expire ten years from the date of the grant.

                            STORAGE DIMENSIONS, INC.

     Transactions under the 1993 and 1996 Stock Option Plans are summarized as follows (in thousands except per share amounts):

                                                                YEAR ENDED DECEMBER 31,
                                               ---------------------------------------------------------
                                                     1995                1996                1997
                                               -----------------   -----------------   -----------------
                                                        WEIGHTED            WEIGHTED            WEIGHTED
                                                        AVERAGE             AVERAGE             AVERAGE
                                                        EXERCISE            EXERCISE            EXERCISE
                                               SHARES    PRICE     SHARES    PRICE     SHARES    PRICE
                                               ------   --------   ------   --------   ------   --------
Outstanding at beginning of period...........    451     $0.20       457     $0.20        457    $0.57
  Granted....................................    167      0.20       185      1.12      1,038     6.41
  Exercised..................................     (8)     0.20       (70)     0.20        (50)    0.57
  Canceled...................................   (153)     0.20      (115)     0.21       (254)    5.09
                                                ----               -----               ------
Outstanding at period end....................    457      0.20       457      0.57      1,191     4.70
                                                ====               =====               ======
Options exercisable at period end............    233      0.20       224      0.21        475     3.07
                                                ====               =====               ======
Weighted average grant date fair value of
  options granted during the year............                      $3.48               $ 6.51
                                                                   =====               ======
Weighted average grant date fair value of
  options granted during the year at exercise
  prices below market prices.................                      $3.48               $ 7.00
                                                                   =====               ======

     During the year ended December 31, 1996, the Company granted options to purchase 185,125 shares of Common Stock to employees at exercise prices ranging from $0.20 to $3.00 per share. Management is amortizing $540,000 of compensation expense over the vesting period relating to these options, of which $54,000 and $135,000 have been recorded during the years ended December 31, 1996 and 1997, respectively.

     Upon consummation of the IPO, in accordance with a previous commitment, the Company granted a nonqualified option to purchase 25,000 shares of Common Stock at an exercise price of $0.20 per share in exchange for financial planning and management services. The option became exercisable upon consummation of the initial public offering of the Company's Stock (see Note 6). The Company recorded $175,000 in estimated compensation expense in 1996 in connection with this option.

     The following table summarizes information about stock options outstanding and exercisable at December 31, 1997:

                                    OPTIONS OUTSTANDING              OPTIONS EXERCISABLE
                           -------------------------------------   -----------------------
                              NUMBER        AVERAGE                   NUMBER
                           OUTSTANDING     REMAINING    WEIGHTED   EXERCISABLE    WEIGHTED
          RANGE OF              AT        CONTRACTUAL   AVERAGE         AT        AVERAGE
          EXERCISE         DECEMBER 31,      LIFE       EXERCISE   DECEMBER 31,   EXERCISE
           PRICES              1997         (YEARS)      PRICE         1997        PRICE
    ---------------------  ------------   -----------   --------   ------------   --------
        $0.20 - $0.20           279           6.4        $0.20         246         $0.20
         1.00 -  5.88           206           9.3         3.58          31          1.54
         6.00 -  6.75           219           9.4         6.35          40          6.38
         7.00 -  7.69           487           9.2         7.01         158          7.00
                              -----                                    ---
                              1,191           8.6         4.70         475          3.07
                              =====                                    ===

Fair value disclosures

     Had compensation cost for options granted in 1996 and 1997 under the Company's option plan been determined based on the fair value at the grant dates, as prescribed in FAS 123, the Company's net income

                            STORAGE DIMENSIONS, INC.

(loss) and pro forma net income (loss) per share would have been as follows (in thousands except per share amounts):

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                            -----------------
                                                             1996      1997
                                                            ------    -------
    Net income (loss):
      As reported.........................................  $1,195    $(2,561)
      Pro forma...........................................   1,186     (3,300)
    Basic net income (loss) per share:
      As reported.........................................  $ 0.73    $  (.39)
      Pro forma...........................................    0.72       (.50)
    Diluted net income (loss) per share:
      As reported.........................................  $ 0.22    $  (.39)
      Pro forma...........................................    0.21       (.50)

     The fair value of each option grant is estimated on the date of grant using the minimum value method with the following assumptions used for grants during the applicable period: dividend yield of 0.0% for both periods; risk-free interest rates of 5.36% to 6.60% for options granted during the year ended December 31, 1996 and 5.80% to 6.76% for options granted during the year ended December 31, 1997; no volatility factor was used due to the nonpublic entity status for the year ended December 31, 1996 and an 0.80 volatility factor was used for the year ended December 31, 1997; and a weighted average expected option term of 5 years for both periods.

     Because the determination of the fair value of all options granted after the Company became a public entity includes an expected volatility factor and because additional option grants are expected to be made each year, the above pro forma disclosures are not representative of pro forma effects of reported net income for future years.

8. EMPLOYEE BENEFIT PLANS:

Profit sharing

     Employees of the Company are entitled to receive compensation under a profit sharing agreement that is based upon attaining specific profit goals. Profit sharing expense totaled $20,000, $231,000 and $0 in 1995, 1996 and 1997, respectively.

401(k) Plan

     The Company maintains a 401(k) Tax Deferred Savings Plan (the Plan) which covers all full-time employees of the Company who are at least 21 years of age. Under the Plan, employees may elect to contribute up to 15% of their pre-tax compensation to the Plan. The Company matches contributions under the Plan at the rate of 50% of the employee's contributions up to a specified maximum. The Company's contributions to the Plan were $75,000, $94,000 and $82,000 for 1995, 1996 and 1997, respectively.

9. EXPORT SALES AND CONCENTRATIONS OF CREDIT RISK:

     The Company markets its products both domestically and internationally. Export sales are as follows (in thousands):

                                                    YEAR ENDED DECEMBER 31,
                                                   --------------------------
                                                    1995      1996      1997
                                                   ------    ------    ------
    Europe.......................................  $4,597    $4,676    $3,322
    Other........................................   1,010       543       478
                                                   ------    ------    ------
                                                   $5,607    $5,219    $3,800
                                                   ======    ======    ======

                            STORAGE DIMENSIONS, INC.

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and accounts receivable. Substantially all of the Company's cash is invested in high credit quality financial institutions. The Company performs ongoing credit evaluations of its customers' financial conditions and maintains an allowance for uncollectible accounts receivable based upon expected write-offs. At December 31, 1997, one customer accounted for 11% gross accounts receivable. Revenues from significant customers which represented 10% or more of total revenues for the respective periods were as follows:

                                                 YEAR ENDED DECEMBER 31,
                                                -------------------------
                                                1995      1996      1997
                                                -----     -----     -----
Customer A....................................   11%       13%        6%
Customer B....................................   15%        8%        5%

10. COMMITMENTS:

     The Company leases its offices and operating facilities under various noncancelable renewable operating leases. The Company's future minimum commitments at December 31, 1997 under all operating leases are as follows (in thousands):

1998........................................................  $1,049
1999........................................................     178
2000........................................................      14
                                                              ------
                                                              $1,241
                                                              ======

     Rental expense under noncancelable operating leases totaled $862,000, $904,000, and $1,190,000 in 1995, 1996 and 1997, respectively.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Artecon, Inc.

     We have audited the accompanying consolidated balance sheet of Artecon, Inc. and its subsidiaries (the Company) as of March 29, 1997 and December 31, 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for the year ended March 29, 1997 and the period from March 30, 1997 to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of Artecon, Inc. and its subsidiaries at March 29, 1997 and December 31, 1997 and the consolidated results of their operations and their cash flows for the year ended March 29, 1997 and the period from March 30, 1997 to December 31, 1997 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
Costa Mesa, California
February 27, 1998

                                 ARTECON, INC.

                          CONSOLIDATED BALANCE SHEETS
                   AS OF MARCH 29, 1997 AND DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                     ASSETS

                                                               MARCH 29,      DECEMBER 31,
                                                                  1997            1997
                                                              ------------    ------------
Current assets:
  Cash and cash equivalents.................................    $   746         $    --
  Accounts receivable, less allowance for doubtful accounts
    and sales returns of $170 at March 29, 1997 and $482 at
    December 31, 1997.......................................      5,895          12,490
  Inventories, net..........................................      6,372          10,832
  Deferred income taxes.....................................         48           1,271
  Prepaid expenses and other................................        749             727
                                                                -------         -------
         Total current assets...............................     13,810          25,320
Property and equipment:
  Machinery and equipment...................................      1,538           3,231
  Tooling molds.............................................        912           1,033
  Furniture and fixtures....................................         77              89
  Computer software.........................................         54              83
                                                                -------         -------
                                                                  2,581           4,436
  Less accumulated depreciation.............................     (1,558)         (2,109)
                                                                -------         -------
         Property and equipment, net........................      1,023           2,327
Other assets................................................          4              75
Goodwill, net...............................................                        121
Other intangible assets, net................................                        433
Deferred income taxes.......................................        357           1,067
                                                                -------         -------
                                                                $15,194         $29,343
                                                                =======         =======
                           LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................    $ 5,243         $ 7,959
  Accrued compensation......................................        371           1,004
  Other accrued liabilities.................................      1,132           1,593
  Income taxes payable......................................        138             706
  Current portion of long-term debt.........................        116             743
                                                                -------         -------
         Total current liabilities..........................      7,000          12,005
Long-term liabilities.......................................        104
Borrowings under lines of credit............................      2,732          10,170
Long-term debt..............................................        189           2,778
Minority interest...........................................         72              60
Commitments (Notes 5 and 9)
Shareholders' equity:
Convertible preferred shares, no par value; 10,000 shares
  authorized; 1,112 shares issued and outstanding at March
  29, 1997 and December 31, 1997; liquidation preference of
  $22 at March 29, 1997 and December 31, 1997...............      2,219           2,162
Convertible preferred B shares, no par value; 10,000 shares
  authorized; 1,405 shares issued and outstanding at March
  29, 1997 and December 31, 1997; liquidation preference $28
  at March 29, 1997 and December 31, 1997...................      2,810           2,742
Common shares, no par value; 20,000 shares authorized; 5,193 and 6,044 shares issued and outstanding at March 29, 1997
  and December 31, 1997, respectively.......................        601           1,418
Foreign currency translation adjustment.....................       (330)           (175)
Accumulated deficit.........................................       (203)         (1,817)
                                                                -------         -------
         Total shareholders' equity.........................      5,097           4,330
                                                                -------         -------
                                                                $15,194         $29,343
                                                                =======         =======

          See accompanying notes to consolidated financial statements.

                                 ARTECON, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                          YEAR        PERIOD FROM       PERIOD FROM
                                                          ENDED     MARCH 31, 1996    MARCH 30, 1997
                                                        MARCH 29,   TO DECEMBER 31,   TO DECEMBER 31,
                                                          1997           1996              1997
                                                        ---------   ---------------   ---------------
                                                                      (UNAUDITED)
Net revenues..........................................   $55,317        $42,438           $52,601
Cost of sales.........................................    42,782         33,253            37,658
                                                         -------        -------           -------
Gross margin..........................................    12,535          9,185            14,943
Operating expenses:
  Selling, general and administrative.................     8,990          6,866            10,366
  Research and development............................     2,317          1,539             2,337
  Acquired in-process research and development
     costs............................................                                      3,700
                                                         -------        -------           -------
          Total operating expenses....................    11,307          8,405            16,403
                                                         -------        -------           -------
Operating income (loss)...............................     1,228            780            (1,460)
Other expense:
  Other income (expense), net.........................       (10)            16               (77)
  Gain (loss) on foreign currency transactions, net...        45            (36)             (185)
  Interest, net.......................................      (282)          (189)             (465)
                                                         -------        -------           -------
          Total other expense.........................      (247)          (209)             (727)
                                                         -------        -------           -------
Income (loss) before income tax provision.............       981            571            (2,187)
Income tax provision (benefit)........................       340             72              (573)
                                                         -------        -------           -------
Net income (loss).....................................   $   641        $   499           $(1,614)
                                                         =======        =======           =======
Basic net income (loss) per share.....................   $  0.12        $  0.10           $ (0.29)
                                                         =======        =======           =======
Weighted average shares used to calculate basic net
  income (loss) per share.............................     5,202          5,202             5,619
                                                         =======        =======           =======
Diluted net income (loss) per share...................   $  0.08        $  0.06           $ (0.29)
                                                         =======        =======           =======
Weighted average shares used to calculate diluted net
  income (loss) per share.............................     8,410          8,410             5,619
                                                         =======        =======           =======

          See accompanying notes to consolidated financial statements.

                                 ARTECON, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
FOR THE YEAR ENDED MARCH 29, 1997 AND THE PERIOD FROM MARCH 30, 1997 TO DECEMBER
                                    31, 1997
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                         CONVERTIBLE
                                     CONVERTIBLE         PREFERRED B                            FOREIGN
                                  PREFERRED SHARES         SHARES           COMMON SHARES      CURRENCY
                                  -----------------   -----------------   -----------------   TRANSLATION   ACCUMULATED
                                  SHARES    AMOUNT    SHARES    AMOUNT    SHARES    AMOUNT    ADJUSTMENT      DEFICIT
                                  -------   -------   -------   -------   -------   -------   -----------   ------------
BALANCE,
  March 30, 1996................   1,212    $2,419     1,405    $2,810     5,210    $  601       $(312)       $  (798)
Repurchase of common and
  preferred shares..............    (100)     (200)                          (17)                                 (46)
Foreign currency translation
  adjustment....................                                                                   (18)
Net income......................                                                                                  641
                                   -----    ------     -----    ------     -----    ------       -----        -------
BALANCE, March 29, 1997.........   1,112     2,219     1,405     2,810     5,193       601        (330)          (203)
Issuance of common shares.......               (57)                (68)      851       817
Foreign currency translation
  adjustment....................                                                                   155
Net loss........................                                                                               (1,614)
                                   -----    ------     -----    ------     -----    ------       -----        -------
BALANCE, December 31, 1997......   1,112    $2,162     1,405    $2,742     6,044    $1,418       $(175)       $(1,817)
                                   =====    ======     =====    ======     =====    ======       =====        =======


                                      TOTAL
                                  SHAREHOLDERS'
                                     EQUITY
                                  -------------
BALANCE,
  March 30, 1996................     $4,720
Repurchase of common and
  preferred shares..............       (246)
Foreign currency translation
  adjustment....................        (18)
Net income......................        641
                                     ------
BALANCE, March 29, 1997.........      5,097
Issuance of common shares.......        692
Foreign currency translation
  adjustment....................        155
Net loss........................     (1,614)
                                     ------
BALANCE, December 31, 1997......     $4,330
                                     ======

          See accompanying notes to consolidated financial statements.

                                 ARTECON, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                   PERIOD FROM
                                                                                  MARCH 31, 1996          PERIOD FROM
                                                                YEAR ENDED     TO DECEMBER 31, 1996      MARCH 30, 1997
                                                              MARCH 29, 1997       (UNAUDITED)        TO DECEMBER 31, 1997
                                                              --------------   --------------------   --------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)...........................................     $   641             $    499               $ (1,614)
Adjustments to reconcile net income (loss) to net cash
  provided by (used in) operating activities net of effect
  of acquisition:
  Depreciation and amortization.............................         664                  516                    635
  Compensation expense related to stock issuances...........                                                     699
  Acquired in-process research and development costs........                                                   3,700
  Provision for doubtful accounts and sales returns.........          10                    7                   (457)
  Deferred income taxes.....................................         (18)                  (3)                (1,933)
  Loss on termination of subsidiary operations..............          32
  Minority interest.........................................         (18)                 (10)                   (12)
  Changes in operating assets and liabilities, net of
    effects of acquisition:
    Accounts receivable.....................................         226               (5,066)                (1,913)
    Inventories.............................................        (980)              (2,184)                    67
    Prepaid expenses and other assets.......................        (175)                 107                     36
    Accounts payable........................................         240                4,249                 (2,051)
    Accrued compensation....................................        (327)                (126)                   280
    Other accrued liabilities...............................         374                  (47)                  (584)
    Income taxes payable....................................         105                  (33)                   568
    Long-term liabilities...................................         (13)                (117)                  (104)
                                                                 -------             --------               --------
      Net cash provided by (used in) operating activities...         761               (2,208)                (2,683)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment.........................        (260)                (139)                  (440)
Cash paid for acquisition, net of cash acquired.............                              137                   (432)
                                                                 -------             --------               --------
      Net cash used in investing activities.................        (260)                (139)                  (872)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank borrowings...............................      23,116               16,447                 24,208
Payments on bank borrowings.................................     (23,381)             (13,565)               (21,571)
Note payable to related party...............................         (19)                 (19)
Issuance of common shares...................................                                                      17
Repurchase of preferred shares..............................        (230)                (200)
Repurchase of common shares.................................         (16)                 (16)
                                                                 -------             --------               --------
      Net cash (used in) provided by financing activities...        (530)               2,647                  2,654
EFFECT OF EXCHANGE RATE CHANGES ON CASH.....................         (18)                  17                    155
                                                                 -------             --------               --------
NET DECREASE IN CASH........................................         (47)                 317                   (746)
CASH, beginning of period...................................         793                  793                    746
                                                                 -------             --------               --------
CASH, end of period.........................................     $   746             $  1,110               $     --
                                                                 =======             ========               ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION -- Cash
  paid during the year for:
  Interest..................................................     $   307             $    230               $    400
                                                                 =======             ========               ========
  Income taxes..............................................     $   289             $    105               $    761
                                                                 =======             ========               ========
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING
  ACTIVITIES --
  Additions of property and equipment for note payable......     $   360             $    360
                                                                 =======             ========
  Issuance of common shares for accrued liability...........                                                $    122
                                                                                                            ========
  Issuance of common shares for preferred share repurchase
    agreement...............................................                                                $    125
                                                                                                            ========
DETAIL OF BUSINESS ACQUIRED IN PURCHASE BUSINESS
  COMBINATION --
  On August 21, 1997, the Company acquired certain net
    assets of Falcon Systems, Inc.
  A summary of the transaction is as follows:
    Fair value of other assets acquired.....................                                                $ 10,232
    Acquired in-process research and development costs......                                                   3,700
    Other intangible assets.................................                                                     420
    Goodwill................................................                                                     127
    Acquired developed technology...........................                                                      91
    Cash paid for acquisition, net of cash acquired.........                                                    (432)
                                                                                                            --------
    Liabilities assumed.....................................                                                $ 14,138
                                                                                                            ========

          See accompanying notes to consolidated financial statements.

                                 ARTECON, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED MARCH 29, 1997
            AND THE PERIOD FROM MARCH 30, 1997 TO DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

 1. DESCRIPTION OF BUSINESS ACTIVITIES

     Description of Business -- Artecon, Inc. (the Parent Company) and its wholly- and majority-owned subsidiaries, Artecon Canada, Inc., Artecon Japan, Ltd. and Artecon B.V., (collectively the Company or Artecon), are manufacturers and suppliers of value-added computer products and services in the open systems workstation and server markets. The subsidiaries purchase finished product from the parent and resell it in their respective locations. The Company's principal markets include Canada, Japan, United States and Europe. The Company sells its products through reseller channels, worldwide government agencies and Fortune 1000 companies.

     On August 21, 1997, the Company acquired certain net assets of Falcon Systems, Inc. (Falcon), a manufacturer and distributor of computer peripheral equipment. The purchase price of $3,500 included $1,000 in cash and $2,500 of promissory notes (Note 6). The acquisition was recorded as a purchase and the results of operations for the period from August 21, 1997 to December 31, 1997 are included in the accompanying consolidated financial statements. The purchase price was allocated $10,232 to assets acquired (consisting primarily of inventories, accounts receivable, property and equipment and other current assets), $638 to goodwill and other intangible assets, $14,138 to liabilities assumed, and to in-process research and development expenses of $3,700, which had no future alternative use, based on management assumptions. In connection with the acquisition, a partnership was created to purchase certain assets from Falcon. The partners are majority shareholders of the Company. The partnership is considered to be a Special Purpose Entity and, accordingly, the accompanying consolidated financial statements include the accounts of the partnership and all intercompany transactions have been eliminated.

     Unaudited pro forma results of operations of the Company for the year ended March 29, 1997 and the period from March 30, 1997 to December 31, 1997 are included below. Such pro forma presentation has been prepared assuming that the acquisition had occurred as of April 1, 1996 for the Company:

                                                                       PERIOD FROM
                                                     YEAR ENDED     MARCH 30, 1997 TO
                                                   MARCH 29, 1997   DECEMBER 31, 1997
                                                   --------------   -----------------
Net revenues.....................................     $110,988           $67,819
Net loss.........................................       (3,330)             (424)
Pro forma basic and diluted net loss per share...     $  (0.64)          $ (0.08)
Weighted average shares used to calculate pro
  forma basic and diluted net loss per share.....        5,202             5,619

     The pro forma results include the historical accounts of the Company and of Falcon and pro forma adjustments, as may be required, including the in-process research and development expense, the amortization of goodwill and other intangible assets, and the interest expense related to the promissory notes issued to Falcon's previous shareholder. The in process research and development expense has been included as if recorded on April 1, 1996 and been excluded from the period from March 30, 1997 to December 31, 1997. The pro forma results of operations are not necessarily indicative of actual results which may have occurred had the operations of Falcon been combined in prior years.

     On December 22, 1997, the Company entered into an Agreement and Plan of Merger and Reorganization with Storage Dimensions, Inc. (Storage), setting forth the terms of a merger between the Company and Storage (the Merger). Under the terms of the Merger, each share of the Company's common stock would be converted into the right to receive approximately 2.16 shares of Storage common stock and each share of the Company's preferred stock would be converted into the right to receive one share of Storage preferred stock,

                                 ARTECON, INC.

                       FOR THE YEAR ENDED MARCH 29, 1997
            AND THE PERIOD FROM MARCH 30, 1997 TO DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

and the Company would become a wholly-owned subsidiary of Storage. For accounting purposes, the Merger would be treated as a purchase of Storage by the Company because former holders of the Company's equity securities would hold and have voting power with respect to approximately 62.5% of the total issued and outstanding voting capital stock of the combined company, giving effect to the conversion of the Storage preferred stock to be issued in the Merger and the exercise of outstanding Storage stock options with an exercise price of less than $3.9375 per share.

     The Company's fiscal year was previously on a 52-53-week basis that ended on the Saturday nearest to March 31. The fiscal year ended March 29, 1997 contained 52 weeks. For convenience, effective December 31, 1997, the Company will present its fiscal year as ending on March 31 and its fiscal quarters as ending on June 30, September 30 and December 31, respectively.

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation -- The accompanying consolidated financial statements include the accounts of Artecon and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

     Credit Risk -- The Company performs ongoing credit evaluations of its customers and requires no collateral. The Company maintains reserves for potential credit losses.

     Inventories -- Inventories are comprised of purchased parts and assemblies, which include direct labor and overhead, and are valued at the lower of cost (first-in, first-out) or market.

     Property and Equipment -- Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets (ranging from three to five years). Depreciation expense was $664 and $551 for the year ended March 29, 1997 and the period from March 30, 1997 to December 31, 1997, respectively.

     Foreign Currency -- The accounts of foreign subsidiaries consolidated herein have been translated from their respective functional currencies at appropriate exchange rates in accordance with Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (SFAS) No. 52. Cumulative translation adjustments are included as a separate component of shareholders' equity. Gains and losses on short-term intercompany foreign currency transactions are recognized as incurred (Note 10).

     Long-Lived Assets -- The Company accounts for the impairment and disposition of long-lived assets in accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. In accordance with SFAS No. 121, long-lived assets to be held are reviewed whenever events or changes in circumstances indicate that their carrying value may not be recoverable. The Company periodically reviews the carrying value of long-lived assets to determine whether or not an impairment to such value has occurred.

     Goodwill and Other Intangible Assets -- Goodwill related to acquisitions is being amortized on a straight-line basis over a period of seven years. Accumulated amortization was $89 and $6 at March 29, 1997 and December 31, 1997, respectively. Other intangible assets related to acquisitions is being amortized on a straight line basis over two to four years. Accumulated amortization was $78 at December 31, 1997. Goodwill and other intangible assets are periodically reviewed for events or changes whenever circumstances which indicate that their carrying value may not be recoverable. The Company periodically reviews the carrying value of goodwill to determine whether or not an impairment to such values has occurred.

                                 ARTECON, INC.

                       FOR THE YEAR ENDED MARCH 29, 1997
            AND THE PERIOD FROM MARCH 30, 1997 TO DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     Revenue Recognition -- The Company recognizes revenue from product sales upon shipment, including products sold under a stock rotation program which entitles the buyer the right to return products under certain conditions. The Company provides allowances for estimated returns. Revenue from service contracts is recognized ratably over the term of the contract.

     Revenues derived from various U.S. government agencies were approximately $1,400 and $754 for the year ended March 29, 1997 and the period from March 30, 1997 to December 31, 1997, respectively. Export sales to international customers amounted to approximately $7,700 and $5,388 for the year ended March 29, 1997 and the period from March 30, 1997 to December 31, 1997, respectively.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Income Taxes -- The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this statement, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using the enacted tax rates in effect for the year in which the differences are expected to reverse.

     Concentrations -- The Company currently utilizes a limited number of suppliers for certain devices used in its products but has no long-term supply contracts with them. Due to the cyclical nature of the industry and competitive conditions, there can be no assurance that the Company will not experience difficulties in meeting its supply requirements in the future.

     For the year ended March 29, 1997 sales to two customers accounted for approximately 35% of net revenues. For the period from March 30, 1997 to December 31, 1997 sales to two customers accounted for approximately 20% of net revenues. The loss of, or a reduction in sales to, any such customers would have a material adverse effect on the Company's business, operating results, and financial condition.

     Recent Accounting Pronouncements -- For fiscal years beginning after December 15, 1997, the Company will adopt SFAS No. 130, Reporting Comprehensive Income, and SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. The Company is reviewing the impact of such statements on its financial statements.

     Reclassifications -- Certain prior year balances have been reclassified to conform with the current year presentation.

                                 ARTECON, INC.

                       FOR THE YEAR ENDED MARCH 29, 1997
            AND THE PERIOD FROM MARCH 30, 1997 TO DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

 3. INVENTORIES

     Inventories consist of the following:

                                                     MARCH 29,     DECEMBER 31,
                                                        1997           1997
                                                     ----------    ------------
Purchased parts and materials....................    $    4,084     $    7,516
Work-in-process..................................           211            877
Finished goods...................................         2,077          2,439
                                                     ----------     ----------
                                                     $    6,372     $   10,832
                                                     ==========     ==========

 4. ACCOUNTS AND TRANSACTIONS WITH RELATED PARTIES

     Revenues from sales to affiliated companies for the year ended March 29, 1997 and the period from March 30, 1997 to December 31, 1997 were approximately $74 and $121, respectively. Accounts receivable from affiliated companies were approximately $7 and $35 at March 29, 1997 and December 31, 1997, respectively, and are included in accounts receivable in the accompanying consolidated balance sheets.

     The Company purchases certain goods from affiliates and also is subject to a management fee of approximately $4 per month from an affiliate. Purchases from affiliated companies for the year ended March 29, 1997 and the period from March 30, 1997 to December 31, 1997 were approximately $85 and $76, respectively. Certain of these expenses are subject to termination upon the Merger.

 5. BORROWINGS UNDER LINE OF CREDIT

     The Parent Company has a line of credit agreement with a United States bank. The agreement, which expires on September 1, 1999, provides for maximum borrowings of up to $12,500 and is collateralized by substantially all of the assets of the Company. The Company may choose between borrowing at the bank's prime rate, as it may vary from time to time, or it may choose a rate that is fixed for an agreed-upon period of from 30 to 180 days with interest due quarterly at the LIBOR rate in effect at the commencement of the agreed-upon fixed period, plus 2.0%. This line of credit agreement requires that the Company comply with certain covenants, including minimum tangible net worth requirements. The Company was not in compliance with the cash flow coverage ratio and financial performance covenants associated with the $9,700 outstanding under its U.S. bank line for the quarter ended December 31, 1997. The noncompliance for the quarter was primarily the result of severance costs at Falcon. The Company obtained a waiver from the bank as of and for the quarter ended December 31, 1997.

     The Japanese subsidiary has three lines of credit with a Japanese bank for borrowings up to an aggregate 75 million Yen at rates ranging from 1.62% to 2.4%. At December 31, 1997, 60 million Yen (approximately US$460) was outstanding. Interest is due monthly with the principal due one year from the commencement of the agreement. Borrowings are collateralized by inventories of the Japanese subsidiary.

     At December 31, 1997, the Company's borrowings under lines of credit were as follows:

U.S. bank line variable interest at prime (8.5% at December
  31, 1997).................................................  $ 1,710
U.S. bank line, interest ranging from 7.75% to 7.91%........    8,000
Japan bank lines, interest ranging from 1.62% to 2.4%.......      460
                                                              -------
                                                              $10,170
                                                              =======

                                 ARTECON, INC.

                       FOR THE YEAR ENDED MARCH 29, 1997
            AND THE PERIOD FROM MARCH 30, 1997 TO DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     During the year ended March 29, 1997 and the period from March 30, 1997 to December 31, 1997, the Company made short-term loans to an affiliate totalling $1,850 and $4,295, respectively. The loans bore interest at 7.25% per annum and interest income related to these loans was immaterial. No amounts were outstanding at March 29, 1997 and December 31, 1997 related to the loans.

 6. LONG-TERM DEBT

     Long-term debt consists of the following:

                                                              MARCH 29,   DECEMBER 31,
                                                                1997          1997
                                                              ---------   ------------
Term loan payable to bank, bearing interest at 7.72% per
  annum, collateralized by property and equipment and monies in possession of the bank, monthly installments of
  principal and interest of $11 through October 1999........  $     305    $     219
Term loan payable to bank, bearing interest at 8.5% per
  annum, collateralized by substantially all the assets of
  the Company, monthly installments of principal of $17 and
  monthly interest through September 2002...................                     933
Promissory notes payable to former shareholder of Falcon
  (Note 1), bearing interest at 10% per annum, monthly
  installments of principal and interest of $53 through
  August 2002...............................................                   2,369
                                                              ---------    ---------
                                                                    305        3,521
Less current portion........................................       (116)        (743)
                                                              ---------    ---------
                                                              $     189    $   2,778
                                                              =========    =========

     Long-term debt at December 31, 1997 matures as follows:

Period ending March 31, 1998..............................  $    181
Fiscal year ending:
  1999....................................................       755
  2000....................................................       738
  2001....................................................       725
  2002....................................................       780
  2003....................................................       342
                                                            --------
                                                            $  3,521
                                                            ========

     The Company has the option for the term loan payable through 2002 to elect an interest rate equal to the bank's cost of funds rate plus 2.25% or the banks LIBOR rate plus 2.25% at various monthly or quarterly periods as defined in the agreement.

     Interest expense related to long-term debt was $13 and $70 for the year ended March 29, 1997 and the period from March 30, 1997 to December 31, 1997, respectively.

 7. SHAREHOLDERS' EQUITY

     There are two classes of preferred shares: the "Preferred" shares and the "Preferred B" shares. There are 10,000 shares of each preferred class authorized. All preferred shares are nonvoting, do not provide for dividends, and have a liquidation preference over common shares. The shares are convertible into common shares, at the option of the holder, at the earlier of three years after issuance or upon the occurrence of certain

                                 ARTECON, INC.

                       FOR THE YEAR ENDED MARCH 29, 1997
            AND THE PERIOD FROM MARCH 30, 1997 TO DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

other events, at the conversion rate of one common share for each 0.8 preferred share. The liquidation preference for the Preferred is $.01 per share and for the Preferred B is $2.00 per share.

     In December 1994, the Company entered into a repurchase agreement with certain shareholders who were holders of the Company's outstanding preferred shares. The agreement required the Company to redeem 100 shares of the outstanding preferred shares and grants the Company the option to repurchase the remaining shares at any time during the five-year period ending December 22, 1999 at prices ranging from $2.00 to $2.50 per share. During the year ended March 29, 1997, the Company repurchased 100 Preferred shares under the agreement at $2.30 per share.

     As consideration for the option to repurchase the preferred shares, in the period ended December 31, 1997, the Company issued 276 common shares to the holders of preferred shares at the ratio of approximately one share of common stock for each ten shares of preferred stock which were valued at $0.50 per common share. The value ascribed to the common stock outstanding at the date of issuance has been shown as a reduction in the carrying value of the preferred stock.

     In June and October 1997, the Company issued a total of 95 shares of common stock to certain employees in exchange for stock participation rights previously granted. The common stock was issued at prices of $1.20 and $2.00 per share. No stock participation rights or other options to purchase common stock were outstanding at December 31, 1997. Management has recorded $73 in compensation expense in the period from March 30, 1997 to December 31, 1997 as a result of these issuances.

     In July 1997, the Company issued 475 shares of common stock to certain officers of the Company at a price of $0.035 per share. Management has recorded $553 in compensation expense in the period from
March 30, 1997 to December 31, 1997 as a result of these issuances.

     In December 1997, the Company adopted SFAS No. 128, "Earnings per Share." SFAS No. 128 redefines earnings per share under generally accepted accounting principles. Under the new standard, primary net income per share is replaced by basic net income per share and fully diluted net income per share is replaced by diluted net income per share. All historical earnings per share information has been restated as required by SFAS No. 128.

     Basic net income (loss) per share is computed using the weighted average number of common shares outstanding during the periods presented.

     Diluted net income (loss) per share is computed using the weighted average number of common and common equivalent shares outstanding during the periods presented assuming the conversion of all shares of the Company's Convertible preferred stock into common stock. Common equivalent shares have not been included where inclusion would be antidilutive.

                                 ARTECON, INC.

                       FOR THE YEAR ENDED MARCH 29, 1997
            AND THE PERIOD FROM MARCH 30, 1997 TO DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     The following is a reconciliation between the components of the basic and diluted net income per share calculations (in thousands, except per share amounts):

                                                                                  FOR THE PERIOD FROM
                                            YEAR ENDED MARCH 29, 1997        MARCH 30 TO DECEMBER 31, 1997
                                        ---------------------------------   -------------------------------
                                                     WEIGHTED   PER SHARE              WEIGHTED   PER SHARE
                                        NET INCOME    SHARES     AMOUNT     NET LOSS    SHARES     AMOUNT
                                        ----------   --------   ---------   --------   --------   ---------
Basic net income (loss) per share
  Net income (loss)...................     $641       5,202      $ 0.12     $(1,614)    5,619      $(0.29)
Effect of dilutive securities
  preferred stock.....................                3,208
                                           ----       -----                 -------     -----
Diluted net income (loss) per share
  Net income (loss) plus assumed
     conversions......................     $641       8,410      $ 0.08     $(1,614)    5,619      $(0.29)
                                           ====       =====                 =======     =====

 8. INCOME TAXES

     Significant components of the provision (benefit) for income taxes are as follows:

                                                       MARCH 29,    DECEMBER 31,
                                                         1997           1997
                                                       ---------    ------------
Current:
  Federal............................................  $    245        $1,001
  State..............................................       145           304
  Foreign............................................         9            14
                                                       --------        ------
                                                            399         1,319
Deferred:
  Federal............................................        53        (1,392)
  State..............................................       (66)         (446)
  Foreign............................................       (46)          (54)
                                                       --------        ------
                                                            (59)       (1,892)
                                                       --------        ------
                                                       $    340        $ (573)
                                                       ========        ======

                                 ARTECON, INC.

                       FOR THE YEAR ENDED MARCH 29, 1997
            AND THE PERIOD FROM MARCH 30, 1997 TO DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     Significant components of the Company's net deferred tax assets are as follows:

                                                       MARCH 29,    DECEMBER 31,
                                                         1997           1997
                                                       ---------    ------------
Deferred tax assets:
  Uniform capitalization.............................  $     43        $  106
  Accrued vacation...................................        52           104
  Allowance for bad debts............................        74           144
  Warranty reserve...................................        69           114
  Tax credit carryforwards...........................       267
  Amortization of intangibles........................                   1,580
  Inventory reserve..................................       227           692
  Book over tax depreciation.........................        92
  Other reserves.....................................        63            80
                                                       --------        ------
     Total deferred tax assets.......................       887         2,820
Deferred tax liabilities:
  Import reserve.....................................       428           375
  Tax over book depreciation.........................                      18
  State taxes........................................        13            89
                                                       --------        ------
     Total deferred tax liabilities..................       441           482
                                                       --------        ------
  Net deferred tax assets............................  $    446        $2,338
                                                       ========        ======

     A reconciliation of the Company's effective tax rate compared to the statutory federal tax rate is as follows:

                                                       YEAR         PERIOD FROM
                                                       ENDED      MARCH 30, 1997
                                                     MARCH 29,    TO DECEMBER 31,
                                                       1997            1997
                                                     ---------    ---------------
Statutory federal rate.............................      35%            (35%)
State taxes, net of federal benefit................       5              (4)
General business credits...........................                       9
Foreign tax provision (benefit)....................      (6)              3
Other..............................................       1               1
                                                        ---             ---
                                                         35%            (26%)
                                                        ===             ===

 9. COMMITMENTS

     The Company leases office and testing equipment under noncancellable operating leases. Lease terms range from three to five years. The Company's United States headquarters is leased under an operating lease that has been extended to December 1999. The lease provides for rent escalation between a minimum of 3% and a maximum of 4% on January 1, 1998 and 1999 based on the consumer price index during the prior year.

                                 ARTECON, INC.

                       FOR THE YEAR ENDED MARCH 29, 1997
            AND THE PERIOD FROM MARCH 30, 1997 TO DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     Future minimum lease commitments for all operating leases are as follows:

Period ending March 31, 1998..............................  $    248
Fiscal year ending:
  1999....................................................       943
  2000....................................................       751
  2001....................................................       219
  2002....................................................        60
                                                            --------
                                                            $  2,221
                                                            ========

     Total rent expense for the year ended March 29, 1997 and the period from March 30, 1997 to December 31, 1997 was approximately $698 and $675, respectively.

10. HEDGING ACTIVITIES

     The Company's Japanese subsidiary enters into derivative financial instruments, primarily foreign currency forward exchange contracts, to manage foreign exchange risk on foreign currency transactions and does not use the contracts for trading purposes. These financial instruments are used to protect the Company from the risk that the eventual net cash inflows from the foreign currency transactions will be adversely affected by changes in exchange rates. Gains and losses related to hedges of firmly committed transactions are deferred and recognized when the hedged transaction occurs.

     The following table summarizes the notional amount, which approximates fair market value, of the Company's outstanding foreign exchange contracts at December 31, 1997.

                                                              U.S. DOLLAR
                                                               EQUIVALENT        MATURITY
                                                              ------------    --------------
U.S. Dollars                                                      $100        January 1998
U.S. Dollars                                                       100        February 1998
U.S. Dollars                                                       100        March 1998
                                                                  ----
                                                                  $300
                                                                  ====

     The counterparties to these instruments are major financial institutions. The Company is exposed to credit losses in the event of non performance by counterparties to its forward exchange contracts but has no off-balance sheet credit risk of accounting loss. The Company anticipates, however, that the counterparties will be able to fully satisfy their obligations under the contracts. The Company does not obtain collateral or other security to support the forward exchange contracts subject to credit risk but monitors the credit standing of the counterparties.

                                 ARTECON, INC.

                       FOR THE YEAR ENDED MARCH 29, 1997
            AND THE PERIOD FROM MARCH 30, 1997 TO DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

11. GEOGRAPHICAL INFORMATION

     Revenue, income (loss) before income taxes and identifiable assets are as follows:

                                                                     PERIOD FROM
                                                     YEAR ENDED    MARCH 30, 1997
                                                     MARCH 29,     TO DECEMBER 31,
                                                        1997            1997
                                                     ----------    ---------------
Revenue:
  North America....................................   $48,169          $46,592
  Europe...........................................     3,176            3,194
  Japan............................................     3,972            2,815
                                                      -------          -------
                                                      $55,317          $52,601
                                                      =======          =======
Income (loss) before taxes:
  North America....................................   $   545          $(1,607)
  Europe...........................................        94               31
  Japan............................................         2              (38)
                                                      -------          -------
                                                      $   641          $(1,614)
                                                      =======          =======
Assets:
  North America....................................   $14,057          $28,099
  Europe...........................................       579              237
  Japan............................................     1,967            1,676
  Eliminations.....................................    (1,409)            (669)
                                                      -------          -------
                                                      $15,194          $29,343
                                                      =======          =======

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Artecon, Inc.

     We have audited the accompanying consolidated balance sheets of Artecon, Inc. at March 30, 1996 and March 25, 1995, and the related consolidated statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Artecon, Inc. at March 30, 1996 and March 25, 1995, and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

San Diego, California
June 12, 1996

                                 ARTECON, INC.

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                               MARCH 30,      MARCH 25,
                                                                 1996           1995
                                                              -----------    -----------
Current assets:
  Cash......................................................  $   793,454    $   298,897
  Accounts receivable, less allowance for doubtful accounts
     of $180,465 and $112,725 at March 30, 1996 and March
     25, 1995, respectively.................................    6,130,073      8,128,112
  Inventories, net..........................................    4,592,821      3,652,789
  Deferred income taxes.....................................      390,448         53,261
  Prepaid expenses and other................................      576,028        581,281
                                                              -----------    -----------
     Total current assets...................................   12,482,824     12,714,340
Property and equipment:
  Machinery and equipment...................................    1,050,627        781,514
  Tooling molds.............................................      863,485        617,485
  Furniture and fixtures....................................       69,243        120,274
                                                              -----------    -----------
                                                                1,983,355      1,519,273
  Less accumulated depreciation.............................     (916,232)      (625,527)
                                                              -----------    -----------
                                                                1,067,123        893,746
Other assets................................................       33,250        376,273
                                                              -----------    -----------
          Total assets......................................  $13,583,197    $13,984,359
                                                              ===========    ===========

                          LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $ 3,251,522    $ 6,001,465
  Accrued liabilities.......................................    2,377,826      1,674,430
  Note payable to related party.............................       18,642         17,486
  Other current liabilities.................................       30,317         40,550
  Income taxes payable......................................       32,889         45,000
                                                              -----------    -----------
     Total current liabilities..............................    5,711,196      7,778,931
Long-term liabilities.......................................      116,821        152,765
Borrowings under lines of credit............................    2,941,498      2,500,000
Minority interest...........................................       90,965             --
Deferred income taxes.......................................        2,932             --
Commitments
Shareholders' equity:
  Convertible preferred shares, no par value; 10,000,000
     shares authorized, 1,211,949 and 1,280,449 shares
     issued and outstanding at March 30, 1996 and March 25,
     1995, respectively, liquidation preference $12,120 ....    2,418,900      2,555,900
Convertible preferred B shares, no par value; 10,000,000
  shares authorized, 1,405,208 shares issued and outstanding at March 30, 1996 and March 25, 1995, liquidation
  preference $2,810,414.....................................    2,810,414      2,810,414
  Common shares, no par value; 20,000,000 shares authorized,
     5,210,225 and 5,225,225 shares issued and outstanding
     at March 30, 1996 and March 25,1995, respectively......      585,961        601,203
  Foreign currency translation adjustment...................     (311,914)       (40,818)
  Accumulated deficit.......................................     (783,576)    (2,374,036)
                                                              -----------    -----------
     Total shareholders' equity.............................    4,719,785      3,552,663
                                                              -----------    -----------
          Total liabilities and shareholders' equity........  $13,583,197    $13,984,359
                                                              ===========    ===========

                            See accompanying notes.

                                 ARTECON, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                     YEARS ENDED
                                                              --------------------------
                                                               MARCH 30,      MARCH 25,
                                                                 1996           1995
                                                              -----------    -----------
Net revenues................................................  $47,171,827    $47,773,787
Cost of sales...............................................   34,716,899     38,296,376
                                                              -----------    -----------
Gross margin................................................   12,454,928      9,477,411
Operating expenses:
  Selling, general and administrative.......................    8,924,260      7,886,557
  Research and development..................................    1,405,373      1,134,395
  Other income..............................................     (122,755)      (131,225)
                                                              -----------    -----------
Total operating expenses....................................   10,206,878      8,889,727
Operating income............................................    2,248,050        587,684
Other (expense) income:
  Interest, net.............................................     (228,274)      (215,969)
  (Loss) gain on foreign currency transactions, net.........     (335,633)       162,684
  Minority interest in earnings of subsidiary...............      (77,552)       (10,287)
  Loss on termination of subsidiary operations..............     (256,397)            --
                                                              -----------    -----------
                                                                 (897,856)       (63,572)
Income before income taxes..................................    1,350,194        524,112
Provision (benefit) for income taxes........................     (240,266)        70,736
                                                              -----------    -----------
Net income..................................................  $ 1,590,460    $   453,376
                                                              ===========    ===========

                            See accompanying notes.

                                 ARTECON, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                      CONVERTIBLE               CONVERTIBLE                                   FOREIGN
                                   PREFERRED SHARES         PREFERRED B SHARES          COMMON SHARES        CURRENCY
                                -----------------------   -----------------------   ---------------------   TRANSLATION
                                  SHARES       AMOUNT       SHARES       AMOUNT       SHARES      AMOUNT    ADJUSTMENT
                                ----------   ----------   ----------   ----------   ----------   --------   -----------
Balance at March 26, 1994.....   1,380,449   $2,760,900    1,405,208   $2,810,414    5,225,225   $601,203    $ (43,130)
  Repurchase of preferred
    shares....................    (100,000)    (205,000)          --           --           --         --           --
  Foreign currency translation
    adjustment................          --           --           --           --           --         --        2,312
  Net income..................          --           --           --           --           --         --           --
                                ----------   ----------   ----------   ----------   ----------   --------    ---------
Balance at March 25, 1995.....   1,280,449    2,555,900    1,405,208    2,810,414    5,225,225    601,203      (40,818)
  Repurchase of common and
    preferred shares..........     (68,500)    (137,000)          --           --      (15,000)   (15,242)          --
  Foreign currency translation
    adjustment................          --           --           --           --           --         --     (271,096)
  Net income..................          --           --           --           --           --         --           --
                                ----------   ----------   ----------   ----------   ----------   --------    ---------
Balance at March 30, 1996.....   1,211,949   $2,418,900    1,405,208   $2,810,414    5,210,225   $585,961    $(311,914)
                                ==========   ==========   ==========   ==========   ==========   ========    =========


                                                  TOTAL
                                ACCUMULATED   SHAREHOLDERS'
                                  DEFICIT        EQUITY
                                -----------   -------------
Balance at March 26, 1994.....  $(2,827,412)   $3,301,975
  Repurchase of preferred
    shares....................          --       (205,000)
  Foreign currency translation
    adjustment................          --          2,312
  Net income..................     453,376        453,376
                                -----------    ----------
Balance at March 25, 1995.....  (2,374,036)     3,552,663
  Repurchase of common and
    preferred shares..........          --       (152,242)
  Foreign currency translation
    adjustment................          --       (271,096)
  Net income..................   1,590,460      1,590,460
                                -----------    ----------
Balance at March 30, 1996.....  $ (783,576)    $4,719,785
                                ===========    ==========

                            See accompanying notes.

                                 ARTECON, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      YEARS ENDED
                                                              ----------------------------
                                                               MARCH 30,       MARCH 25,
                                                                  1996            1995
                                                              ------------    ------------
OPERATING ACTIVITIES
Net income..................................................  $  1,590,460    $    453,376
Adjustments to reconcile net income to net cash provided by
  operating activities:
     Depreciation and amortization..........................       557,482         494,033
     Deferred income taxes..................................      (334,255)             --
     Loss on termination of subsidiary operations...........       256,397              --
     Minority interest......................................        90,965              --
     Changes in operating assets and liabilities:
       Accounts receivable..................................     1,998,039      (2,727,050)
       Inventories..........................................      (940,032)          2,711
       Prepaid expenses and other...........................         5,253        (115,416)
       Accounts payable.....................................    (2,749,943)      2,084,299
       Accrued liabilities..................................       703,396         416,929
       Other current liabilities............................       (10,233)          3,204
       Income taxes payable.................................       (12,111)             --
       Long-term liabilities................................       (35,944)         57,309
                                                              ------------    ------------
Net cash provided by operating activities...................     1,119,474         669,395
INVESTING ACTIVITIES
Purchases of property and equipment.........................      (644,233)       (295,148)
                                                              ------------    ------------
Net cash used in investing activities.......................      (644,233)       (295,148)
FINANCING ACTIVITIES
Proceeds from bank borrowings...............................    18,575,498      21,440,365
Payments on bank borrowings.................................   (18,134,000)    (21,348,365)
Note payable to related party...............................         1,156          (3,275)
Repurchase of preferred shares..............................      (137,000)       (205,000)
Repurchase of common shares.................................       (15,242)             --
                                                              ------------    ------------
Net cash provided by (used in) financing activities.........       290,412        (116,275)
Effect of exchange rate changes on cash.....................      (271,096)          2,312
                                                              ------------    ------------
Net increase in cash........................................       494,557         260,284
Cash at beginning of year...................................       298,897          38,613
                                                              ------------    ------------
Cash at end of year.........................................  $    793,454    $    298,897
                                                              ============    ============
SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid during the year for:
  Interest..................................................  $    218,396    $    178,329
                                                              ============    ============
  Income taxes..............................................  $    103,598    $     69,009
                                                              ============    ============

                            See accompanying notes.

                                 ARTECON, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 30, 1996

 1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

     Artecon, Inc. and its wholly and majority-owned subsidiaries, Artecon Canada, Inc., Artecon Japan, Ltd., Artecon S.A., and Artecon B.V., (together the "Company" or "Artecon") are manufacturers and suppliers of value-added computer products and services in the open systems workstation and server markets. The Company's subsidiaries purchase finished product from the parent and resell it in their respective locations. The Company's principal markets include Canada, Japan, United States and Europe and sells its products through reseller channels worldwide.

     The Company's fiscal year is on a 52-53 week basis and ends on the Saturday nearest to March 31. The fiscal years ended March 30, 1996 and March 25, 1995 contained 53 and 52 weeks, respectively.

PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of Artecon and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

CONCENTRATION OF CREDIT RISK

     The Company performs ongoing credit evaluations of its customers and requires no collateral. The Company maintains reserves for potential credit losses. To date such losses have been within management's expectations.

INVENTORIES

     Inventories are comprised of purchased parts and assemblies which include direct labor and overhead and are valued at the lower of cost (first-in, first-out) or market. Inventories consist of the following:

                                                      MARCH 30,     MARCH 25,
                                                         1996          1995
                                                      ----------    ----------
Purchased parts and materials.......................  $3,505,444    $2,519,814
Finished goods......................................   1,087,377     1,132,975
                                                      ----------    ----------
                                                      $4,592,821    $3,652,789
                                                      ==========    ==========

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation and amortization is computed using the straight-line method over the estimated useful lives (three to five years) of the assets. Depreciation expense was $470,856 and $407,328 in 1996 and 1995, respectively.

FOREIGN CURRENCY

     The accounts of foreign subsidiaries consolidated herein have been translated from their respective functional currencies at appropriate exchange rates. Cumulative translation adjustments are included as a separate component of shareholders' equity.

                                 ARTECON, INC.

                                 MARCH 30, 1996

OTHER ASSETS AND ASSET IMPAIRMENTS

     Other assets consist of the following:

                                                         MARCH 30,    MARCH 25,
                                                           1996         1995
                                                         ---------    ---------
Goodwill, net..........................................   $33,250     $357,063
Capitalized software, net..............................        --        8,042
Other..................................................        --       11,168
                                                          -------     --------
                                                          $33,250     $376,273
                                                          =======     ========

     Goodwill relates to acquisitions and is being amortized on a straight-line basis over a period of seven years. Accumulated amortization was $59,850 and $114,845 at March 30, 1996 and March 25, 1995, respectively. Effective December 31, 1995, the Company terminated the operations of its French subsidiary, Artecon S.A. and wrote off the remaining $256,397 unamortized balance of goodwill.

     In March 1995, the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. Artecon plans to adopt Statement No. 121 during fiscal 1997. The financial impact of adopting Statement No. 121 has not yet been determined.

REVENUES

     The Company recognizes revenue upon shipment, including products sold under a stock rotation program which entitles the buyer the right to return products under certain conditions. The Company provides allowances for estimated returns. Service contract revenues are recorded as the applicable services are performed and totaled $450,000 and $375,000 in 1996 and 1995, respectively.

     Revenues derived from various U.S. government agencies were approximately $4.6 million and $1.2 million in 1996 and 1995, respectively. Export sales to international customers amounted to approximately $11.9 million and $8.9 million in 1996 and 1995, respectively.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

RECLASSIFICATIONS

     Certain prior year balances have been reclassified to conform with the current year presentation.

 2. ACCOUNTS AND TRANSACTIONS WITH RELATED PARTIES

     Revenues from sales to affiliated companies during 1996 and 1995 were approximately $162,000 and $764,000, respectively. Accounts receivable from affiliated companies were approximately $50,000 and $72,000 at March 30, 1996 and March 25, 1995, respectively and are included in accounts receivable in the accompanying consolidated balance sheets.

                                 ARTECON, INC.

                                 MARCH 30, 1996

     The Company purchases certain goods from affiliates and also is subject to a management fee from an affiliate of approximately $4,000 per month. Purchases from affiliated companies during 1996 and 1995 were approximately $98,000 and $227,000, respectively. At March 25, 1995 accounts payable to affiliated companies totaled $26,000 (none in 1996) and are included in accounts payable in the accompanying consolidated balance sheets.

 3. BORROWINGS UNDER LINE OF CREDIT

     The Company has a line of credit agreement with a U.S. bank that expires on September 1, 1997. The agreement provides for maximum borrowings of $4,500,000 and is collateralized by substantially all of the assets of the Company. The Company may choose between borrowing at the bank's prime rate, as it may vary from time to time, or it may choose a rate that is fixed for an agreed upon period of from 30 to 180 days with interest due quarterly at the Eurodollar rate in effect at the commencement of the agreed upon fixed period, plus 1.5%. This line of credit agreement requires that the Company maintain certain financial statement ratios.

     The Company's Japanese subsidiary has four lines of credit with a Japanese bank for borrowings up to an aggregate 70 million Yen ($652,498 at March 30, 1996) at rates ranging from 1.23% to 2.5%. Interest is due monthly with the balance due six months from the date of the agreement. Borrowings are collateralized by accounts receivable of the Japanese subsidiary.

     At March 30, 1996, the Company's borrowings were as follows:

U.S. bank lines:
  Variable interest at prime (8.25% at March 30, 1996)......  $  289,000
  Interest fixed at 7.06% through May 10, 1996..............   2,000,000
Japan bank lines, interest ranging from 1.23% to 2.5%.......     652,498
                                                              ----------
                                                              $2,941,498
                                                              ==========

 4. SHAREHOLDERS' EQUITY

     There are two classes of preferred shares, the "Preferred" shares and the "Preferred B" shares. There are 10,000,000 shares of each preferred class authorized. The preferred shares are non-voting, do not provide for dividends, and have a liquidation preference over common shares. The shares are convertible into common shares, at the option of the holder, at the earlier of three years after issuance or upon the occurrence of certain other events, at the conversion rate of one common share for each 0.8 preferred share. The liquidation preference for the Preferred is $.01 per share, and the Preferred B is $2.00 per share.

     In December 1994, the Company entered into a repurchase agreement with certain shareholders who were holders of the Company's outstanding preferred shares. The agreement required the Company to redeem 100,000 shares of the outstanding preferred shares and grants the Company the option to repurchase the remaining shares at any time during the five year period ending December 22, 1999 at the prices ranging from $2.00-$2.50 per share. During fiscal 1996 and 1995, the Company repurchased 68,500 and 100,000 preferred shares under the agreement at $2.20 and $2.00-$2.10 per share, respectively.

     As consideration for granting the Company the option to repurchase the preferred shares, the Company agreed to issue common shares to the holders of preferred shares at their request at the ratio of one share of common for each ten shares of preferred stock held prior to any repurchase by the Company at a price to be determined by the Board of Directors but not less than the fair value of such shares at the time of repurchase. These common shares are subject to Company's first right-of-refusal to repurchase any or all of these shares. At March 30, 1996, no common shares were issued under this agreement.

                                 ARTECON, INC.

                                 MARCH 30, 1996

 5. INCOME TAXES

     In accordance with Statement of Financial Accounting Standard No. 109 Accounting for Income Taxes, the Company has reversed its valuation allowance for deferred tax assets of $845,505 at March 25, 1995 during fiscal year 1996 as it is deemed to be more likely than not that the Company will be able to realize such amounts as they become due. Primarily as a result of the reversal of the valuation allowance, the Company has a net tax benefit of $240,266 during 1996.

     Significant components of the provision (benefit) for income taxes are as follows:

                                                             YEARS ENDED
                                                        ----------------------
                                                        MARCH 30,    MARCH 25,
                                                          1996         1995
                                                        ---------    ---------
Current:
  Federal.............................................  $      --     $14,858
  State...............................................     93,989      45,000
  Foreign.............................................         --      10,878
                                                        ---------     -------
                                                           93,989      70,736
                                                        ---------     -------
Deferred:
  Federal.............................................   (755,152)         --
  State...............................................    (53,031)         --
  Foreign                                                 473,928          --
                                                        ---------     -------
                                                         (334,255)         --
                                                        ---------     -------
                                                        $(240,266)    $70,736
                                                        =========     =======

     Significant components of the Company's net deferred tax assets are as follows:

                                                        MARCH 30,    MARCH 25,
                                                          1996         1995
                                                        ---------    ---------
Deferred tax assets:
  Tax credit carryforwards............................  $326,984     $ 326,080
  Net operating losses................................   144,012       205,356
  Various reserves and other..........................   241,879       186,111
  Inventory reserve...................................   160,000       221,776
                                                        --------     ---------
Total deferred tax assets.............................   872,875       939,323
Valuation allowance for deferred tax assets...........        --      (845,505)
                                                        --------     ---------
Net deferred tax assets...............................   872,875        93,818
                                                        --------     ---------
Deferred tax liabilities:
  Import reserve......................................   473,928            --
  Tax over book depreciation..........................    11,431        40,557
                                                        --------     ---------
Total deferred tax liabilities........................   485,359        40,557
                                                        --------     ---------
Net deferred tax assets...............................  $387,516     $  53,261
                                                        ========     =========

     At March 30, 1996, the Company had federal net operating loss carryforwards of approximately $424,000. The federal loss carryforwards will begin expiring in 2001, unless previously utilized. At March 30, 1996 the Company also has federal tax credit carryforwards of approximately $327,000. The federal tax credit carryforwards will begin expiring in 1999, unless previously utilized.

                                 ARTECON, INC.

                                 MARCH 30, 1996

     Pursuant to Internal Revenue Code Section 382, use of the Company's net operating loss carryforwards may be limited if a cumulative change in ownership of more than 50% occurs within a three year period.

 6. COMMITMENTS

     The Company leases office and testing equipment under non-cancellable operating leases. Lease terms range from three to five years. The Company's U.S. headquarters is leased under an operating lease that has been extended to December 1999. The lease provides for rent escalation between a minimum of 3% and a maximum of 4% on January 1, 1998 and 1999 based on the consumer price index during the prior year.

     Future minimum lease commitments for all operating leases are as follows:

Fiscal year ending:
  1997...................................................  $  525,000
  1998...................................................     479,000
  1999...................................................     459,000
  2000...................................................     314,000
                                                           ----------
                                                           $1,777,000
                                                           ==========

     Total rent expense for the years ended March 30, 1996 and March 25, 1995 was approximately $519,000 and $593,000, respectively.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Falcon Systems, Inc.:

     We have audited the accompanying balance sheets of FALCON SYSTEMS, INC. (a California corporation) as of August 20, 1997, December 31, 1996 and December 31, 1995, and the related statements of operations, stockholder's (deficit) equity and cash flows for the periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Falcon Systems, Inc. as of August 20, 1997, December 31, 1996 and December 31, 1995, and the results of its operations and its cash flows for the periods then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP
Sacramento, California
December 12, 1997

                              FALCON SYSTEMS, INC.

                                 BALANCE SHEETS
                             AS OF AUGUST 20, 1997,
                    DECEMBER 31, 1996 AND DECEMBER 31, 1995

                                     ASSETS

                                                      AUGUST 20,     DECEMBER 31,    DECEMBER 31,
                                                         1997            1996            1995
                                                      -----------    ------------    ------------
CURRENT ASSETS:
  Cash..............................................  $   568,338    $   170,648     $   438,946
  Accounts receivable, net of allowance for doubtful
     accounts of $136,230, $44,967 and $41,752,
     respectively...................................    4,353,184     11,643,643       6,004,938
  Inventories.......................................    4,555,942      7,888,075       3,735,863
                                                      -----------    -----------     -----------
          Total current assets......................    9,477,464     19,702,366      10,179,747
                                                      -----------    -----------     -----------
PROPERTY AND EQUIPMENT:
  Equipment.........................................    2,044,232      1,623,374       1,091,745
  Leasehold improvements............................      232,089        211,601         101,988
                                                      -----------    -----------     -----------
                                                        2,276,321      1,834,975       1,193,733
          Less -- Accumulated depreciation and
            amortization............................      911,436        689,145         467,304
                                                      -----------    -----------     -----------
                                                        1,364,885      1,145,830         726,429
                                                      -----------    -----------     -----------
PREPAID EXPENSES....................................      110,971         91,235          75,257
                                                      -----------    -----------     -----------
                                                      $10,953,320    $20,939,431     $10,981,433
                                                      ===========    ===========     ===========

                         LIABILITIES AND STOCKHOLDER'S (DEFICIT) EQUITY
CURRENT LIABILITIES:
  Line of credit....................................  $ 5,181,756    $ 7,500,000     $ 4,800,000
  Current portion of long-term debt.................      114,739         88,323          28,034
  Accounts payable..................................    4,878,268     11,438,987       3,939,856
  Accrued liabilities...............................      940,205        679,097         526,942
  Customer deposits.................................      170,778         97,744          75,242
                                                      -----------    -----------     -----------
          Total current liabilities.................   11,285,746     19,804,151       9,370,074
                                                      -----------    -----------     -----------
LONG-TERM DEBT, net of current portion..............      219,917        200,988          27,165
                                                      -----------    -----------     -----------
COMMITMENTS (NOTE 3)
STOCKHOLDER'S (DEFICIT) EQUITY:
  Common stock, no par value 100,000 shares
     authorized, 2,000 shares outstanding...........      555,473         82,225          82,225
  Retained (deficit) earnings.......................   (1,107,816)       852,067       1,501,969
                                                      -----------    -----------     -----------
                                                         (552,343)       934,292       1,584,194
                                                      -----------    -----------     -----------
                                                      $10,953,320    $20,939,431     $10,981,433
                                                      ===========    ===========     ===========

        The accompanying notes are an integral part of these statements.

                              FALCON SYSTEMS, INC.

                            STATEMENTS OF OPERATIONS
                      FOR THE PERIOD ENDED AUGUST 20, 1997
                 AND THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                      AUGUST 20,
                                                         1997           1996           1995
                                                      -----------    -----------    -----------
NET SALES...........................................  $28,924,209    $55,671,290    $43,039,960
COST OF SALES.......................................   22,707,632     45,229,449     33,534,668
                                                      -----------    -----------    -----------
GROSS PROFIT........................................    6,216,577     10,441,841      9,505,292
OPERATING EXPENSES:
  Selling...........................................    4,100,945      5,198,859      4,328,787
  General and administrative........................    3,665,589      4,677,557      3,594,509
                                                      -----------    -----------    -----------
OPERATING (LOSS) INCOME.............................   (1,549,957)       565,425      1,581,996
INTEREST EXPENSE....................................      409,926        448,493        327,436
                                                      -----------    -----------    -----------
NET (LOSS) INCOME...................................  $(1,959,883)   $   116,932    $ 1,254,560
                                                      ===========    ===========    ===========

        The accompanying notes are an integral part of these statements.

                              FALCON SYSTEMS, INC.

                  STATEMENTS OF STOCKHOLDER'S (DEFICIT) EQUITY
                      FOR THE PERIOD ENDED AUGUST 20, 1997
                 AND THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                         COMMON      RETAINED
                                                         STOCK       EARNINGS         TOTAL
                                                        --------    -----------    -----------
BALANCE, DECEMBER 31, 1994............................  $ 82,225    $ 1,386,398    $ 1,468,623
  Net income..........................................         0      1,254,560      1,254,560
  Dividends...........................................         0     (1,138,989)    (1,138,989)
                                                        --------    -----------    -----------
BALANCE, DECEMBER 31, 1995............................    82,225      1,501,969      1,584,194
  Net income..........................................         0        116,932        116,932
  Dividends...........................................         0       (766,834)      (766,834)
                                                        --------    -----------    -----------
BALANCE, DECEMBER 31, 1996............................    82,225        852,067        934,292
  Net loss............................................         0     (1,959,883)    (1,959,883)
  Capital contribution................................   473,248              0        473,248
                                                        --------    -----------    -----------
BALANCE, AUGUST 20, 1997..............................  $555,473    $(1,107,816)   $  (552,343)
                                                        ========    ===========    ===========

        The accompanying notes are an integral part of these statements.

                              FALCON SYSTEMS, INC.

                            STATEMENTS OF CASH FLOWS
                      FOR THE PERIOD ENDED AUGUST 20, 1997
                 AND THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                     AUGUST 20, 1997       1996           1995
                                                     ---------------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income................................    $(1,959,883)     $   116,932    $ 1,254,560
  Adjustments to reconcile net (loss) income to net
     cash Provided by (used for) operating
     activities
     Depreciation and amortization.................        222,291          238,380        139,528
     Provision for bad debt........................         91,263            3,215            465
     Change in operating assets and liabilities:
       Accounts receivable.........................      7,199,196       (5,641,920)       674,801
       Inventories.................................      3,332,133       (4,152,212)    (1,117,863)
       Prepaid expenses............................        (19,736)         (15,978)       (56,818)
       Accounts payable............................     (6,560,719)       7,499,131       (712,538)
       Accrued liabilities.........................        261,108          152,155       (127,524)
       Customer deposits...........................         73,034           22,502        (12,480)
                                                       -----------      -----------    -----------
          Net cash provided by (used for) operating
            activities.............................      2,638,687       (1,777,795)        42,131
                                                       -----------      -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of equipment............................       (441,346)        (657,781)      (501,113)
                                                       -----------      -----------    -----------
          Net cash used for investing activities...       (441,346)        (657,781)      (501,113)
                                                       -----------      -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  (Repayments of) proceeds from line of credit.....     (2,318,244)       2,700,000      1,800,000
  Proceeds from debt...............................        134,871          280,307         71,000
  Repayments of debt...............................        (89,526)         (46,195)       (95,941)
  Contributions made by (dividends paid to)
     stockholder...................................        473,248         (766,834)    (1,138,989)
                                                       -----------      -----------    -----------
          Net cash (used for) provided by financing
            activities.............................     (1,799,651)       2,167,278        636,070
                                                       -----------      -----------    -----------
          Net increase (decrease) in cash..........        397,690         (268,298)       177,088
CASH, beginning of year............................        170,648          438,946        261,858
                                                       -----------      -----------    -----------
CASH, end of year..................................    $   568,338      $   170,648    $   438,946
                                                       ===========      ===========    ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for interest...........................    $   374,841      $   419,928    $   327,436
  Cash paid for income taxes.......................              0           13,100         23,845

        The accompanying notes are an integral part of these statements.

                              FALCON SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS

 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

     Falcon Systems, Inc. (the Company) is a California corporation engaged in the sale and distribution of computer equipment throughout the United States. Effective August 21, 1997, the Company entered into an asset purchase agreement with Artecon, Inc. Under the terms of the agreement, nearly all of the Company's assets and liabilities were sold for $3,500,000 in cash and notes. These financial statements represent the Company's financial position on the closing date of the transaction and do not necessarily reflect the values that the buyer may ultimately assign to these purchased assets and liabilities.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVENTORIES

     Inventories are carried at the lower of moving average cost or market. Cost elements included in inventory are materials, labor and overhead. Inventory is mainly comprised of raw material components for all periods.

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and are depreciated using the straight-line method with estimated useful lives ranging from 5 to 10 years. Leasehold improvements are amortized over the lesser of the estimated useful life of the improvement or the remaining lease term.

SOFTWARE DEVELOPMENT COSTS

     The Company capitalizes internally developed software costs upon the establishment of technological feasibility which occurs upon the completion of a working model. Annual maintenance costs are expensed as incurred unless they represent substantial improvements. Capitalized software development costs are included in property and equipment in the accompanying balance sheets and were $221,071, $197,464 and $50,000 for the period ending August 20, 1997 and the years ended December 31, 1996 and December 31, 1995, respectively.

INCOME TAXES

     The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the stockholder is liable for federal income taxes on the Company's taxable income. The State of California levies a corporate tax at the rate of 1 1/2% of taxable income. This tax has been provided for in the general and administrative caption of the accompanying statements of operations.

REVENUE RECOGNITION

     Sales of computer equipment are recorded upon shipment, net of an allowance for estimated returns. The Company maintains a warranty accrual for the estimated future warranty obligations.

                              FALCON SYSTEMS, INC.

RESEARCH AND DEVELOPMENT

     In accordance with Statement of Financial Accounting Standards (SFAS) No. 2, the Company expenses software research and development costs as they are incurred. Total research and development costs charged to expense for the year ended December 31, 1996 were $93,800. For the period ended August 20, 1997 and the year ended December 31, 1995 research and development costs were immaterial.

CONCENTRATION OF CREDIT RISK

Credit is extended for all customers based on financial condition and, generally, collateral is not required. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base and dispersion across many different industries and geography. During the year ended December 31, 1996, sales to a single customer amounted to $6,064,890. During the period ended August 20, 1997 and the year ended December 31, 1995, there were no sales to a single customer that amount to more than 10% of total revenue.

RECLASSIFICATIONS

     Certain reclassifications have been made to the 1996 and 1995 balances to conform to the 1997 presentation.

 2. LINE OF CREDIT AND LONG-TERM DEBT

     The Company has an $8,000,000 revolving line of credit with a financial institution with a scheduled expiration of October 2, 1997. This line of credit is secured by accounts receivable and inventory and bears interest at the bank's reference rate (8.50% at August 20, 1997) plus .75%. The weighted average interest rate on the line of credit at August 20, 1997 was 9.15%. At August 20, 1997, the amount outstanding on this line of credit totaled $5,181,756. This line of credit and the term debt below are guaranteed by the stockholder.

     This debt was subject to certain restrictive covenants including maintaining an acceptable debt to equity ratio, an acceptable current ratio, a minimum working capital amount, and a minimum tangible net worth. The Company was in violation of certain restrictive covenants as of August 20, 1997, December 31, 1996, and December 31, 1995. The debt was paid in full subsequent to August 20, 1997 and the line of credit was canceled.

     Long-term debt consists of:

                                                              AUGUST 20,
                                                                 1997         1996       1995
                                                              ----------    --------    -------
Term note due in monthly installments of principal and
  interest totaling $33,937 at the bank's reference rate
  (8.50% at August 20, 1997) plus 1.25% through July 2000.
  The note is collaterized by equipment and subject to
  certain restrictive covenants.............................   $334,656     $289,311    $49,288
Note payable collateralized by vehicle; due in monthly
  installments totaling $5,672 per year, including interest
  at 10.8%..................................................          0            0      5,911
                                                               --------     --------    -------
                                                                334,656      289,311     55,199
Less -- Current portion.....................................    114,739       88,323     28,034
                                                               --------     --------    -------
                                                               $219,917     $200,988    $27,165
                                                               ========     ========    =======

                              FALCON SYSTEMS, INC.

     Long-term debt maturities are:

              PERIOD ENDING
                AUGUST 20,
              -------------
  1998....................................   $114,739
  1999....................................    114,739
  2000....................................    105,178
                                             --------
                                             $334,656
                                             ========

 3. COMMITMENTS

     The Company has entered into noncancellable operating leases for warehouse and office space which expire through 2002. The future minimum payments required under these leases are as follows:

              PERIOD ENDING
                AUGUST 20,
              -------------
  1998....................................   $312,033
  1999....................................    270,312
  2000....................................     98,652
  2001....................................     67,743
  2002....................................     41,670
                                             --------
                                             $790,410
                                             ========

     Rental expense for the period ended August 20, 1997 and the years ended December 31, 1996 and December 31, 1995 was $169,818, $318,323 and $184,906,
respectively.

 4. EMPLOYEE BENEFIT PLAN

     The Company established a 401(k) employee benefit and profit sharing plan (the Plan). The Plan is a defined contribution plan which covers all employees who meet the minimum participation standards as defined in the Plan document. The Company recorded no plan expenses in 1997 and 1996 and $20,000 for 1995.

     On August 31, 1997 the Plan was terminated. The Plan assets will be distributed according to the instructions received from each Plan participant.

                                                                         ANNEX A

================================================================================

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                     AMONG:

                           STORAGE DIMENSIONS, INC.,
                            A DELAWARE CORPORATION;

                           STORAGE ACQUISITION CORP.,
                           A CALIFORNIA CORPORATION;

                                      AND

                                 ARTECON, INC.,
                           A CALIFORNIA CORPORATION;

                            ------------------------

                         DATED AS OF DECEMBER 22, 1997

                            ------------------------

================================================================================

                               TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
SECTION  1.    Description of Transaction..................................    1
         1.1   Merger of Merger Sub into the Company.......................    1
         1.2   Effect of the Merger........................................    1
         1.3   Closing; Effective Time.....................................    1
         1.4   Articles of Incorporation and Bylaws; Directors and
               Officers....................................................    1
         1.5   Conversion of Shares........................................    2
         1.6   Closing of the Company's Transfer Books.....................    3
         1.7   Exchange of Certificates....................................    3
         1.8   Dissenting Shares...........................................    4
         1.9   Tax Consequences............................................    4
         1.10  Accounting Treatment........................................    4
         1.11  Further Action..............................................    4
SECTION  2.    Representations and Warranties of the Company...............    5
         2.1   Due Organization; No Subsidiaries; Etc......................    5
         2.2   Articles of Incorporation and Bylaws; Records...............    5
         2.3   Capitalization..............................................    5
         2.4   Financial Statements........................................    6
         2.5   Absence of Changes..........................................    6
         2.6   Title to Assets.............................................    7
         2.7   Accounts Receivable; Loans and Advances.....................    8
         2.8   Equipment; Leasehold........................................    8
         2.9   Proprietary Assets..........................................    8
         2.10  Contracts...................................................    9
         2.11  No Undisclosed Liabilities..................................   10
         2.12  Compliance with Legal Requirements..........................   10
         2.13  Governmental Authorizations.................................   10
         2.14  Tax Matters.................................................   10
         2.15  Employee and Labor Matters; Benefit Plans...................   11
         2.16  Environmental Matters.......................................   12
         2.17  Insurance...................................................   13
         2.18  Related Party Transactions..................................   13
         2.19  Legal Proceedings; Orders...................................   13
         2.20  Authority; Binding Nature of Agreement......................   14
         2.21  Non-Contravention; Consents.................................   14
         2.22  Vote Required...............................................   14
         2.23  Company Action..............................................   14
         2.24  Full Disclosure.............................................   15
         2.25  Finder's Fee................................................   15
SECTION  3.    Representations and Warranties of Parent and Merger sub.....   15
         3.1   Due Organization, Etc.......................................   15

                                                                             PAGE
                                                                             ----
         3.2   Certificate of Incorporation and Bylaws; Records............   15
         3.3   Capitalization, Etc.........................................   16
         3.4   SEC Filings; Financial Statements...........................   16
         3.5   Absence of Changes..........................................   17
         3.6   Title to Assets.............................................   18
         3.7   Accounts Receivable; Loans and Advances.....................   18
         3.8   Equipment; Leasehold........................................   18
         3.9   Proprietary Assets..........................................   19
         3.10  Contracts...................................................   19
         3.11  No Undisclosed Liabilities..................................   21
         3.12  Compliance with Legal Requirements..........................   21
         3.13  Governmental Authorizations.................................   21
         3.14  Tax Matters.................................................   21
         3.15  Employee and Labor Matters; Benefit Plans...................   21
         3.16  Environmental Matters.......................................   23
         3.17  Insurance...................................................   23
         3.18  Related Party Transactions..................................   23
         3.19  Legal Proceedings; Orders...................................   23
         3.20  Authority; Binding Nature of Agreement......................   24
         3.21  Non-Contravention; Consents.................................   24
         3.22  Vote Required...............................................   24
         3.23  Parent Action...............................................   25
         3.24  Full Disclosure.............................................   25
         3.25  Finder's Fee................................................   25
         3.26  Opinion of Financial Advisor to Parent......................   25
SECTION  4.    Certain Covenants of the Company............................   25
         4.1   Access and Investigation....................................   25
         4.2   Operation of the Company's Business.........................   26
         4.3   Notification; Updates to Company Disclosure Schedule........   27
         4.4   No Solicitation.............................................   27
         4.5   Company Shareholders' Meeting...............................   28
         4.6.  Tax Representation Letters; Continuity of Interest
               Certificates................................................   29
         4.7   Affiliate Agreements........................................   29
SECTION  5.    Certain Covenants of Parent.................................   29
         5.1   Access and Investigation....................................   29
         5.2   Operation of Parent's Business..............................   29
         5.3   Notification; Updates to Parent Disclosure Schedule.........   30
         5.4   No Solicitation.............................................   31
         5.5   Parent Stockholders' Meeting................................   31
         5.6   Tax Representation Letters..................................   32

                                                                             PAGE
                                                                             ----
         5.7   Merger Sub Activities.......................................   32
SECTION  6.    Additional Covenants of the Parties.........................   32
         6.1   Filings and Consents........................................   32
         6.2   Public Announcements........................................   32
         6.3   Reasonable Efforts..........................................   33
         6.4   Registration Statement......................................   33
         6.5   Additional Agreements.......................................   34
         6.6   Regulatory Approvals........................................   34
         6.7   Indemnification.............................................   34
SECTION  7.    Conditions Precedent to Obligations of Parent and Merger
               Sub.........................................................   35
         7.1   Accuracy of Representations.................................   35
         7.2   Performance of Covenants....................................   35
         7.3   Effectiveness of Registration Statement.....................   35
         7.4   Compliance Certificate......................................   35
         7.5   Stockholder Approval........................................   35
         7.6   Consents....................................................   35
         7.7   Legal Opinion...............................................   35
         7.8   Tax Opinion.................................................   35
         7.9   No Restraints...............................................   35
         7.10  HSR Act.....................................................   35
         7.11  Termination of Repurchase Agreement.........................   35
SECTION  8.    Conditions Precedent to Obligations of the Company..........   36
         8.1   Accuracy of Representations.................................   36
         8.2   Performance of Covenants....................................   36
         8.3   Effectiveness of Registration Statement.....................   36
         8.4   Nasdaq National Market......................................   36
         8.5   Compliance Certificate......................................   36
         8.6   Stockholder Approval........................................   36
         8.7   Consents....................................................   36
         8.8   Legal Opinion...............................................   36
         8.9   Tax Opinion.................................................   36
         8.10  No Restraints...............................................   36
         8.11  HSR Act.....................................................   36
         8.12  Resignations of Certain Directors...........................   36
SECTION  9.    Termination.................................................   36
         9.1   Termination.................................................   36
         9.2   Effect of Termination.......................................   37
         9.3   Fees and Expenses; Termination Fees.........................   37
SECTION 10.    Miscellaneous Provisions....................................   38
        10.1   No Survival of Representations and Warranties...............   38
        10.2   Further Assurances..........................................   38

                                                                             PAGE
                                                                             ----
        10.3   Attorneys' Fees.............................................   38
        10.4   Notices.....................................................   38
        10.5   Time of the Essence.........................................   39
        10.6   Governing Law; Venue........................................   39
        10.7   Successors and Assigns......................................   39
        10.8   Remedies Cumulative; Specific Performance...................   39
        10.9   Waiver......................................................   39
        10.10  Amendments..................................................   39
        10.11  Severability................................................   39
        10.12  Parties in Interest.........................................   40
        10.13  Disclosure Schedules........................................   40
        10.14  Entire Agreement............................................   40
        10.15  Construction................................................   40
        10.16  Headings....................................................   40
        10.17  Counterparts................................................   40

                                    EXHIBITS

                                                                            PAGE
                                                                            ----
EXHIBIT A --  Certain Definitions.........................................   A-1
EXHIBIT B --  Certificate of Amendment....................................   B-1
EXHIBIT C --  Directors and Officers of Parent............................   C-1
EXHIBIT D --  Directors and Officers of the Surviving Corporation.........   D-1
EXHIBIT E --  Certain Company Shareholders................................   E-1
EXHIBIT F --  Certain Parent Stockholders.................................   F-1
EXHIBIT G --  Company Tax Representation Letter...........................     1
EXHIBIT H --  Company Continuity of Interest Certificate..................   H-1
EXHIBIT I --  Form of Affiliate Agreement.................................   I-1
EXHIBIT J --  Parent Tax Representation Letter............................   J-1
EXHIBIT K --  Capital Partners Standstill Agreement.......................   K-1
EXHIBIT L --  Form of Cooley Godward LLP Legal Opinion....................   L-1
EXHIBIT M --  Form of Cooley Godward LLP Tax Opinion......................   M-1
EXHIBIT N --  Form of Wilson Sonsini Goodrich & Rosati Legal Opinion......   N-1
EXHIBIT O --  Form of Wilson Sonsini Goodrich & Rosati Tax Opinion........   O-1
EXHIBIT P --  Resignations of Certain Directors...........................   P-1

                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION

     THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of December 22, 1997, by and among STORAGE DIMENSIONS, INC., a Delaware corporation ("Parent"), STORAGE ACQUISITION CORP., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and ARTECON, INC., a California corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

     A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company (the "Merger") in accordance with this Agreement and the California General Corporation Law (the "CGCL"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

     B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, it is intended that the Merger be treated as a purchase.

     C. This Agreement has been adopted and approved by the respective boards of directors of Parent, Merger Sub and the Company.

                                   AGREEMENT

     The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1. Description of Transaction

     1.1 Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

     1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the CGCL.

     1.3 Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, 4365 Executive Drive, Suite 1100, San Diego, California 92101 at a time and on a date which shall be promptly (but not more than two (2) days following) the satisfaction or waiver of the conditions set forth in Sections 7 and 8 (the "Closing Date"). Contemporaneously with or as promptly as practicable after the Closing, a properly executed agreement or certificate of merger conforming to the requirements of the CGCL (the "Certificate of Merger") shall be filed with the Secretary of State of the State of California. The Merger shall take effect at the time the Certificate of Merger is filed with and accepted by the Secretary of State of the State of California (the "Effective Time").

     1.4 Articles of Incorporation and Bylaws; Directors and Officers. Unless otherwise determined by the Company prior to the Effective Time:

          (a) effective on or promptly following the Effective Time, by the filing of a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of the State of Delaware or as otherwise permitted by the Delaware General Corporation Law ("DGCL"), Parent shall (i) amend its Certificate of Incorporation to change its name from "Storage Dimensions, Inc." to "Artecon, Inc." and (ii) amend its Certificate of Incorporation and Bylaws to (A) provide for a classified Board of Directors whereby the directors shall be separated into three classes, with the members of each class serving for a three year term, (B) provide that a director may not be removed from office without cause, except by the affirmative vote of 66 2/3% of the outstanding voting stock of Parent, and
     (C) provide for a new series of Preferred Stock with certain rights, preferences and privileges (the "Parent Preferred Stock") all as set forth in the Certificate of Amendment of Certificate of Incorporation attached hereto as Exhibit B (the "Certificate of Amendment");

          (b) the directors and officers of Parent immediately after the Effective Time shall be the individuals identified on Exhibit C;

          (c) the Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of Merger Sub; provided, however, that the name of Merger Sub shall be changed effective on or promptly following the Effective Time by filing a Certificate of Amendment of the Articles of Incorporation with the Secretary of State of the State of California or as otherwise permitted by the CGCL, from "Storage Acquisition Corp." to "Artecon California;"

          (d) the Bylaws of the Surviving Corporation shall be the Bylaws of Merger Sub; and

          (e) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals identified on Exhibit D.

     1.5 Conversion of Shares.

          (a) Subject to Section 1.7(b) and Section 1.8, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company:

             (i) each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the Applicable Multiple (as defined below) of fully paid and non-assessable shares of Parent Common Stock (the "Shares");

             (ii) each share of Preferred Stock of the Company outstanding immediately prior to the Effective Time shall be converted into one fully paid and non-assessable share of Parent Preferred Stock; and

             (iii) each share of the Common Stock, $0.001 par value, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

          (b) For purposes of this Agreement:

             (i) the term "Applicable Multiple" shall mean a fraction the numerator of which is the number of Merger Shares and the denominator of which is the number of Company Shares;

             (ii) the term "Company Shares" shall mean (A) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time plus (B) the maximum number of shares of Company Common Stock underlying instruments convertible into or exchangeable for Company Common Stock (without regard to vesting or similar restrictions) outstanding immediately prior to the Effective Time, including shares of Company Preferred Stock other than 2,494,159 shares of Company Preferred Stock held by the Sauey Affiliates (defined in Section 2.3) immediately prior to Closing; and

             (iii) the term "Merger Shares" shall mean the shares of Parent Common Stock to be issued to the Company Shareholders in the Merger and shall be equal to the product of (A) 1.5641 and (B) the sum of (x) the number of shares of Parent Common Stock outstanding immediately prior to the Effective Time plus (y) the maximum number of shares of Parent Common Stock issuable upon exercise, in accordance with their terms but without regard to any vesting or similar restrictions, of any and all options outstanding as of the date hereof and that are also outstanding immediately prior to the Effective Time to purchase Parent Common Stock with option exercise prices less than the Applicable Price (defined in Section 1.10).

          (c) At the Effective Time, all rights with respect to Company Common Stock under Company Options and Company Warrants that are then outstanding, if any, shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each Company Option and Company Warrant, if any, in accordance with the terms (as in effect as of the date hereof) of the stock option plan or other agreement, as the case may be, under which it was issued and the stock option agreement or warrant agreement, as the case may be, by which it is evidenced. From and after the Effective Time, (i) each Company Option and Company Warrant assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each Company Option and Company Warrant shall be equal to the number of shares of Company Common Stock subject to such Company Option and Company Warrant immediately prior to the Effective Time multiplied by the Applicable Multiple, rounding down to the nearest whole share, (iii) the per share exercise price under each such Company Option and Company Warrant shall be adjusted by dividing the per share exercise price under each such Company Option and Company Warrant by the Applicable Multiple and rounding up to the nearest cent and (iv) any restriction on the exercise of any Company Option or Company Warrant shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option and Company Warrant shall otherwise remain unchanged; provided, however, that each such Company Option and Company Warrant shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, subdivision, reclassification, reorganization, stock split, combination or similar transaction subsequent to the Effective Time. The Company shall take all action that may be necessary (under the stock option plan or other agreements pursuant to which Company Options and Company Warrants are outstanding) to effectuate the provisions of this Section 1.5(c) and to ensure that, from and after the Effective Time, holders of Company Options and Company Warrants have no rights with respect thereto other than those specifically provided herein. Parent shall file with the Securities and Exchange Commission ("SEC"), no later than five (5) business days after Effective Time, a registration statement on Form S-8 relating to the shares of Parent Common Stock issuable with respect to the Company Options assumed by Parent in accordance with this Section 1.5(c). This
     Section 1.5(c) will survive the consummation of the Merger and the Effective Time, is intended to benefit and may be enforced by each of the persons who hold Company Options and/or Company Warrants and will be binding on all successors and assigns of Parent and the Surviving Corporation.

          (d) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then (unless such condition terminates by virtue of the Merger pursuant to the express terms of such agreement) the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

     1.6 Closing of the Company's Transfer Books. At the Effective Time, (a) all certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company, and (b) the stock transfer books of the Company shall be closed with respect to all shares of such Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of Company Common Stock (a "Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

     1.7  Exchange of Certificates.

     (a) Exchange Procedures. At or as soon as practicable after the Closing, the holders of Company Common Stock and Preferred Stock shall surrender their Company Stock Certificates in exchange for certificates representing Parent Common Stock or Parent Preferred Stock, as the case may be, pursuant to this Agreement. Subject to Section 1.7(b), upon such surrender of a Company Stock Certificate for exchange, (1) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of shares of Parent Common Stock that such holder has the right to receive pursuant to Section 1.5(a)(i), and (2) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.7(a), each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Parent Common Stock or Parent Preferred Stock, as the case may be (and cash in lieu of any fractional share of Parent Common Stock or Parent Preferred Stock as contemplated by Section 1.7(b)), pursuant to this Agreement. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent shall issue a certificate representing Parent Common Stock or Parent Preferred Stock, as the case may be, with respect to such lost, stolen or destroyed Company Stock Certificate in accordance with this Agreement upon delivery by the owner of such lost, stolen or destroyed Company Stock Certificate to Parent of an appropriate affidavit as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

     (b) Fractional Shares. No fractional shares of Parent Common Stock or Parent Preferred Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of Company Common Stock or Company Preferred Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock or Parent Preferred Stock (after aggregating all fractional shares of Parent Common Stock and Parent Preferred Stock, respectively, issuable to such holder) shall, upon surrender of such holder's Company Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the Designated Parent Stock Price. The "Designated Parent Stock Price" shall be the closing sales price of one share of Parent Common Stock as reported on the Nasdaq National Market on the Closing Date.

     (c) No Liability. Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock for any shares of Parent Common Stock or Parent Preferred Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

     1.8 Dissenting Shares. Notwithstanding anything to the contrary contained in this Agreement, any shares of Company Common Stock or Company Preferred Stock outstanding immediately prior to the Effective Time that were not voted in favor of the Merger and are held by shareholders who have complied with the applicable provisions of Chapter 13 of the CGCL (the "Dissenting Shares") shall not be converted into or represent the right to receive Parent Common Stock or Parent Preferred Stock in accordance with Sections 1.5(a)(i) and 1.5(a)(ii), as the case may be (or cash in lieu of fractional shares in accordance with Section 1.7(b)), and each holder of Dissenting Shares shall be entitled only to such rights as may be granted to such holder under Chapter 13 of the CGCL. From and after the Effective Time, a holder of Dissenting Shares shall not have and shall not be entitled to exercise any of the voting rights or other rights of a shareholder of the Surviving Corporation. If any holder of Dissenting Shares shall fail to assert or perfect, or shall waive, rescind, withdraw or otherwise lose, such holder's right to dissent and obtain payment under Chapter 13 of the CGCL, then such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of Company Stock Certificate(s) previously representing such shares) Parent Common Stock or Parent Preferred Stock in accordance with Section 1.5(a)(i) (and cash in lieu of any fractional share in accordance with Section 1.7(b)).

     1.9 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     1.10 Accounting Treatment. For accounting purposes, the Merger is intended to be treated as a purchase. For purposes of determining the purchase price, the measurement date shall be December 18, 1997 based on the average of the closing bid and ask prices per share of Parent's Common Stock as traded on the Nasdaq Stock Market on such date (the "Applicable Price").

     1.11 Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be necessary to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2. Representations and Warranties of the Company

     The Company represents and warrants to Parent and Merger Sub that, except as set forth in the disclosure schedule prepared by the Company in accordance with the requirements of Section 10.13 and that has been delivered by the Company to Parent on the date of this Agreement (the "Company Disclosure Schedule"):

     2.1  Due Organization; No Subsidiaries; Etc.

     (a) Each of the Company and each other subsidiary of the Company are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation with full corporate power and authority: (i) to conduct its business in the manner in which it is now being conducted (ii) to own and use its assets in the manner in which its assets are currently owned and used and (iii) to perform its obligations under all Contracts by which is its bound. The Company has no subsidiaries other than the subsidiaries disclosed in Part 2.1 of the Company Disclosure Schedule (collectively the "Company Subsidiaries").

     (b) The Company and the Company Subsidiaries maintain facilities and/or employees in each state listed in Part 2.1(b) of the Company Disclosure Schedule. The Company and each Company Subsidiary is duly qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to be so qualified would have a Material Adverse Effect on the Company or on the ability of the Company to consummate the transactions contemplated hereby.

     2.2 Articles of Incorporation and Bylaws; Records. The Company has delivered or made available to Parent accurate and complete copies of: (1) the Company's articles of incorporation and bylaws as currently in effect, including all amendments thereto; (2) the stock records of the Company; and (3) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company, the Board of Directors of the Company and all committees of the Board of Directors of the Company. The Company is not in violation of any of the provisions of its articles of incorporation or bylaws. The books of account, stock records, minute books and other records of the Company are accurate and complete in all material respects, and have been maintained in accordance with prudent business practices.

     2.3 Capitalization. The authorized capital stock of the Company consists of: (i) 20,000,000 shares of Company Common Stock, of which 6,043,990 shares have been issued and are outstanding as of the date hereof; and (ii) 20,000,000 shares of Company Preferred Stock, no par value, of which (A) 10,000,000 shares of which have been designated as "Preferred" shares, 1,111,951 shares of which are issued and outstanding as of the date hereof, and (B) 10,000,000 shares of which have been designated as "Preferred B" shares, 1,405,208 of which are issued and outstanding as of the date hereof. As of the date hereof, 1,088,951 shares of Preferred and 1,405,208 shares of Preferred B are collectively held by W.R. Sauey, Flambeau Corporation, Flambeau Products Corporation and Seats Incorporated (such parties collectively referred to herein as the "Sauey Affiliates"). The Company Preferred Stock is convertible into Company Common Stock at the rate of one share of Company Common Stock for each 0.8 of a share of Company Preferred Stock and such Preferred Stock has the rights, preferences and privileges set forth in the Company's Articles of Incorporation, as amended. Part 2.3 of the Company Disclosure Schedule sets forth, as of the date hereof, the names of the Company's shareholders and the number of shares of Company Common Stock and Company Preferred Stock owned of record by each of such shareholders. All of the outstanding shares of Company Common Stock and Company Preferred Stock have been duly authorized and validly issued, and are fully paid and non-assessable, and none of such shares is subject to any repurchase option or restriction on transfer other than restrictions imposed by federal or state securities laws and other than repurchase options exercisable by the Company upon termination of employment. Part 2.3 of the Company Disclosure Schedule, sets forth all outstanding subscriptions, options, calls, warrants or other rights (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company. All outstanding shares of Company Common Stock and Company Preferred Stock have been issued in compliance with all applicable securities laws and other applicable Legal Requirements. Except for shares repurchased upon termination of employment, the Company has never repurchased, redeemed or otherwise reacquired any shares of its capital stock or other securities. Other than the irrevocable proxies set forth on Part
2.3 of the Company Disclosure Schedule, there are no preemptive or similar rights with respect to the Company's capital stock. There is no Company Contract (or, to the Company's knowledge, any other agreement or arrangement to which the Company is not a party) relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. There is no shareholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

     2.4  Financial Statements.

     (a) The Company has delivered to Parent the following financial statements and notes (collectively, the "Company Financial Statements"):

          (i) the audited balance sheets of the Company as of March 29, 1997, March 30, 1996 and March 25, 1995, and the related audited statements of income, statements of shareholders' equity and statements of cash flows of the Company for the years then ended, together with the notes thereto and the unqualified report of an independent auditor relating thereto; and

          (ii) The unaudited balance sheet of the Company as of September 27, 1997, and the related unaudited statement of income of the Company for the six-month period then ended, and the unaudited balance sheets of the Company as of October 28, 1997 and the related unaudited statements of income of the Company for the months then ended.

     (b) The Company Financial Statements present fairly the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

     2.5  Absence of Changes. Since September 27, 1997 through the date of this
Agreement:

          (a) there has not been any material adverse change in the business, condition, assets, liabilities, operations or financial performance of the Company or any of the Company Subsidiaries, and, to the knowledge of the Company, no event has occurred that could reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole;

          (b) there has not been any loss, damage or destruction to any of the Company's assets of the Company or any of the Company Subsidiaries (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect on the Company;

          (c) neither the Company nor any Company Subsidiaries has declared, accrued, set aside or paid any dividend stock split, combination or reclassification or made any other distribution in respect of any shares of capital stock and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

          (d) neither the Company nor any Company Subsidiary has sold, issued or authorized the issuance of (i) any capital stock or other security (except for Company Common Stock issued upon the exercise of outstanding Company Options), (ii) any option, call, warrant or right to acquire, or otherwise relating to, any capital stock or any other security (except for Company Options described in Part 2.3 of the Company Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

          (e) there has been no amendment to the articles of organization or bylaws of the Company or any Company Subsidiary, and neither the Company nor any Company Subsidiary has effected or been a party to any Company Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (f) neither the Company nor any Company Subsidiary has amended or waived any of its rights under, or permitted the acceleration of vesting under (i) any provision of any agreement evidencing any outstanding Company Option or Company Warrant, or (ii) any restricted stock purchase agreement;

          (g) neither the Company nor any Company Subsidiary has formed any subsidiary or acquired any equity interest in any other Entity;

          (h) neither the Company nor any Company Subsidiary has made any capital expenditure which, when added to all other capital expenditures made since September 27, 1997, exceeds $100,000 in the aggregate;

          (i) neither the Company nor any Company Subsidiary has (i) entered into any Material Company Contract (as defined in Section 2.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any Material Company Contract to which it is or was a party or under which it has or had any material rights or obligations;

          (j) neither the Company nor any Company Subsidiary has (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for purchases of inventory and sales of products in the ordinary course of business and except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company's past practices;

          (k) neither the Company nor any Company Subsidiary has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of $25,000 individually or $100,000 in the aggregate;

          (l) neither the Company nor any Company Subsidiary has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of assets valued at $100,000 or less, individually or in the aggregate, made in the ordinary course of business and consistent with the Company's past practices;

          (m) neither the Company nor any Company Subsidiary has (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money;

          (n) neither the Company nor any Company Subsidiary has (i) established, adopted or amended any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, (iii) hired any new employee, in either case except in the ordinary course of business and consistent with past practices or (iv) entered into any severance or employment agreement with any person;

          (o) neither the Company nor any Company Subsidiary has changed any of its methods of accounting or accounting practices in any material respect;

          (p) neither the Company nor any Company Subsidiary has made any Tax election;

          (q) neither the Company nor any Company Subsidiary has commenced or settled any Legal Proceeding;

          (r) neither the Company nor any Company Subsidiary has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices;

          (s) neither the Company nor any Company Subsidiary has made any material write-down of inventory; and

          (t) neither the Company nor any Company Subsidiary has agreed or committed to take any of the actions referred to in clauses "(c)" through "(s)" above.

     2.6  Title to Assets.

     (a) The Company and each Company Subsidiary owns, and has good and valid title to all assets purported to be owned by it, including all of the assets reflected in the Company Financial Statements and all other assets reflected in the Company's books and records as being owned by the Company. All of said assets are owned by the Company and each Company Subsidiary free and clear of any liens or other Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that would not (in any case or in the aggregate) have a Material Adverse Effect on the Company.

     (b) Part 2.6(b) of the Company Disclosure Schedule identifies all assets that are being leased or licensed to the Company and each Company Subsidiary that involve obligations of the Company in excess of $100,000 on an individual basis.

     2.7  Accounts Receivable; Loans and Advances.

     (a) All accounts receivable of the Company and each Company Subsidiary that are reflected in the Company Financial Statements or in the accounting records of the Company as of the date hereof (collectively, the "Company Accounts Receivable") represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. The Company Accounts Receivable are current and collectible net of any respective reserves shown in the Company Financial Statements or on the accounting records of the Company as of the date hereof (which reserves are adequate and calculated consistent with past practice). There is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any Contract with any obligor of any Company Accounts Receivable relating to the amount or validity of such Company Accounts Receivable.

     (b) Part 2.7(b) of Company Disclosure Schedule contains an accurate and complete list of all loans and advances made by the Company or any Company Subsidiary (and pursuant to which amounts are outstanding as of the date of this Agreement) to any employee, director, consultant or independent contractor of Company or any Company Subsidiary, other than routine travel advances made to employees in the ordinary course of business.

     2.8 Equipment; Leasehold. The real property leased by and other tangible assets leased or owned by the Company and each Company Subsidiary are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company's business in the manner in which such business is now being conducted.

     (a) Neither the Company nor any Company Subsidiary owns any real property or any material interest in real property. Part 2.8(b) of the Company Disclosure Schedule describes all leases of real property held by the Company and each Company Subsidiary.

     2.9  Proprietary Assets.

     (a) To the knowledge of the Company, the Company has good and valid title to all Company Proprietary Assets free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets.

Neither the Company nor any Company Subsidiary is obligated to make any payment to any Person for the use of any Company Proprietary Asset. To the knowledge of the Company, the Company and each Company Subsidiary is free to use, modify, copy, distribute, sell, license or otherwise exploit each of the Company Proprietary Assets on an exclusive basis. Part 2.9 of the Company Disclosure Schedule lists all patents held by and patent applications filed by the Company. The Company is the valid assignee of record and owner of each of such patents and patent applications and all such patent applications are being actively prosecuted and none of such patents or patent applications have been abandoned.

     (b) The Company and each Company Subsidiary has taken reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets. Neither the Company nor any Company Subsidiary has disclosed or delivered or permitted to be disclosed or delivered to any Person, and no Person (other than the Company) has access to or has any rights with respect to any Company Proprietary Asset, in either case except pursuant to a valid non-disclosure agreement.

     (c) To the knowledge of the Company, none of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. To the knowledge of the Company, the Company nor any Company Subsidiary is infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the knowledge of the Company, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

     (d) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been conducted. Neither the Company nor any Company Subsidiary has licensed any of the Company Proprietary Assets to any Person on an exclusive basis, and neither the Company nor any Company Subsidiary has entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

     (e) No shareholder, officer or director of the Company has title to any Company Proprietary Asset which would be necessary to enable the Company to conduct its business in the manner in which such business is currently being conducted.

     2.10  Contracts.

     (a) Part 2.10(a) of the Company Disclosure Schedule identifies each Company Contract that constitutes a "Material Company Contract." For purposes of this Agreement, a "Material Company Contract" shall be deemed to be any Company
Contract:

          (i) relating to the employment or engagement of, or the performance of services by, any employee, consultant or independent contractor which involves a potential commitment of the Company in excess of $60,000 per year, including any Company Contract involving severance payments or acceleration benefits upon a Company Acquisition Transaction;

          (ii) relating to the acquisition, transfer, use, development, sharing or license of any Company Proprietary Asset (except in the ordinary course of business and except for any Company Proprietary Asset that is licensed to the Company under any third party software license agreement generally available to the public at a cost of less than $50,000);

          (iii) imposing any material restriction on the Company's or any Company Subsidiary's right or ability (A) to compete with any other Person,
     (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) to develop or distribute any Company Proprietary Asset;

          (iv) creating or involving any agency relationship, distribution arrangement or franchise relationship involving payments to or from the Company or obligations in excess of $100,000 per year;

          (v) relating to the acquisition, issuance or transfer of any securities of the Company or any Company Subsidiary under which the Company has any current rights or obligations;

          (vi) creating or relating to the creation of any Encumbrance with respect to any asset owned or used by the Company or any Company Subsidiary having a value in excess of $100,000;

          (vii) involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity, any right of contribution or any surety arrangement in excess of $100,000 per year;

          (viii) creating or relating to any partnership or joint venture or any material sharing of revenues, profits, losses, costs or liabilities;

          (ix) relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.18);

          (x) entered into outside the ordinary course of business;

          (xi) that may not be terminated by the Company or any Company Subsidiary (without penalty) within 120 days after the delivery of a termination notice by the Company or any Company Subsidiary and which involves payments or commitments of $25,000 or more; and

          (xii) contemplating or involving (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $100,000 in the aggregate, or (B) the performance of services having a value in excess of $100,000 in the aggregate.)

     (b) The Company has delivered to Parent accurate and complete copies of all Material Company Contracts identified in Part 2.10(a) of the Company Disclosure Schedule, including all amendments thereto. Each Contract identified in Part 2.10(a) of the Company Disclosure Schedule is valid and in full force and effect, and is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     (c) Neither the Company nor any Company Subsidiary nor, to the Company's knowledge, any other party, has materially violated or breached, or committed any material default under, any Material Company Contract;

          (i) to the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Material Company Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Company Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Company Contract, or (D) give any Person the right to cancel, terminate or modify any Material Company Contract;

          (ii) since September 27, 1997, neither the Company nor any Company Subsidiary has received any notice or other communication regarding (i) any actual or possible violation or breach of, or default under, any Material Company Contract, or (ii) any actual or possible termination of any Material Company Contract; and

          (iii) neither the Company nor any Company Subsidiary has waived any of its material rights under any Material Company Contract.

     2.11 No Undisclosed Liabilities. Except as set forth in the Company Financial Statements and except for current liabilities incurred in the ordinary course of business since October 28, 1997, neither the Company nor any Company Subsidiary has accrued, contingent or other liabilities of any nature, either matured or unmatured.

     2.12 Compliance With Legal Requirements. The Company and each Company Subsidiary is, and has at all times been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary has received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement; provided, however, that this representation shall not apply to the matters covered by the representations contained in Sections 2.14, 2.15 and 2.16.

     2.13 Governmental Authorizations. The Company and each Company Subsidiary has all Governmental Authorizations necessary to enable the Company and such Company Subsidiary to conduct its business in the manner in which its business is currently being conducted, except for Governmental Authorizations the failure of which to obtain would not have a Material Adverse Effect on the Company. The Company and each Company Subsidiary is, and at all times has been, in compliance with the material terms and requirements of such Governmental Authorizations, except for any noncompliance which would not have a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary has received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

     2.14  Tax Matters.

     (a) All Material Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any transaction occurring or any taxable period ending on or before the date hereof (the "Company Returns")
(i) have been filed when due, and (ii) have been accurately and completely prepared in compliance with all applicable Legal Requirements. The Company and each Company Subsidiary has, within the time (including any extensions of applicable due dates) and in the manner prescribed by law, paid all Taxes that are due and payable, except Taxes that, individually and in the aggregate, are not material. The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles.

     (b) No claim or Legal Proceeding is pending or has been threatened against or with respect to the Company or any Company Subsidiary in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company or any Company Subsidiary. There are no liens for Taxes upon any of the assets of the Company or any Company Subsidiary, except liens for current Taxes not yet due and payable.

     2.15  Employee and Labor Matters; Benefit Plans.

     (a) Part 2.15(a) of the Company Disclosure Schedule contains a list of all salaried employees of the Company as of the date of this Agreement whose annual salaries are greater than $60,000, and correctly reflects their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. Neither the Company nor any Company Subsidiary is a party to any collective bargaining contract or other Contract with a labor union involving any of its employees.

     (b) Part 2.15(b) of the Company Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, health, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (individually referred to as a "Company Plan" and collectively referred to as the "Company Plans") sponsored, maintained, contributed to or required to be contributed to by the Company or any Company Subsidiary for the benefit of any current or former employee of the Company or any Company Subsidiary.

     (c) Neither the Company nor any Company Subsidiary maintains, sponsors or contributes to, and, to the knowledge of the Company, neither the Company nor any Company Subsidiary has at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), subject to Title IV of ERISA for the benefit of employees or former employees of the Company (a "Company Defined Benefit Plan").

     (d) Neither the Company nor any Company Subsidiary maintains, sponsors or contributes to any employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of the Company or any Company Subsidiary.

     (e) With respect to each Company Plan, the Company has made available to
Parent:

          (i) an accurate and complete copy of such Company Plan (including all amendments thereto);

          (ii) an accurate and complete copy of the annual report (if required under ERISA) with respect to such Company Plan for the three most recent plan years;

          (iii) an accurate and complete copy of (A) the most recent summary plan description, together with each summary of material modifications thereto (if required under ERISA) with respect to such Company Plan, and
     (B) each material employee communication relating to such Company Plan;

          (iv) if such Company Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

          (v) accurate and complete copies of all Contracts relating to such Company Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

          (vi) an accurate and complete copy of the most recent determination, notification, advisory and/or opinion letter received from the Internal Revenue Service with respect to such Company Plan (if such Company Plan is intended to be qualified under Section 401(a) of the Code).

     (f) Neither the Company nor any Company Subsidiary is required to be, and, to the best of the knowledge of the Company, the Company has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. Neither the Company nor any Company Subsidiary has ever been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. To the of the knowledge of the Company, neither the Company nor any Company Subsidiary has ever made a complete or partial withdrawal from a "multiemployer plan" (as defined in Section 3(37) of ERISA) resulting in "withdrawal liability" (as defined in Section 4201 of ERISA), without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA.

     (g) Neither the Company nor any Company Subsidiary has any plan or commitment to create any additional Company employee benefit plan within the meaning of ERISA, or to modify or change any such plan (other than to comply with applicable law).

     (h) No Company Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee of the Company after any such employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to
Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the balance sheet as of September 27, 1997, or (iii) benefits the full cost of which are borne by current or former employees of the Company or any Company Subsidiary (or their beneficiaries)).

     (i) With respect to each of the Company Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") have been complied with in all material respects.

     (j) Each of the Company Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including ERISA and the Code.

     (k) Each of the Company Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter should be revoked.

     (l) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any bonus payment, golden parachute payment, severance payment or other payment to any current or former employee or director of the Company or any Company Subsidiary (whether or not under any Company
Plan), or materially increase the benefits payable under any Company Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

     (m) The Company and each Company Subsidiary is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, employee compensation, wages, bonuses and terms and conditions of employment.

     2.16 Environmental Matters. The Company and each Company Subsidiary is and has at all times been in compliance, in all material respects, with all applicable Environmental Laws. The Company and each Company Subsidiary possesses all permits and other Governmental Authorizations required under applicable Environmental Laws, and the Company and each Company Subsidiary is and has at all times been in compliance with the terms and requirements of all such Governmental Authorizations, except where the failure to possess such Governmental Authorizations or failure to be in compliance would not have a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary has received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that the Company or any Company Subsidiary is not in compliance with any Environmental Law. To the knowledge of the Company, no current or prior owner of any property leased or owned by the Company or any Company Subsidiary has received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that such current or prior owner or the Company is not or was not in compliance with any Environmental Law. (For purposes of this Section 2.16 and Section 3.16: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or in the future regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

     2.17 Insurance. The business and properties of the Company and each Company Subsidiary are insured for the benefit of the Company and each Company Subsidiary in amounts deemed adequate by the Company's management against risks usually insured against by persons operating businesses similar to those of the Company in the localities where such properties are located. The Company has received no notice of cancellation or refusal of coverage and copies of all of such insurance policies have been delivered to Parent.

     2.18 Related Party Transactions. (a) No Related Party has, and no Related Party has at any time since March 31, 1995 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company or any Company Subsidiary in a manner that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC; (b) no Related Party is, or has at any time since March 31, 1995 been, indebted to the Company or any Company Subsidiary in a manner that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC; (c) since March 31, 1995, no Related Party has entered into, or has had any direct or indirect financial interest in, any Material Company Contract, transaction or business dealing involving the Company or any Company Subsidiary in a manner that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC;

(d) no Related Party is competing, or has at any time since March 31, 1995 competed, directly or indirectly, with the Company; and (e) no Related Party has any claim or right against the Company or any Company Subsidiary (other than rights to receive compensation for services performed as an employee of the Company or any Company Subsidiary). (For purposes of this Section 2.18, each of the following shall be deemed to be a "Related Party": (i) each individual who is, or who has at any time since March 31, 1995 been, an officer or director of the Company or any Company Subsidiary; (ii) each individual who is, or who at any time since March 31, 1995 been, a member of the immediate family of any of the individuals referred to in clause "(i)" above; (iii) any shareholder of the Company or any Company Subsidiary, provided, however, that with respect to shareholders who hold less than 5% of the outstanding Common Stock of the Company or any Company Subsidiary determined on a as-if-converted basis, such representations are made only to the knowledge of the Company or any Company Subsidiary, and (iv) any trust or other Entity (other than the Company or any Company Subsidiary) in which any one of the individuals referred to in clauses "(i)," "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

     2.19 Legal Proceedings; Orders. There is no pending Legal Proceeding, and, to the knowledge of the Company, no Person has threatened to commence any Legal Proceeding that: (i) may have a Material Adverse Effect on the Company, any Company Subsidiaries or their respective businesses; or (ii) challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists that could reasonably be expected to give rise to or serve as a basis for the commencement of any such Legal Proceeding. There is no order, writ, injunction, judgment or decree to which the Company or any Company Subsidiary, or any of the assets owned or used by the Company or any Company Subsidiary, is subject. To the knowledge of the Company, no officer or other employee of the Company or any Company Subsidiary is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's or such Company Subsidiary's business. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company or any Company Subsidiary intends to initiate.

     2.20 Authority; Binding Nature of Agreement. The Company has full corporate power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company, its Board of Directors and its shareholders. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by (i) laws of general application relating to bankruptcy, insolvency, moratorium, reorganization or other similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     2.21 Non-contravention; Consents. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of any of the provisions of the Company's or any Company Subsidiary's articles of organization or bylaws;

          (b) with respect to the Company or any Company Subsidiary, contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company or any Company Subsidiary, or any of the assets owned or used by the Company or any Company Subsidiary, is subject;

          (c) with respect to the Company or any Company Subsidiary, contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or any Company Subsidiary or that otherwise relates to the Company's or any Company Subsidiary's business or to any of the assets owned or used by the Company or any Company Subsidiary;

          (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Material Company Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Material Company Contract, (ii) accelerate the maturity or performance of any Material Company Contract, or (iii) cancel, terminate or modify any Material Company Contract; or

          (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company or any Company Subsidiary (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or would have a Material Adverse Effect on the Company).

     Except as may be required by the CGCL and state securities or blue sky laws, and except as set forth in Part 2.21 of the Company Disclosure Schedule, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

     2.22 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock of the Company outstanding as of the record date of the Company Shareholders' Meeting (as defined below), voting as separate classes (the "Requisite Company Vote"), is the only vote of the holders of any class or series of Company's capital stock necessary to adopt and approve this Agreement, the Merger and the transactions contemplated thereby.

     2.23 Company Action. The Board of Directors of Company (at a meeting duly called and held) has (a) unanimously determined that the Merger is advisable and fair and in the best interests of Company and its shareholders, (b) unanimously approved this Agreement and the Merger in accordance with the applicable provisions of the CGCL, (c) unanimously recommended the adoption and approval of this Agreement and the Merger by the holders of Company Common Stock and Preferred Stock and directed that this Agreement and the Merger be submitted for consideration by the Company's shareholders at the Company Shareholders' Meeting, and (d) adopted a resolution having the effect of causing Company not to be subject, to the extent permitted by applicable law, to any state takeover law that may purport to be applicable to the Merger and the transactions contemplated thereby. Prior to the execution of those certain Voting Agreements of even date herewith between the Company and each of the individuals identified on Exhibit E, the Board of Directors of the Company approved said Voting Agreements and the transactions contemplated thereby.

     2.24  Full Disclosure.

     (a) To the Company's knowledge, all documents, contracts, instruments, certificates, notices, consents, affidavits, letters, telegrams, telexes, written statements, schedules (including the Company Disclosure Schedule), exhibits (including the Exhibits to this Agreement) and any other papers whatsoever (excluding in all cases drafts and interim versions marked as such or apparent as such on their face) delivered to Parent by the Company in connection with this Agreement and the transactions contemplated thereby, are true and complete copies thereof. The representations and warranties of the Company contained in this Agreement, as modified by the Company Disclosure Schedule, contain no untrue statements of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading.

     (b) The information supplied by the Company for inclusion in the Joint Proxy Statement (including the Company Financial Statements) will not, as of the date of the Joint Proxy Statement or as of the date of the Parent Stockholders' Meeting (as defined in Section 5.5), and in each case, as of the date such information is prepared or presented, contain any statement that is inaccurate or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make such information not false or misleading.

     2.25 Finder's Fee. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated thereby based upon arrangements made by or on behalf of the Company.

SECTION 3. Representations and Warranties of Parent and Merger Sub

     Parent and Merger Sub represent and warrant to the Company that, except as set forth in the disclosure schedule prepared by Parent in accordance with the requirements of Section 10.13 and that has been delivered by Parent to the Company on the date of this Agreement (the "Parent Disclosure Schedule"):

     3.1  Due Organization, Etc.

     (a) Each of Parent, Merger Sub and each other subsidiary of Parent are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and each of them have full corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound. Parent has no subsidiaries other than Merger Sub and the subsidiaries disclosed in Part 3.1 of the Parent Disclosure Schedule (collectively, the "Parent Subsidiaries").

     (b) Parent and the Parent Subsidiaries maintain facilities and/or employees in each state listed in Part 3.1(b) of the Parent Disclosure Schedule. Each of Parent, Merger Sub and each Parent Subsidiary is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent or on the ability of Parent or Merger Sub to consummate the transactions contemplated hereby.

     3.2 Certificate of Incorporation and Bylaws; Records. Parent has delivered or made available to Company accurate and complete copies of: (1) Parent's certificate of incorporation and bylaws as currently in effect, including all amendments thereto; (2) the stock records of Parent; and (3) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of Parent, the Board of Directors of Parent and all committees of the Board of Directors of Parent. Parent is not in violation of any of the provisions of its certificate of incorporation or bylaws. The books of account, stock records, minute books and other records of Parent are accurate and complete in all material respects, and have been maintained in accordance with prudent business practices.

     3.3 Capitalization, Etc. The authorized capital stock of Parent consists of: (i) 40,000,000 shares of Common Stock, $0.005 par value per share, of which 7,932,951 shares have been issued and are outstanding as of the date hereof; and
(ii) 10,000,000 shares of preferred stock, $0.005 par value per share, none of which are outstanding. All of the outstanding shares of Parent, Merger Sub and each Parent Subsidiary capital stock have been duly authorized and validly issued, and are fully paid and non-assessable, and none of such shares is subject to any repurchase option or restriction on transfer other than restrictions imposed by federal and state securities laws. All outstanding shares of Parent, Merger Sub and Parent Subsidiaries capital stock have been issued in compliance with all applicable securities laws and other applicable Legal Requirements. Part 3.3 of the Parent Disclosure Schedule sets forth, as of the date hereof, (i) the names of each holder of 5% or more of the outstanding voting stock of Parent together with the number of shares held by each such holder, and (ii) all outstanding subscriptions, options, calls, warrants or other rights (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Parent. All of the outstanding shares of capital stock of Merger Sub and each Parent Subsidiary are owned beneficially and of record by Parent, free and clear of any Encumbrances. The Shares, when issued by Parent to the Company's shareholders will be duly authorized, validly issued, fully paid and non-assessable, will be issued in compliance with applicable federal and state securities laws and will be free and clear of all Encumbrances as a result of any actions by Parent. Parent has never repurchased, redeemed or otherwise reacquired any shares of its capital stock or other securities. Other than the irrevocable proxies set forth on Part 3.3 of the Parent Disclosure Schedule, there are no preemptive or similar rights with respect to the Parent's capital stock. There is no Parent Contract (or, to Parent's knowledge, any other agreement or arrangement to which Parent is not a party) relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Parent Common Stock. There is no stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which Parent is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

     3.4  SEC Filings; Financial Statements

     (a) Parent has delivered to the Company accurate and complete copies (including unredacted copies of all exhibits) of each report, schedule, registration statement and definitive proxy statement filed by Parent with the SEC since January 1, 1997 (the "Parent SEC Documents"), which are all the reports and documents required to be filed by Parent with the SEC since January 1, 1997. Each of the Parent SEC Documents was timely filed by the Parent in accordance with the rules and regulations of the SEC and the NASD. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and
(ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) The consolidated financial statements (including, in each case, any notes related thereto) contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments); and (iii) fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby.

     (c) Parent has furnished to the Company a complete and accurate copy of any amendments, supplements or modifications that have not yet been filed with the SEC to agreements, documents or other instruments that have been previously filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act, if any.

     (d) Parent has furnished the Company the unaudited balance sheets of Parent as of October 31, 1997 and the related unaudited statements of income of Parent for the months then ended. Such financial statements fairly present the financial position of Parent as of the respective dates thereof and the results of operations and cash flows of Parent for the periods covered thereby. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that they do not contain footnotes and are subject to normal and recurring year-end adjustments, which will not, individually or in the aggregate by material in magnitude). The financial statements referred to in subsection
(b) and this subsection (d) are hereinafter referred to as the "Parent Financial Statements."

     3.5  Absence of Changes. Since September 30, 1997 through the date of this
Agreement:

          (a) there has not been any material adverse change in the business, condition, assets, liabilities, operations or financial performance of Parent or any of the Parent Subsidiaries, and, to the knowledge of Parent, no event has occurred that could reasonably be expected to have a Material Adverse Effect on Parent and its subsidiaries taken as a whole;

          (b) there has not been any loss, damage or destruction to any of the assets of Parent or any of the Parent Subsidiaries (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect on Parent;

          (c) neither Parent nor any Parent Subsidiary has declared, accrued, set aside or paid any dividend, stock split, combination or reclassification or made any other distribution in respect of any shares of capital stock nor has repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

          (d) neither Parent nor any Parent Subsidiary has sold, issued or authorized the issuance of (i) any capital stock or other security (except for Parent Common Stock issued upon the exercise of outstanding Parent Options or Parent Warrants described in the Parent Disclosure Documents),
     (ii) any option, call, warrant or right to acquire, or otherwise relating to, any capital stock or any other security (except for Parent Options and Parent Warrants described in the Parent Disclosure Documents), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

          (e) there has been no amendment to the articles of organization or bylaws of Parent or any Parent Subsidiary, and neither Parent nor any Parent Subsidiary has effected or been a party to any Parent Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (f) neither Parent nor any Parent Subsidiary has amended or waived any of its rights under, or permitted the acceleration of vesting under (i) any provision of any agreement evidencing any outstanding Parent Option or Parent Warrant, or (ii) any restricted stock purchase agreement;

          (g) neither Parent nor any Parent Subsidiary has formed any subsidiary or acquired any equity interest or other interest in any other Entity;

          (h) neither Parent nor any Parent Subsidiary has made any capital expenditure which, when added to all other capital expenditures made since September 30, 1997, exceeds $100,000 in the aggregate;

          (i) neither Parent nor any Parent Subsidiary has (i) entered into any Material Parent Contract (as defined in Section 3.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any Material Parent Contract to which it is or was a party or under which it has or had any material rights or obligations;

          (j) neither Parent nor any Parent Subsidiary has (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for purchases of inventory and sales of products in the ordinary course and except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;

          (k) neither Parent nor any Parent Subsidiary has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of $25,000 individually or $100,000 in the aggregate;

          (l) neither Parent nor any Parent Subsidiary has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of assets valued at $100,000 or less, individually or in the aggregate, made in the ordinary course of business and consistent with past practices;

          (m) neither Parent nor any Parent Subsidiary has (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money;

          (n) neither Parent nor any Parent Subsidiary has (i) established, adopted or amended any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, (iii) hired any new employee, in either case except in the ordinary course of business and consistent with past practices or (iv) entered into any severance or employment agreement with any Person;

          (o) neither Parent nor any Parent Subsidiary has changed any of its methods of accounting or accounting practices in any material respect;

          (p) neither Parent nor any Parent Subsidiary has made any Tax election;

          (q) neither Parent nor any Parent Subsidiary has commenced or settled any Legal Proceeding;

          (r) neither Parent nor any Parent Subsidiary has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices;

          (s) neither Parent nor any Parent Subsidiary has made any material write-down of inventory; and

          (t) neither Parent nor any Parent Subsidiary has agreed or committed to take any of the actions referred to in clauses "(c)" through "(s)" above.

     3.6  Title to Assets.

     (a) Parent and each Parent Subsidiary owns, and has good and valid title to, all assets purported to be owned by it, including all of the assets reflected in the Parent SEC Documents and all other assets reflected in such entity's books and records as being owned by Parent. All of said assets are owned by Parent and each Parent Subsidiary free and clear of any Encumbrances, except for (i) any lien for current taxes not yet due and payable and (ii) minor liens that have arisen in the ordinary course of business and that would not (in any case or in the aggregate) have a Material Adverse Effect on Parent.

     (b) Part 3.6(b) of the Parent Disclosure Schedule identifies all assets that are being leased or licensed to Parent and each Parent Subsidiary that involve obligations in excess of $100,000 on an individual basis, that are not otherwise disclosed in the Parent SEC Documents.

     3.7  Accounts Receivable; Loans and Advances.

     (a) All accounts receivable of Parent and each Parent Subsidiary that are reflected in Parent SEC Documents or in the accounting records of Parent as of the date hereof (collectively, the "Parent Accounts Receivable") represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. The Parent Accounts Receivable are current and collectible net of any respective reserves shown in the Parent SEC Documents as of the date hereof(which reserves are adequate and calculated consistent with past practice). There is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any Contract with any obligor of any Parent Accounts Receivable relating to the amount or validity of such Parent Accounts Receivable.

     (b) Part 3.7(b) of Parent Disclosure Schedule contains an accurate and complete list of all loans and advances made by Parent or any Parent Subsidiary (and pursuant to which amounts are outstanding as of the date of this Agreement) to any employee, director, consultant or independent contractor of Parent or any Parent Subsidiary, other than routine travel advances made to employees in the ordinary course of business.

     3.8  Equipment; Leasehold.

     (a) The real property leased by, and other tangible assets leased or owned by Parent and each Parent Subsidiary are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of such entity's business in the manner in which such business is now being conducted.

     (b) Neither Parent nor any Parent Subsidiary owns any real property or any material interest in real property, except as described in the Parent SEC Documents.

     3.9  Proprietary Assets.

     (a) To the knowledge of Parent, Parent and each Parent Subsidiary has good and valid title to all Parent Proprietary Assets free and clear of all Encumbrances, and has a valid right to use all Parent Proprietary Assets. Neither Parent nor any Parent Subsidiary is obligated to make any payment to any Person for the use of any Parent Proprietary Asset. To the best knowledge of Parent, Parent and each Parent Subsidiary is free to use, modify, copy, distribute, sell, license or otherwise exploit each of the Parent Proprietary Assets on an
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

exclusive basis. Part 3.9 of the Parent Disclosure Schedule lists all patents held by and patent applications filed by Parent. Parent is the valid assignee or record and owner of each of such patents and patent applications and all of such patent applications are being actively prosecuted and none of such patents or patent applications have been abandoned.

     (b) Parent and each Parent Subsidiary has taken reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Parent Proprietary Assets (except Parent Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Parent Proprietary Assets. Neither Parent nor any Parent Subsidiary has disclosed or delivered or permitted to be disclosed or delivered to any Person, and no Person (other than Parent or a Parent Subsidiary) has access to or has any rights with respect to any Parent Proprietary Asset, in either case except pursuant to a valid non-disclosure agreement.

     (c) To the knowledge of Parent, none of the Parent Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. To the knowledge of Parent, neither Parent nor any Parent Subsidiary is infringing, misappropriating or making any unlawful use of, and neither Parent nor any Parent Subsidiary has at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the knowledge of Parent, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Parent Proprietary Asset.

     (d) Parent Proprietary Assets constitute all the Proprietary Assets necessary to enable Parent and each Parent Subsidiary to conduct its business in the manner in which such business has been conducted. Neither Parent nor any Parent Subsidiary has licensed any of the Parent Proprietary Assets to any Person on an exclusive basis, and neither Parent nor any Parent Subsidiary has entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

     (e) No stockholder, officer or director of Parent has title to any Parent Proprietary Asset which would be necessary to enable Parent to conduct its business in the manner in which such business is currently being conducted.

     3.10  Contracts.

     (a) Part 3.10(a) of the Parent Disclosure Schedule identifies each Parent Contract that constitutes a "Material Parent Contract." For purposes of this Agreement, a "Material Parent Contract" shall be deemed to be any Parent
Contract:

          (i) relating to the employment or engagement of, or the performance of services by, any employee, consultant or independent contractor which involves a potential commitment of Parent in excess of $60,000 per year, including any Parent Contract involving severance payments or acceleration benefits upon a Parent Acquisition Transaction;

          (ii) relating to the acquisition, transfer, use, development, sharing or license of any Parent Proprietary Asset (except in the ordinary course of business and except for any Parent Proprietary Asset that is licensed to the Parent or any Parent Subsidiary under any third party software license agreement generally available to the public at a cost of less than $50,000);

          (iii) imposing any material restriction on Parent's or any Parent Subsidiary's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) to develop or distribute any Parent Proprietary Asset;

          (iv) creating or involving any agency relationship, distribution arrangement or franchise relationship involving payments to or from Parent or obligations in excess of $100,000 per year;

          (v) relating to the acquisition, issuance or transfer of any securities of Parent or any Parent Subsidiary;

          (vi) creating or relating to the creation of any Encumbrance with respect to any asset owned or used by Parent or any Parent Subsidiary having a value in excess of $100,000;

          (vii) involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity, any right of contribution or any surety arrangement in excess of $100,000 per year;

          (viii) creating or relating to any partnership or joint venture or any material sharing of revenues, profits, losses, costs or liabilities;

          (ix) relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 3.18);

          (x) entered into outside the ordinary course of business;

          (xi) that may not be terminated by Parent or such Parent Subsidiary (without penalty) within 120 days after the delivery of a termination notice by Parent or such Parent Subsidiary and which involves payments or commitments of $25,000 or more; and

          (xii) contemplating or involving (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $100,000 in the aggregate, or (B) the performance of services having a value in excess of $100,000 in the aggregate.)

     (b) Parent has delivered to the Company accurate and complete copies of all Parent Material Contracts identified in Part 3.10(a) of Parent Disclosure Schedule, including all amendments thereto. Each Material Parent Contract identified in Part 3.10(a) of the Parent Disclosure Schedule is valid and in full force and effect, and is enforceable by Parent or such Parent Subsidiary in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

          (i) neither Parent nor any Parent Subsidiary (nor, to Parent's knowledge, any other party) has materially violated or breached, or committed any material default under, any Parent Material Contract;

          (ii) to the best of the knowledge of Parent, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Parent Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Parent Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Parent Material Contract, or (D) give any Person the right to cancel, terminate or modify any Parent Material Contract;

          (iii) since September 30, 1997, neither Parent nor any Parent Subsidiary has received any notice or other communication regarding (i) any actual or possible violation or breach of, or default under, any Parent Material Contract, or (ii) any actual or possible termination of any Parent Material Contract; and

          (iv) neither Parent nor any Parent Subsidiary has waived any of its material rights under any Parent Material Contract.

     3.11 No Undisclosed Liabilities. Except as set forth in the Parent SEC Documents and except for current liabilities incurred in the ordinary course of business since October 31, 1997, neither Parent nor any Parent Subsidiary has accrued, contingent or other liabilities of any nature, either matured or unmatured.

     3.12 Compliance With Legal Requirements. Parent and each Parent Subsidiary is, and has at all times been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole. Neither Parent nor any Parent Subsidiary has received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement; provided, however, that this representation shall not apply to the matters covered by the representations contained in Sections 3.14, 3.15 and 3.16.

     3.13 Governmental Authorizations. Parent and each Parent Subsidiary has all Governmental Authorizations necessary to enable Parent and such Parent Subsidiary to conduct its business in the manner in which its business is currently being conducted, except for Governmental Authorizations the failure of which to obtain would not have a Material Adverse Effect on Parent. Parent and each Parent Subsidiary is, and at all times has been, in compliance with the material terms and requirements of such Governmental Authorizations, except for any noncompliance which would not have a Material Adverse Effect on Parent. Neither Parent nor any Parent Subsidiary has received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

     3.14  Tax Matters.

     (a) All Material Tax Returns required to be filed by or on behalf of Parent with any Governmental Body with respect to any transaction occurring or any taxable period ending on or before the date hereof (the "Parent Returns") (i) have been filed when due, and (ii) have been accurately and completely prepared in compliance with all applicable Legal Requirements. Parent and each Parent Subsidiary has, within the time (including any extensions of applicable due dates) and in the manner prescribed by law, paid all Taxes that are due and payable, except Taxes that, individually and in the aggregate, are not material. The consolidated financial statements of Parent contained in the Parent SEC Documents fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles.

     (b) No claim or Legal Proceeding is pending or has been threatened against or with respect to Parent or any Parent Subsidiary in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by Parent or any Parent Subsidiary. There are no liens for Taxes upon any of the assets of Parent or any Parent Subsidiary, except liens for current Taxes not yet due and payable.

     3.15  Employee and Labor Matters; Benefit Plans.

     (a) Part 3.15(a) of the Parent Disclosure Schedule contains a list of all salaried employees of Parent and each Parent Subsidiary as of the date of this Agreement whose annual salaries are greater than $60,000, and correctly reflects their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. Neither Parent nor any Parent Subsidiary is a party to any collective bargaining contract or other Contract with a labor union involving any of its employees.

     (b) Part 3.15(b) of the Parent Disclosure Documents identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, health, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (individually referred to as a "Parent Plan" and collectively referred to as the "Parent Plans") sponsored, maintained, contributed to or required to be contributed to by Parent or any Parent Subsidiary for the benefit of any current or former employee of Parent or any Parent Subsidiary.

     (c) Neither Parent nor any Parent Subsidiary maintains, sponsors or contributes to, and, to the knowledge of Parent, neither Parent nor any Parent Subsidiary has at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), subject to Title IV of ERISA for the benefit of employees or former employees of Parent (a "Parent Defined Benefit Plan").

     (d) Neither Parent or any Parent Subsidiary maintains, sponsors or contributes to any employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of Parent or any Parent Subsidiary.

     (e) With respect to each Parent Plan, Parent has made available to the
Company:

          (i) an accurate and complete copy of such Parent Plan (including all amendments thereto);

          (ii) an accurate and complete copy of the annual report (if required under ERISA) with respect to such Parent Plan for the three (3) most recent plan years;

          (iii) an accurate and complete copy of (A) the most recent summary plan description, together with each summary of material modifications thereto (if required under ERISA) with respect to such Parent Plan, and (B) each material employee communication relating to such Parent Plan;

          (iv) if such Parent Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

          (v) accurate and complete copies of all Contracts relating to such Parent Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

          (vi) an accurate and complete copy of the most recent determination, notification, advisory and/or opinion letter received from the Internal Revenue Service with respect to such Parent Plan (if such Parent Plan is intended to be qualified under Section 401(a) of the Code).

     (f) Neither Parent nor any Parent Subsidiary is required to be, and, to the knowledge of Parent, neither Parent nor any Parent Subsidiary has ever been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. Neither Parent nor any Parent Subsidiary has ever been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. To the knowledge of Parent, neither Parent nor any Parent Subsidiary has ever made a complete or partial withdrawal from a "multiemployer plan" (as defined in Section 3(37) of ERISA) resulting in "withdrawal liability" (as defined in
Section 4201 of ERISA), without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA.

     (g) Neither Parent nor any Parent Subsidiary has any plan or commitment to create any additional Parent employee benefit plan within the meaning of ERISA, or to modify or change any such plan (other than to comply with applicable law).

     (h) No Parent Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee of Parent or any Parent Subsidiary after any such employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the consolidated financial statements included in the Parent SEC Documents, and (iii) benefits the full cost of which are borne by current or former employees of Parent or any Parent Subsidiary (or their beneficiaries)).

     (i) With respect to each of Parent Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") have been complied with in all material respects.

     (j) Each of the Parent Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including ERISA and the Code.

     (k) Each of the Parent Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and Parent is not aware of any reason why any such determination letter should be revoked.

     (l) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any bonus payment, golden parachute payment, severance payment or other payment to any current or former employee or director of Parent or any Parent Subsidiary (whether or not under any Parent Plan), or materially increase the benefits payable under any Parent Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

     (m) Parent and each Parent Subsidiary is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, employee compensation, wages, bonuses and terms and conditions of employment.

     3.16 Environmental Matters. Parent and each Parent Subsidiary is and has at all times been in compliance, in all material respects, with all applicable Environmental Laws. Parent and each Parent Subsidiary possesses all permits and other Governmental Authorizations required under applicable Environmental Laws, and Parent and each Parent Subsidiary is and has at all times been in compliance with the terms and requirements of all such Governmental Authorizations except where the failure to possess such Governmental Authorizations or failure to be in compliance would not have a Material Adverse Effect on Parent. Neither Parent nor any Parent Subsidiary has received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that Parent or any Parent Subsidiary is not in compliance with any Environmental Law. To the knowledge of Parent, no current or prior owner of any property leased or owned by Parent and/or such Parent Subsidiary has received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that such current or prior owner or Parent and/or such Parent Subsidiary is not or was not in compliance with any Environmental Law.

     3.17 Insurance. The business and properties of Parent and each Parent Subsidiary are insured for the benefit of Parent and/or such Parent Subsidiary in amounts deemed adequate by Parent's management against risks usually insured against by persons operating businesses similar to those of Parent or such Parent Subsidiary in the localities where such properties are located. Parent has received no notice of cancellation or refusal of coverage and copies of all of such insurance policies have been delivered to the Company.

     3.18  Related Party Transactions. Except as set forth in the Parent SEC
Documents: (a) no Related Party has, and no Related Party has at any time since December 31, 1994 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of Parent or any Parent Subsidiary; (b) no Related Party is, or has at any time since December 31, 1994 been, indebted to Parent or any Parent Subsidiary; (c) since December 31, 1994, no Related Party has entered into, or has had any direct or indirect financial interest in, any Material Parent Contract, transaction or business dealing involving Parent or any Parent Subsidiary; (d) no Related Party is competing, or has at any time since December 31, 1994 competed, directly or indirectly, with Parent or any Parent Subsidiary; and (e) no Related Party has any claim or right against Parent or any Parent Subsidiary (other than rights to receive compensation for services performed as an employee of Parent or any Parent Subsidiary). (For purposes of this Section 3.18, each of the following shall be deemed to be a "Related Party": (i) each individual who is, or who has at any time since December 31, 1994 been, an officer or director of Parent or any Parent Subsidiary; (ii) each individual who is, or who at any time since December 31, 1994 been, a member of the immediate family of any of the individuals referred to in clause "(i)" above; (iii) any 5% stockholder of the Parent; and (iv) any trust or other Entity (other than Parent or a Parent Subsidiary) in which any one of the individuals referred to in clauses "(i)" "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

     3.19 Legal Proceedings; Orders. There is no pending Legal Proceeding, and, to the knowledge of Parent, no Person has threatened to commence any Legal Proceeding that: (i) may have a Material Adverse Effect on Parent, any Parent Subsidiary or their respective businesses; or (ii) challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of Parent, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to give rise to or serve as a basis for the commencement of any such Legal Proceeding. There is no order, writ, injunction, judgment or decree to which Parent or any Parent Subsidiary, or any of the assets owned or used by Parent or any Parent Subsidiary, is subject. To the knowledge of Parent, no officer or other employee of Parent or any Parent Subsidiary is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to Parent's or such Parent Subsidiary's business. There is no action, suit, proceeding or investigation by Parent or any Parent Subsidiary currently pending or which Parent or any Parent Subsidiary intends to initiate.

     3.20 Authority; Binding Nature of Agreement. Parent and Merger Sub have the absolute and unrestricted right, power and authority to perform their obligations under this Agreement; the execution, delivery and performance by Parent and Merger Sub of this Agreement have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective Boards of Directors, and the execution, delivery and performance of this Agreement by Merger Sub have been duly authorized by all necessary action on the part of Parent, as the sole shareholder of Merger Sub. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     3.21 Non-Contravention; Consents. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of any of the provisions of Parent's or any Parent Subsidiary's articles of organization, certificate of incorporation or bylaws;

          (b) with respect to Parent or any Parent Subsidiary, contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which Parent or any Parent Subsidiary, or any of the assets owned or used by Parent or any Parent Subsidiary, is subject;

          (c) with respect to Parent or any Parent Subsidiary, contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, any Governmental Authorization that is held by Parent or any Parent Subsidiary or that otherwise relates to Parent's or any Parent Subsidiary's business or to any of the assets owned or used by Parent or any Parent Subsidiary;

          (d) contravene, conflict with or result in a violation of breach of, or result in a default under, any provision of any Material Parent Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Material Parent Contract, (ii) accelerate the maturity or performance of any Material Parent Contract, or (iii) cancel, terminate or modify any Material Parent Contract; or

          (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by Parent or any Parent Subsidiary (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or would have a Material Adverse Effect on Parent).

     Except as may be required by the Securities Act, the Exchange Act, state securities or "blue sky" laws, the CGCL, and the NASD Bylaws (as they relate to the Joint Proxy Statement), neither Parent nor any Parent Subsidiary is nor will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of this Agreement or the consummation of the Merger.

     3.22 Vote Required. The affirmative vote of a majority of the shares of Parent Common Stock (the "Requisite Parent Vote") present in person or by proxy at the Parent Stockholders' Meeting at which a quorum is present is the only vote of the holders of any class or series of Parent's capital stock necessary to aprove the issuance of the Merger Shares and to adopt and approve this Agreement, the Merger and the transactions contemplated thereby, including but not limited to the Certificate of Amendment.

     3.23 Parent Action. The Board of Directors of Parent (at a meeting duly called and held) has (a) unanimously determined that the Merger is advisable and fair and in the best interests of Parent and its stockholders, (b) unanimously approved this Agreement, the Merger and the Certificate of Amendment in accordance with the applicable provisions of the DGCL, (c) unanimously recommended the adoption and approval of this Agreement, the Merger and the Certificate of Amendment by the holders of Parent Common Stock and directed that this Agreement, the Merger and the Certificate of Amendment be submitted for consideration by the Parent's stockholders at the Parent Stockholders' Meeting, and (d) adopted a resolution having the effect of causing Parent not to be subject, to the extent permitted by applicable law, to any state takeover law that may purport to be applicable to the Merger and the transactions contemplated thereby. As of the date hereof and at all times on or prior to the Effective Time, the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Merger and the other transactions contemplated by this Agreement, including but not limited to the Voting Agreements of even date herewith between Parent and each of the individuals identified on Exhibit F.

     3.24  Full Disclosure.

     (a) To Parent's knowledge, all documents, contracts, instruments, certificates, notices, consents, affidavits, letters, telegrams, telexes, written statements, schedules (including the Parent Disclosure Schedule), exhibits (including the Exhibits to this Agreement) and any other papers whatsoever (excluding in all cases drafts and interim versions marked as such or apparent as such on their face) delivered to the Company by Parent in connection with this Agreement and the transactions contemplated thereby, are true and complete copies thereof. The representations and warranties of Parent contained in this Agreement, as modified by the Parent Disclosure Schedule, contain no untrue statements of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading.

     (b) The information supplied by Parent for inclusion in the Joint Proxy Statement (including the Parent Financial Statements) will not, as of the date of the Joint Proxy Statement or as of the date of the Parent Stockholders' Meeting (as defined in Section 5.5), and in each case, as of the date such information is prepared or presented, contain any statement that is inaccurate or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make such information not false or misleading.

     3.25 Finder's Fee. Except for Smith Barney Inc. (now associated with Salomon Brothers Inc and with Salomon Brothers Inc collectively doing business as, and hereinafter referred to as "Salomon Smith Barney"), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated thereby based upon arrangements made by or on behalf of Parent or any of its subsidiaries. A true and correct copy of Parent's agreement with Salomon Smith Barney has been delivered to the Company.

     3.26 Opinion of Financial Advisor to Parent. The Board of Directors of Parent has received the written opinion of Salomon Smith Barney, financial advisor to Parent, dated the date of this Agreement, to the effect that the Applicable Multiple is fair to Parent from a financial point of view.

SECTION 4. Certain Covenants of the Company

     4.1 Access and Investigation. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company shall, and shall cause its Representatives to: (a) provide Parent and Parent's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company and each Company Subsidiary and (b) provide Parent and Parent's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Company and each Company Subsidiary, and with such additional financial, operating and other data and information regarding the Company and each Company Subsidiary, as Parent may reasonably request.

     4.2 Operation of the Company's Business. During the Pre-Closing Period, the Company shall, and shall causes each Company Subsidiary to:

          (a) conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

          (b) use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company or any Company Subsidiary;

          (c) keep in full force all insurance policies in effect as of the date of this Agreement;

          (d) cause its officers to report regularly to Parent concerning the status of the Company's and the Company Subsidiaries' businesses;

          (e) not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (other than repurchases of unvested shares from employees upon termination of employment);

          (f) not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or relating to, any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company shall be permitted to issue Company Common Stock upon the exercise of outstanding Company Options or upon conversion of convertible securities outstanding on the date hereof) and the Company may continue to grant stock options in the ordinary course and consistent with past practice, provided that any such options shall be subject to the Company's standard vesting schedule (but such options shall not vest more than 25% per year following the grant thereof) and in no event shall any such options contain any provisions pursuant to which the vesting of such options may or would be accelerated in any respect upon any change in control transaction or any other transaction (including without limitation the Merger) or any similar provision;

          (g) not amend or waive any of its rights under, or permit the acceleration of vesting under any provision of any agreement evidencing any outstanding Company Option or Company Warrant;

          (h) not amend or permit the adoption of any amendment to the Company's articles of incorporation or bylaws, or effect or permit the Company or any Company Subsidiary to become a party to any Company Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (i) not form any subsidiary or acquire any equity interest or other interest in any other Entity;

          (j) not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made by the Company or any Company Subsidiary during the Pre-Closing Period, do not exceed $300,000 in the aggregate;

          (k) not (i) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Company Contract except in the ordinary course of business, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any Material Company Contract;

          (l) not (i) acquire, lease or license any material right or other material asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any material right or other material asset to any other Person, or (iii) waive or relinquish any material right, other than in the ordinary course of business and except for immaterial assets acquired, leased, licensed or disposed of by the Company pursuant to Contracts that are not Material Company Contracts;

          (m) not (i) lend money to any Person, or (ii) incur or guarantee any indebtedness, except for routine advances of expenses to employees in the ordinary course of business and except that the Company and each Company Subsidiary may make routine borrowings in the ordinary course of business under its existing bank lines of credit;

          (n) not (i) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, other than in the ordinary course of business and solely with respect to non-officers and non-directors or (ii) establish, adopt or amend any Employee Benefit Plan;

          (o) not change any of its methods of accounting or accounting practices in any respect;

          (p) not make any Tax election;

          (q) not commence or settle any Legal Proceeding not disclosed in the Company Disclosure Schedule;

          (r) not enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with its past practices; and

          (s) not agree or commit to take any of the actions described in clauses "(e)" through "(r)" of this Section 4.2.

     4.3  Notification; Updates to Company Disclosure Schedule.

     (a) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

          (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement;

          (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

          (iii) any breach of any covenant or obligation of the Company hereunder; and

          (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 7 or
     Section 8 impossible or unlikely.

     (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Company Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Company Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Company Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Company Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company in this Agreement, or (ii) determining whether any of the conditions set forth in Section 7 has been satisfied.

     4.4  No Solicitation. During the Pre-Closing Period:

          (a) Company shall not directly or indirectly, and shall not authorize or permit any Company Subsidiary or Representative of Company directly or indirectly to, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action (excluding any press releases issued in connection with the announcement of the execution of this Agreement) that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding Company or any Company Subsidiary to any Person in connection with or in response to an Acquisition Proposal, (iii) continue or engage in discussions with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Company Acquisition Transaction; provided, however, that this Section 4.4(a) shall not prohibit Company from furnishing information regarding the Company or any Company Subsidiary to, or entering into discussions with, any Person in response to a Superior Company Proposal if (1) the Board of Directors of Company concludes in good faith, based upon the written advice of its outside legal counsel, that such action is required in order for the Board of Directors of Company to comply with its fiduciary obligations to Company's shareholders under applicable law, (2) prior to furnishing any such information to, or entering into discussions with, such Person, Company gives Parent written notice of the identity of such Person and of Company's intention to furnish information to, or enter into discussions with, such Person, and Company receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all written and oral information furnished to such Person by or on behalf of Company, (3) prior to furnishing any such information to such Person, Company furnishes such information to Parent (to the extent such information has not been previously furnished by Company to Parent) and (4) neither the Company nor any Representative of the Company shall have violated any of the restrictions set forth in this Section 4.4. Without limiting the generality of the foregoing, Company acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any Representative of Company or any Company Subsidiary, whether or not such Representative is purporting to act on behalf of Company or any Company Subsidiary, shall be deemed to constitute a breach of this Section 4.4 by Company.

          (b) The Company shall promptly advise Parent orally and in writing of any Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal and the term thereof) that is made or submitted by any Person during the Pre-Closing Period. The Company shall keep Parent fully informed with respect to the status of any such Acquisition Proposal and any modifications or proposed modifications thereto.

          (c) The Company shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal.

     4.5  Company Shareholders' Meeting.

     (a) The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of, convene and duly hold a meeting of the holders of Company Common Stock and Company Preferred Stock (the "Company Shareholders' Meeting") to consider, act upon and vote upon the adoption and approval of this Agreement and approval of the Merger. The Company Shareholders' Meeting will be held as promptly as practicable and within 45 days after the S-4 Registration Statement (as defined below) is declared effective under the Securities Act (which 45-day period shall be extended on a day-for-day basis if and for so long as any stop order or other similar action is in place, pending or threatened by the SEC). The Company's obligation to call, give notice of, convene and hold the Company Shareholders' Meeting in accordance with this
Section 4.5(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Company Offer or other Company Acquisition Transaction, or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of the Company with respect to the Merger.

     (b) Subject to Section 4.5(c): (i) the Board of Directors of the Company shall unanimously recommend that the Company's shareholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Shareholders' Meeting; (ii) the Joint Proxy Statement shall include a statement to the effect that the Board of Directors of the Company has unanimously recommended that the Company's shareholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Shareholders' Meeting; and (iii) neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to Parent, the unanimous recommendation of the Board of Directors of the Company that the Company's shareholders vote in favor of the adoption and approval this Agreement and the approval of the

Merger. For purposes of this Agreement, said recommendation of the Board of Directors shall be deemed to have been modified in a manner adverse to Parent if said recommendation shall no longer be unanimous.

     (c) Nothing in Section 4.5(b) shall prevent the Board of Directors of the Company from withdrawing, amending or modifying its unanimous recommendation in favor of the Merger if (i) a Superior Company Proposal is made to the Company and is not withdrawn, (ii) neither the Company nor any of its Representatives shall have violated any of the restrictions set forth in Section 4.4, and (iii) the Board of Directors of the Company concludes in good faith, based upon the written advice of its outside counsel, that the withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company's shareholders under applicable law. Nothing contained in this Section
4.5 shall limit the Company's obligation to call, give notice of, convene and hold the Company Shareholders' Meeting (regardless of whether the unanimous recommendation of the Board of Directors of the Company shall have been withdrawn, amended or modified).

     4.6 Tax Representation Letters; Continuity of Interest Certificates. As soon as practicable after the execution of this Agreement, the Company shall deliver to Cooley Godward LLP and Wilson Sonsini Goodrich & Rosati, tax representation letters substantially in the form of Exhibit G (which will be used and relied upon by such firms in connection with the legal opinions contemplated by Section 7.8 and Section 8.9) and the Company shall use its reasonable efforts to obtain and deliver to Parent, Continuity of Interest Certificates in the form of Exhibit H signed by each shareholder of the Company holding in excess of 1% of the capital stock of the Company.

     4.7 Affiliate Agreements. The Company shall use all reasonable efforts to cause each Person who could reasonably be deemed to be an "affiliate" of the Company to execute and deliver to Parent, prior to the Closing, an Affiliate Agreement in the form of Exhibit I.

SECTION 5. Certain Covenants of Parent

     5.1 Access and Investigation. During the Pre-Closing Period, Parent shall, and shall cause its Representatives to: (a) provide the Company and the Company's Representatives with reasonable access to Parent's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to Parent and each Parent Subsidiary; and (b) provide the Company and the Company's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to Parent and each Parent Subsidiary, and with such additional financial, operating and other data and information regarding Parent and each Parent Subsidiary, as the Company may reasonably request.

     5.2 Operation of Parent's Business. During the Pre-Closing Period, Parent shall, and shall cause each Parent Subsidiary to:

          (a) conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

          (b) use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with Parent or any Parent Subsidiary;

          (c) keep in full force all insurance policies in place as of the date of this Agreement;

          (d) cause its officers to report regularly to the Company concerning the status of Parent's and the Parent Subsidiaries' businesses, taken as a whole;

          (e) not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

          (f) not, without the written consent of the Company, sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or relating to, any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that Parent shall be permitted to issue Parent Common Stock upon the exercise of Parent Options outstanding as of the date hereof and sell shares of Parent Common Stock under its 1996 Employee Stock Purchase Plan in accordance with the terms of such plan);

          (g) not amend or waive any of its rights under, or (except pursuant to the express terms of Parent Options outstanding on the date hereof and listed on Part 3.3 of the Parent Disclosure Schedule which provide for automatic acceleration upon consummation of the Merger) permit the acceleration of vesting under, (i) any provision of its Parent Stock Plans,
     (ii) any provision of any agreement evidencing any outstanding Parent Option or Parent Warrant, or (iii) any provision of any restricted stock purchase agreement;

          (h) not amend or permit the adoption of any amendment to its certificate of incorporation or bylaws, or effect or permit Parent or any Parent Subsidiary to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (i) not form any subsidiary or acquire any equity interest or other interest in any other Entity;

          (j) not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made by Parent or any Parent Subsidiary during the Pre-Closing Period, do not exceed $100,000 in the aggregate;

          (k) not (i) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Parent Contract except in the ordinary course of business, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any Material Parent Contract;

          (l) not (i) acquire, lease or license any material right or other material asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any material right or other material asset to any other Person, or (iii) waive or relinquish any material right, other than in the ordinary course of business and except for immaterial assets acquired, leased, licensed or disposed of by Parent pursuant to Contracts that are not Material Parent Contracts;

          (m) not (i) lend money to any Person, or (ii) incur or guarantee any indebtedness, except for routine advances of expenses to employees in the ordinary course of business and except that Parent and each Parent Subsidiary may make routine borrowings in the ordinary course of business under its existing bank lines of credit disclosed in the Parent SEC Documents;

          (n) not (i) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees other than in the ordinary course of business and solely with respect to non-officers and non-directors, or (ii) establish, adopt or amend any Employee Benefit Plan;

          (o) not change any of its methods of accounting or accounting practices in any respect;

          (p) not make any Tax election;

          (q) not commence or settle any Legal Proceeding;

          (r) not enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with its past practices; and

          (s) not agree or commit to take any of the actions described in clauses "(e)" through "(r)" of this Section 5.2.

     5.3  Notification; Updates to Parent Disclosure Schedule.

     (a) During the Pre-Closing Period, Parent shall promptly notify the Company in writing of:

          (i) the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by Parent in this Agreement or an inaccuracy in the Parent SEC Documents;

          (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by Parent in this Agreement or inaccuracy in the Parent SEC Documents; if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or
     (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

          (iii) any breach of any covenant or obligation of Parent hereunder;
     and

          (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 7 or
     Section 8 impossible or unlikely.

     (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 5.3(a) requires any change in the Parent Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Parent Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then Parent shall promptly deliver to the Company an update to the Parent Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Parent Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by Parent in this Agreement, or (ii) determining whether any of the conditions set forth in Section 8 has been satisfied.

     5.4  No Solicitation. During the Pre-Closing Period:

          (a) Parent shall not directly or indirectly, and shall not authorize or permit any Parent Subsidiary or any Representative of Parent directly or indirectly to, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action (excluding any press releases issued in connection with the execution of this Agreement or action in compliance with Parent's required disclosure obligations under the Exchange Act) that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding Parent or any Parent Subsidiary to any Person in connection with or in response to an Acquisition Proposal, (iii) continue or engage in discussions with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Parent Acquisition Transaction; provided, however, that this Section 5.4(a) shall not prohibit Parent from furnishing information regarding Parent or any Parent Subsidiary to, or entering into discussions with, any Person in response to a Superior Parent Proposal if
     (1) the Board of Directors of Parent concludes in good faith, based upon the written advice of its outside legal counsel, that such action is required in order for the Board of Directors of Parent to comply with its fiduciary obligations to Parent's stockholders under applicable law, (2) prior to furnishing any such information to, or entering into discussions with, such Person, Parent gives the Company written notice of the identity of such Person and of Parent's intention to furnish information to, or enter into discussions with, such Person, and Parent receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all written and oral information furnished to such Person by or on behalf of Parent, (3) prior to furnishing any such information to such Person, Parent furnishes such information to the Company (to the extent such information has not been previously furnished by Parent to the Company) and (4) neither Parent nor any Representative of Parent shall have violated any of the restrictions set forth in this Section 5.4. Without limiting the generality of the foregoing, Parent acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any Representative of Parent, whether or not such Representative is purporting to act on behalf of Parent, shall be deemed to constitute a breach of this Section 5.4 by Parent.

          (b) Parent shall promptly advise the Company orally and in writing of any Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal and the term thereof) that is made or submitted by any Person during the Pre-Closing Period. Parent shall keep the Company fully informed with respect to the status of any such Acquisition Proposal and any modifications or proposed modifications thereto.

          (c) Parent shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal.

     5.5  Parent Stockholders' Meeting.

     (a) Parent shall take all action necessary under all applicable Legal Requirements to call, give notice of, convene and duly hold a meeting of the holders of Parent Common Stock (the "Parent Stockholders' Meeting") to consider, act upon and vote upon the approval of the issuance of the Merger Shares, the adoption and approval of this Agreement, the Merger and the Certificate of Amendment. The Parent Stockholders' Meeting will be held as promptly as practicable and in any event within 45 days after the S-4 Registration Statement is declared effective under the Securities Act (which 45-day period shall be extended on a day-for-day basis if and for so long as any stop order or other similar action is in place, pending or threatened by the SEC). Parent's obligation to call, give notice of, convene and hold the Parent Stockholders' Meeting in accordance with this Section 5.5(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Parent Offer or other Parent Acquisition Transaction, or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of Parent with respect to the Merger.

     (b) Subject to Section 5.5(c): (i) the Board of Directors of Parent shall unanimously recommend that Parent's stockholders vote in favor of and approve the issuance of the Merger Shares and adopt and approve this Agreement, the Merger and the Certificate of Amendment; (ii) the Joint Proxy Statement shall include a statement to the effect that the Board of Directors of Parent has unanimously made such recommendation; and (iii) neither the Board of Directors of Parent nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to the Company, such unanimous recommendation. For purposes of this Agreement, said recommendation of the Board of Directors shall be deemed to have been modified in a manner adverse to the Company if said recommendation shall no longer be unanimous.

     (c) Nothing in Section 5.5(b) shall prevent the Board of Directors of Parent from withdrawing, amending or modifying its unanimous recommendation in favor of the Merger if (i) a Superior Parent Proposal is made to Parent and is not withdrawn, (ii) neither Parent nor any of its Representatives shall have violated any of the restrictions set forth in Section 5.4, and (iii) the Board of Directors of Parent concludes in good faith, based upon the written advice of its outside counsel, that the withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of Parent to comply with its fiduciary obligations to Parent's stockholders under applicable law. Nothing contained in this Section 5.5 shall limit Parent's obligation to call, give notice of, convene and hold the Parent Stockholders' Meeting (regardless of whether the unanimous recommendation of the Board of Directors of Parent shall have been withdrawn, amended or modified).

     5.6 Tax Representation Letters. As soon as practicable after the execution of this Agreement, Parent shall deliver to Cooley Godward LLP and Wilson Sonsini Goodrich & Rosati, tax representation letters in the form of Exhibit J (which will be used and relied upon in connection with the legal opinions contemplated by Section 7.8 and Section 8.9).

     5.7 Merger Sub Activities. During the Pre-Closing Period, Merger Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement. Parent shall take all actions necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth herein.

SECTION 6. Additional Covenants of the Parties

     6.1 Filings and Consents. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use his or its reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement. Each party shall promptly deliver to the other party a copy of each such filing made, each such notice given and each such Consent obtained by such parties during the Pre-Closing Period.

     6.2 Public Announcements. The parties shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and the transactions contemplated thereby. Without limiting the generality of the foregoing, neither party shall (and neither party shall permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without the other party's prior consent, except that either party shall be permitted, without the consent of the other party, to make such disclosures as are required to be made under applicable law.

     6.3 Reasonable Efforts. During the Pre-Closing Period, (a) the Company shall use its reasonable efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis, and (b) Parent and Merger Sub shall use their reasonable efforts to cause the conditions set forth in Section 8 to be satisfied on a timely basis.

     6.4  Registration Statement.

     (a) As promptly as practicable after the date of this Agreement, Parent shall prepare and cause to be filed with the SEC a preliminary Joint Proxy Statement to be sent to the stockholders of Parent and the shareholders of the Company in connection with the Parent Stockholders' Meeting and the Company Shareholders' Meeting, respectively. Parent and the Company shall use all reasonable efforts to cause the Joint Proxy Statement to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the Joint Proxy Statement cleared by the SEC for distribution to the Parent stockholders and the Company shareholders. Parent shall prepare and cause to be filed with the SEC a registration statement on Form S-4 concerning the Parent Common Stock to be issued upon the Merger (the "S-4 Registration Statement") after the Company's financial statements for the nine months ended December 31, 1997 have been audited by the Company's independent auditors and such auditors' report is available. The S-4 Registration Statement shall contain or incorporate by reference the Joint Proxy Statement (which shall include such Company December 31, 1997 financial statements) as a prospectus, and any other documents required by the Securities Act or the Exchange Act in connection with the Merger. The parties acknowledge and agree that the foregoing arrangements may be altered by mutual consent of the parties as reasonably necessary to respond to any comments or requests received from the SEC. Parent shall use all reasonable efforts to cause the S-4 Registration Statement (including the Joint Proxy Statement) to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. Parent will use all reasonable efforts to cause the Joint Proxy Statement to be mailed to Parent's stockholders, and the Company will use all reasonable efforts to cause the Joint Proxy Statement to be mailed to the Company's shareholders, as promptly as practicable after the S-4 Registration Statement is declared effective under the Securities Act. The Company shall promptly furnish to Parent all information concerning the Company and the Company's shareholders that may be required or reasonably requested in connection with any action contemplated by this Section 6.4 (including, without limitation, the Company Financial Statements). In addition, the Company shall promptly furnish to Parent all information concerning the Company and the Company shareholders that may be required or reasonably requested in connection with any pre- or post-effective amendment to the S-4 Registration Statement. If the Company becomes aware of any information that should be set forth in an amendment or supplement to the S-4 Registration Statement or the Joint Proxy Statement, then the

Company shall promptly inform Parent thereof and shall cooperate with Parent in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the shareholders of the Company.

     (b) Prior to the Effective Time, Parent shall make all required filings with state regulatory authorities and the NASD, and shall ensure that the Parent Common Stock to be issued in the Merger will be qualified under the securities or "blue sky" law of every jurisdiction of the United States in which any registered stockholder of the Company has an address of record on the record date for determining the stockholders entitled to notice of and to vote on the Merger (other than qualifying to do business in a state in which it is not now qualified).

     (c) Parent shall amend its 1996 Employee Stock Purchase Plan to provide that Company employees will be eligible to participate in such plan effective no later than five (5) days following the Closing and that the Offering Period with respect to such employees under such Plan shall commence as of such day (and shall have purchase dates and otherwise end consistent with those for Parent employees). To the extent required by the rules and regulations of the SEC, the amendment to the Parent's 1996 Employee Stock Purchase Plan shall be reflected in the Joint Proxy Statement.

     6.5  Additional Agreements.

     (a) Subject to Section 6.5(b), Parent and the Company shall use all reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to
Section 6.5(b), each party to this Agreement shall use all reasonable efforts to lift any restraint, injunction or other legal bar to the Merger. Each party shall promptly deliver to the other, to the extent material, a copy of each such filing made, each such notice given and each such Consent obtained by such party during the Pre-Closing Period.

     (b) Notwithstanding anything to the contrary contained in this Agreement, neither Parent nor the Company shall have any obligation under this Agreement to do any of the following (or cause the other to do any of the following): (i) to dispose or cause any of its subsidiaries to dispose of any assets; (ii) to discontinue or cause any of its subsidiaries to discontinue offering any product; (iii) to license or otherwise make available, or cause any of its subsidiaries to license or otherwise make available, to any Person, any technology, software or other Proprietary Asset; (iv) to hold separate or cause any of its subsidiaries to hold separate any assets or operations (either before or after the Closing Date); or (v) to make or cause any of its subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations.

     6.6 Regulatory Approvals. The Company and Parent shall use all reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file the notifications, if any, required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), in connection with the Merger. The Company and Parent shall respond as promptly as practicable to (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general or other Governmental Body in connection with antitrust or related matters. Each of the Company and Parent shall (1) give the other party prompt notice of the commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any Legal Proceeding, and (3) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Body regarding the Merger. The Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the HSR Act of any other federal or state antitrust or fair trade law. In addition, except as may be prohibited by the HSR Act of any Governmental Body or by any Legal Requirement, in connection with any Legal Proceeding under or relating to any other federal or state antitrust or fair trade law or any other similar Legal Proceeding, each of the Company and Parent agrees to permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

     6.7  Indemnification.

     (a) From and after the consummation of the Merger, Parent will fulfill and honor in all material respects the obligations of the Parent and the Company pursuant to (i) each indemnification agreement in effect at such time between the Parent and each person who is or was a director or officer of Parent and the Company at or prior to the Effective Time and (ii) any indemnification provisions under Parent's and the Company's Certificate of Incorporation or Articles of Incorporation, as the case may be or Bylaws, as each is in effect on the date hereof (the persons to be indemnified pursuant to this agreement and provisions referred to in clauses (i) and (ii) of this Section 6.7 shall be referred to individually, the "Indemnified Party"). The Certificate of Incorporation or Articles of Incorporation, as the case may be, and the Bylaws of the Parent and the Company shall continue to contain the provisions with respect to indemnification and exculpation from liability set forth in such documents as of the date of this Agreement and such provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of any Indemnified Party.

     (b) This Section 6.7 shall survive the consummation of the Merger at the Effective Time, is intended to be for the benefit of the Parent and the Company and each Indemnified Party and such Indemnified Party's heirs and representatives, and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

SECTION 7. Conditions Precedent to Obligations of Parent and Merger Sub

     The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     7.1 Accuracy of Representations. The representations and warranties made by the Company in this Agreement shall have been accurate in all material respects as of the date of this Agreement; provided, however, that any representations or warranties of the Company that are qualified as to materiality or "Material Adverse Effect" shall have been true and correct in all respects as of the date of this Agreement.

     7.2 Performance of Covenants. Each material covenant or obligation contained in this Agreement that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     7.3 Effectiveness of Registration Statement. The S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the S-4 Registration Statement.

     7.4 Compliance Certificate. The Company shall have delivered to Parent a certificate of the Chief Executive Officer of the Company evidencing compliance with the conditions set forth in Sections 7.1 and 7.2.

     7.5 Stockholder Approval. The issuance of the Merger Shares, this Agreement, the Merger and the Certificate of Amendment shall have been adopted and approved by the Requisite Parent Vote and this Agreement and the Merger shall have been adopted and approved by the Requisite Company Vote.

     7.6 Consents. All Consents listed in Part 2.21 of the Company Disclosure Schedule and Part 3.21 of the Parent Disclosure Schedule shall have been obtained and shall be in full force and effect.

     7.7 Legal Opinion. Parent shall have received a legal opinion of Cooley Godward LLP, in substantially the form of Exhibit L, dated as of the Closing Date;

     7.8 Tax Opinion. Company shall have received a legal opinion of Cooley Godward LLP in substantially the form of Exhibit M, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code (it being understood that, in rendering such opinion, Cooley Godward LLP may rely upon the tax representation letters and Continuity of Interest Certificates referred to in Section 4.6).

     7.9 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     7.10 HSR Act. If applicable, the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     7.11 Termination of Repurchase Agreement. That certain Agreement for Repurchase of Preferred Shares of Stock at Artecon, Inc. dated December 22, 1994 by and among Artecon, Inc., Flambeau Corporation, Flambeau Products Corporation, Seats, Inc. and W.R. Sauey shall have been terminated.

SECTION 8. Conditions Precedent to Obligations of the Company

     The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     8.1 Accuracy of Representations. The representations and warranties made by Parent and Merger Sub in this Agreement shall have been accurate in all material respects as of the date of this Agreement; provided, however, that any representations or warranties of Parent or Merger Sub that are qualified as to materiality or "Material Adverse Effect" shall have been true and correct in all respects as of the date of this Agreement.

     8.2 Performance of Covenants. Each material covenant or obligation contained in this Agreement that Parent and/or Merger Sub is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     8.3 Effectiveness of Registration Statement. The S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the S-4 Registration Statement.

     8.4 Nasdaq National Market. The shares of Parent Common Stock to be issued in the Merger shall have been approved for quotation (subject to notice of issuance) on the Nasdaq National Market.

     8.5 Compliance Certificate. Parent shall have delivered to the Company a certificate of the Chief Executive Officer of the Parent evidencing compliance with the conditions set forth in Sections 8.1 and 8.2.

     8.6 Stockholder Approval. The issuance of the Merger Shares and this Agreement, the Merger and the Certificate of Amendment shall have been adopted and approved by the Requisite Parent Vote and this Agreement and the Merger shall have been adopted and approved by the Requisite Company Vote.

     8.7 Consents. All Consents listed in Part 2.21 of the Company Disclosure Schedule and Part 3.21 of the Parent Disclosure Schedule) shall have been obtained and shall be in full force and effect.

     8.8 Legal Opinion. The Company shall have received a legal opinion of Wilson Sonsini Goodrich & Rosati, dated as of the Closing Date, in substantially the form of Exhibit N;

     8.9 Tax Opinion. Parent shall have received a legal opinion of Wilson Sonsini Goodrich & Rosati in substantially the form of Exhibit O, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code (it being understood that, in rendering such opinion, Wilson Sonsini Goodrich & Rosati may rely upon the tax representation letters and Continuity of Interest Certificates referred to in
Section 4.6);

     8.10 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     8.11 HSR Act. If applicable, the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     8.12 Resignations of Certain Directors. The Company shall have received the written resignations of the directors of Parent listed on Exhibit P hereto, effective as of the Effective Time.

SECTION 9. Termination

     9.1 Termination. This Agreement may be terminated prior to the Effective Time (whether before or after approval of the Merger by the Requisite Company Vote and/or the Requisite Parent Vote):

          (a) by mutual written consent of Parent and the Company;

          (b) by either Parent or the Company if the Merger shall not have been consummated by May 31, 1998 (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Time);

          (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

          (d) by either Parent or the Company if (i) the Parent Stockholders' Meeting (including any adjournments thereof) shall have been held and completed and Parent's stockholders shall have taken a final vote on a proposal to approve the issuance of the Merger Shares and to approve and adopt this Agreement, the Merger and the Certificate of Amendment and (ii) this Agreement, the Merger and the Certificate of Amendment shall not have been adopted and approved at such meeting by the Requisite Parent Vote; provided, however, that Parent shall not be permitted to terminate this Agreement pursuant to this Section 9.1(d) if the failure of Parent's stockholders to approve the issuance of the Merger Shares and to adopt and approve this Agreement, the Merger and the Certificate of Amendment at the Parent Stockholders' Meeting is attributable to a failure on the part of Parent to perform any material obligation required to have been performed by Parent under this Agreement; and provided, further, that Parent shall not be permitted to terminate this Agreement pursuant to this Section 9.1(d) unless Parent shall have paid the fee referred to in Section 9.3(b);

          (e) by either Parent or the Company if (i) the Company Shareholders' Meeting (including any adjournments thereof) shall have been held and completed and the Company's shareholders shall have taken a final vote on a proposal to approve and adopt this Agreement and the Merger and (ii) this Agreement and the Merger shall not have been adopted and approved at such meeting by the Requisite Company Vote; provided, however, that Company shall not be permitted to terminate this Agreement pursuant to this Section 9.1(e) if the failure of the Company's shareholders to adopt and approve this Agreement and the Merger at the Company Shareholders' Meeting is attributable to a failure on the part of the Company to perform any material obligation required to have been performed by the Company under this Agreement; and provided, further, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 9.1(e) unless the Company shall have paid the fee referred to in Section 9.3(b);

          (f) at any time prior to the adoption and approval of this Agreement and the Merger by the Requisite Parent Vote and the Requisite Company Vote, by the Company if a Parent Triggering Event shall have occurred or by Parent if a Company Triggering Event shall have occurred; or

          (g) by either party if any of the other party's covenants contained in this Agreement shall have been breached in any material respect; provided, however, that if a breach of a covenant by a party is curable by such party and such party is continuing to exercise all reasonable efforts to cure such breach, then the other party may not terminate this Agreement under this Section 9.1(g) on account of such breach and provided, further, that a party may not terminate this Agreement pursuant to this
     Section 9.1(g) if it shall have materially breached this Agreement.

     9.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 9.2, Section 9.3,
Section 6.2 and Section 10 shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any breach of this Agreement.

     9.3  Fees and Expenses; Termination Fees.

     (a) Except as set forth in this Section 9.3, each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred in the future by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by such party (or its Representatives) with respect to the other party's business (and the furnishing of information to the other party and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of all Consents and Governmental Authorizations required to be obtained in connection with any of such transactions, and (d) the consummation of the Merger ("Out of Pocket Costs").

     (b) If this Agreement is terminated by Parent or the Company pursuant to
Section 9.1(d), or if this Agreement is terminated by the Company pursuant to
Section 9.1(f), Parent shall pay to the Company, in cash (at the time specified in Section 9.3(c)), a nonrefundable fee in the amount of $1,500,000, along with the Company's Out of Pocket Costs through the date of such termination.

     (c) In the case of termination of this Agreement by Parent pursuant to
Section 9.1(d), the fee referred to in Section 9.3(b) shall be paid by Parent prior to such termination, and in the case of termination of this Agreement by the Company pursuant to Section 9.1(d) or Section 9.1(f), the fee referred to in
Section 9.3(b) shall be paid by Parent within three (3) business days after such termination.

     (d) If this Agreement is terminated by Parent or the Company pursuant to
Section 9.1(e), or if this Agreement is terminated by Parent pursuant to Section 9.1(f), the Company shall pay to Parent, in cash (at the time specified in Section 9.3(e)), a nonrefundable fee in the amount of $1,500,000, along with Parent's Out of Pocket Costs through the date of such termination.

     (e) In the case of termination of this Agreement by the Company pursuant to
Section 9.1(e), the fee referred to in Section 9.3(d) shall be paid by the Company prior to such termination, and in the case of termination of this Agreement by Parent pursuant to Section 9.1(e) or Section 9.1(f), the fee referred to in Section 9.3(d) shall be paid by the Company within three (3) business days after such termination.

SECTION 10. Miscellaneous Provisions

     10.1 No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger.

     10.2 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

     10.3 Attorneys' Fees. Subject to Section 9.3(b), if any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     10.4 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

        if to Parent or Merger Sub:

           Storage Dimensions, Inc.
               1656 McCarthy Blvd.
               Milpitas, CA 95035
               Attention: Chief Executive Officer
               Facsimile: (408) 944-1200

        with a copy to (which shall not constitute notice):

           Wilson Sonsini Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, CA 94304-1050
               Attention: Kenneth M. Siegel, Esq.
               Facsimile: (415) 493-6811

        if to the Company:

           Artecon, Inc.
               6305 El Camino Real
               Carlsbad, CA 92009-1606
               Attention: Chief Executive Officer
               Facsimile: (760) 931-5527

        with a copy to (which shall not constitute notice):

           Cooley Godward LLP
               4365 Executive Drive, Suite 1100
               San Diego, CA 92121
               Attention: Thomas A. Coll, Esq.
               Facsimile: (619) 453-3555

     All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a telecopy, when the party receiving such telecopy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally recognized, overnight courier, on the business day following dispatch and (d) in the case of mailing, on the fifth business day following such mailing.

     10.5  Time of the Essence. Time is of the essence of this Agreement.

     10.6 Governing Law; Venue. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

     10.7 Successors and Assigns. Except as provided in Section 10.8, this Agreement shall be binding upon and shall be enforceable by and inure solely to the benefit of, the parties hereto and their successors and assigns; provided, however, that this Agreement may not be assigned by any party without the written consent of the other parties, and any attempted assignment without such consent shall be void and of no effect.

     10.8 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

     10.9  Waiver.

     (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

     (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     10.10 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

     10.11 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     10.12 Parties in Interest. None of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any); provided, however, that the provisions of Section 1.5(c) shall inure to the benefit of and may be enforced by holders of Company Options and/or Company Warrants, and the provisions of Section 6.7 shall inure to the benefit of and may be enforced by the Indemnified Parties.

     10.13 Disclosure Schedules. The disclosure schedules shall be arranged in separate parts corresponding to the numbered and lettered sections contained in
Section 2 or in Section 3, as the case may be. The information disclosed in any numbered or lettered part shall be deemed to be disclosed and incorporated in any other numbered or lettered part where the relevance of such disclosure to another numbered or lettered part would be reasonably apparent from such disclosure.

     10.14 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings among or between any of the parties relating to the subject matter hereof.

     10.15  Construction.

     (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

     (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

     (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

     (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

     10.16 Headings. The bold-faced section headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     10.17 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same instrument.

     The parties hereto have caused this Agreement to be executed and delivered as of December 22, 1997.

                                          STORAGE DIMENSIONS, INC.,
                                          a Delaware corporation

                                          By:       /s/ DAVID A. EEG

                                            ------------------------------------
                                                        David A. Eeg
                                                     President and CEO

                                          STORAGE ACQUISITION CORP.,
                                          a California corporation

                                          By:     /s/ JAMES L. LAMBERT

                                            ------------------------------------
                                                      James L. Lambert
                                                         President

                                          ARTECON, INC.,
                                          a California corporation

                                          By:     /s/ JAMES M. LAMBERT

                                            ------------------------------------
                                                      James L. Lambert
                                                         President

                                   EXHIBIT A

                              CERTAIN DEFINITIONS

     For purposes of the Agreement (including this Exhibit A):

     Acquisition Proposal. "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Parent or the Company, as the case may be) contemplating or otherwise relating to any Company Acquisition Transaction or Parent Acquisition Transaction, as the case may be.

     Agreement. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached (including all other exhibits), as it may be amended from time to time.

     Company Acquisition Transaction. "Company Acquisition Transaction" shall mean any transaction involving:

          (a) any sale, lease exchange, transfer or other disposition of the assets of Company or any Company Subsidiary constituting more than 10% of the consolidated assets of Company or accounting for more than 10% of the consolidated revenues of Company in any one transaction or in a series of related transactions.

          (b) any offer to purchase, tender offer, exchange offer or any similar transaction or series of related transactions made by any Person involving more than 10% of the outstanding shares of the capital stock of the Company or any shares of the capital stock of any Company Subsidiary.

          (c) any merger, consolidation, business combination, share exchange, reorganization or other similar transaction or series of related transactions involving Company or any Company Subsidiary.

          (d) any assignment, transfer or licensing or other disposition of, in whole or in part, the Company Proprietary Assets, other than in the ordinary course of business.

     Company Contract. "Company Contract" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

     Company Disclosure Schedule. "Company Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Parent by the Company.

     Company Option. "Company Option" shall mean any option to purchase capital stock of the Company held by any director, officer or employee of, or consultant to, the Company.

     Company Proprietary Asset. "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to the Company or any Company Subsidiary or otherwise used by the Company or any Company Subsidiary.

     Company Shareholders. "Company Shareholders" shall mean those holders of Company Common Stock entitled to receive shares of Parent Common Stock pursuant to Section 1.5.

     Company Triggering Event. A "Company Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of Company shall have failed to recommend, or shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its unanimous recommendation in favor of, the Merger or approval or adoption of this Agreement; (ii) Company shall have failed to include in the Joint Proxy Statement the unanimous recommendation of the Board of Directors of Company in favor of approval and adoption of this Agreement and the Merger; (iii) the Board of Directors of Company shall have approved, endorsed or recommended any Acquisition Proposal; (iv) Company shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal; (v) Company shall have failed to hold the Company Shareholders' Meeting as promptly as practicable and in any event within 45 days after the definitive Proxy Statement was filed with the SEC; (vi) a tender or exchange offer relating to securities of Company shall have been commenced and Company shall not have sent to its securityholders, within five

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

business days after the commencement of such tender or exchange offer, a statement disclosing that Company recommends rejection of such tender or exchange offer; (vii) an Acquisition Proposal is publicly announced, and Company
(A) fails to issue a press release announcing its opposition to such Acquisition Proposal within five business days after such Acquisition Proposal is announced or (B) otherwise fails to actively oppose such Acquisition Proposal; or (viii) a person or group (as defined in the Exchange Act and the rules promulgated thereunder) shall have acquired more than fifty percent (50%) of the Company's voting securities (excluding persons and groups that, as of the date of this Agreement, hold more than fifty percent (50%) of the Company's voting securities or that may be deemed to have acquired such percentage upon execution of the Voting Agreements).

     Company Warrant. "Company Warrant" shall mean any warrant granted by the Company to any Person to purchase capital stock of the Company.

     Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

     Contract. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan, or legally binding commitment or undertaking of any nature.

     Employee Benefit Plan. "Employee Benefit Plan" shall have the meaning specified in Section 3(3) of ERISA.

     Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company, limited liability company, joint stock company, firm or other enterprise, association, organization or entity.

     Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     Governmental Authorization. "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

     Governmental Body. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

     Joint Proxy Statement. "Joint Proxy Statement" shall mean that proxy statement to be prepared by Parent with the cooperation of the Company to be filed with the SEC and to be included or incorporated by reference into the Form S-4 registration statement to be filed by Parent with the SEC.

     Knowledge. "Knowledge" shall mean, as it relates to either the Company or Parent with respect to any matter in question, that any of the Chief Executive Officer, Chief Financial Officer or any other executive officers of the Company or Parent, as the case may be, has actual knowledge of such matter.

     Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     Material Adverse Effect. A violation or other matter will be deemed to have a "Material Adverse Effect" on the Company or Parent, as the case may be, if such violation or other matter would have a material adverse effect on the business, condition, assets, liabilities, operations, financial performance or prospects of the Company and its subsidiaries or the Parent and its subsidiaries taken as a whole, as the case may be.

     Parent Acquisition Transaction. "Parent Acquisition Transaction" shall mean any transaction involving:

          (a) any sale, lease exchange, transfer or other disposition of the assets of Parent or any Parent Subsidiary constituting more than 10% of the consolidated assets of Parent or accounting for more than 10% of the consolidated revenues of Parent in any one transaction or in a series of related transactions.

          (b) any offer to purchase, tender offer, exchange offer or any similar transaction or series of related transactions made by any Person involving more than 10% of the outstanding shares of the capital stock of Parent or any shares of the capital stock of any Parent Subsidiary.

          (c) any merger, consolidation, business combination, share exchange, reorganization or other similar transaction or series of related transactions involving Parent or any Parent Subsidiary.

          (d) any assignment, transfer or licensing or other disposition of, in whole or in part, the Parent Proprietary Assets, other than in the ordinary course of business.

     Parent Contract. "Parent Contract" shall mean any Contract: (a) to which Parent is a party; (b) by which Parent or any of its assets is or may become bound or under which Parent has, or may become subject to, any obligation; or
(c) under which Parent has or may acquire any right or interest.

     Parent Disclosure Schedule. "Parent Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to the Company by Parent.

     Parent Proprietary Asset. "Parent Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to Parent or any Parent Subsidiary or otherwise used by Parent or any Parent Subsidiary.

     Parent Triggering Event. A "Parent Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of Parent shall have failed to recommend, or shall for any reason have withdrawn or shall have amended or modified in a manner adverse to the Company its unanimous recommendation in favor of, the Merger or approval or adoption of this Agreement; (ii) Parent shall have failed to include in the Joint Proxy Statement the unanimous recommendation of the Board of Directors of Parent in favor of approval and adoption of this Agreement and the Merger; (iii) the Board of Directors of Parent shall have approved, endorsed or recommended any Acquisition Proposal;
(iv) Parent shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal; (v) Parent shall have failed to hold the Parent Stockholders' Meeting as promptly as practicable and in any event within 45 days after the definitive Proxy Statement was filed with the SEC; (vi) a tender or exchange offer relating to securities of Parent shall have been commenced and Parent shall not have sent to its securityholders, within five business days after the commencement of such tender or exchange offer, a statement disclosing that Parent recommends rejection of such tender or exchange offer; (vii) an Acquisition Proposal is publicly announced, and Parent (A) fails to issue a press release announcing its opposition to such Acquisition Proposal within five business days after such Acquisition Proposal is announced or (B) otherwise fails to actively oppose such Acquisition Proposal; or (viii) a person or group (as defined in the Exchange Act and the rules promulgated thereunder) shall have acquired more than fifty percent (50%) of Parent's voting securities (excluding persons and groups that, as of the date of this Agreement, hold more than fifty percent (50%) of Parent's voting securities or that may be deemed to have acquired such percentage upon execution of the Voting Agreements).

     Person. "Person" shall mean any individual, Entity or Governmental Body.

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

     Proprietary Asset. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, source code, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

     Representatives. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

     SEC. "SEC" shall mean the United States Securities and Exchange Commission.

     Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

     Superior Company Proposal. "Superior Company Proposal" shall mean an unsolicited, bona fide written proposed Acquisition Proposal submitted by a third party that the Board of Directors of the Company determines, in good faith, based upon the written advice of its financial advisor, to be more favorable from a financial point of view to the Company's shareholders than the terms of the Merger; provided, however, that any such Acquisition Proposal shall not be deemed to be a "Superior Company Proposal" if any financing required to consummate the transaction contemplated by such offer is not committed at the time such Acquisition Proposal is made.

     Superior Parent Proposal. "Superior Parent Proposal" shall mean an unsolicited, bona fide written proposed Acquisition Proposal submitted by a third party that the Board of Directors of Parent determines, in good faith, based upon the written advice of its financial advisor, to be more favorable from a financial point of view to the Parent's stockholders than the terms of the Merger; provided, however, that any such Acquisition Proposal shall not be deemed to be a "Superior Parent Proposal" if any financing required to consummate the transaction contemplated by such offer is not committed at the time such Acquisition Proposal is made.

     Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

     Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                                                                         ANNEX B

                            CERTIFICATE OF AMENDMENT
                                       OF
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            STORAGE DIMENSIONS, INC.
                             A DELAWARE CORPORATION

     Storage Dimensions, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

     First: The name of the Corporation is Storage Dimensions, Inc.

     Second: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on November 25, 1992 under the name SDI Acquisition Corporation.

     Third: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Second Amended and Restated Certificate of Incorporation as follows:

          ARTICLE I shall be amended and restated to read in its entirety as follows:

             "The name of the Corporation is Artecon, Inc. (hereinafter sometimes referred to as the "Corporation")."

          ARTICLE IV shall be amended and restated to read in its entirety as follows:

             "1. The Corporation is authorized to issue a total of Fifty Million (50,000,000) shares of stock in two classes designated respectively "Preferred Stock" and "Common Stock." The total number of shares of Preferred Stock the Corporation shall have authority to issue is Ten Million (10,000,000), par value one-half of one cent ($.005) per share, and the total number of shares of Common Stock the Corporation shall have authority to issue is Forty Million (40,000,000), par value one-half of one cent ($.005) per share.

             2. The preferences, privileges and restrictions granted to or imposed on the respective classes and series of shares of Common Stock and Preferred Stock are as follows:

                (a) Designation of Series of Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Certificate of Incorporation, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                (b) Designation of Series A Preferred Stock. Two Million Four Hundred Ninety-Four Thousand One Hundred Fifty-Nine (2,494,159) of the shares of Preferred Stock are hereby designated "Series A Preferred Stock" ("Series A Stock"). The rights, preferences and privileges of the Series A Stock are as specified in this Section 2 of Article IV.

                (c) Dividend Rights. The holders of record of Preferred Stock and Common Stock shall be entitled to receive dividends on a non-cumulative basis when and as declared by the Board of Directors out of funds legally available therefor. No right shall accrue to the holders of the

           Series A Stock by reason of the fact that dividends are not declared and thereafter paid in any year.

                (d) Preference on Liquidation.

                    (i) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock or any other class or series of stock of the Corporation, an amount equal to two dollars ($2.00) per share (as adjusted for any stock dividends, combinations or splits, reclassifications or the like with respect to such shares) plus all accrued, accumulated or declared but unpaid dividends on each share of Series A Stock held by such holders. If upon the occurrence of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the assets and funds to be distributed among the holders of Series A Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

                    (ii) After payment to the holders of the Series A Stock of the amount set forth in subsection (i), the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed ratably among the holders of the Common Stock in proportion to the number of shares then held by such holders.

                    (iii) For purposes of this subsection (d), a merger or
               consolidation of the Corporation with or into any other corporation or corporations, or the merger of any other corporation or corporations into the Corporation in which the holders of the Corporation's outstanding Common Stock immediately prior to the effective date of such transaction do not hold at least fifty percent (50%) of all outstanding voting securities of the surviving entity, or a sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation.

                (e) Voting Rights. Except as otherwise required by law, the shares of the Series A Stock shall be voted together with this Corporation's Common Stock as a single class at any annual or special meeting of stockholders of this Corporation, or may act by written consent in the same manner as this Corporation's Common Stock. Each share of Common Stock shall be entitled to one vote. The holder of each share of Series A Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series A Stock could be converted on the record date for the vote or, if no such record date is established, at the date such vote is taken or any written consent is solicited (in each case assuming such share is convertible as of such date notwithstanding the time limitation on any such conversion set forth in Section 2(f)(i)), shall have voting rights and powers equal to the voting rights and powers of the Common Stock, and shall be entitled to notice of any stockholders meeting in accordance with the Bylaws of this Corporation in the same manner and to the same extent as holders of the Common Stock. Fractional votes shall not be permitted, however, and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward.)

                (f) Conversion. The holders of the Series A Stock shall have the following rights and shall be subject to the following restrictions with respect to the conversion of the Series A Stock into shares of Common Stock:

                    (i) Conversion at the Option of the Holder. Each share of
               Series A Stock shall be convertible, at the option of the holder thereof, without the payment of additional consideration, at any time after January 1, 1999, at the office of the Corporation or any transfer agent for the Series A Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing two dollars ($2.00) by the greater of (A) $6.00 and (B) the then applicable Conversion Price, determined as provided in subsection (f)(iii).

                    (ii) Automatic Conversion. Each share of Series A Stock
               shall automatically be converted into fully paid and nonassessable shares of Common Stock effective as of 5:30 p.m. East Coast Time on the earlier of:

                        (1) at the close of business on the day on which the
                   Board of Directors shall have duly and unanimously adopted a resolution requesting such conversion, in which case the number of shares of Common Stock issuable upon conversion of each Share of Series A Stock shall be determined by dividing two dollars ($2.00) by the then applicable Conversion Price, determined as provided in subsection (f)(iii); and

                        (2) at the close of business on the first business day
                   following the date on which the average of the closing per share sales price of the Common Stock as reported on the Nasdaq National Market (or any other U.S. securities market or exchange on which the Common Stock may trade) for twenty
                   (20) consecutive trading days equals or exceeds nine dollars ($9.00) per share (subject to adjustment for any stock splits, stock dividends, stock consolidations or the like) (the "Average Price"), in which case the number of shares of Common Stock issuable upon conversion of each such share of Series A Stock shall be determined by dividing two dollars ($2.00) by the Average Price.

                    (iii) Conversion Price. In the case of conversion under
               subsections (f)(i) and (f)(ii)(1), the conversion price for the Series A Stock shall be equal to the average of the closing sales prices of the Common Stock as traded on the Nasdaq National Market (or any other U.S. securities market or exchange on which the Common Stock may trade) during the twenty (20) trading day period ending on the day that is two (2) days prior to the date on which conversion is requested by the Company or the holder, as the case may be (the "Conversion Price"). Such Conversion Price shall be adjusted from time to time in accordance with this subsection (f). All references to the Conversion Price herein shall mean the Conversion Price as so adjusted.

                    (iv) Mechanics of Conversion. No fractional shares of Common
               Stock shall be issued upon conversion of Series A Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Series A Stock shall be entitled to convert the same into full shares of Common Stock pursuant to subsection (f)(i), it shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Stock, and shall give written notice to the Corporation at such office that it elects to convert the same. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. In the event of a conversion pursuant to subsection (f)(ii), such conversion shall be deemed to have occurred automatically without any further action by the Corporation or the holder as of the day specified in subsection
               (f)(ii), and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date; provided, however, that before any holder of Series A Stock shall be entitled to receive a certificate representing the shares of Common Stock into which such holder's shares of Series A Stock have been converted into pursuant to subsection (f)(ii), it shall surrender the certificate or certificates representing such shares of Series A Stock, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Stock. The Corporation shall, as soon as practicable after receipt of such surrendered certificates and notice, if applicable, issue and deliver at such office to such holder of Series A Stock a certificate or certificates, registered in such names as specified by the holder, for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock.

                    (v) Adjustments to Conversion Price.

                        (1) In the event the Corporation shall at any time or
                   from time to time make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation or any of its subsidiaries other than shares of Common Stock, then in each such event provision shall be made so that the holders of Series A Stock shall receive, upon the conversion thereof, the securities of the Corporation which they would have received had their stock been converted into Common Stock on the date of such event.

                        (2) If there occurs any capital reorganization or any
                   reclassification of the capital stock of the Corporation (other than any event provided for in subsection (f)(v)(1) above), each share of Series A Stock shall thereafter be convertible into the same kind and amounts of securities or other assets, or both, that were issuable or distributable to the holders of shares of outstanding Common Stock upon such reorganization or reclassification, in respect of that number of shares of Common Stock into which such shares of Series A Stock might have been converted immediately prior to such reorganization or reclassification; and in any such case, appropriate adjustments (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series A Stock to the end that the provisions of this Article IV shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other assets thereafter deliverable upon the conversion of the Series A Stock.

                        (3) Upon the occurrence of each adjustment or
                   readjustment of the number or kind of shares issuable upon conversion of a share of Series A Stock pursuant to this subsection (f)(v), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Stock, furnish or cause to be furnished to such holder a like certificate prepared by the Corporation setting forth (i) such adjustments and readjustments, and (ii) the number of shares and the amount, if any, of other property which at the time would be received upon the conversion of Series A Stock.

                    (vi) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive additional shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Stock at least 30 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.

                    (vii) Issue Taxes. The holders of Series A Stock shall pay any and all issue, transfer and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Stock pursuant hereto.

                    (viii) Reservation of Stock Issuable Upon Conversion. The
               Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Articles of Incorporation.

                    (ix) Notices. Any notice required by the provisions of this
               Section 2 to be given to the holders of shares of Series A Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Corporation.

                (g) No Reissuance of Series A Stock. No share or shares of Series A Stock acquired by the Corporation by reason of conversion or otherwise shall be reissued. In the event of any such conversion or other acquisition, the shares so issued or acquired shall revert to the status of authorized but unissued shares of Preferred Stock."

          ARTICLE VII shall be amended and restated to read in its entirety as follows:

             "1. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

             2. Subject to the rights of the holders of any series of Preferred Stock (other than the Series A Stock) to elect additional directors under specified circumstances, the directors shall be divided into three classes as nearly equal in size as practicable designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the adoption and filing of this Certificate of Amendment of Certificate of Incorporation, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the adoption and filing of this Certificate of Amendment of Certificate of Incorporation, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the adoption and filing of this Certificate of Amendment of Certificate of Incorporation (the "First Class Three Meeting"), the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

             Notwithstanding the foregoing provisions of this Article, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

             3. The Board of Directors or any individual director may be removed from office at any time (i) with cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the Corporation entitled to vote at an election of directors (the "Voting Stock") or (ii) without cause by (1) until the First Class III Meeting, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all the then-outstanding shares of the Voting Stock, and (2) after the First Class III Meeting, the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all the then-outstanding shares of the Voting Stock."

     Fourth: Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned,                          and
                         , have signed this Certificate of Amendment as
President and Secretary, respectively, of the Corporation, this     day of
          , 1998.

                                          --------------------------------------
                                                      , President

                                          --------------------------------------
                                                      , President

                                                                         ANNEX C

                      [LETTERHEAD OF SALOMON SMITH BARNEY]

December 22, 1997

The Board of Directors
Storage Dimensions, Inc.
1656 McCarthy Boulevard
Milpitas, California 93035

Members of the Board:

     You have requested our opinion as to the fairness, from a financial point of view, to Storage Dimensions, Inc. ("Storage") of the consideration to be paid by Storage pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger and Reorganization, dated as of December 22, 1997 (the "Reorganization Agreement"), by and among Storage, Storage Acquisition Corp., a wholly owned subsidiary of Storage ("Sub"), and Artecon, Inc. ("Artecon"). As more fully described in the Reorganization Agreement, (i) Sub will be merged with and into Artecon (the "Merger"), (ii) each outstanding share of the common stock of Artecon (the "Artecon Common Stock") will be converted into that number of shares of the common stock, par value $0.005 per share, of Storage (the "Storage Common Stock") equal to a fraction, the numerator of which is that number of shares of Storage Common Stock equal to the product of (A)
1.5641 and (B) the sum of (x) the number of shares of Storage Common Stock outstanding immediately prior to the effective time of the Merger (the "Effective Time") plus (y) the maximum number of shares of Storage Common Stock issuable upon exercise of options to purchase Storage Common Stock outstanding as of the date of the Reorganization Agreement and that are also outstanding immediately prior to the Effective Time with exercise prices less than $3.94 (the average of the closing bid and ask prices per share of Storage Common Stock as traded on the Nasdaq Stock Market on December 18, 1997), and the denominator of which is (A) the number of shares of Artecon Common Stock outstanding immediately prior to the Effective Time plus (B) the number of shares of Artecon Common Stock underlying instruments convertible into or exchangeable for Artecon Common Stock outstanding immediately prior to the Effective Time, other than 2,494,159 shares of the preferred stock of Artecon (the "Artecon Preferred Stock") held by the Sauey Affiliates (as defined in the Reorganization Agreement) immediately prior to the closing of the Merger, and (iii) each outstanding share of Artecon Preferred Stock will be converted into one share of a new series of preferred stock of Storage (the "Storage Preferred Stock" and, together with the Storage Common Stock into which shares of Artecon Common Stock will be converted in the Merger, the "Merger Consideration").

     In arriving at our opinion, we reviewed the Reorganization Agreement and held discussions with certain senior officers, directors and other representatives and advisors of Storage and certain senior officers and other representatives and advisors of Artecon concerning the businesses, operations and prospects of Storage and Artecon. We examined certain publicly available business and financial information relating to Storage and certain available business and financial information relating to Artecon as well as certain financial forecasts and other information and data for Storage and Artecon which were provided to or otherwise discussed with us by the respective managements of Storage and Artecon, including information relating to certain strategic implications and operational benefits anticipated to result from the Merger. We reviewed the financial terms of the Merger as set forth in the Reorganization Agreement in relation to, among other things: current and historical market prices and trading volumes of Storage Common Stock; the historical and projected earnings and other operating data of Storage and Artecon; and the capitalization and financial condition of Storage and Artecon. We considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Storage and Artecon. We also evaluated the potential pro forma financial impact of the Merger on Storage. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

The Board of Directors
Storage Dimensions, Inc.
December 22, 1997
Page 2

     In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have been advised by the managements of Storage and Artecon that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of Storage and Artecon as to the future financial performance of Storage and Artecon and the strategic implications and operational benefits (including the amount, timing and achievability thereof) anticipated to result from the Merger. We have assumed, with your consent, that the Merger will be treated as a tax-free reorganization for federal income tax purposes. We also have assumed, with your consent, that the number of fully diluted shares of Storage Common Stock outstanding immediately prior to the Effective Time will not vary materially from the number of fully diluted shares of Storage Common Stock outstanding as of the date hereof. Our opinion, as set forth herein, relates to the relative values of Storage and Artecon. We are not expressing any opinion as to what the value of the Storage Common Stock or Storage Preferred Stock actually will be when issued pursuant to the Merger, what the value of the Storage Common Stock will be upon conversion of the Storage Preferred Stock or the prices at which the Storage Common Stock or Storage Preferred Stock will trade or otherwise be transferable subsequent to the Merger. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Storage or Artecon nor have we made any physical inspection of the properties or assets of Storage or Artecon. We were not requested to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for Storage or the effect of any other transaction in which Storage might engage. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

     Smith Barney Inc. (now associated with Salomon Brothers Inc and collectively with Salomon Brothers Inc doing business as Salomon Smith Barney) has been engaged to render financial advisory services to Storage in connection with the Merger and will receive a fee for such services, a significant portion of which is contingent upon consummation of the Merger. We also will receive a fee upon the delivery of this opinion. We have in the past provided investment banking services to Storage unrelated to the proposed Merger, for which services we have received compensation. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of Storage for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Travelers Group Inc. and its affiliates) may maintain relationships with Storage and Artecon.

     Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Storage in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on any matter relating to the proposed Merger. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Salomon Smith Barney be made, without our prior written consent.

     Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to Storage.
Very truly yours,

SALOMON SMITH BARNEY

                                                                         ANNEX D

                       CALIFORNIA GENERAL CORPORATION LAW

                         CHAPTER 13. DISSENTERS' RIGHTS

     1300. SHORT FORM MERGER; PURCHASE OF SHARES AT FAIR MARKET VALUE; "DISSENTING SHARES" AND DISSENTING SHAREHOLDER. -- (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of
Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

     (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

          (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of
     Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in 3 subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

          (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
     (B) or paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
     (A) rather than subparagraph (B) of this paragraph applies in any case were the approval required by Section 1201 is sought by written consent rather than at a meeting.

          (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

          (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

     (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

     1301. DISSENTER'S RIGHTS; DEMAND ON CORPORATION FOR PURCHASE OF
SHARES. -- (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivisions (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivisions
(b) of Section 1300, unless they lose their status as dissenting shares under
Section 1309.

     (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares describe in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

     (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or shortform merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

     1302. DISSENTING SHARES, STAMPING OR ENDORSING. -- Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

     1303. DISSENTING SHAREHOLDER ENTITLED TO AGREED PRICE WITH INTEREST; TIME OF PAYMENT. -- (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

     (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

     1304. DISSENTERS ACTIONS; JOINDER; CONSOLIDATION; APPOINTMENT OF APPRAISERS. -- (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market values of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

     (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

     (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

     1305. APPRAISERS DUTY AND REPORT; COURT JUDGMENT; PAYMENT; APPEAL; COSTS OF ACTION. -- (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

     (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market vale of the dissenting shares.

     (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

     (d) Any such judgment shall be payable forthwith with respect to undercertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

     (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Section 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

     1306. DISSENTING SHAREHOLDERS; EFFECT OF PREVENTION OF PAYMENT OF FAIRMARKET VALUE. -- To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

     1307. DISSENTING SHARES, DISPOSITION OF DIVIDENDS. -- Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

     1308. DISSENTING SHARES, RIGHTS AND PRIVILEGES. -- Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

     1309. DISSENTING SHARES, LOSS OF STATUS. -- Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

     (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

     (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

     (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivisions (i) of
Section 1110 was mailed to the shareholder.

     (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

     1310. SUSPENSION OF CERTAIN PROCEEDINGS WHILE LITIGATION IS PENDING. -- If litigation is instituted to test the sufficiency of regularity of the votes of the shareholder in authorizing a reorganization, any proceedings under Section 1304 and 1305 shall be suspended until final determination of such litigation.

     1311. CHAPTER INAPPLICABLE TO CERTAIN CLASSES OF SHARES. -- This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

     1312. VALIDITY OF REORGANIZATION OR SHORT FORM MERGER, ATTACK ON; SHAREHOLDERS' RIGHTS; BURDEN OF PROOF. -- (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right or law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision(b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

     (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days, prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

     (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                                                         ANNEX E

                            STORAGE DIMENSIONS, INC.

                            FORM OF VOTING AGREEMENT

     THIS VOTING AGREEMENT is entered into as of December 22, 1997 by and between STORAGE DIMENSIONS, INC., a Delaware corporation ("Parent"), and
               ("Shareholder").

                                    RECITALS

     A. ARTECON, INC., a California corporation ("Company"), STORAGE ACQUISITION CORP. a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Parent are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (as amended from time to time, the "Reorganization Agreement"; capitalized terms used but not otherwise defined in this Voting Agreement have the meanings assigned to such terms in the Reorganization Agreement), which provides (subject to the conditions set forth therein) for the merger of Merger Sub into the Company (the "Merger").

     B. As a condition to the willingness of Parent and Merger Sub to enter into the Reorganization Agreement, Parent and Merger Sub have required that Shareholder agree, and in order to induce Parent and Merger Sub to enter into the Reorganization Agreement Shareholder has agreed, to enter into this Voting Agreement.

                                   AGREEMENT

     The parties to this Voting Agreement, intending to be legally bound, agree as follows:

SECTION 1. No Transfer of Subject Shares

     1.1 Subject Shares. "Subject Shares" shall mean: (i) all securities of the Company (including shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by Shareholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Shareholder acquires Ownership during the period from the date of this Agreement through the Expiration Date (as defined below). For purposes of the foregoing sentence, Shareholder shall be deemed to "Own" or to have acquired "Ownership" of a security if Shareholder: (i) is the record owner of such security; or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

     1.2  No Disposition or Encumbrance of Subject Shares.

     (a) Shareholder hereby covenants and agrees that prior to the Expiration Date (as defined below), Shareholder will not, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of or transfer (or announce any offer, sale, offer of sale, contract of sale or grant of any option to purchase or other disposition or transfer of) any Subject Shares to any Person, (ii) create or permit to exist any Encumbrance with respect to any of the Subject Shares, (iii) reduce his beneficial ownership of, interest in or risk relating to any of the Subject Shares or (iv) commit or agree to do any of the foregoing.

     (b) As used in this Voting Agreement, the term "Expiration Date" shall mean the earlier of the date upon which the Reorganization Agreement is validly terminated or the date upon which the Merger becomes effective; provided, however, that the "Expiration Date" shall be the date 180 days following the date on which the Reorganization Agreement is validly terminated, if an Identified Termination occurs. For purposes of this Voting Agreement, an "Identified Termination" shall occur if:

          (1) the Reorganization Agreement is validly terminated by Parent or the Company pursuant to Section 9.1(d) or 9.1(e) of the Reorganization Agreement at any time after (A) an Acquisition Proposal has been made, submitted or announced (provided such Acquisition Proposal was not "publicly withdrawn" prior to the Parent Stockholders' Meeting or the Company Shareholders' Meeting, as applicable) or (B) the occurrence of a Parent Triggering Event or a Company Triggering Event (provided, if such Triggering Event is the result of an Acquisition Proposal, such Acquisition Proposal was not "publicly withdrawn" prior to the Parent Stockholders' Meeting or the Company Shareholders' Meeting, as applicable); or

          (2) the Reorganization Agreement is validly terminated by Parent pursuant to Section 9.1(f) of the Reorganization Agreement.

     1.3 No Transfer of Voting Rights. Shareholder covenants and agrees that, prior to the Expiration Date, Shareholder will not deposit any of the Subject Shares into a voting trust or grant another proxy (except as provided herein) or enter into a voting agreement with respect to any of the Subject Shares.

SECTION 2. Voting of Subject Shares

     2.1 Pre-termination Voting Agreement. Shareholder hereby agrees that, prior to the Expiration Date, at any meeting of the shareholders of the Company, however called, and in any written action by consent of shareholders of the Company, unless otherwise directed in writing by Parent, Shareholder shall vote the Subject Shares:

          (i) in favor of the Merger, the execution and delivery by the Company of the Reorganization Agreement and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Reorganization Agreement and any action required in furtherance hereof and thereof;

          (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Reorganization Agreement; and

          (iii) against the following actions (other than the Merger and the transactions contemplated by the Reorganization Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any subsidiary of the Company; (B) any sale, lease or transfer of a material amount of assets of the Company or any subsidiary of the Company (other than in the ordinary course of business); (C) any reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company; (D) any change in a majority of the board of directors of the Company; (E) any amendment to the Company's articles of incorporation; (F) any material change in the capitalization of the Company or the Company's corporate structure; or (G) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Reorganization Agreement or this Voting Agreement.

     Prior to the Expiration Date, Shareholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause "(i)", "(ii)" or "(iii)" of the preceding sentence.

     2.2 Post-termination Voting Agreement. If an Identified Termination occurs, then, prior to the Expiration Date, at any meeting of the shareholders of the Company, however called, and in any written action by consent of shareholders of the Company, unless otherwise directed in writing by Parent, Shareholder shall vote the Subject Shares (i) against any Acquisition Proposal and any related transaction or agreement and (ii) against any action which is intended, or could reasonably be expected, to facilitate the consummation of any Acquisition Transaction. Shareholder shall not enter into any agreement or understanding with any Person prior to the Expiration Date to vote or give instructions in any manner inconsistent with clause "(i)" or "(ii)" of the preceding sentence.

     2.3  Proxy; Further Assurances.

     (a) Contemporaneously with the execution of this Voting Agreement, Shareholder shall deliver to Parent a proxy in the form attached hereto as Exhibit A, which shall be irrevocable to the fullest extent permitted by law prior to the Expiration Date, with respect to the Subject Shares (the "Proxy").

     (b) Shareholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Parent the power to carry out and give effect to the provisions of this Voting Agreement.

SECTION 3. Waiver of Appraisal Rights.

     Shareholder hereby waives any rights of appraisal and any dissenters' rights that Shareholder may have in connection with the Merger.

SECTION 4. No Solicitation

     Shareholder covenants and agrees that, during the period commencing on the date of this Voting Agreement and ending on the Expiration Date, Shareholder shall not, directly or indirectly, and shall not authorize or permit any Representative of Shareholder, directly of indirectly, to: (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal; (ii) furnish any nonpublic information regarding Company to any Person in connection with or in response to an Acquisition Proposal or potential Acquisition Proposal; (iii) engage in discussions with any Person with respect to any Acquisition Proposal; (iv) approve, endorse or recommend any Acquisition Proposal; or (v) enter into any letter of intent or other similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction. The foregoing provision shall not prevent Shareholder from acting in accordance with Shareholder's fiduciary duties as a director or officer of Company, provided Shareholder complies with the provisions of Sections 4.3 and 4.4 of the Reorganization Agreement. Shareholder shall immediately cease any existing discussions with any Person that relate to any Acquisition Proposal.

SECTION 5. Representations and Warranties of Shareholder

     Shareholder hereby represents and warrants to Parent as follows:

     5.1 Due Authorization, Etc. Shareholder has all requisite power and capacity to execute and deliver this Voting Agreement and to perform his obligations hereunder. This Voting Agreement has been duly executed and delivered by Shareholder and constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     5.2  No Conflicts, Required Filings And Consents.

     (a) The execution and delivery of this Voting Agreement by Shareholder do not, and the performance of this Voting Agreement by Shareholder will not: (i) conflict with or violate any order, decree or judgment applicable to Shareholder or by which he or any of his properties is bound or affected; or (ii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on the Subject Shares pursuant to, any Contract to which Shareholder is a party or by which Shareholder or any of his properties is bound or affected.

     (b) The execution and delivery of this Voting Agreement by Shareholder do not, and the performance of this Voting Agreement by Shareholder will not, require any Consent of any Person.

     5.3 Title to Subject Shares. As of the date hereof, Shareholder Owns in the aggregate (including shares owned of record and shares owned beneficially) the number of issued and outstanding shares of Company Common Stock set forth below Shareholder's name on the signature page hereof, and the number of options, warrants and other rights to acquire shares of Company Common Stock set forth below Shareholder's name on the signature page hereof, and does not directly or indirectly Own, any shares of capital stock of the Company, or any option, warrant or other right to acquire any shares of capital stock of the Company, other than the shares and options, warrants and other rights set forth below Shareholder's name on the signature page hereof.

     5.4 Accuracy of Representations. The representations and warranties contained in this Voting Agreement are accurate in all respects as of the date of this Voting Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all material respects as of the date of the consummation of the Merger as if made on that date.

SECTION 6. Covenants of Shareholder

     6.1 Further Assurances. From time to time and without additional consideration, Shareholder will execute and deliver, or cause to be executed and delivered, such additional or further arrangements, proxies, consents and other instruments as Parent may reasonably request for the purpose of effectively carrying out and furthering the intent of this Voting Agreement.

     6.2 Legend. Immediately after the execution of this Voting Agreement, Shareholder shall instruct the Company to cause each certificate of Shareholder evidencing the Subject Shares to bear a legend in the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE VOTING AGREEMENT DATED AS OF DECEMBER 22, 1997, AS IT MAY BE AMENDED, EXECUTED BY THE REGISTERED HOLDER OF THIS CERTIFICATE, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

SECTION 7. Miscellaneous

     7.1 Non-survival of Representations, Warranties and Agreements. All representations, warranties and agreements made by Shareholder and Parent in this Voting Agreement shall promptly terminate upon the Expiration Date.

     7.2 Indemnification. Without in any way limiting any of the rights or remedies otherwise available to Parent, Shareholder shall hold harmless and indemnify Parent from and against any damages suffered or incurred by Parent and that arise from any breach of any representation, warranty, covenant or obligation of Shareholder contained herein.

     7.3 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid by the party incurring such costs and expenses.

     7.4 Notices. Any notice or other communication required or permitted to be delivered to either party under this Voting Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party hereto):

     if to Shareholder:

        at the address set forth below Shareholder's signature on the signature page hereto;

     if to Parent:

        Storage Dimensions, Inc.
          1656 McCarthy Blvd.
          Milpitas, CA 95035
          Attention: Chief Executive Officer
          Facsimile: (408) 911-1200
     with a copy to:

        Wilson Sonsini Goodrich & Rosati
          650 Page Mill Road
          Palo Alto, CA 94304-1050
          Attention: Kenneth M. Siegel, Esq.
          Facsimile: (650) 493-9300

     7.5 Severability. Any term or provision of this Voting Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Voting Agreement or affecting the validity or enforceability of any of the terms or provisions of this Voting Agreement in any other jurisdiction. If any provision of this Voting Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     7.6 Entire Agreement. This Voting Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Voting Agreement shall be binding upon either party hereto unless made in writing and signed by both parties hereto. The parties hereto waive trial by jury in any action at law or suit in equity based upon, or arising out of, this Voting Agreement or the subject matter hereof.

     7.7 Assignment, Binding Effect. Neither this Voting Agreement nor any portion hereof shall be assignable (whether by operation of law or otherwise and including, for this purpose, a change in control as an assignment). Subject to the preceding sentence, this Voting Agreement shall be binding upon and shall inure to the benefit of (i) Shareholder and his heirs, successors and assigns and (ii) Parent and its successors and assigns. Notwithstanding anything contained in this Voting Agreement to the contrary, nothing in this Voting Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Voting Agreement.

     7.8 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that Parent shall be entitled to an injunction or injunctions to prevent breaches of this Voting Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which Parent is entitled at law or in equity.

     7.9 Other Agreements. Nothing in this Voting Agreement shall limit any of the rights or remedies of Parent or any of the obligations of Shareholder under any Affiliate Agreement between Parent and Shareholder or any other agreement.

     7.10 Governing Law. This Voting Agreement shall be governed in all respects by the laws of the State of California, as applied to contracts entered into and to be performed entirely within the State of California.

     7.11 Counterparts. This Voting Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

     7.12  Construction.

     (a) Headings of the Sections of this Voting Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

     (b) For purposes of this Voting Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

     (c) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Voting Agreement.

     (d) As used in this Voting Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

     (e) Except as otherwise indicated, all references in this Voting Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Voting Agreement and Exhibits to this Voting Agreement.

           [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, Parent and Shareholder have caused this Voting Agreement to be executed as of the date first written above.

                                          STORAGE DIMENSIONS, INC.

                                          By:
                                          --------------------------------------

                                          SHAREHOLDER:

                                          --------------------------------------
                                              Name:

                                            Address:
                                            ------------------------------------

                                                 -------------------------------

                                                 -------------------------------

                                          Facsimile:
                                          --------------------------------------

                                                    Number of issued and
                                                    outstanding shares of
                                                    Company Common Stock owned
                                                    of record as of the date of
                                                    this Voting Agreement:

                                               ---------------------------------

                                                    Number of additional issued
                                                    and outstanding shares of
                                                    Company Common Stock owned
                                                    beneficially (but not of
                                                    record) as of the date of
                                                    this Voting Agreement:

                                               ---------------------------------

                                                    Number of issued and
                                                    outstanding shares of
                                                    Company Preferred Stock
                                                    owned of record as of the
                                                    date of this Voting
                                                    Agreement:

                                               ---------------------------------

                                                    Number of options, warrants
                                                    and other rights to acquire
                                                    shares of Company Common
                                                    Stock owned of record as of
                                                    the date of this Voting
                                                    Agreement:

                                               ---------------------------------

                                                    Number of additional
                                                    options, warrants and other
                                                    rights to acquire shares of
                                                    Company Common Stock owned
                                                    beneficially (but not of
                                                    record) as of the date of
                                                    this Voting Agreement:

                                               ---------------------------------

                      [Signature page to Voting Agreement]

                                   EXHIBIT A

                           FORM OF IRREVOCABLE PROXY

                               IRREVOCABLE PROXY

     The undersigned shareholder of Artecon, Inc., a California corporation ("Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes David A. Eeg, Gene E. Bowles, George Gebauer and Storage Dimensions, Inc., a Delaware corporation ("Parent"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to
(i) the shares of capital stock of Company owned by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy and (ii) any and all other shares of capital stock of Company which the undersigned may acquire after the date hereof. (The shares of the capital stock of Company referred to in clauses (i) and (ii) of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and no subsequent proxies will be given with respect to any of the Shares.

     This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between Parent and the undersigned (the "Voting Agreement"), and is granted in consideration of Parent entering into the Agreement and Plan of Merger and Reorganization, dated as of the date hereof, among Parent, Storage Acquisition Corp., a California corporation and wholly owned subsidiary of Parent, and Company (the "Reorganization Agreement"). Capitalized terms used but not otherwise defined in this proxy have the meanings ascribed to such terms in the Reorganization Agreement.

     The attorney and proxy named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the earlier to occur of the valid termination of the Reorganization Agreement or the Effective Time at any meeting of the shareholders of Company, however called, or in any written action by consent of shareholders of Company:

          (i) in favor of the Merger, the execution and delivery by the Company of the Reorganization Agreement and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Reorganization Agreement and any action required in furtherance hereof and thereof;

          (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Reorganization Agreement; and

          (iii) against the following actions (other than the Merger and the transactions contemplated by the Reorganization Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any subsidiary of the Company; (B) any sale, lease or transfer of a material amount of assets of the Company or any subsidiary of the Company (other than in the ordinary course of business); (C) any reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company; (D) any change in a majority of the board of directors of the Company; (E) any amendment to the Company's articles of incorporation; (F) any material change in the capitalization of the Company or the Company's corporate structure; or (G) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Reorganization Agreement or this Voting Agreement.

     The undersigned shareholder may vote the Shares on all other matters.

     This proxy shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).

     Any obligation of the undersigned hereunder shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).

                                      E-A-1

     This proxy shall terminate upon the Expiration Date.

Dated: December 22, 1997
                                          SHAREHOLDER

                                          --------------------------------------

                                          Number of Shares of Company Common
                                          Stock owned of record as of the date
                                          of this proxy:

                                      E-A-2

                                                                         ANNEX F

                                 ARTECON, INC.

                            FORM OF VOTING AGREEMENT

     THIS VOTING AGREEMENT is entered into as of December 22, 1997 by and between ARTECON, INC., a California corporation ("Company"), and ("Stockholder").

                                    RECITALS

     A. Company, STORAGE DIMENSIONS, INC., a Delaware corporation ("Parent"), and STORAGE ACQUISITION CORP., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (as amended from time to time, the "Reorganization Agreement"; capitalized terms used but not otherwise defined in this Voting Agreement have the meanings assigned to such terms in the Reorganization Agreement), which provides (subject to the conditions set forth therein) for the merger of Merger Sub into the Company (the "Merger").

     B. As a condition to the willingness of Company to enter into the Reorganization Agreement, Company has required that Stockholder agree, and in order to induce Company to enter into the Reorganization Agreement Stockholder has agreed, to enter into this Voting Agreement.

                                   AGREEMENT

     The parties to this Voting Agreement, intending to be legally bound, agree as follows:

SECTION 1. No Transfer of Subject Shares

     1.1 Subject Shares. "Subject Shares" shall mean: (i) all securities of the Parent (including shares of Parent Common Stock and all options, warrants and other rights to acquire shares of Parent Common Stock) Owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Parent (including all additional shares of Parent Common Stock and all additional options, warrants and other rights to acquire shares of Parent Common Stock) of which Stockholder acquires Ownership during the period from the date of this Agreement through the Expiration Date (as defined below). For purposes of the foregoing sentence, Stockholder shall be deemed to "Own" or to have acquired "Ownership" of a security if Stockholder: (i) is the record owner of such security; or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

     1.2  No Disposition or Encumbrance of Subject Shares.

     (a) Stockholder hereby covenants and agrees that, prior to the Expiration Date (as defined below), Stockholder will not, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of or transfer (or announce any offer, sale, offer of sale, contract of sale or grant of any option to purchase or other disposition or transfer of) any Subject Shares to any Person other than Company or Company's designee, (ii) create or permit to exist any Encumbrance with respect to any of the Subject Shares, (iii) reduce his beneficial ownership of, interest in or risk relating to any of the Subject Shares or (iv) commit or agree to do any of the foregoing.

     (b) As used in this Voting Agreement, the term "Expiration Date" shall mean the earlier of the date upon which the Reorganization Agreement is validly terminated or the date upon which the Merger becomes effective; provided, however, that the "Expiration Date" shall be the date 180 days following the date on which the Reorganization Agreement is validly terminated, if an Identified Termination occurs. For purposes of this Voting Agreement, an "Identified Termination" shall occur if:

          (i) the Reorganization Agreement is validly terminated by Parent or the Company pursuant to Section 9.1(d) or 9.1(e) of the Reorganization Agreement at any time after (A) an Acquisition Proposal has been made, submitted or announced (provided such Acquisition Proposal was not "publicly withdrawn" prior to the Parent Stockholders' Meeting or the Company Shareholders' Meeting, as applicable) or (B) the occurrence of a Parent Triggering Event or a Company Triggering Event (provided, if such Triggering Event is the result of an Acquisition Proposal, such Acquisition Proposal was not "publicly withdrawn" prior to the Parent Stockholders' Meeting or the Company Shareholders' Meeting, as applicable); or

          (ii) the Reorganization Agreement is validly terminated by Parent pursuant to Section 9.1(f) of the Reorganization Agreement.

     1.3 No Transfer of Voting Rights. Stockholder covenants and agrees that, prior to the Expiration Date, Stockholder will not deposit any of the Subject Shares into a voting trust or grant another proxy (except as provided herein) or enter into a voting agreement with respect to any of the Subject Shares.

SECTION 2. Voting of Subject Shares

     2.1 Pre-Termination Voting Agreement. Stockholder hereby agrees that, prior to the Expiration Date, at any meeting of the stockholders of the Parent, however called, and in any written action by consent of stockholders of the Parent, unless otherwise directed in writing by Company, Stockholder shall vote the Subject Shares:

          (a) in favor of the issuance of the Merger Shares, the Merger, the execution and delivery by the Parent of the Reorganization Agreement and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Reorganization Agreement and any action required in furtherance hereof and thereof;

          (b) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of Parent in the Reorganization Agreement; and

          (c) against the following actions (other than the Merger and the transactions contemplated by the Reorganization Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Parent or any subsidiary of the Parent; (B) any sale, lease or transfer of a material amount of assets of the Parent or any subsidiary of the Parent (other than in the ordinary course of business); (C) any reorganization, recapitalization, dissolution or liquidation of the Parent or any subsidiary of the Parent; (D) any change in a majority of the board of directors of the Parent; (E) any amendment to the Parent's articles of incorporation; (F) any material change in the capitalization of the Parent or the Parent's corporate structure; or (G) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Reorganization Agreement or this Voting Agreement.

Prior to the Expiration Date, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause "(i)", "(ii)" or "(iii)" of the preceding sentence.

     2.2 Post-Termination Voting Agreement. If an Identified Termination occurs, then, prior to the Expiration Date, at any meeting of the stockholders of the Parent, however called, and in any written action by consent of stockholders of the Parent, unless otherwise directed in writing by Parent, Stockholder shall vote the Subject Shares (i) against any Acquisition Proposal and any related transaction or agreement and (ii) against any action which is intended, or could reasonably be expected, to facilitate the consummation of any Acquisition Transaction. Stockholder shall not enter into any agreement or understanding with any Person prior to the Expiration Date to vote or give instructions in any manner inconsistent with clause "(i)" or "(ii)" of the preceding sentence.

     2.3  Proxy; Further Assurances.

     (a) Contemporaneously with the execution of this Voting Agreement, Stockholder shall deliver to Company a proxy in the form attached hereto as Exhibit A, which shall be irrevocable to the fullest extent permitted by law prior to the Expiration Date, with respect to the Subject Shares (the "Proxy").

     (b) Stockholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Company the power to carry out and give effect to the provisions of this Voting Agreement.

SECTION 3. Waiver of Appraisal Rights

     Stockholder hereby waives any rights of appraisal and any dissenters' rights that Stockholder may have in connection with the Merger.

SECTION 4. No Solicitation

     Stockholder covenants and agrees that, during the period commencing on the date of this Voting Agreement and ending on the Expiration Date, Stockholder shall not, directly or indirectly, and shall not authorize or permit any Representative of Stockholder, directly of indirectly, to: (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal; (ii) furnish any nonpublic information regarding Parent to any Person in connection with or in response to an Acquisition Proposal or potential Acquisition Proposal; (iii) engage in discussions with any Person with respect to any Acquisition Proposal; (iv) approve, endorse or recommend any Acquisition Proposal; or (v) enter into any letter of intent or other similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction. The foregoing provision shall not prevent Stockholder from acting in accordance with Stockholder's fiduciary duties as a director or officer of Parent, provided Stockholder complies with the provisions of Sections 5.3 and 5.4 of the Reorganization Agreement. Stockholder shall immediately cease any existing discussions with any Person that relate to any Acquisition Proposal.

SECTION 5. Representations and Warranties of Stockholder

     Stockholder hereby represents and warrants to Company as follows:

     5.1 Due Authorization, Etc. Stockholder has all requisite power and capacity to execute and deliver this Voting Agreement and to perform his obligations hereunder. This Voting Agreement has been duly executed and delivered by Stockholder and constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     5.2  No Conflicts, Required Filings and Consents.

     (a) The execution and delivery of this Voting Agreement by Stockholder do not, and the performance of this Voting Agreement by Stockholder will not: (i) conflict with or violate any order, decree or judgment applicable to Stockholder or by which he or any of his properties is bound or affected; or (ii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on the Subject Shares pursuant to, any Contract to which Stockholder is a party or by which Stockholder or any of his properties is bound or affected.

     (b) The execution and delivery of this Voting Agreement by Stockholder do not, and the performance of this Voting Agreement by Stockholder will not, require any Consent of any Person.

     5.3 Title to Subject Shares. As of the date hereof, Stockholder Owns in the aggregate (including shares owned of record and shares owned beneficially) the number of issued and outstanding shares of Parent Common Stock set forth below Stockholder's name on the signature page hereof, and the number of options, warrants and other rights to acquire shares of Parent Common Stock set forth below Stockholder's name on the signature page hereof, and does not directly or indirectly Own, any shares of capital stock of the Parent, or any option, warrant or other right to acquire any shares of capital stock of the Parent, other than the shares and options, warrants and other rights set forth below Stockholder's name on the signature page hereof.

     5.4 Accuracy of Representations. The representations and warranties contained in this Voting Agreement are accurate in all respects as of the date of this Voting Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all material respects as of the date of the consummation of the Merger as if made on that date.

SECTION 6. Covenants of Stockholder

     6.1 Further Assurances. From time to time and without additional consideration, Stockholder will execute and deliver, or cause to be executed and delivered, such additional or further arrangements, proxies, consents and other instruments as Company may reasonably request for the purpose of effectively carrying out and furthering the intent of this Voting Agreement.

     6.2 Legend. Immediately after the execution of this Voting Agreement, Stockholder shall instruct Parent to cause each certificate of Stockholder evidencing the Subject Shares to bear a legend in the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE VOTING AGREEMENT DATED AS OF DECEMBER 22, 1997, AS IT MAY BE AMENDED, EXECUTED BY THE REGISTERED HOLDER OF THIS CERTIFICATE, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

SECTION 7. Miscellaneous

     7.1 Non-survival of Representations, Warranties and Agreements. All representations, warranties and agreements made by Stockholder and Company in this Voting Agreement shall promptly terminate upon the Expiration Date.

     7.2 Indemnification. Without in any way limiting any of the rights or remedies otherwise available to Company, Stockholder shall hold harmless and indemnify Company from and against any damages suffered or incurred by Company and that arise from any breach of any representation, warranty, covenant or obligation of Stockholder contained herein.

     7.3 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid by the party incurring such costs and expenses.

     7.4 Notices. Any notice or other communication required or permitted to be delivered to either party under this Voting Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party hereto):

     if to Stockholder:

        at the address set forth below Stockholder's signature on the signature page hereto;

     if to Company:

        Artecon, Inc.
          6305 El Camino Real
          Carlsbad, CA 92009-1606
          Attention: Chief Executive Officer
          Facsimile: (760) 931-5527
        with a copy to:

        Cooley Godward LLP
          4365 Executive Drive
          Suite 1100
          San Diego, CA 92121-2128
          Attention: Thomas A. Coll, Esq.
          Facsimile: (619) 453-3555

     7.5 Severability. Any term or provision of this Voting Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Voting Agreement or affecting the validity or enforceability of any of the terms or provisions of this Voting Agreement in any other jurisdiction. If any provision of this Voting Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     7.6 Entire Agreement. This Voting Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Voting Agreement shall be binding upon either party hereto unless made in writing and signed by both parties hereto. The parties hereto waive trial by jury in any action at law or suit in equity based upon, or arising out of, this Voting Agreement or the subject matter hereof.

     7.7 Assignment, Binding Effect. Neither this Voting Agreement nor any portion hereof shall be assignable (whether by operation of law or otherwise and including, for this purpose, a change in control as an assignment). Subject to the preceding sentence, this Voting Agreement shall be binding upon and shall inure to the benefit of (i) Stockholder and his heirs, successors and assigns and (ii) Company and its successors and assigns. Notwithstanding anything contained in this Voting Agreement to the contrary, nothing in this Voting Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Voting Agreement.

     7.8 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that Company shall be entitled to an injunction or injunctions to prevent breaches of this Voting Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which Company is entitled at law or in equity.

     7.9 Other Agreements. Nothing in this Voting Agreement shall limit any of the rights or remedies of Company or any of the obligations of Stockholder under any Affiliate Agreement between Company and Stockholder.

     7.10 Governing Law. This Voting Agreement shall be governed in all respects by the laws of the State of California, as applied to contracts entered into and to be performed entirely within the State of Delaware.

     7.11 Counterparts. This Voting Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

     7.12  Construction.

     (a) Headings of the Sections of this Voting Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

     (b) For purposes of this Voting Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

     (c) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Voting Agreement.

     (d) As used in this Voting Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

     (e) Except as otherwise indicated, all references in this Voting Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Voting Agreement and Exhibits to this Voting Agreement.

     IN WITNESS WHEREOF, Company and Stockholder have caused this Voting Agreement to be executed as of the date first written above.

                                          ARTECON, INC.

                                          By:
                                          --------------------------------------

                                          STOCKHOLDER:

                                          --------------------------------------
                                          Name:

                                          Address:
                                          --------------------------------------

                                               ---------------------------------

                                               ---------------------------------

                                          Facsimile:
                                          --------------------------------------

                                          Number of issued and outstanding
                                          shares of Company Common Stock owned
                                          of record as of the date of this
                                          Voting Agreement:

                                          --------------------------------------
                                          Number of additional issued and
                                          outstanding shares of Company Common
                                          Stock owned beneficially (but not of
                                          record) as of the date of this Voting
                                          Agreement:

                                          --------------------------------------
                                          Number of options, warrants and other
                                          rights to acquire shares of Company
                                          Common Stock owned of record as of the
                                          date of this Voting Agreement:

                                          --------------------------------------
                                          Number of additional options, warrants
                                          and other rights to acquire shares of
                                          Company Common Stock owned
                                          beneficially (but not of record) as of
                                          the date of this Voting Agreement:

                                          --------------------------------------

                      [Signature page to Voting Agreement]

                                   EXHIBIT A

                           FORM OF IRREVOCABLE PROXY

                               IRREVOCABLE PROXY

     The undersigned stockholder of Storage Dimensions, Inc., a Delaware corporation ("Parent"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes James L. Lambert, Tesfaye Hailemichael and Artecon, Inc, Inc., a California corporation ("Company"), and each of them, the attorneys and proxies of the undersigned with respect to (i) the shares of capital stock of Parent owned by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy and (ii) any and all other shares of capital stock of Parent which the undersigned may acquire after the date hereof. (The shares of the capital stock of Parent referred to in clauses (i) and (ii) of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and no subsequent proxies will be given with respect to any of the Shares.

     This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between Company and the undersigned (the "Voting Agreement"), and is granted in consideration of Company entering into the Agreement and Plan of Merger and Reorganization, dated as of the date hereof, among Parent, Storage Acquisition Corp., a California corporation and wholly owned subsidiary of Parent, and the Company (the "Reorganization Agreement"). Capitalized terms used but not otherwise defined in this proxy have the meanings ascribed to such terms in the Reorganization Agreement.

     The attorney and proxy named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the earlier to occur of the valid termination of the Reorganization Agreement or the Effective Time at any meeting of the stockholders of Parent, however called, or in any written action by consent of stockholders of Parent:

          1. in favor of the issuance of the Merger Shares, the Merger, the execution and delivery by the Parent of the Reorganization Agreement and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Reorganization Agreement and any action required in furtherance hereof and thereof;

          2. against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of Parent in the Reorganization Agreement; and

          3. against the following actions (other than the Merger and the transactions contemplated by the Reorganization Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Parent or any subsidiary of the Parent; (B) any sale, lease or transfer of a material amount of assets of the Parent or any subsidiary of the Parent (other than in the ordinary course of business); (C) any reorganization, recapitalization, dissolution or liquidation of the Parent or any subsidiary of the Parent; (D) any change in a majority of the board of directors of the Parent; (E) any amendment to the Parent's articles of incorporation; (F) any material change in the capitalization of the Parent or the Parent's corporate structure; or (G) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Reorganization Agreement or this Voting Agreement.

     The undersigned stockholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).

             [The Remainder of This Page Left Intentionally Blank]

                                      F-A-1

     This proxy shall terminate upon the Expiration Date.

Dated: December 22, 1997
                                          STOCKHOLDER

                                          --------------------------------------
                                          Name:

                                          Number of Shares of Company Common
                                          Stock owned of record as of the date
                                          of this proxy:

                                      F-A-2

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws, as amended, of the Registrant provide that: (i) the Registrant is required to indemnify its directors and officers and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, to the fullest extent permitted by Delaware law, including in those circumstances in which indemnification would otherwise be discretionary; (ii) the Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law; (iii) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom the Registrant brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of law or deriving an improper personal benefit); (iv) the rights conferred in the Bylaws, as amended, are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees; and
(v) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers and employees.

     The Registrant has entered into indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and officers by Section 145 of the Delaware General Corporation Law and the Bylaws, as amended, as well as certain additional procedural protections.

     The indemnification provisions in the Bylaws, as amended, and the indemnification agreements entered into between the Registrant and its directors and officers may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) EXHIBITS

    EXHIBIT
      NO.                             DESCRIPTION
    -------                           -----------
     2.1      Agreement and Plan of Merger and Reorganization dated as of
              December 22, 1997, among the Registrant, Artecon, Inc. and
              Storage Acquisition Corp. Reference is made to Annex A to
              the Joint Proxy Statement/Prospectus which is included in
              this Registration Statement.(1)(3)
     3.1      Second Amended and Restated Certificate of Incorporation of
              Registrant.(2)
     3.2      Form of Certificate of Amendment of Registrant's Amended and
              Restated Certificate of Incorporation. Reference is made to
              Annex B to the Joint Proxy Statement/Prospectus which is
              included in this Registration Statement.
     3.3      Bylaws of Registrant.(2)
     4.1      Form of Registrant's Common Stock Certificate.(2)
     4.2      Form of Registrant's Series A Preferred Stock Certificate.
     5.1      Opinion of Wilson Sonsini Goodrich & Rosati, Professional
              Corporation, regarding legality of the securities being
              issued.
     8.1      Tax Opinion of Wilson Sonsini Goodrich & Rosati,
              Professional Corporation.
     8.2      Tax Opinion of Cooley Godward LLP.
    10.1      Form of Voting Agreement, dated as of December 22, 1997,
              between Registrant and certain shareholders of Artecon, Inc.
              Reference is made to Annex E to the Joint Proxy
              Statement/Prospectus which is included in this Registration
              Statement.(3)

    EXHIBIT
      NO.                             DESCRIPTION
    -------                           -----------
    10.2      Form of Voting Agreement, dated December 22, 1997, between
              Artecon, Inc. and certain stockholders of the Registrant as named therein. Reference is made to Annex F to the Joint
              Proxy Statement/Prospectus which is included in this
              Registration Statement.(3)
    10.3      Form of Indemnification Agreement entered into between the
              Registrant and its directors and officers.(2)
    10.4      Registrant's 1996 Stock Option Plan, as amended.
    10.5      Registrant's 1996 Employee Stock Purchase Plan, as amended.
    10.6      Stockholders Agreement, dated December 26, 1992, among the
              Registrant, Gene E. Bowles, Jr., David A. Eeg, CP
              Acquisition, L.P. No. 4A, CP Acquisition, L.P. No. 4B,
              Capital Partners, Inc., FGS, Inc., Maxtor Corporation and
              certain other management investors.(2)
    10.7      Loan and Security Agreement, dated May 16, 1996, between the
              Registrant and Congress Financial Corporation (Western).(2)
    10.8      Lease, dated October 8, 1993, between the Registrant and
              Callahan-Pentz Properties, McCarthy Four.(2)
    10.9      First Amendment to Lease, dated June 28, 1995, between the
              Registrant and Callahan-Pentz Properties, McCarthy Four.(2)
    10.10     Form of employment agreement between the Registrant and
              certain employees.(2)
    10.11     Standstill Agreement, dated December 22, 1997, between the
              Registrant, Artecon, Inc., CP Acquisition, L.P. No. 4A, CP
              Acquisition, L.P. No. 4B, Capital Partners, Inc., and FGS,
              Inc.
    10.12     Form of Amendment No. 1 to the Employment Agreement between the Registrant and David Eeg.
    10.13     Form of Amendment No. 1 to the Employment Agreement between the Registrant and Robert Bylin.
    16.1      Letter of Ernst & Young dated March 9, 1998 regarding the
              disclosure contained on page 96 of this Registration
              Statement on Form S-4.
    21.1      Subsidiaries of Registrant.
    23.1      Consent of Wilson Sonsini Goodrich & Rosati, Professional
              Corporation. Reference is made to Exhibits 5.1 and 8.1.
    23.2      Consent of Cooley Godward LLP. Reference is made to Exhibit
              8.2.
    23.3      Consent of Price Waterhouse LLP, Independent Auditors.
    23.4      Consent of Deloitte & Touche LLP.
    23.5      Consent of Ernst & Young LLP.
    23.6      Consent of Arthur Andersen LLP.
    23.7      Consent of William J. Filip LLP.
    24.1      Power of Attorney. Reference is made to page II-4.
    27.1      Financial Data Schedule -- Storage Dimensions, Inc.
    99.1      Form of proxy card for the Registrant's Special Meeting of
              Stockholders.
    99.2      Form of proxy card for Artecon's Special Meeting of
              Shareholders.
    99.3      Consent of Salomon Smith Barney.

---------------

(1) Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Registrant undertakes to furnish such schedules to the Commission supplementally upon request.

(2) Filed as an exhibit to Registrant's Registration Statement on Form S-1 (No. 333-20045), as amended, and incorporated herein by reference.

(3) Filed as an exhibit to the Schedule 13D filed by Artecon, Inc. on December 29, 1997, and incorporated herein by reference.

     (b) FINANCIAL STATEMENT SCHEDULES

     [No schedules are included because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.]

     (c) ITEM 4(B) REPORTS

     Reference is made to Annex C to the Joint Proxy Statement/Prospectus which is included in this Registration Statement.

ITEM 22. UNDERTAKINGS

     (1) The Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Joint Proxy Statement/Prospectus pursuant to Items 4.10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (2) The Registrant hereby undertakes: (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)(sec.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement; (b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (3) Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware Corporation Law, the Registrant's Amended and Restated Certificate of Incorporation, the Registrant's Bylaws, as amended, the Registrant's indemnification agreements or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (4)(A) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (B) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (A) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 9th day of March 1998.

                                          STORAGE DIMENSIONS, INC.

                                          By:       /s/ DAVID A. EEG

                                            ------------------------------------
                                                        David A. Eeg
                                               President and Chief Executive
                                                           Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David A. Eeg and Robert E. Bylin, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

                   SIGNATURE                                     TITLE                       DATE
                   ---------                                     -----                       ----

                /s/ DAVID A. EEG                  President and Chief Executive         March 9, 1998
------------------------------------------------  Officer
                  David A. Eeg                    (Principal Executive Officer)

              /s/ ROBERT E. BYLIN                 Senior Vice President, Finance, and   March 9, 1998
------------------------------------------------  Chief Financial Officer (Principal
                Robert E. Bylin                   Financial and Accounting Officer)

            /s/ BRIAN D. FITZGERALD               Director                              March 9, 1998
------------------------------------------------
              Brian D. Fitzgerald

             /s/ A. GEORGE GEBAUER                Director                              March 9, 1998
------------------------------------------------
               A. George Gebauer

               /s/ CHONG SUP PARK                 Director                              March 9, 1998
------------------------------------------------
                 Chong Sup Park

                               INDEX TO EXHIBITS

                                                                         SEQUENTIALLY
EXHIBIT                                                                    NUMBERED
NUMBER                               EXHIBITS                              PAGE NO.
-------                              --------                            ------------
    2.1    Agreement and Plan of Merger and Reorganization dated as of
           December 22, 1997, among the Registrant, Artecon, Inc. and
           Storage Acquisition Corp. Reference is made to Annex A to
           the Joint Proxy Statement/Prospectus which is included in
           this Registration Statement.(1)(3)..........................
    3.1    Second Amended and Restated Certificate of Incorporation of
           Registrant.(2)..............................................
    3.2    Form of Certificate of Amendment of Registrant's Amended and
           Restated Certificate of Incorporation. Reference is made to
           Annex B to the Joint Proxy Statement/Prospectus which is
           included in this Registration Statement.....................
    3.3    Bylaws of Registrant.(2)....................................
    4.1    Form of Registrant's Common Stock Certificate.(2)...........
    4.2    Form of Registrant's Series A Preferred Stock
           Certificate.................................................
    5.1    Opinion of Wilson Sonsini Goodrich & Rosati, Professional
           Corporation, regarding legality of the securities being
           issued......................................................
    8.1    Tax Opinion of Wilson Sonsini Goodrich & Rosati,
           Professional Corporation....................................
    8.2    Tax Opinion of Cooley Godward LLP...........................
   10.1    Form of Voting Agreement, dated as of December 22, 1997,
           between Registrant and certain shareholders of Artecon, Inc.
           Reference is made to Annex E to the Joint Proxy
           Statement/Prospectus which is included in this Registration
           Statement.(3)...............................................
   10.2    Form of Voting Agreement, dated December 22, 1997, between
           Artecon, Inc. and certain stockholders of the Registrant as named therein. Reference is made to Annex F to the Joint
           Proxy Statement/Prospectus which is included in this
           Registration Statement.(3)..................................
   10.3    Form of Indemnification Agreement entered into between the
           Registrant and its directors and officers.(2)...............
   10.4    Registrant's 1996 Stock Option Plan, as amended.............
   10.5    Registrant's 1996 Employee Stock Purchase Plan, as
           amended.....................................................
   10.6    Stockholders Agreement, dated December 26, 1992, among the
           Registrant, Gene E. Bowles, Jr., David A. Eeg, CP
           Acquisition, L.P. No. 4A, CP Acquisition, L.P. No. 4B,
           Capital Partners, Inc., FGS, Inc., Maxtor Corporation and
           certain other management investors.(2)......................
   10.7    Loan and Security Agreement, dated May 16, 1996, between the
           Registrant and Congress Financial Corporation
           (Western).(2)...............................................
   10.8    Lease, dated October 8, 1993, between the Registrant and
           Callahan-Pentz Properties, McCarthy Four.(2)................
   10.9    First Amendment to Lease, dated June 28, 1995, between the
           Registrant and Callahan-Pentz Properties, McCarthy
           Four.(2)....................................................
  10.10    Form of employment agreement between the Registrant and
           certain employees(2)........................................
  10.11    Standstill Agreement, dated December 22, 1997, between the
           Registrant, Artecon, Inc., CP Acquisition, L.P. No. 4A, CP
           Acquisition, L.P. No. 4B, Capital Partners, Inc. and FGS,
           Inc.........................................................
  10.12    Form of Amendment No. 1 to the Employment Agreement between the Registrant and David Eeg................................

                                                                         SEQUENTIALLY
EXHIBIT                                                                    NUMBERED
NUMBER                               EXHIBITS                              PAGE NO.
-------                              --------                            ------------
  10.13    Form of Amendment No. 1 to the Employment Agreement between the Registrant and Robert Bylin.............................
   16.1    Letter of Ernst & Young dated March 9, 1998 regarding the
           disclosure contained on page 96 of this Registration
           Statement on Form S-4.......................................
   21.1    Subsidiaries of Registrant..................................
   23.1    Consent of Wilson Sonsini Goodrich & Rosati, Professional
           Corporation. Reference is made to Exhibits 5.1 and 8.1......
   23.2    Consent of Cooley Godward LLP. Reference is made to Exhibit
           8.2.........................................................
   23.3    Consent of Price Waterhouse LLP, Independent Auditors.......
   23.4    Consent of Deloitte & Touche LLP............................
   23.5    Consent of Ernst & Young LLP................................
   23.6    Consent of Arthur Andersen LLP..............................
   24.1    Power of Attorney. Reference is made to page II-4...........
   27.1    Financial Data Schedule -- Storage Dimensions, Inc..........
   99.1    Form of proxy card for the Registrant's Special Meeting of
           Stockholders................................................
   99.2    Form of proxy card for Artecon's Special Meeting of
           Shareholders................................................
   99.3    Consent of Salomon Smith Barney.............................

---------------

(1) Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Registrant undertakes to furnish such schedules to the Commission supplementally upon request.

(2) Filed as an exhibit to Registrant's Registration Statement on Form S-1 (No. 333-20045), as amended, and incorporated herein by reference.

(3) Filed as an exhibit to the Schedule 13D filed by Artecon, Inc. on December 29, 1997, and incorporated herein by reference.